EXECUTION VERSION

$63,000,000

CREDIT AGREEMENT

Dated as of June 23, 2011

among

PGT INDUSTRIES, INC., AS BORROWER

PGT, INC., AS ONE OF THE GUARANTORS,

THE LENDERS

and

GENERAL ELECTRIC CAPITAL CORPORATION,

AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

♦ ♦ ♦

GE CAPITAL MARKETS, INC.
AND SUNTRUST ROBINSON HUMPHREY, INC.
AS JOINT LEAD ARRANGERS AND BOOKRUNNERS

SUNTRUST BANK
AS SYNDICATION AGENT

CREDIT AGREEMENT
PGT INDUSTRIES, INC.
101078182.15 32207-00145 16541

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

Section 1.1	Defined Terms

Section 1.2	UCC Terms

Section 1.3	Accounting Terms and Principles

Section 1.4	Payments

Section 1.5	Interpretation

ARTICLE 2 THE FACILITIES

Section 2.1	The Commitments

Section 2.2	Borrowing Procedures

Section 2.3	Swing Loans

Section 2.4	Letters of Credit

Section 2.5	Reduction and Termination of the Commitments

Section 2.6	Repayment of Loans

Section 2.7	Optional Prepayments

Section 2.8	Mandatory Prepayments

Section 2.9	Interest

Section 2.10	Conversion and Continuation Options

Section 2.11	Fees

Section 2.12	Application of Payments

Section 2.13	Payments and Computations

Section 2.14	Evidence of Debt

Section 2.15	Suspension of Eurodollar Rate Option

Section 2.16	Breakage Costs; Increased Costs; Capital Requirements

Section 2.17	Taxes

Section 2.18	Substitution of Lenders

Section 2.19	Incremental Term Loans; Additional Revolving Credit Commitments

Section 2.20	Extension of Loans

ARTICLE 3 CONDITIONS TO LOANS AND LETTERS OF CREDIT

Section 3.1	Conditions Precedent to Initial Loans and Letters of Credit

Section 3.2	Conditions Precedent to Each Loan and Letter of Credit

Section 3.3	Determinations of Initial Borrowing Conditions

ARTICLE 4 REPRESENTATIONS AND WARRANTIES

Section 4.1	Corporate Existence; Compliance with Law

Section 4.2	Loan and Related Documents

Section 4.3	Ownership of Group Members

Section 4.4	Financial Statements

Section 4.5	Material Adverse Effect

Section 4.6	Solvency

Section 4.7	Litigation

Section 4.8	Taxes

Section 4.9	Margin Regulations

Section 4.10	[Reserved]

Section 4.11	Investment Company Act; Public Utility Holding Company Act

Section 4.12	Labor Matters

Section 4.13	ERISA

Section 4.14	Environmental Matters

Section 4.15	Intellectual Property

Section 4.16	Title; Real Property

Section 4.17	Full Disclosure

Section 4.18	Patriot Act; Anti-Money Laundering Laws

Section 4.19	Insurance

Section 4.20	Use of Proceeds

Section 4.21	Status as Senior Debt; Perfection of Security Interests

Section 4.22	Broker’s and Investment Banker’s Fees

ARTICLE 5 FINANCIAL COVENANTS

Section 5.1	Maximum Total Leverage Ratio

Section 5.2	Minimum Consolidated Interest Coverage Ratio

Section 5.3	[Reserved.]

Section 5.4	Capital Expenditures

ARTICLE 6 REPORTING COVENANTS

Section 6.1	Financial Statements

Section 6.2	Other Events

Section 6.3	Copies of Notices and Reports

Section 6.4	Taxes

Section 6.5	Labor Matters

Section 6.6	ERISA Matters

Section 6.7	Environmental Matters

Section 6.8	Acquisition of Margin Stock

Section 6.9	Other Information

ARTICLE 7 AFFIRMATIVE COVENANTS

Section 7.1	Maintenance of Corporate Existence

Section 7.2	Compliance with Laws, Etc

Section 7.3	Payment and Performance of Obligations

Section 7.4	Maintenance of Property

Section 7.5	Maintenance of Insurance

Section 7.6	Keeping of Books

Section 7.7	Access to Books and Property

Section 7.8	Environmental

Section 7.9	Use of Proceeds	]

Section 7.10	Additional Collateral and Guaranties

Section 7.11	Deposit Accounts; Securities Accounts and Cash Collateral Accounts

Section 7.12	Interest Rate Contracts

Section 7.13	Post Closing Matters.

Section 7.14	Cash Management.

Section 7.15	Landlord's Access Agreements/Bailee Letters.

Section 7.16	Anti-Money Laundering Laws

Section 7.17	OFAC

Section 7.18	Information Regarding Collateral.

ARTICLE 8 NEGATIVE COVENANTS

Section 8.1	Indebtedness

Section 8.2	Liens

Section 8.3	Investments

Section 8.4	Asset Sales

Section 8.5	Restricted Payments

Section 8.6	Prepayment of Indebtedness

Section 8.7	Fundamental Changes

Section 8.8	Change in Nature of Business; Status of Holdings

Section 8.9	Transactions with Affiliates

Section 8.10	Third-Party Restrictions on Liens

Section 8.11	Modification of Certain Junior Indebtedness Documents

Section 8.12	Accounting Changes; Fiscal Year

Section 8.13	Margin Regulations

Section 8.14	Compliance with ERISA

Section 8.15	Hazardous Materials

Section 8.16	[Reserved]

Section 8.17	Unrestricted Subsidiaries

ARTICLE 9 EVENTS OF DEFAULT

Section 9.1	Definition

Section 9.2	Remedies

Section 9.3	Actions in Respect of Letters of Credit

Section 9.4	Borrower’s Right to Cure

ARTICLE 10 THE ADMINISTRATIVE AGENT

Section 10.1	Appointment and Duties

Section 10.2	Binding Effect

Section 10.3	Use of Discretion

Section 10.4	Delegation of Rights and Duties

Section 10.5	Reliance and Liability

Section 10.6	Administrative Agent Individually

Section 10.7	Lender Credit Decision

Section 10.8	Expenses; Indemnities

Section 10.9	Resignation of Administrative Agent or L/C Issuer

Section 10.10Release of Collateral or Guarantors

Section 10.11Additional Secured Parties

ARTICLE 11 MISCELLANEOUS

Section 11.1	Amendments, Waivers, Etc.

Section 11.2	Assignments and Participations; Binding Effect

Section 11.3	Costs and Expenses

Section 11.4	Indemnities

Section 11.5	Survival

Section 11.6	Limitation of Liability for Certain Damages

Section 11.7	Lender-Creditor Relationship

Section 11.8	Right of Setoff

Section 11.9	Sharing of Payments, Etc.

Section 11.10Marshaling; Payments Set Aside

Section 11.11Notices

Section 11.12Electronic Transmissions

Section 11.13Governing Law

Section 11.14Jurisdiction

Section 11.15Waiver of Jury Trial

Section 11.16Severability.

Section 11.17Execution in Counterparts

Section 11.18Entire Agreement

Section 11.19Use of Name

Section 11.20Non-Public Information; Confidentiality

Section 11.21Actions in Concert

Section 11.22Patriot Act Notice

           CREDIT AGREEMENT
PGT INDUSTRIES, INC.
101078182.15 32207-00145 16541

SCHEDULES
I           Commitments
II           Notices
III           Material Real Property
4.2           Loan and Related Documents
4.3           Ownership of Group Members
4.12           Labor Matters
4.13           ERISA
4.14           Environmental Matters
4.15           Intellectual Property
4.16           Title; Real Property
4.19           Insurance
8.1           Indebtedness
8.2           Liens
8.3           Investments
8.9           Transactions with Affiliates

EXHIBITS
A           Form of Assignment
B           Form of Promissory Note
C           Form of Notice of Borrowing
D           Form of Swingline Request
E           Form of L/C Request
F           Form of Notice of Conversion or Continuation
G           Form of Compliance Certificate
H           Form of Guarantee and Security Agreement
I           Form of Borrower’s Certificate
J           Form of Mortgage

           CREDIT AGREEMENT
PGT INDUSTRIES, INC.

101078182.15 32207-00145 16541

THIS CREDIT AGREEMENT, DATED AS OF JUNE 23, 2011, IS ENTERED INTO AMONG PGT INDUSTRIES, INC., A FLORIDA CORPORATION (THE “BORROWER”), PGT, INC., A DELAWARE CORPORATION (“HOLDINGS”), THE LENDERS (AS DEFINED BELOW), AND GENERAL ELECTRIC CAPITAL CORPORATION (“GE CAPITAL”), AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT FOR THE LENDERS AND THE L/C ISSUERS, AS DEFINED BELOW (IN SUCH CAPACITY, AND TOGETHER WITH ITS SUCCESSORS AND PERMITTED ASSIGNS, THE “ADMINISTRATIVE AGENT”).

The parties hereto agree as follows:

ARTICLE 1

DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

Section 1.1                       Defined Terms

.  As used in this Agreement, the following terms have the following meanings:

“AAB Debt Restricted Payment” means any repayment, prepayment, redemption, retirement, termination, defeasance, cancellation, purchase, or other acquisition for value, whether direct or indirect, of any Indebtedness of any Group Member, and any payment or other transfer setting aside funds for any such repayment, prepayment, redemption, retirement, termination, defeasance, cancellation, purchase or other acquisition, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise.

“Additional Revolving Credit Commitment” means additional Revolving Credit Commitments, established pursuant to Section 2.19, to make incremental amounts of Revolving Loans pursuant to Section 2.1.

“Additional Revolving Credit Commitment Amount” means, at any time, the excess, if any, of (a) $25,000,000 over the sum of (b)(i) the aggregate amount of all Incremental Term Loan Commitments established prior to such time pursuant to Section 2.19, plus (ii) the aggregate amount of all Additional Revolving Credit Commitments established prior to such time pursuant to Section 2.19, plus (iii) the aggregate principal amount of Other Term Loan Facilities entered into, incurred or issued prior to such time pursuant to Section 8.1(h).

“Additional Revolving Credit Commitment Assumption Agreement” means an Additional Revolving Credit Commitment Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrower, the Administrative Agent and one or more Lenders providing Additional Revolving Credit Commitments pursuant to Section 2.19.

“Adjusted Yield Differential” has the meaning specified in Section 2.19(b).

“Administrative Agent” has the meaning set forth in the recital hereto.

“Affected Lender” has the meaning specified in Section 2.18.

“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of the Borrower.  For purpose of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the Voting Stock of such Person or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Affiliated Debt Fund” has the meaning specified in Section 11.2(g).

“Affiliated Lender” means each of the Sponsor and its Affiliates other than Holdings and its Subsidiaries.

“Aggregate Excess Funding Amount” has the meaning specified in Section 2.2(c)(iv).

“Agreement” means this Credit Agreement.

“Annual Disposition Cap” has the meaning specified in Section 8.4(e).

“Anti-Money Laundering Laws” has the meaning specified in Section 4.18(b).

“Anti-Terrorism Laws” has the meaning specified in Section 4.18.

“Anti-Terrorism Order” has the meaning specified in Section 4.18.

“Applicable Margin” means, with respect to Revolving Loans, Swing Loans and Term Loans, a percentage equal to (a) during the period commencing on the Closing Date and ending on the Date of Determination that follows the second full fiscal quarter after the Closing Date, (i) with respect to Term Loans, 3.50% per annum in the case of Base Rate Term Loans and 4.50% per annum in the case of Eurodollar Rate Term Loans and (ii) with respect to Revolving Loans, 3.50% per annum in the case of Base Rate Revolving Loans (and all Swing Loans (it being understood that for the purposes of clause (a) and (b) hereof Swing Loans shall be deemed to be Base Rate Loans)) and 4.50% per annum in the case of Eurodollar Rate Revolving Loans and (b) thereafter, as of each Date of Determination (and until the next such Date of Determination), a percentage equal to the percentage set forth below in the applicable column opposite the level corresponding to the Total Leverage Ratio in effect as of the last day of the most recently ended Fiscal Quarter:

LEVEL	TOTAL LEVERAGE RATIO	BASE RATE LOANS		EURODOLLAR RATE LOANS
		REVOLVING LOANS AND SWING LOANS	TERM LOANS	REVOLVING LOANS	TERM LOANS
I	Greater than or equal to 2.75 to 1	3.50%	3.50%	4.50%	4.50%
II	Less than 2.75 to 1 and equal to or greater than 2.25 to 1	3.00%	3.00%	4.00%	4.00%
III	Less than 2.25 to 1 and equal to or greater than 1.75 to 1	2.50%	2.50%	3.50%	3.50%
IV	Less than 1.75 to 1	2.00%	2.00%	3.00%	3.00%

Each date of determination for the “Applicable Margin” shall be the date that is 3 Business Days after delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to Section 6.1(d) (each such date, a “Date of Determination”).  Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Total Leverage Ratio), (a) the Applicable Margin shall equal the percentage set forth in the appropriate column opposite Level I in the table above, effective immediately upon (x) the occurrence of any Event of Default under Section 9.1(e)(ii) or (y) any failure to deliver a new Compliance Certificate pursuant to Section 6.1(d) by the date required therein, for so long as such failure continues, or the delivery of a notice by the Administrative Agent or the Required Lenders to the Borrower during the continuance of any other Event of Default and, in each case, for as long as such Event of Default shall be continuing and (b) in the event that any financial statement or Compliance Certificate is inaccurate (regardless of whether this Agreement or any Commitments are in effect when such in accuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (x) the Borrower shall immediately deliver to the Administrative Agent a corrected financial statement and a corrected Compliance Certificate for such Applicable Period, (y) the Applicable Margin shall be determined based on the corrected Compliance Certificate for such Applicable Period and (z) the Borrower shall promptly (and in any event within one Business Day) pay to the Administrative Agent (for the account of the Lenders that hold the Commitments and Loans at the time such payment is received, regardless of whether those Lenders held the Commitments and Loans during the Applicable Period) the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period.  This paragraph shall not limit the rights of the Administrative Agent or the Lenders with respect to Section 2.9(c) and Article 9 hereof, and shall survive the termination of this Agreement.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 11.2 (with the consent of any party whose consent is required by Section 11.2), accepted by the Administrative Agent, in substantially the form of Exhibit A, or any other form approved by the Administrative Agent.

“Attributable Debt” means, as to any particular lease relating to a Sale and Leaseback Transaction, the greater of (i) the present value of all Long Term Lease Rentals required to be paid by the Borrower or any Subsidiary under such lease during the remaining term thereof (determined in accordance with GAAP using a discount factor equal to the interest rate implicit in such lease) and (ii) the net fair market value of the property subject to such Sale and Leaseback Transaction as determined by the Borrower in good faith at the time of consummation of such Sale and Leaseback Transaction.

“Available Amount Basket” means an amount that (i) is equal to $0 at all times prior to January 1, 2012 and (ii) from and after January 1, 2012, shall (1) be, without duplication, the sum of (a) cumulative retained Excess Cash Flow plus (b) the Net Cash Proceeds of Stock issuances by Holdings and equity contributions to Holdings (other than Disqualified Stock issuances and equity contributions in respect of Disqualified Stock, and Specified Equity Contributions, or Stock Issuances or equity contributions the proceeds of which are required to be applied to repayment of Indebtedness or the availability of which for application pursuant to the Available Amount Basket is otherwise restricted) received by Borrower, plus (c) the Net Cash Proceeds of Sales of Investments acquired utilizing the Available Amount Basket, multiplied by (1) the actual amounts utilized from the Available Amount Basket in making such Investments divided by (2) the aggregate amounts paid in connection with such Investments, plus (d) net returns, profits, distributions and similar amounts received, in each case, after taxes and related costs, in cash or Cash Equivalents on Investments acquired utilizing the Available Amount Basket multiplied by (1) the actual amounts utilized from the Available Amount Basket in making such Investments divided by (2) the aggregate amounts paid in connection with such Investments, plus (e) the lesser of (x) the original amount of an investment in, and (y) the net fair market value of the assets (as of the date of the re-designation referred to below) of, an Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary or that has been merged or consolidated into Borrower or any of its Restricted Subsidiaries, in each case, in accordance with the provisions of this Agreement, plus (f) the fair market value of the assets of any Unrestricted Subsidiary that have been transferred to Borrower or any of its Restricted Subsidiaries as a dividend or distribution on Stock of such Unrestricted Subsidiary, minus without duplication, the cumulative sum of and after the Closing Date of (i) all Restricted Payments, (ii) all Unrestricted Subsidiary Investments, (iii) all AAB Debt Restricted Payments, (iv) all Capital Expenditures made pursuant to Section 5.4, (v) all Investments made pursuant to Section 8.3(d) and 8.3(f), in each of the foregoing cases, utilizing the Available Amount Basket, (vi) all Permitted Loan Retirements utilizing the Available Amount Basket, (vii) all other uses of such Available Amount Basket permitted hereunder and other uses of such Available Amount Basket for which the Required Lenders provide consent, (viii) the actual amounts utilized from the Available Amount Basket for Investments in respect of Sales of property of Holdings, the Borrower or any Restricted Subsidiary to any Person other than a Loan Party for less than fair market value, whether direct or indirect (including through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations) and whether in cash, Securities or other property and whether or not on account of any Stock or Stock Equivalent of Holdings or any of its Subsidiaries, in each case now or hereafter outstanding,  (2) be available if after giving effect to the use of any amount available under the Available Amount Basket, the Total Leverage Ratio is less than less than (A) 2.00:1.00 in the case of any Restricted Payment or AAB Debt Restricted Payment  and (B) 2.50:1.00, in the case of any other transaction utilizing the Available Amount Basket (provided that any asset or Person acquired or otherwise the subject of any such Investment utilizing the Available Amount Basket shall promptly become Collateral in accordance with Section 7.10 and any such Person shall promptly become a Guarantor in accordance with Section 7.10), in each case, to the extent required by the terms thereof and (3) for the avoidance of doubt, give effect to any negative cash flow after the Fiscal Year ending December 31, 2011.  The amount available under the Available Amount Basket shall immediately be reduced on a dollar for dollar basis upon the actual use of any amount thereunder or the entry into an agreement permitted hereunder pursuant to which an amount under such Available Amount Basket shall be utilized, in each case, without duplication of any other reduction of the Available Amount Basket in accordance with the terms of this definition.

“Bank Product Amount” shall have the meaning set forth in the definition of “Bank Product Provider”.

“Bank Product Obligations” shall mean, collectively, all obligations and other liabilities of any Loan Party to any Bank Product Provider arising with respect to any Bank Products under any Specified Cash Management Agreement.

“Bank Product Provider” means any Person that, at the time it provides any Bank Products to any Loan Party, (i) is a Lender or an Affiliate of a Lender and (ii) has provided written notice to the Administrative Agent of (x) the existence of such Bank Product and (y) the maximum dollar amount of obligations arising thereunder (the “Bank Product Amount”).  In no event shall any Bank Product Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Bank Products except that each reference to the term “Lender” in Article 10 shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or Lien of the Agent.  The Bank Product Amount may be changed from time to time upon written notice to the Agent by the applicable Bank Product Provider.

“Bank Products” shall mean any of the following services provided to any Loan Party by any Bank Product Provider: (a) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, and (b) card services, including credit card (including purchasing card and commercial card), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended and in effect from time to time and the regulations issued from time to time thereunder.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent), (b) the sum of 0.5% per annum and the Federal Funds Rate, and (c) the sum of (x) the Eurodollar Rate calculated for each such day based on an Interest Period of one month determined at 11:00 a.m. London, England time on such day (but for the avoidance of doubt, not less than 1.25% per annum), plus (y) the excess of the Applicable Margin for Eurodollar Rate Loans over the Applicable Margin for Base Rate Loans, in each instance, as of such day. Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the “Prime Rate”, “bank prime loan” rate, the Federal Funds Rate or the Eurodollar Rate for an Interest Period of one month.

“Base Rate Loan” means any Loan that bears interest based on the Base Rate.

“Benefit Plan” means any employee pension benefit plan as defined in Section 3(2) of ERISA (whether governed by the laws of the United States or otherwise) in respect of which any Group Member is (or if such Benefit Plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or with respect to which any Group Member has any liability.

“Borrower” has the meaning set forth in the recital hereto.

“Borrowing” means a borrowing consisting of Loans (other than Loans deemed made pursuant to Section 2.3 or 2.4) made in one Facility on the same day by the Lenders according to their respective Commitments under such Facility.

“Business Day” means any day of the year that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City and, when determined in connection with notices and determinations in respect of any Eurodollar Rate or Eurodollar Rate Loan or any funding, conversion, continuation, Interest Period or payment of any Eurodollar Rate Loan, that is also a day on which dealings in Dollar deposits are carried on in the London interbank market.

“CapEx Cap” has the meaning specified in Section 5.4.

“Capital Expenditures” means, for any Person for any period, the aggregate of all expenditures, whether or not made through the incurrence of Indebtedness, by such Person and its Subsidiaries during such period for the acquisition, leasing (pursuant to a Capital Lease), construction, replacement, repair, substitution or improvement of fixed or capital assets or additions to equipment, in each case required to be capitalized under GAAP on a Consolidated balance sheet of such Person, excluding (a) interest capitalized during construction, (b) any expenditure to the extent, for purpose of the definition of Permitted Acquisition, such expenditure is part of the aggregate amounts payable in connection with, or other consideration for, any Permitted Acquisition consummated during or prior to such period, (c) proceeds of Asset Sales or Casualty Event applied towards the purchase of any property or expenditures made in accordance with Section 2.8(c), (d) Net Cash Proceeds of any sale or issuance of Stock of Holdings or Net Cash Proceeds of equity contributions in respect of the Stock of Holdings, in each case after the Closing Date, used to fund such expenditure during such period and (e) the purchase price of equipment purchased during such period to the extent the consideration consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP; provided that, any operating lease that is required to be treated as a capital lease in accordance with GAAP as a result of any change in GAAP after the Closing Date shall not be deemed a Capital Lease for purposes of this Agreement.

“Capitalized Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any Sale and Leaseback Transaction of any Person or any synthetic lease (without duplication of any lease attributable to Attributable Debt), the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Collateral Account” means a deposit account or securities account in the name of the Borrower and under the sole control (as defined in the applicable UCC) of the Administrative Agent and (a) in the case of a deposit account, from which the Borrower may not make withdrawals except as permitted by the Administrative Agent and (b) in the case of a securities account, with respect to which the Administrative Agent shall be the entitlement holder and the only Person authorized to give entitlement orders with respect thereto.

“Cash Dominion Event” means (i) (w) the occurrence of an Event of Default arising under Section 9.1(a)(i), (x) the occurrence of an Event of Default arising under Section 9.1(a)(ii), (y) the occurrence of any Event of Default arising under Section 9.1(e) or the occurrence of any event specified in Section 9.1(e) and (z) the acceleration of any Obligation in accordance with Section 9.2 and (ii) the delivery of notice by the Collateral Agent or the Required Lenders during the continuation of an Event of Default arising under Section 9.1(c) due to noncompliance with any Financial Maintenance Covenant or any covenant set forth in Article 8 (Negative Covenants).

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000, (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) and (d) above shall not exceed 365 days and (f) all other cash equivalents from time to time approved by the Administrative Agent.

“Casualty Event” means any loss of title or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of Holdings or any of its Subsidiaries.  “Casualty Event” shall include but not be limited to any taking of all or any part of any real property of any Person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, or by reason of the temporary requisition of the use or occupancy of all or any part of any real property of any Person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

“CERCLA” means the United States Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§ 9601 et seq.).

“Change of Control” means the occurrence of any of the following events (a)(i) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the board of directors (or similar governing body) of Holdings (together with any new directors whose election to such board of directors or whose nomination for election was approved by a vote of a majority of the members of the board of directors of Holdings, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Holdings and (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than the Sponsor and its Affiliates, or any successor holding or parent company, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 30% of Stock of Holdings entitled to vote and the Sponsor shall be the beneficial owner of less of such Stock than such person or group or (b) Holdings shall cease to own and control, directly or indirectly, 100% of the Stock of Borrower.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Term Loans or Revolving Loans; and when used in reference to any Commitment, refers to whether such Commitment is a Term Loan Commitment or a Revolving Credit Commitment.

“Closing Date” means the first date on which any Loan is made or any Letter of Credit is issued.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted or purported to be granted pursuant to any Loan Document other than Excluded Assets.

“Collateral Agent” has the meaning specified in Section 10.1(b)(iii).

“Commitment” means, with respect to any Lender, such Lender’s Revolving Credit Commitment, Term Loan Commitment and Incremental Term Loan Commitment (if any).

“Compliance Certificate” means a certificate substantially in the form of Exhibit G.

“Confidential Information” means information that the Borrower furnishes to the Administrative Agent, Collateral Agent or any Lender or any Related Party which information is non-public, confidential or proprietary in nature, but does not include any such information (a) that is or becomes generally available to the public other than as the result of an unauthorized disclosure by any the foregoing Persons or (b) that is or becomes available to such foregoing Persons from a source other than a Borrower and such foregoing Persons had no reason to believe that such source did not have legitimate possession of such information or such source was under any obligation to keep such information confidential.

“Consolidated” means, with respect to any Person, the accounts of such Person and its Subsidiaries consolidated in accordance with GAAP, except that, for all purposes of this Agreement, each Unrestricted Subsidiary of such Person shall be excluded from consolidation and shall not be deemed to be a consolidated Subsidiary of such Person.

“Consolidated Cash Interest Expense” means with respect to any Person, for any period, Consolidated Interest Expense for such Person for such period, minus, in each case, to the extent included in Consolidated Interest Expenses for such period and without duplication (a) pay in kind or other non-cash interest expense, including as a result of the effects of purchase accounting; (b) any debt discounts or premiums, one-time financing fees or the amortization thereof, including without limitation, such fees paid in connection with this Agreement, the other Loan Documents and the Loans and Issuance of Letters of Credit hereunder on the Closing Date and the Related Transactions and the payment of all fees, costs and expenses associated with the foregoing, any amendment, consent or waiver to the Loan Documents, any Indebtedness permitted under Section 8.1, or any amendment to the documentation evidencing such Indebtedness (in each case, to the extent included in Consolidated Interest Expense for such period) whether or not successful; (c) fees in respect of non-speculative Interest Rate Contracts; (d) non-cash interest expense attributable to the movement of mark-to-mark valuation of obligations under Hedging Agreements or other derivative instruments pursuant to Accounting Standards Codification 815-10; and (e) any one-time cash costs associated with breakage in respect of Interest Rate Contracts.  Notwithstanding the foregoing, for any interest expense that represents an accrual for cash payments in any future period, such interest expense shall be included as Consolidated Cash Interest Expense for such period when paid.

“Consolidated Current Assets” means, with respect to any Person at any date, all assets of such Person and its Subsidiaries at such date that should be classified as current assets on a Consolidated balance sheet of such Person other than cash, Cash Equivalents and any Indebtedness owing to such Person or any of its Subsidiaries by Affiliates of such Person, but including cash or Cash Equivalents that is “restricted cash” or cash required to be set aside, segregated or pledged in support of bidding procedures.

“Consolidated Current Liabilities” means, with respect to any Person at any date, all liabilities of such Person and its Subsidiaries at such date that should be classified as current liabilities on a Consolidated balance sheet of such Person; provided, however, that “Consolidated Current Liabilities” shall exclude the principal amount of the Loans then outstanding.

“Consolidated EBITDA” means, with respect to any Person for any period, (a) the Consolidated Net Income of such Person for such period plus

(b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication: (i) any provision for United States federal income taxes or other taxes measured by net income (or similar taxes in lieu of income taxes) or profits, including, without limitation, federal, foreign, state, local, franchise, excise and similar taxes and foreign withholding taxes accrued during such period, (ii) Consolidated Interest Expense, (iii) any loss, expenses or charges from extraordinary items, (iv) any depreciation, depletion and amortization expense, (v) any aggregate net loss on the Sale of property (other than accounts and inventory (as each such term is defined under the applicable UCC)) outside the ordinary course of business, (vi) any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditures, charge or loss relating to write offs, write downs or reserves with respect to accounts and inventory), including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants, (vii) unusual or non-recurring costs, expenses or charges (including without limitation severance costs, relocation costs, integration and facilities opening and closing costs, signing costs, retention or completion bonuses, transition costs and restructuring charges or reserves (including restructuring costs related to acquisitions after the date hereof and to closure and/or consolidation of facilities)), in an amount not to exceed the greater of $3,000,000 or 7.5% of Consolidated EBITDA for the then most recent four Fiscal Quarter period (for purposes of the foregoing limitations, restructuring and related costs in connection with the closing of the facilities in Salisbury, North Carolina shall not be included),  (viii) any reasonable and customary fees, costs and expenses incurred during any period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of Indebtedness, issuance of Stock or Stock Equivalents, refinancing transaction or amendment or other modification of any instrument evidencing Indebtedness (in each case, including (A) any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed and (B) the initial Borrowings and Issuance of Letters of Credit on the Closing Date and the Related Transactions or any amortization, debt discounts or commissions relating thereto), (ix) any non-cash loss attributable to the mark-to-market movement in the valuation of non-speculative hedging obligations (including non-speculative hedging obligations entered into for the purposes of hedging against fluctuations in the price or availability of any commodity) or other non-speculative derivative instruments pursuant to Accounting Standards Codification 815-10 and minus

(c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication: (i) any credit for United States federal income taxes or other taxes measured by net income (or similar taxes in lieu of income taxes) or profits, including, without limitation, federal, foreign, state, local, franchise, excise and similar taxes and foreign withholding taxes accrued during such period, (ii) any interest income, (iii) any gain from extraordinary items, (iv) any aggregate net gain from the Sale of property out of the ordinary course of business by such Person (other than accounts and inventory (as each such term is defined in the applicable UCC)), (v) any other non-cash gain, including any reversal of a charge referred to in clause (b)(vi) above by reason of a decrease in the value of any Stock or Stock Equivalent,  (vi) any other cash payment in respect of expenditures, charges and losses that have been added to Consolidated EBITDA of such Person pursuant to clause (b)(vi) above in any prior period and (vii) any non-cash gain attributable to the mark-to-market movement in the valuation of non-speculative hedging obligations (including non-speculative hedging obligations entered into for the purpose of hedging against fluctuations in the price or availability of any commodity) or other non-speculative derivative instruments pursuant to Accounting Standards Codification 815-10.

By way of example, Consolidated EBITDA of Holdings for the quarterly period ending December 31, 2010 and March 31, 2011 as computed in accordance with the foregoing is $1,908,548.24 and $2,142,268.95, respectively.

“Consolidated Interest Coverage Ratio” means, with respect to any Person for any period, the ratio of (a) Consolidated EBITDA of such Person for such period to (b) Consolidated Cash Interest Expense of such Person for such period.

“Consolidated Interest Expense” means, with respect to any Person, for any period, Consolidated total interest expense in accordance with GAAP, adjusted, to the extent not included, to include without duplication (a) interest income; (b) interest expense attributable to Capital Leases; (c) gains and losses on Interest Rate Contracts; (d) fees and costs related to permitted letters of credit, bankers’ acceptance financing, surety bonds and similar financings and (e) amortization or write-off of deferred financing fees, debt issuance costs, debt discount or premium, terminated obligations under Interest Rate Contracts and other commissions, financing fees and expenses (except amortization and expenses related to the consummation of the initial Borrowings and Issuance of Letters of Credit on the Closing Date and the Related Transactions and the payment of all fees, costs and expenses associated with the foregoing), in each case subject to adjustment as provided under the definition of “Pro Forma Basis” when applicable.

“Consolidated Net Income” means, with respect to any Person, for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that the following shall be excluded:  (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be Consolidated into the net income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation, (c) the net income of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or its Subsidiaries and (d) any gain (or loss) resulting from any Permitted Loan Retirement, Permitted Loan Purchase or Permitted Loan Contribution.

“Constituent Documents” means, with respect to any Person, collectively and, in each case, together with any modification of any term thereof, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation of such Person, (b) the bylaws, operating agreement or joint venture agreement of such Person, (c) any other constitutive, organizational or governing document of such Person, whether or not equivalent, and (d) any other document setting forth the manner of election or duties of the directors, officers or managing members of such Person or the designation, amount or relative rights, limitations and preferences of any Stock of such Person.

“Contractual Obligation” means, with respect to any Person, any provision of any Security issued by such Person or of any agreement or undertaking (other than a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Control Agreement” means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Administrative Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Collateral Agent.

“Controlled Deposit Account” means each deposit account (including all funds on deposit therein) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a financial institution reasonably acceptable to the Administrative Agent.

“Controlled Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Controlled Securities Account” means each securities account or commodity account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a securities intermediary or commodity intermediary reasonably acceptable to the Administrative Agent.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Corporate Chart” means a document in form reasonably acceptable to the Administrative Agent and setting forth, as of a date set forth therein, for each Person that is a Loan Party, that is subject to Section 7.10 or that is a Subsidiary or joint venture of any of them, (a) the full legal name of such Person, (b) the jurisdiction of organization and any organizational number and tax identification number of such Person, (c) the location of such Person’s chief executive office (or, if applicable, sole place of business) and (d) the number of shares of each class of Stock of such Person (other than Holdings) authorized, the number outstanding and the number and percentage of such outstanding shares for each such class owned, directly or indirectly, by any Loan Party or any Subsidiary of any of them.

“Credit Support Event” has the meaning specified in Section 7.10(a).

“Customary Permitted Liens” means, with respect to any Person, any of the following:

(a) Liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar Liens, in each case imposed by law or arising in the ordinary course of business, and, for each of the Liens in clauses (i) and (ii) above for amounts that are (x) not overdue for a period of more than thirty (30) days or (y) being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(b) Liens of a collection bank on items in the course of collection arising under Section 4-208 of the UCC as in effect in the State of New York or any similar section under any applicable UCC or any similar Requirement of Law of any foreign jurisdiction;

(c) pledges or cash deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance or other types of social security benefits (other than any Lien imposed by ERISA), (ii) to secure the performance of bids, tenders, leases (other than Capital Leases), statutory obligations sales or other trade contracts (other than for the repayment of borrowed money) or (iii) made in lieu of, or to secure the performance of, surety, customs, reclamation, performance bonds or other obligations of a like nature incurred in the ordinary course of business (in each case not related to judgments or litigation);

(d) (i) judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.1(f) and (ii) pledges or cash deposits made in lieu of, or to secure the performance of, judgment or appeal bonds in respect of such judgments and proceedings;

(e) Liens (i) arising by reason of zoning restrictions, easements, licenses, reservations, restrictions, covenants, rights-of-way, encroachments, minor defects or irregularities in title (including leasehold title) and other similar encumbrances on the use of real property or (ii) consisting of leases, licenses or subleases granted by a lessor, licensor or sublessor on its real property (in each case other than Capital Leases) otherwise permitted under Section 8.4 that, for each of the Liens in clauses (i) and (ii) above, do not, in the aggregate, materially (x) impair the value or marketability of such real property or (y) interfere with the ordinary conduct of the business conducted by the Loan Parties and proposed to be conducted by such Loan Parties at such real property;

(f) Liens of landlords and mortgagees of landlords on movable tangible personal property located on the real property leased or subleased from such landlord arising by statute for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(g) the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capital Lease), in each case extending only to such personal property;

(h) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Group Member in the ordinary course of business;

(i) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Group Member, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank solely with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(j) licenses of Intellectual Property granted by any Group Member in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of any Group Member;

(k) Liens in favor of customs and revenue authorities arising as a matter of Requirements of Law which secure payment of non-delinquent custom duties in connection with the importation of inventory in the ordinary course of business;

(l) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(m) Liens solely on any cash earnest money deposits made by any Group Member in connection with any letter of intent or purchase agreement not prohibited under this Agreement; and

(n) the filing of UCC financing statements by any Group Member solely as a precautionary measure in connection with operating leases or consignment of goods.

“Date of Determination” has the meaning set forth in the definition of “Applicable Margin”.

“Declined Amount” has the meaning specified in Section 2.12(b).

“Default” means any Event of Default and any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

“Disclosure Documents” means, collectively, (a) all confidential information memoranda and related materials prepared in connection with the syndication of the Revolving Credit Facility or the Term Loan Facility, if any, and (b) all other documents filed by any Group Member with the United States Securities and Exchange Commission.

“Disqualified Stock” means, with respect to any Person, any Stock that, by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness of such Person, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Term Loan Maturity Date.

“Dollars” and the sign “$” each mean the lawful money of the United States of America.

“Domestic Person” means any “United States person” under and as defined in Section 770l(a)(30) of the Code.

 “E-Fax” means any system used to receive or transmit faxes electronically.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.

“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of public or occupational human health or safety, the environment and natural resources, including CERCLA, the SWDA, the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), all regulations promulgated under any of the foregoing, all analogous Requirements of Law and Permits and any environmental transfer of ownership notification or approval statutes, including the Industrial Site Recovery Act (N.J. Stat. Ann. §§ 13:1K-6 et seq.).

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies) that may be imposed on, incurred by or asserted against any Group Member as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Group Member, whether on, prior or after the date hereof.

“ERISA” means the United States Employee Retirement Income Security Act of 1974 as may be amended from time to time.

“ERISA Affiliate” means, collectively, any Group Member, and any Person under common control, or treated as a single employer, with any Group Member, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means any of the following:  (a) a reportable event described in Section 4043(c) of ERISA with respect to a Title IV Plan (other than those events with respect to which the 30-day notice requirement has been duly waived under the applicable regulations as in effect on the date of this agreement, no matter how such regulations may be changed in the future), (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan, (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA, (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA, (f) the institution of proceedings by the PBGC to terminate a Title IV Plan or Multiemployer Plan, (g) the failure of any ERISA Affiliate to make any required contribution to any Title IV Plan or Multiemployer Plan when due (including any applicable grace period), (h) the imposition of a lien under Section 412 of the Code or Section 302 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate, (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder and (j) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any liability upon any ERISA Affiliate under Title IV of ERISA (other than for PBGC premiums due but not delinquent).

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system, including Intralinks® and CleraPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Eurodollar Base Rate” means, for each Interest Period, the higher of (a) 1.25% per annum and (b) the offered rate per annum for deposits of Dollars for the applicable Interest Period that appears on Reuters Screen LIBOR 01 Page as of 11:00 a.m. (London, England time) two Business Days prior to the first day in such Interest Period.  If no such offered rate exists, such rate will be the rate of interest per annum, as determined by the Administrative Agent at which deposits of Dollars in immediately available funds are offered at 11:00 a.m. (London, England time) two Business Days prior to the first day in such interest period by major financial institutions reasonably satisfactory to the Administrative Agent in the London interbank market for such interest period for the applicable principal amount on such date of determination.

“Eurodollar Rate” means, with respect to any Interest Period and for any Eurodollar Rate Loan, an interest rate per annum determined as the ratio of (a) the Eurodollar Base Rate with respect to such Interest Period for such Eurodollar Rate Loan to (b) the difference between the number one and the Eurodollar Reserve Requirements with respect to such Interest Period and for such Eurodollar Rate Loan.

“Eurodollar Rate Loan” means any Loan that bears interest based on the Eurodollar Rate.

“Eurodollar Reserve Requirements” means, with respect to any Interest Period and for any Eurodollar Rate Loan, a rate per annum equal to the aggregate, without duplication, of the maximum rates (expressed as a decimal number) of reserve requirements in effect two Business Days prior to the first day of such Interest Period (including basic, supplemental, marginal and emergency reserves) under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “eurocurrency liabilities” in Regulation D of the Federal Reserve Board) maintained by a member bank of the United States Federal Reserve System.

“Event of Default” has the meaning specified in Section 9.1.

“Excess Cash Flow” means, for any period, (a) Consolidated EBITDA of Holdings for such period, minus (b) without duplication, (i) any cash principal payment of any Indebtedness to the extent permitted by this Agreement (other than voluntary prepayment of the Loans) during such period, and  any cash principal prepayment of any Indebtedness to the extent permitted by this Agreement (other than voluntary prepayment of the Loans), but expressly excluding (x) any mandatory prepayments required pursuant to Section 2.8 (including Section 2.8(a) because of the existence of Excess Cash Flow) and (y) any Permitted Loan Contribution, Permitted Loan Retirement and any Term Loans retired pursuant to a Permitted Loan Purchase, (ii) any scheduled or other mandatory cash principal payment made by Holdings or any of its Subsidiaries during such period on any Capitalized Lease Obligation or Attributable Debt or other Indebtedness to the extent permitted by this Agreement, excluding in any event Other Term Loan Facilities, but only, if such Indebtedness may be reborrowed, to the extent such payment results in a permanent reduction in commitments thereof, together with any interest, premium or penalties required to be paid and actually paid in connection therewith, (iii) any Capital Expenditure made by Holdings or any of its Subsidiaries during such period to the extent permitted by this Agreement, excluding any such Capital Expenditure to the extent financed through the incurrence of Capitalized Lease Obligations or any long-term Indebtedness other than the Obligations and any Capitalized Lease Obligations or using the Available Amounts Basket, (iv) the Consolidated Cash Interest Expense of Holdings for such period together with, to the extent not included in Consolidated Cash Interest Expense, cash payments made under non-speculative hedging agreements during such period, commitment fees paid in cash, letter of credit fees paid in cash and other fees paid in cash associated with any Loan Document or any other Indebtedness paid by Holdings and its Subsidiaries during such period, (v) any cash losses, expenses or charges from extraordinary, unusual or nonrecurring items, (vi) any cash payment made during such period to satisfy obligations for any provision for United States federal income taxes or other taxes measured by net income (or similar taxes in lieu of income taxes), (vii) any increase in the Working Capital of Holdings during such period (measured as the excess of such Working Capital at the end of such period over such Working Capital at the beginning of such period) (which, for purposes of calculating Excess Cash Flow for the fiscal year ending December 31, 2011, shall mean the excess for the full Fiscal Year 2011), (viii) the aggregate consideration paid in cash during such period in respect of Permitted Acquisitions (except to the extent funded with long-term Indebtedness or the issuances of Stock or Stock Equivalents of Holdings or equity contributions in respect of the Stock of Holdings), (ix) cash expenditures made in respect of non-speculative hedge agreements during such period to the extent (A) not reflected in the computation of Consolidated EBITDA or (B) such payments do not increase Consolidated Cash Interest Expense, (x) in respect of, repurchase of equity interests pursuant to Section 8.5(c)(i)(A) paid in cash during such period repayments of indebtedness, in each case, as permitted by this Agreement; provided that no amount may be subtracted from Excess Cash Flow pursuant to clauses (i) through (x) above if such amount is based on any utilization of any amount under the Available Amount Basket or otherwise attributable to any such amount used or contracted to be used; plus (c) without duplication, (i) to the extent included in the calculation of Consolidated EBITDA pursuant to clause (b)(i) of the definition thereof, any provision for taxes, (ii) any decrease in the Working Capital of Holdings during such period (measured as the excess of such Working Capital at the beginning of such period over such Working Capital at the end thereof) (which, for the purposes of the calculation of Excess Cash Flow for the fiscal year ending December 31, 2011, shall mean the excess for the full Fiscal Year 2011)), (iii) any cash gains from extraordinary, unusual or non-recurring items, (iv) cash payments received in respect of non-speculative hedge agreements during such period to the extent (A) not included in the computation of Consolidated EBITDA or (B) such payments do not reduce Consolidated Cash Interest Expense. Notwithstanding the foregoing, to the extent any amount Excess Cash Flow is attributable to any Excluded Foreign Subsidiary, such amounts will be excluded from prepayment requirements set forth herein to the extent the repatriation of such amounts will result in a material tax consequence for the applicable Excluded Foreign Subsidiary or its direct parent domiciled in the United States of America.  For avoidance of doubt, Excess Cash Flow and the components thereof shall not be calculated on a Pro Forma Basis.

“Excess Purchase Amount” has the meaning specified in Section 11.2(g).

“Excluded Account” has the meaning specified in Section 7.11(a).

“Excluded Asset” has the meaning assigned to such term in the Guaranty and Security Agreement.

“Excluded Domestic Subsidiary” means any Subsidiary of Holdings whose incurrence of Guaranty Obligations with respect to any Obligation of Holdings, the Borrower or any Domestic Person would, in the good faith judgment of the Borrower is prohibited pursuant to any (i) Requirement of Law or (ii) in the case of any such Subsidiary of Holdings acquired after the Closing Date, Contractual Obligation existing at the time of such acquisition and not entered into in contemplation of such acquisition, in each case in clause (i) and (ii) above, only for so long as such prohibition exists.

“Excluded Foreign Holdco” means any Subsidiary that is a Domestic Person and in respect of which substantially all of such Subsidiary’s assets are Stock or Stock Equivalents or Indebtedness of any Person that is not domiciled in the United States of America.

“Excluded Foreign Subsidiary” means any Subsidiary that is not a Domestic Person and in respect of which any of (a) the pledge of all of the Stock of such Subsidiary as Collateral for any Obligation of the Borrower, (b) the grant by such Subsidiary of a Lien on any of its property as Collateral for any Obligation of the Borrower or (c) such Subsidiary incurring Guaranty Obligations with respect to any Obligation of Holdings, the Borrower or any Domestic Person would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Loan Parties and their Subsidiaries; provided, however, that (x) the Administrative Agent and the Borrower may agree that, despite the foregoing, any such Subsidiary shall not be an “Excluded Foreign Subsidiary” and (y) no such Subsidiary shall be an “Excluded Foreign Subsidiary” if, with substantially similar tax consequences as would result if such Subsidiary were not an Excluded Foreign Subsidiary hereunder, such Subsidiary has entered into any Guaranty Obligations with respect to, such Subsidiary has granted a security interest in any of its property to secure, or more than 66% of the Voting Stock of such Subsidiary was pledged to secure, directly or indirectly, any Indebtedness (other than the Obligations) of any Loan Party.

“Excluded Subsidiaries” means each Excluded Domestic Subsidiary, Excluded Foreign Holdco, Excluded Foreign Subsidiary and Unrestricted Subsidiary.

“Extended Maturity Date” has the meaning specified in Section 2.20(a).

“Extension” has the meaning specified in Section 2.20(a).

“Extension Amendments” has the meaning specified in Section 2.20(e).

“Extension Offer” has the meaning specified in Section 2.20(a).

“Existing Agent” means UBS AG, Stamford Branch, in its capacity as administrative agent under the Existing Credit Agreement.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of February 14, 2006, among the Borrower, the institutions party thereto as lenders and issuers and the Existing Agent, as amended, modified or supplemented prior to the date hereof.

“Facilities” means (a) the Term Loan Facility and (b) the Revolving Credit Facility.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement and any regulations or official interpretations thereof.

“Federal Flood Insurance” means Federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in special flood hazard areas in a community participating in the National Flood Insurance Program.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as determined by the Administrative Agent in its sole discretion.

“Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System and any successor thereto.

“Fee Letter” means, collectively (i) that certain letter agreement, dated June 23, 2011, by and among the Borrower, the Administrative Agent and GE Capital Markets, Inc. and (ii) that certain letter agreement, dated June 15, 2011, among the Borrower and SunTrust Bank.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Financial Maintenance Covenants” shall mean the covenants set forth in Section 5.1 and 5.2.

“Financial Statement” means each financial statement delivered pursuant to Section 4.4 or 6.1.

“Fiscal Quarter” means each thirteen (13) week period where the first period of each Fiscal Year begins on the Sunday following the Sunday that is closest to December 31 of the relevant calendar year.

“Fiscal Year” means the fifty-two (52) or fifty-three (53) week period, as applicable ending on the Saturday that is closest to December 31 of any calendar year.

“Flood Insurance” means Federal Flood Insurance or private insurance that meets the requirements (a) set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines  and (b) of the National Flood Insurance Program.  Flood Insurance shall be in an amount equal to the lesser of (i) the full, unpaid balance of the Term Loans and the amount of the Revolving Credit Commitments and any prior liens on the real property and (ii) the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Administrative Agent, with deductibles not to exceed $50,000.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination.

“GE Capital” has the meaning set forth in the recital hereto.

“Global Intercompany Note” means an intercompany note in form and substance reasonably satisfactory to the Administrative Agent which shall evidence all Indebtedness owing by any Loan Party to any other Loan Party, and shall be pledged to the Collateral Agent as Collateral pursuant to the Loan Documents.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members” means, collectively, the Borrower, its Restricted Subsidiaries and Holdings.

“Group Members’ Accountants” means a nationally-recognized independent registered certified public accountants.

“Guarantor” means (a) Holdings and (b) each Wholly Owned Subsidiary of the Borrower, if any, that is not an Excluded Subsidiary and (c) each other Person who becomes a Guarantor pursuant to Section 7.10.

“Guaranty and Security Agreement” means a guaranty and security agreement, in substantially the form of Exhibit H, among the Administrative Agent, the Borrower and other Guarantors from time to time party thereto.

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person for any Indebtedness, lease, dividend or other obligation (the “primary obligation”) of another Person (the “primary obligor”), if the purpose or intent of such Person in incurring such liability, or the economic effect thereof, is to guarantee such primary obligation or provide support, assurance or comfort to the holder of such primary obligation or to protect or indemnify such holder against loss with respect to such primary obligation, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of any primary obligation, (b) the incurrence of reimbursement obligations with respect to any letter of credit or bank guarantee in support of any primary obligation, (c) the existence of any Lien, or any right, contingent or otherwise, to receive a Lien, on the property of such Person securing any part of any primary obligation and (d) any liability of such Person for a primary obligation through any Contractual Obligation (contingent or otherwise) or other arrangement (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor or to provide funds for the payment or discharge of such primary obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency, working capital, equity capital or any balance sheet item, level of income or cash flow, liquidity or financial condition of any primary obligor, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party to any Contractual Obligation, (iv) to purchase, sell or lease (as lessor or lessee) any property, or to purchase or sell services, primarily for the purpose of enabling the primary obligor to satisfy such primary obligation or to protect the holder of such primary obligation against loss or (v) to supply funds to or in any other manner invest in, such primary obligor (including to pay for property or services irrespective of whether such property is received or such services are rendered); provided, however, that “Guaranty Obligations” shall not include (x) endorsements for collection or deposit in the ordinary course of business, (y) product warranties given in the ordinary course of business or (z) ordinary course performance guarantees by any Group Member of the obligations (other than for the payment of Indebtedness) of any other Group Member.  The outstanding amount of any Guaranty Obligation shall equal the lesser of (x) the outstanding amount of the primary obligation so guaranteed or otherwise supported and (y) the stated maximum amount for which such Person may be liable under such Guaranty Obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be determined by the Borrower in good faith.

“Hazardous Material” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

“Hedging Agreement” means any non-speculative Interest Rate Contract, swap, forward, future, collar, cap commodity, currency or other non-speculative hedging arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable.

“Holdings” has the meaning set forth in the recital hereto.

“Impacted Lender” means any Lender that fails to provide the Administrative Agent, within three Business Days following the Administrative Agent’s written request, satisfactory assurance that such Lender will not become a Non-Funding Lender, or any Lender that has a Person that directly or indirectly controls such Lender and such Person (a) becomes subject to a voluntary or involuntary case under the Bankruptcy Code or any similar bankruptcy laws, (b) has appointed a custodian, conservator, receiver or similar official for such Person or any substantial part of such Person’s assets, or (c) makes a general assignment for the benefit of creditors, is liquidated, or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for each of clauses (a) through (c), the Administrative Agent has determined that such Lender is reasonably likely to become a Non-Funding Lender.  For purposes of this definition, control of a Person shall have the same meaning as in the second sentence of the definition of Affiliate.

“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.

“Incremental Term Loan” means any Term Loan made in accordance with Section 2.19.

“Incremental Term Loan Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Amount” shall mean, at any time, the excess, if any, of (a) $25,000,000 over the sum of (b)(i) the aggregate amount of all Incremental Term Loan Commitments established prior to such time pursuant to Section 2.19, plus (ii) the aggregate amount of all Additional Revolving Credit Commitments established prior to such time pursuant to Section 2.19, plus (iii) the aggregate principal amount of all Other Term Loan Facilities entered into, incurred or issued prior to such time pursuant to Section 8.1(h).

“Incremental Term Loan Assumption Agreement” shall mean an Incremental Term Loan Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrower, the Administrative Agent and one or more Incremental Term Loan Lenders.

 “Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.19, to make Incremental Term Loans to the Borrower.

“Incremental Term Loan Maturity Date” shall mean the final maturity date of any Incremental Term Loan established pursuant to Section 2.19, as set forth in the applicable Incremental Term Loan Assumption Agreement.

 “Incremental Term Loan Repayment Dates” shall mean the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

“Incremental Term Loans” shall mean Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.1(c) pursuant to Incremental Term Loan Commitments established pursuant to, and to the extent permitted by, Section 2.19 and provided for in the relevant Incremental Term Loan Assumption Agreement.

“Indebtedness” of any Person means, without duplication, any of the following, whether or not matured:  (a) all indebtedness for borrowed money, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement and all other obligations with respect to (i) letters of credit, bank guarantees or bankers’ acceptances or (ii) surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation) other than those entered into in the ordinary course of business, (d) all obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business and earnouts (unless the performance requirements have been satisfied and the amount payable is fixed)), (e) all obligations created or arising under any conditional sale or other title retention agreement, regardless of whether the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, (f) all Capitalized Lease Obligations, (g) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 180 days after the Scheduled Maturity Date, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends, (h) all payments that would be required to be made in respect of any Hedging Agreement after giving effect to any netting agreement in the event of a termination (including an early termination) on the date of determination, (i) all Attributable Debt of such Person and (j) all Guaranty Obligations for obligations of any other Person constituting Indebtedness of such other Person; provided, however, that the items in each of clauses (a) through (j) above shall constitute “Indebtedness” of such Person solely to the extent, directly or indirectly, (x) such Person is liable for any part of any such item, (y) any such item is secured by a Lien on such Person’s property but only to the extent of the lesser of the fair market value of the property subject to such Lien and the principal amount of, and interest and other amounts owing in respect of, such Indebtedness or (z) any other Person has a right, contingent or otherwise, to cause such Person to become liable for any part of any such item or to grant such a Lien.

“Indemnified Matter” has the meaning specified in Section 11.4.

“Indemnitee” has the meaning specified in Section 11.4.

“Initial Projections” means those financial projections, dated March 16, 2011, covering the Fiscal Years ending in 2011 through 2015 and delivered to the Administrative Agent by the Borrower prior to the date hereof.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Interest Period” means, with respect to any Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan or, if such loan is continued, on the last day of the immediately preceding Interest Period therefor and, in each case, ending 1, 2, 3 or 6 months thereafter, or to the extent consented to by all relevant affected Lenders, 9 or 12 months thereafter, as selected by the Borrower pursuant hereto; provided, however, that (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month, (c) the Borrower may not select any Interest Period (i) in the case of Revolving Loans, ending after the Scheduled Revolving Credit Termination Date and (ii) in the case of Term Loans, ending after the Term Loan Maturity Date, (d) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $1,000,000 and (e) there shall be outstanding at any one time no more than 10 Interest Periods.

“Interest Rate Contracts” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

“Interest Rate Contracts Signing Date” has the meaning specified in Section 7.12.

“Internet Domain Names” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to Internet domain names.

“Investment” means, with respect to any Person, directly or indirectly, (a) to own, purchase or otherwise acquire, in each case whether beneficially or otherwise, any investment in, including any interest in, any Security of any other Person (other than any evidence of any Obligation), (b) to purchase or otherwise acquire, whether in one transaction or in a series of related transactions, all or a significant part of the property of any other Person or a business conducted by any other Person or all or substantially all of the assets constituting the business of a division, branch, brand or other unit operation of any other Person, (c) to incur, or to remain liable under, any Guaranty Obligation for Indebtedness of any other Person, to assume the Indebtedness of any other Person or to make, hold, purchase or otherwise acquire, in each case directly or indirectly, any deposit, loan, advance, commitment to lend or advance, or other extension of credit (including by deferring or extending the date of, in each case outside the ordinary course of business, the payment of the purchase price for Sales of property or services to any other Person, to the extent such payment obligation constitutes Indebtedness of such other Person), excluding deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items created in the ordinary course of business, (d) to make, hold, purchase or otherwise acquire, in each case directly or indirectly, any deposit, loan, advance, commitment to lend or advance, or other extension of credit (including by deferring or extending the date of, in each case outside the ordinary course of business, the payment of the purchase price for Sales of property or services to any other Person, to the extent such payment obligation constitutes Indebtedness of such other Person), excluding deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items created in the ordinary course of business, (e) to make, directly or indirectly, any contribution to the capital of any other Person or (f) to Sell any property for less than fair market value (including a disposition of cash or Cash Equivalents in exchange for consideration of lesser value); provided, however, that such Investment shall be valued at the difference between the value of the consideration for such Sale and the fair market value of the property Sold.

“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right title and interest in or relating to any Intellectual Property.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“Issue” means, with respect to any Letter of Credit, to issue, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing.  The terms “Issued” and “Issuance” have correlative meanings.

“Joint Lead Arrangers” means GE Capital Markets, Inc. and SunTrust Robinson Humphrey, Inc.

“L/C Cash Collateral Account” means any Cash Collateral Account (a) specifically designated as such by the Borrower in a notice to the Administrative Agent and (b) from and after the effectiveness of such notice, not containing any funds other than those required under the Loan Documents to be placed therein.

“L/C Issuer” means (a) GE Capital or any of its designated Affiliates, (b) SunTrust Bank and (c) each Lender and other Person that hereafter becomes an L/C Issuer (x) at the request of the Borrower or (y) with the approval of, and if requested by the Administrative Agent (not to be unreasonably withheld or delayed), pursuant to an agreement with and in form and substance reasonably satisfactory to, the Administrative Agent and the Borrower, in each case in their capacity as an issuer of Letters of Credit hereunder and together with their successors in such capacity.

“L/C Obligations” means, for any Letter of Credit at any time, the sum of (a) the L/C Reimbursement Obligations at such time for such Letter of Credit and (b) the aggregate maximum undrawn face amount of such Letter of Credit outstanding at such time.

“L/C Reimbursement Agreement” has the meaning specified in Section 2.4(a).

“L/C Reimbursement Date” has the meaning specified in Section 2.4(e).

“L/C Reimbursement Obligation” means, for any Letter of Credit, the obligation of the Borrower to the L/C Issuer thereof, as and when matured, to pay all amounts drawn under such Letter of Credit.

“L/C Request” has the meaning specified in Section 2.4(b).

“L/C Sublimit” means $5,000,000.

“Lender” means, collectively, the Swingline Lender and any other financial institution or other Person that (a) is listed on the signature pages hereof as a “Lender”, (b) from time to time becomes a party hereto by execution of an Assignment or (c) from time to time becomes a party hereto by execution of an Incremental Term Loan Assumption Agreement or an Additional Revolving Credit Commitment Assumption Agreement, in each case together with its successors.

“Letter of Credit” means any letter of credit Issued pursuant to Section 2.4.

“Letter of Credit Fee” has the meaning specified in Section 2.11(b).

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing or in connection with a Sale and Leaseback Transaction.

“Loan” means each Term Loan, Revolving Loan, and Swing Loan and each other loan made or deemed made by any Lender hereunder.

“Loan Documents” means, collectively, this Agreement, any Notes, the Guaranty and Security Agreement, the Mortgages, the Control Agreements, the Fee Letter, the L/C Reimbursement Agreements, each Incremental Term Loan Assumption Agreement, each Additional Revolving Credit Commitment Assumption Agreement, for purposes of Section 9.1(a) only the Secured Hedging Agreements and, when executed, each document executed by a Loan Party and delivered to the Administrative Agent, any Lender or any L/C Issuer in connection with or pursuant to Section 7.10 or any of the foregoing or the Obligations, together with any modification of any term, or any waiver with respect to, any of the foregoing.

“Loan Party” means each Borrower and each Guarantor and each Excluded Foreign Holdco that pledges Stock of any Excluded Foreign Subsidiary.

“Long Term Lease Rentals” means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Borrower or any Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provided that, if at the date of determination, any such rental or other obligations are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (i) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated in good faith by a Responsible Officer of the Borrower.

“Material Adverse Effect” means a circumstance or condition affecting the business, property, operations or financial condition of the Loan Parties, taken as a whole, that would, materially and adversely affect (a) the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents or (b) the enforceability of, or the rights and remedies of the Collateral Agent and the other Secured Parties under any Loan Document.

“Material Chattel Paper” means chattel paper delivered in any transaction or series of related transactions evidencing an obligation to pay an amount in excess of $250,000 in the aggregate.

“Material Environmental Liabilities” means Environmental Liabilities that individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

“Material Real Property” means any real property of a Person having a value (together with improvements thereon) of at least $1,000,000 (provided that for the purposes of this definition, individual parcels of land in the same general geographic area acquired as part of a single acquisition or part of a series of related acquisitions will be considered a single property).  The Material Real Property of the Loan Parties as of the Closing Date are set forth on Schedule III.

“Material Third Party Note” means any note or notes delivered to the Loan Parties or any of them from any Person that is not a Loan Party in any transaction or series of related transactions evidencing Indebtedness in an aggregate principal amount in excess of $250,000.

“Maximum Lawful Rate” has the meaning specified in Section 2.9(d).

“Minimum Extension Condition” has the meaning specified in Section 2.20(c).

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Mortgage” means any mortgage, deed of trust or other document executed or required herein to be executed by any Loan Party and granting a security interest over real property in favor of the Administrative Agent as security for the Obligations, substantially in the form of Exhibit J hereto.

“Mortgage Supporting Documents” means, with respect to any Mortgage for a parcel of real property, each document (including title policies or marked-up unconditional insurance binders (in each case, together with copies of all documents referred to therein), maps, ALTA (or TLTA, if applicable) as-built surveys (in form and as to date that is sufficiently acceptable to the title insurer issuing title insurance to the Administrative Agent for such title insurer to deliver endorsements to such title insurance as reasonably requested by the Administrative Agent), environmental assessments and reports, customary legal opinions, flood insurance certificates, appraisals required to comply with FIRREA and evidence regarding recording and payment of fees, insurance premium and taxes) that the Administrative Agent may reasonably request, to create, register, perfect, maintain, evidence the existence, substance, form or validity of or enforce a valid Lien on such parcel of real property in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to such Liens as the Administrative Agent may reasonably approve and prior to all Liens other than Permitted Senior Liens.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, in respect of which any ERISA Affiliate has an obligation to contribute.

“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973 (as may be amended from time to time), as revised by the National Flood Insurance Reform Act of 1994 (as may be amended from time to time).

“Net Cash Proceeds” means proceeds received in cash from (a) any Sale of, or Property Loss Event with respect to, property, net of (i) the customary out-of-pocket cash costs, fees and expenses paid or required to be paid in connection therewith, (ii) taxes paid or reasonably estimated to be payable as a result thereof, (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations and Indebtedness owing to any Group Member, secured by a Lien on such property) secured by the property subject thereto, (iv) any amount provided as a reserve against any liabilities in respect of any indemnification obligations or purchase price adjustment associated with any such Sale (provided that, to the extent and at any time such amount are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (v) the amount of any Indebtedness of a Group Member, which, according to the terms thereof, must be prepaid or repaid using such proceeds or the amount of such proceeds which are not permitted to be distributed to the Borrower pursuant to the terms of such Indebtedness or (b) any sale or issuance of Stock or incurrence of Indebtedness, in each case net of brokers’, advisors’ and investment banking fees and other customary out-of-pocket underwriting discounts, commissions and other customary out-of-pocket cash costs, fees and expenses, in each case incurred in connection with such transaction; provided, however, that any such proceeds received by any Subsidiary of the Borrower that is not a Wholly Owned Subsidiary of the Borrower shall constitute “Net Cash Proceeds” only to the extent of the aggregate direct and indirect beneficial ownership interest of the Borrower therein.  Notwithstanding the foregoing, to the extent Net Cash Proceeds are attributable to any Excluded Foreign Subsidiary, such amounts will be excluded from prepayment requirements set forth herein to the extent the repatriation of such amounts will result in a material tax consequence for the applicable Excluded Foreign Subsidiary or its direct parent domiciled in the United States of America.

“Non-Funding Lender” means any Lender that has (a) failed to fund any payments required to be made by it under the Loan Documents within two Business Days after any such payment is due (excluding expense and similar reimbursements that are subject to good faith disputes), (b) given written notice (and the Administrative Agent has not received a revocation in writing), to the Borrower, the Administrative Agent, any Lender, or the L/C Issuer or has otherwise publicly announced (and the Administrative Agent has not received notice of a public retraction) that such Lender believes it will fail to fund payments or purchases of participations required to be funded by it under the Loan Documents or one or more other syndicated credit facilities, (c) failed to fund, and not cured, loans, participations, advances, or reimbursement obligations under one or more other syndicated credit facilities, unless subject to a good faith dispute, or (d) any Lender that has (i) become subject to a voluntary or involuntary case under the Bankruptcy Code or any similar bankruptcy laws, (ii) a custodian, conservator, receiver or similar official appointed for it or any substantial part of such Person’s assets, or (iii) made a general assignment for the benefit of creditors, been liquidated, or otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for clause (d), and the Administrative Agent has determined that such Lender is reasonably likely to fail to fund any payments required to be made by it under the Loan Documents.

“Non-U.S. Lender Party” means each of the Administrative Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is not a Domestic Person.

“Note” means a promissory note of the Borrower, in substantially the form of Exhibit B, payable to the order of a Lender in any Facility in a principal amount equal to the amount of such Lender’s Commitment under such Facility (or, in the case of the Term Loan Facility, the aggregate initial principal amount of the Term Loans).

“Notice of Borrowing” has the meaning specified in Section 2.2.

“Notice of Conversion or Continuation” has the meaning specified in Section 2.10.

“Obligations” means, with respect to any Loan Party, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Loan Party to the Administrative Agent, any Lender, any L/C Issuer, any Bank Product Provider, any other Indemnitee, any participant, any SPV or any Secured Hedging Counterparty arising out of, under, or in connection with, any Loan Document, Secured Hedging Agreement, Specified Cash Management Agreement or L/C Reimbursement Agreement, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (a) if such Loan Party is the Borrower, all Loans, L/C Obligations and Bank Product Obligations in respect of Specified Cash Management Agreements, (b) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (c) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Loan Party under any Loan Document, Secured Hedging Agreement, Specified Cash Management Agreement or L/C Reimbursement Agreement (including those payable to L/C Issuers as described in Section 2.11).

“OFAC” has the meaning specified in Section 7.16.

“Offer” has the meaning specified in the definition of the term Permitted Loan Retirement.

“OID” has the meaning specified in Section 2.19(b).

“Other Taxes” has the meaning specified in Section 2.17(c).

“Other Term Loan Facility” means any Other Term Loan incurred or issued, or term loan facility entered into to provide for the incurrence or issuance of Other Term Loans, pursuant to Section 8.1(h) and satisfying the requirement therefor specified in Section 8.1(h).

“Other Term Loans” means any term loans, notes or similar or related Indebtedness incurred or issued pursuant to Section 8.1(h) and satisfying the requirement therefor specified in Section 8.1(h).

“Participant Register” has the meaning specified in Section 11.2(f).

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“PBGC” means the United States Pension Benefit Guaranty Corporation and any successor thereto.

“Permit” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Acquisition” means any Proposed Acquisition satisfying each of the following conditions:

(a)
no more than $25,000,000 of proceeds of the Loans (the “Permitted Acquisition Basket”) may be used to fund all Permitted Acquisitions, and each such acquisition that uses any amount of the Loans to fund a Permitted Acquisition Basket shall reduce such Permitted Acquisition Basket on a dollar-for-dollar basis; (it is understood for purposes of this definition that there shall be no limitation on the use (i) of Net Cash Proceeds of (x) any Sale or issuance of Stock or Stock Equivalents of Holdings and (y) equity contributions in respect of the Stock of Holdings, (ii) of Net Cash Proceeds of unsecured Indebtedness (subject to the limitations on incurrence of unsecured Indebtedness set forth in Section 8.1));

(b)
the aggregate value of assets acquired pursuant to such Permitted Acquisitions located outside of the United States using funds other than from Net Cash Proceeds of any Sale or issuance of Stock of Holdings, Net Cash Proceeds of equity contributions in respect of the Stock of Holdings and Available Amount Basket may not exceed $5,000,000 (provided that no amount available under the Permitted Acquisition Basket may be used to acquire such assets);

(c)
immediately prior to signing of the applicable acquisition agreement, and after giving effect to such signing, and at any time following the signing of the applicable acquisition agreement and prior to and after giving effect to the consummation of such acquisition, no Event of Default shall have occurred and be continuing;

(d)	all transactions related to such Permitted Acquisitions shall be consummated in all material respects in accordance with applicable Requirements of Law;

(e)
on a Pro Forma Basis, (i) Borrower shall be in compliance with the Financial Maintenance Covenants and (ii) Borrower’s Total Leverage Ratio shall not be greater than the lesser of (x) 3.30 to 1.00 and (y) the maximum Total Leverage Ratio permitted under the covenant set forth in Section 5.1 applicable as of the end of the fiscal quarter most recently ended prior to such date;

(f)	any acquired or newly formed Restricted Subsidiary shall not be liable for any Indebtedness except for Permitted Indebtedness;

(g)
any Person acquired in such acquisition, which would be required to become a Loan Party, shall be merged with a Loan Party or become a Loan Party upon consummation of such acquisition; provided, that this clause (g) shall not apply to acquisitions (or a series of related acquisitions) with an aggregate value less than $5,000,000;

(h)
the Proposed Acquisition shall be of a Person, or division or line of business, engaged in any business or business activity conducted by the Loan Parties on the Closing Date or business, operations and activities reasonably related thereto or extension thereof;

(i)
the Proposed Acquisition (x) was not preceded by, or effected pursuant to, an unsolicited or hostile offer and (y) is consensual and approved by the Board of Directors or analogous managing board or Person of the Proposed Acquisition Target;

(j)	the average daily availability under the Revolving Credit Facility for the thirty (30) day period preceding the consummation of the Proposed Acquisition shall exceed $5,000,000;

(k)
if the purchase price of such Proposed Acquisition exceeds $7,500,000 or if the purchase is of Stock or Stock Equivalents of a Person, the Administrative Agent shall have received reasonable advance notice of the consummation of such Proposed Acquisition including a reasonably detailed description thereof at least five (5) business days prior to the consummation of such Proposed Acquisition (or such later date as may be agreed by the Administrative Agent);

(l)
the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower in form and substance satisfactory to the Administrative Agent certifying that the requirements of this definition have been satisfied or will be satisfied on or prior to the date of the consummation of such Proposed Acquisition;

(m)
on or prior to the date of the consummation of such Proposed Acquisition, the Administrative Agent shall have received copies of (x) the acquisition agreement (or substantially final drafts thereof) and (y) related documents and information (including financial information and analysis, environmental assessments and reports, opinions, certificates and Lien searches), in each case, in the case of this clause (y), to the extent available and requested by the Administrative Agent; and

(n)
as of the date of consummation of any transaction as part of such Permitted Acquisition and after giving effect to all transactions to occur on such date as part of such Permitted Acquisition, the conditions set forth in Section 3.2(b) shall be satisfied, and the Administrative Agent shall have received a certificate to that effect dated the applicable date of such Permitted Acquisition and executed by an Responsible Officer of the Borrower.

 “Permitted Indebtedness” means any Indebtedness of any Group Member that is not prohibited by Section 8.1.

“Permitted Investment” means any Investment of any Group Member that is not prohibited by Section 8.3.

“Permitted Investors” means, collectively the Sponsor and its Controlled Investment Affiliates.

“Permitted Lien” means any Lien on or with respect to the property of any Group Member that is not prohibited by Section 8.2.

“Permitted Loan Contribution” means, in connection with a Permitted Loan Purchase, (a) the Permitted Investors using Term Loans acquired by the Permitted Investors in such Permitted Loan Purchase as consideration for additional Stock of the Borrower or as an additional contribution to the capital of the Borrower and (b) the substantially concurrent cancellation by the Borrower of all Indebtedness represented by such Term Loans.

 “Permitted Loan Purchase” means any transaction pursuant to which Affiliated Lenders purchase Term Loans in accordance with the terms of Section 11.2(g).

“Permitted Loan Retirement” means any transaction pursuant to which the Borrower (a) purchases all or any portion of the Term Loans with cash of the Borrower and its Subsidiaries available under the Available Amount Basket (other than, in any event, any cash that is traced to a Borrowing under the Revolving Credit Facility), as certified by a Responsible Officer of the Borrower, pursuant to one or more offers on customary terms and conditions in light of market practices (including the form of notice thereof) agreed to by the Borrower and the Administrative Agent (each, an “Offer”) that were made available to all Term Loan Lenders on a pro rata basis according to the principal amount of the Term Loans then held by the Term Loan Lenders and (b) substantially concurrent with such purchase, forgives all Indebtedness represented by such Term Loans purchased thereby as evidenced by a written instrument delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and made available to the Term Loan Lenders; provided, however, that (i) the Borrower shall have delivered a notice of each such Offer to the Administrative Agent and all Term Loan Lenders no later than noon (New York City time) at least five (5) Business Days in advance of the proposed consummation date of such Offer in form and substance reasonably acceptable to the Administrative Agent and (ii) the maximum dollar amount of the Offer shall be no less than $1,000,000.

“Permitted Refinancing” means Indebtedness constituting a refinancing, exchange or extension of Permitted Indebtedness that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of such Permitted Indebtedness outstanding at the time of such refinancing, exchange or extension except for increases due to the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith, (b) has a weighted average maturity (measured as of the date of such refinancing, exchange or extension) and maturity no shorter than that of such Permitted Indebtedness being refinanced or extended, (c) is not entered into as part of a Sale and Leaseback transaction, (d) is not secured by any property or any Lien other than those securing such existing Permitted Indebtedness in accordance with Section 8.2, (e) refinances, exchanges or extends pursuant to the same transaction the entire amount of the Permitted Indebtedness to be refinanced, exchanged or extended, including all distinct tranches and facilities governed by the agreement governing such Indebtedness, and (f) otherwise complies with the applicable provisions of Section 8.1; provided, however, that, notwithstanding the foregoing, (x) the terms of such Permitted Indebtedness may be modified as part of such Permitted Refinancing if such modification would have been permitted pursuant to Section 8.11 and (y) no Guaranty Obligation for such Indebtedness shall constitute part of such Permitted Refinancing unless similar Guaranty Obligations with respect to such Permitted Indebtedness existed and constituted Permitted Indebtedness prior to such refinancing, exchange or extension.

“Permitted Reinvestment” means, with respect to the Net Cash Proceeds of any Sale or Property Loss Event, to acquire (or make Capital Expenditures to finance the acquisition, repair, improvement or construction of), to the extent otherwise permitted hereunder, long term capital property useful in the business of the Borrower or any of its Subsidiaries (including through a Permitted Acquisition or Permitted Investment) or, if such Property Loss Event involves loss or damage to property, to repair such loss or damage.

“Permitted Senior Lien” means any Lien (i) referred to in clause (a), (b), (c), (d)(ii), (e), (f), (g), (h), (i), (k), (l), and (m) of the definition of Customary Permitted Liens having priority by operation of mandatory Requirements of Law, (ii) referred to in Sections 8.2(c) to the extent having priority under applicable Requirements of Law and 8.2(g), and (iii) referred to in Section 8.2(d), Section 8.2(e), or Section 8.2(f), in each case on property permitted by such Section to be subject thereto.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Pledged Collateral” means has the meaning specified in the Guarantee and Security Agreement.

“Pro Forma Balance Sheet” has the meaning specified in Section 4.4(d).

“Pro Forma Basis” means as to any Person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, giving pro forma effect to such events, as applied to historical results (in accordance with Section 1.3 to the extent applicable or as otherwise determined to be reasonably satisfactory by the Administrative Agent), as if such events occurred on the first day of the four (4) consecutive Fiscal Quarter period ended on or before the occurrence of such event (the “Reference Period”): (a) in making any determination of Consolidated EBITDA, effect shall be given to any asset sale, any acquisition, Investment, Sale, merger or consolidation, or any similar transaction, in each case, that occurred during the Reference Period; (b) in making any determination on a Pro Forma Basis, (i) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under the Loan Documents or otherwise) issued, incurred, assumed or permanently repaid during the Reference Period shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period (provided the interest expense on such Indebtedness repaid shall nevertheless be treated as incurred and given full effect for purposes of determining compliance with covenants for such Reference Period, with appropriate adjustment in pro forma treatment to avoid double counting of interest expense if such repaid Indebtedness is being refinanced with new Indebtedness), and (ii) interest expense of such Person attributable to interest on any Indebtedness incurred for which pro forma effect is being given as provided in the preceding clause (b)(i) bearing floating interest rates shall be computed as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods; and (c) with respect to (i) any redesignation of a Subsidiary as an Restricted Subsidiary, effect shall be given to such Subsidiary redesignation and all other Subsidiary redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary redesignation then being effected, collectively and (ii) any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively.  Pro forma calculations made pursuant to the definition of the term

“Pro Forma Basis” shall be determined in good faith by the Chief Financial Officer of Borrower (or such other officer of the Borrower as shall be reasonably acceptable to the Administrative Agent) and, to the extent applicable, based on reasonable assumptions specified to the Administrative Agent in reasonable detail.

“Pro Forma Transaction” means any of the events set forth in the definition of Pro Forma Basis.

“Pro-Rata Benefit” has the meaning specified in Section 5.4.

“Projections” means, collectively, the Initial Projections and any document delivered pursuant to Section 6.1(e).

“Property Loss Event” means, with respect to any property, any loss of or damage to such property or any taking of such property or condemnation thereof.

“Proposed Acquisition” means (a) any proposed acquisition that is consensual and approved by the board of directors of such Proposed Acquisition Target by the Borrower or any Subsidiary of the Borrower (or by Holdings to the extent such assets and Stock are transferred to the Borrower or any Subsidiary of the Borrower contemporaneously with such acquisition) or (b) any proposed merger of any Proposed Acquisition Target with or into the Borrower or any Subsidiary of the Borrower (and, in the case of a merger with the Borrower, with the Borrower being the surviving corporation).

“Proposed Acquisition Target” means any Person or any brand, line of business, division, branch, operating division, other unit operation or assets of any Person.

“Pro Rata Outstandings” of any Lender at any time, means (a) in the case of the Term Loan Facility, the outstanding principal amount of the Term Loans owing to such Lender and (b) in the case of the Revolving Credit Facility, the sum of (i) the outstanding principal amount of Revolving Loans owing to such Lender and (ii) the amount of the participation of such Lender in the L/C Obligations outstanding with respect to all Letters of Credit.

“Pro Rata Share” means, with respect to any Lender and any Facility or Facilities at any time, the percentage obtained by dividing (a) the sum of the Commitments (or, if such Commitments in any such Facility are terminated, the Pro Rata Outstandings therein) of such Lender then in effect under such Facilities by (b) the sum of the Commitments (or, if such Commitments in any such Facility are terminated, the Pro Rata Outstandings therein) of all Lenders then in effect under such Facilities; provided, however, that, if there are no Commitments and no Pro Rata Outstandings in any of such Facilities, such Lender’s Pro Rata Share in such Facilities shall be determined based on the Pro Rata Share in such Facilities most recently in effect, after giving effect to any subsequent assignment and any subsequent non-pro rata payments of any Lender pursuant to Section 2.18.

“Reference Period” has the meaning specified in the definition of Pro Forma Basis.

“Refinanced Term Loan” has the meaning specified in Section 11.1(c).

“Register” has the meaning specified in Section 2.14(b).

“Reinvestment Prepayment Amount” means, with respect to any Net Cash Proceeds on the Reinvestment Prepayment Date therefor, the amount of such Net Cash Proceeds otherwise required for prepayment of the Loans less any amount paid or required to be paid by any Group Member to make, and that are duly applied to make, Permitted Reinvestments with such Net Cash Proceeds pursuant to a Contractual Obligation entered into prior to such Reinvestment Prepayment Date with any Person that is not an Affiliate of the Borrower.

“Reinvestment Prepayment Date” means, with respect to any portion of any Net Cash Proceeds of any Sale or Property Loss Event required for prepayment of Loans, the earliest of (a) the 270th day after the completion of the portion of such Sale or Property Loss Event corresponding to such Net Cash Proceeds, provided that, (x) if no Default or Event of Default has occurred or is continuing, (y) the Borrower has delivered a certificate of a Responsible Officer of the Borrower to the Administrative Agent promptly following receipt of any such Net Cash Proceeds setting forth the Borrower’s intention to use any portion of such Net Cash Proceeds to make a Permitted Reinvestment, (z) during the applicable 270 day period the Borrower has contracted to make a Permitted Reinvestment within the 90 day period immediately following the expiration of the 270 day period referred to above, then such 270 day period shall be extended by an additional 90 days, (b) the date that is 5 Business Days after the date on which the Borrower shall have notified the Administrative Agent of the Borrower’s determination not to make Permitted Reinvestments with such Net Cash Proceeds, (c) the occurrence of any Event of Default set forth in Section 9.1(e)(ii) and (d) 5 Business Days after the delivery of a notice by the Administrative Agent or the Required Lenders to the Borrower during the continuance of any other Event of Default.

“Related Documents” means, collectively, the payoff letter with respect to the Existing Credit Agreement executed and delivered to the Administrative Agent in connection with Section 3.1(d) and each other collateral release document executed with respect to any of the foregoing or any Related Transaction.

“Related Person” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article 3) and other consultants and agents of or to such Person or any of its Affiliates, together with, if such Person is the Administrative Agent, each other Person or individual designated, nominated or otherwise mandated by or helping the Administrative Agent pursuant to and in accordance with Section 10.4 or any comparable provision of any Loan Document.

“Related Transactions” means, collectively, the refinancing of the Existing Credit Agreement, the execution and delivery of all Related Documents and the payment of all related fees, costs and expenses.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Relevant Four Fiscal Quarter Period” has the meaning specified in Section 9.4.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Required Lenders” means at any time (a) if there are no more than three Lenders,  (i) Lenders holding more than 66 2/3% of the sum of the aggregate Revolving Credit Commitments then in effect plus the aggregate unpaid principal balance of the Term Loan then outstanding, or (ii) if the Revolving Credit Commitments have terminated, Lenders then holding more than 66 2/3% of the sum of the aggregate unpaid principal amount of Loans (other than Swing Loans) then outstanding, outstanding L/C Obligations, amounts of participations in Swing Loans and the principal amount of unparticipated portions of Swing Loans and (b) if there are more than three Lenders,  (i) Lenders holding more than fifty percent (50%) of the sum of the aggregate Revolving Credit Commitments then in effect plus the aggregate unpaid principal balance of the Term Loan then outstanding, or (ii) if the Revolving Credit Commitments have terminated, Lenders then holding more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of Loans (other than Swing Loans) then outstanding, outstanding L/C Obligations, amounts of participations in Swing Loans and the principal amount of unparticipated portions of Swing Loans; provided, however, that (x) Required Lenders shall require at least two unaffiliated Lenders so long as there are at least two unaffiliated Lenders and (y) in the event there are only two Lenders, “Required Lenders” shall mean both Lenders; provided further, that (x) amounts held by any Non-Funding Lender shall be ignored for purposes of both the numerator and the denominator in such calculation and (y) amounts held by Affiliated Lenders shall be accounted for in accordance with Section 11.2(g)(ii).

“Replacement Term Loan” has the meaning specified in Section 11.1(c).

“Required Revolving Credit Lenders” means at any time (a) if there are no more than three Lenders,  (i) Lenders holding more than 66 2/3% of the aggregate Revolving Credit Commitments then in effect, or (ii) if the Revolving Credit Commitments have terminated, Lenders then holding more than 66 2/3% of the sum of the aggregate unpaid principal amount of Revolving Loans (other than Swing Loans) then outstanding, outstanding L/C Obligations, amounts of participations in Swing Loans and the principal amount of unparticipated portions of Swing Loans and (b) if there are more than three Lenders,  (i) Lenders holding more than fifty percent (50%) of the sum of the aggregate Revolving Credit Commitments then in effect, or (ii) if the Revolving Credit Commitments have terminated, Lenders then holding more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of Revolving Loans (other than Swing Loans) then outstanding, outstanding L/C Obligations, amounts of participations in Swing Loans and the principal amount of unparticipated portions of Swing Loans; provided, however, that (x) Required Lenders shall require at least two unaffiliated Lenders so long as there are at least two unaffiliated Lenders and (y) in the event there are only two Lenders, “Required Lenders” shall mean both Lenders; provided further, that amounts held by any Non-Funding Lender shall be ignored for purposes of both the numerator and the denominator in such calculation.

“Required Term Loan Lenders” means at any time (a) if there are no more than three Lenders,  Lenders holding more than 66 2/3% of aggregate unpaid principal balance of the Term Loan then outstanding and (b) if there are more than three Lenders,  Lenders holding more than fifty percent (50%) of the aggregate unpaid principal balance of the Term Loan then outstanding; provided, however, that (x) Required Lenders shall require at least two unaffiliated Lenders so long as there are at least two unaffiliated Lenders and (y) in the event there are only two Lenders, “Required Lenders” shall mean both Lenders; provided further, that (x) amounts held by any Non-Funding Lender shall be ignored for purposes of both the numerator and the denominator in such calculation and (y) amounts held by Affiliated Lenders shall be accounted for in accordance with Section 11.2(g)(ii).

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, with respect to any Person, any of the president, chief executive officer, chief financial officer, vice president, treasurer, assistant treasurer, controller, managing member or general partner of such Person but, in any event, with respect to financial matters, any such officer that is responsible for preparing the Financial Statements delivered hereunder and, with respect to the Corporate Chart and other documents delivered pursuant to Section 6.1(f), documents delivered on the Closing Date and documents delivered pursuant to Section 7.10, the secretary or assistant secretary of such Person or any other officer responsible for maintaining the corporate and similar records of such Person.

“Restricted Payment” means (a) any direct or indirect (including through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations, and including with respect to a claim for rescission of a Sale of such Stock or Stock Equivalent) dividend, return of capital, equity distribution, Stock repurchase or any other payment in respect of Stock or Stock Equivalents of any Loan Party, and any redemption, retirement, termination, defeasance, cancellation, purchase or other acquisition for value, whether direct or indirect (including in each case above through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations), of any Stock or Stock Equivalent of any Loan Party from or in respect of, in each case above whether now or hereafter outstanding, to any Person other than another Loan Party, and any payment or other transfer setting aside funds for any such redemption, retirement, termination, cancellation, purchase or other acquisition, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise.

“Restricted Subsidiary” means (i) each Wholly Owned Subsidiary of the Borrower that is not an Unrestricted Subsidiary and (ii) any Unrestricted Subsidiary of the Borrower that is designated from time to time as a Restricted Subsidiary.

“Retirement Notice” has the meaning specified in Section 11.2(g).

“Revolving Credit Commitment” means, with respect to each Revolving Credit Lender, the commitment of such Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings, which commitment is in the amount set forth opposite such Lender’s name on Schedule I under the caption “Revolving Credit Commitment” or in the Additional Revolving Credit Commitment Assumption Agreement pursuant to which such Lender agreed to provide an Additional Revolving Credit Commitment, as applicable, as amended to reflect Assignments and as such amount may be reduced pursuant to this Agreement.  The aggregate amount of the Revolving Credit Commitments on the date hereof equals $15,000,000.

“Revolving Credit Facility” means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans, Swing Loans and Letters of Credit.

“Revolving Credit Lender” means each Lender that has a Revolving Credit Commitment, holds a Revolving Loan or participates in any Swing Loan or Letter of Credit.

“Revolving Credit Outstandings” means, at any time, the sum of, in each case to the extent outstanding at such time, (a) the aggregate principal amount of the Revolving Loans and Swing Loans and (b) the L/C Obligations for all Letters of Credit.

“Revolving Credit Termination Date” means the earliest of (a) the Scheduled Revolving Credit Termination Date, (b) the date of termination of all of the Revolving Credit Commitments pursuant to Section 2.5 or 9.2 and (c) the date on which the Obligations become due and payable pursuant to Section 9.2.

“Revolving Loan” has the meaning specified in Section 2.1.

“S&P” means Standard & Poor’s Rating Services or any successor thereto.

“Sale and Leaseback Transaction” means, with respect to any Person (the “obligor”), any Contractual Obligation or other arrangement with any other Person (the “counterparty”) consisting of a lease by such obligor of any property that, directly or indirectly, has been or is to be Sold by the obligor to such counterparty or to any other Person to whom funds have been advanced by such counterparty based on a Lien on, or an assignment of, such property or any obligations of such obligor under such lease.

“Scheduled Maturity Date” means the later of the Scheduled Revolving Credit Termination Date and the Term Loan Maturity Date.

“Scheduled Revolving Credit Termination Date” means the fifth (5th) anniversary of the Closing Date.

“Secured Hedging Agreement” means any Hedging Agreement that (a) has been entered into with a Secured Hedging Counterparty and (b) in the case of a Hedging Agreement not entered into with or provided or arranged by GE Capital or an Affiliate of GE Capital, is expressly identified as being a “Secured Hedging Agreement” hereunder in a joint notice from such Loan Party and such Person delivered to the Administrative Agent reasonably promptly after the execution of such Hedging Agreement (provided that inadvertent failure to deliver such notice shall not cause the Hedging Agreement to not be a Secured Hedging Agreement except as otherwise set forth in Section 10.11) and (c) meets the requirements of Section 8.1(f).

“Secured Hedging Counterparty” means (a) a Person who has entered into a Hedging Agreement with a Loan Party if such Hedging Agreement which meets the requirements of Section 8.1(f) was provided or arranged by GE Capital or an Affiliate of GE Capital, and any assignee of such Person or (b) a Lender or an Affiliate of a Lender who has entered into a Hedging Agreement which meets the requirements of Section 8.1(f) with a Loan Party (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of the Hedging Agreement).

“Secured Parties” means the Lenders, the L/C Issuers, the Administrative Agent, any Secured Hedging Counterparty, any Bank Product Provider, each other Indemnitee and any other holder of any Obligation of any Loan Party.

“Security” means all Stock, Stock Equivalents, voting trust certificates, bonds, debentures, instruments and other evidence of Indebtedness, whether or not secured, convertible or subordinated, all certificates of interest, share or participation in, all certificates for the acquisition of, and all warrants, options and other rights to acquire, any Security.

“Security Principles” has the meaning specified in Section 7.10(c).

“Sell” means, with respect to any property, to sell, convey, transfer, assign, license, lease or otherwise dispose of, any interest therein or to permit any Person to acquire any such interest, including, in each case, through a Sale and Leaseback Transaction or through a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable.  Conjugated forms thereof and the noun “Sale” have correlative meanings.

“Solvent” means, with respect to any Person or any group of Persons, as applicable, as of any date of determination, that, as of such date, (a) the fair value of the properties (calculated to include goodwill and other intangibles) of such Person, or of such group of Persons on a Consolidated basis, as applicable, is greater than the total amount of liabilities, including contingent liabilities of such Person, or of such group of Persons on a Consolidated basis, as applicable, (b) the present fair saleable value of the assets of such Person, or of such group of Persons on a Consolidated basis, as applicable, is not less than the amount that will be required to pay the probable liability of such Person, or of such group of Persons on a Consolidated basis, as applicable, on their debts as they become absolute and matured, (c) such Person, or such group of Persons on a Consolidated basis, as applicable, does not or do not intend to, and does not or do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature, (d) such Person, or such group of Persons on a Consolidated basis, as applicable,, is not or are not engaged in business or a transaction, and is not or are not about to engage in business or a transaction, for which capital of such Person, or of such group of Persons on a Consolidated basis, as applicable, is unreasonably small.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Cash Management Agreement” means  any agreement providing for Bank Products, which has been designated by a Bank Product Provider and the Borrower, by notice to the Administrative Agent, as a “Specified Cash Management Agreement”.

“Specified Equity Contribution” has the meaning specified in Section 9.4.

“Sponsor” means JLL Partners Fund IV, L.P.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to the Administrative Agent.

 “Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Debt” means any Indebtedness that is subordinated to the prior payment in full in cash of the Obligations on terms and conditions satisfactory to the Administrative Agent.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person.

“Substitute Lender” has the meaning specified in Section 2.18(a).

“SWDA” means the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.).

“Swingline Commitment” means $5,000,000.

“Swingline Lender” means, each in its capacity as Swingline Lender hereunder, GE Capital or, upon the resignation of GE Capital as Administrative Agent hereunder, any Lender (or Affiliate or Approved Fund of any Lender) that agrees, with the approval of the Administrative Agent (or, if there is no such successor Administrative Agent, the Required Lenders) (such approval not to be unreasonably withheld or delayed) and the Borrower, to act as the Swingline Lender hereunder.

“Swingline Request” has the meaning specified in Section 2.3(b).

“Swing Loan” has the meaning specified in Section 2.3.

“Tax Affiliate” means, (a) the Borrower and its Subsidiaries and (b) any Affiliate of the Borrower with which the Borrower files or is eligible to file consolidated, combined or unitary tax returns.

“Tax Return” has the meaning specified in Section 4.8.

“Taxes” has the meaning specified in Section 2.17(a).

“Term Loan” has the meaning specified in Section 2.1(b).  Unless the context shall otherwise require, the term “Term Loan” shall include any Incremental Term Loan.

“Term Loan Commitment” means, with respect to each Term Loan Lender, the commitment of such Lender to make Term Loans to the Borrower, which commitment is in the amount set forth opposite such Lender’s name on Schedule I under the caption “Term Loan Commitment”, as amended to reflect Assignments and as such amount may be reduced pursuant to this Agreement.  The aggregate amount of the Term Loan Commitments on the date hereof equals $48,000,000.  Unless the context shall otherwise require, the term “Term Loan Commitments” shall include the Incremental Term Loan Commitments.

“Term Loan Facility” means the Term Loan Commitments and the provisions herein related to the Term Loans.

“Term Loan Lender” means each Lender that has a Term Loan Commitment or that holds a Term Loan.

“Term Loan Maturity Date” means the fifth (5th) anniversary of the Closing Date.

“Title IV Plan” means a Benefit Plan subject to Title IV of ERISA, other than a Multiemployer Plan.

“Total Funded Debt” means, as to any Person, as of any date of determination, the aggregate principal amount of Indebtedness of such Person and its Consolidated Subsidiaries outstanding on such date on the Consolidated balance sheet of such Person, determined on a Consolidated basis in accordance with GAAP (but excluding the effects of any discounting of indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition) consisting of Indebtedness described in clauses (a), (b), (c) to the extent constituting reimbursement obligations in respect of letters of credit or bankers acceptances, (d), (f), (h), to the extent an amount is a fixed obligation to be payable, (i) and, to the extent that clause (j) relates to the preceding clauses, clause (j), in each case, of the definition of Indebtedness.

“Total Leverage Ratio” means, with respect to any Person as of any date, the ratio of (a) Total Funded Debt of such Person outstanding as of such date to (b) Consolidated EBITDA for such Person for the last period of four consecutive Fiscal Quarters ending on or before such date.

“Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.

“United States” means the United States of America.

“Unrestricted Subsidiary” means any Restricted Subsidiary acquired after the Closing Date that is designated from time to time as an Unrestricted Subsidiary in accordance with this Agreement.

“Unrestricted Subsidiary Investment” means (a) in the case of any designation of a Subsidiary as an Unrestricted Subsidiary, an amount equal to the greater of (i) the book value of the assets of such Subsidiary and (ii) the net fair market value of the assets of such Subsidiary (which shall be deemed for purposes of this Agreement to constitute a new Investment in such Subsidiary by the Group Member owning the Stock of such Subsidiary in such greater amount), and (b) in the case of any capital contribution to, or other Investment in, any Unrestricted Subsidiary, the amount thereof, if in cash, or the fair market value thereof, if in other property.

“Unused Commitment Fee” has the meaning specified in Section 2.11.

“U.S. Lender Party” means each of the Administrative Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is a Domestic Person.

“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the occurrence of any contingency).

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person, all of the Stock of which (other than nominal holdings and director’s qualifying shares) is owned by such Person, either directly or through one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Liability” means, at any time, any liability incurred by any ERISA Affiliate under Section 4201 of ERISA with respect to any Multiemployer Plan (whether or not assessed) and not yet satisfied or paid in full.

“Working Capital” means, for any Person at any date, its Consolidated Current Assets at such date minus its Consolidated Current Liabilities at such date.

“Yield Differential” has the meaning specified in Section 2.19(b).

Section 1.2                       UCC Terms

.  The following terms have the meanings given to them in the applicable UCC:  “commodity account”, “commodity contract”, “commodity intermediary”, “deposit account”, “entitlement holder”, “entitlement order”, “equipment”, “financial asset”, “general intangible”, “goods”, “instruments”, “inventory”, “securities account”, “securities intermediary” and “security entitlement”.

Section 1.3                       Accounting Terms and Principles

.  (a)  GAAP.  All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP.  Provisions regarding accounting changes are set forth in Section 8.12.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article 5 and Article 8 shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at “fair value.”

(b) Pro Forma.  All components of financial calculations made to determine compliance with the Financial Maintenance Covenants (or compliance with a test determined on the basis of the Total Leverage Ratio) shall be adjusted on a Pro Forma Basis to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any Pro Forma Transaction consummated after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by the Borrower based on assumptions expressed therein and that were reasonable based on the information available to the Borrower at the time of preparation of the Compliance Certificate setting forth such calculations.

Section 1.4                       Payments

.  The Administrative Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Loan Party or any L/C Issuer.  Any such determination or redetermination by the Administrative Agent shall be conclusive and binding for all purposes, absent manifest error.  No determination or redetermination by any Secured Party or Loan Party and no other currency conversion shall change or release any obligation of any Loan Party or of any Secured Party (other than the Administrative Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted.  The Administrative Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower de minimis amounts and may determine reasonable de minimis payment thresholds in light of market customs.

Section 1.5                       Interpretation

.  (a) Certain Terms.  Except as set forth in any Loan Document, all accounting terms not specifically defined herein shall be construed in accordance with GAAP (except for the term “property”, which shall be interpreted as broadly as possible, including, in any case, cash, Securities, other assets, rights under Contractual Obligations and Permits and any right or interest in any property).  The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole.  In the computation of periods of time from a specified date to a later specified date in any Loan Document, the terms “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”  In any other case, the term “including” when used in any Loan Document means “including without limitation.”  The term “documents” means all writings, however evidenced and whether in physical or electronic form, including all documents, instruments, agreements, notices, demands, certificates, forms, financial statements, opinions and reports.  The term “incur” means incur, create, make, issue, assume or otherwise become directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings.  The term “enforceability” and its derivatives when used to describe the enforceability of an agreement shall mean that such agreement is enforceable except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b) Certain References.  Unless otherwise expressly indicated, references (i) in this Agreement to an Exhibit, Schedule, Article, Section or clause refer to the appropriate Exhibit or Schedule to, or Article, Section or clause in, this Agreement and (ii) in any Loan Document to (A) any Constituent Documents, agreements (including the Loan Documents) and instruments shall include, without limitation, all exhibits, schedules, appendixes and annexes to such Constituent Documents, agreements or instruments and, unless the prior consent of any Secured Party required therefor is not obtained, all subsequent amendments, restatements, extensions, waivers, supplements and other modifications thereto made in accordance with the terms thereof and, if applicable, of any Loan Document, (B) any Requirements of Law shall be to such Requirements of Law as modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative and (C) any time of day shall be a reference to New York time.  Titles of articles, sections, clauses, exhibits, schedules and annexes contained in any Loan Document are without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.  Unless otherwise expressly indicated, the meaning of any term defined (including by reference) in any Loan Document shall be equally applicable to both the singular and plural forms of such term.

ARTICLE 2

THE FACILITIES

Section 2.1                       The Commitments

.  (a)  Revolving Credit Commitments.  On the terms and subject to the conditions contained in this Agreement, each Revolving Credit Lender severally, but not jointly, agrees to make loans in Dollars (each a “Revolving Loan”) to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding for all such loans by such Lender not to exceed such Lender’s Revolving Credit Commitment; provided, however, that at no time shall any Revolving Credit Lender be obligated to make a Revolving Loan in excess of such Lender’s Pro Rata Share of the amount by which the then effective Revolving Credit Commitments exceeds the aggregate Revolving Credit Outstandings at such time.  Within the limits set forth in the first sentence of this clause (a), amounts of Revolving Loans repaid may be reborrowed under this Section 2.1.

(b) Term Loan Commitments.  On the terms and subject to the conditions contained in this Agreement, each Term Loan Lender severally, but not jointly, agrees to make a loan (each a “Term Loan”) in Dollars to the Borrower on the Closing Date, in an amount not to exceed such Lender’s Term Loan Commitment.  Amounts of Term Loans repaid may not be reborrowed.

(c) Incremental Term Loan Commitments.  On the terms and subject to the conditions contained in this Agreement and in the applicable Incremental Term Loan Assumption Agreement, each Lender having an Incremental Term Loan Commitment severally, but not jointly, agrees to make Incremental Term Loans to the Borrower, in an amount not to exceed such Lender’s Incremental Term Loan Commitment.  Amounts of Incremental Term Loans repaid may not be reborrowed.

Section 2.2                       Borrowing Procedures

.  (a)  Notice From the Borrower.  Each Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 11:00 a.m. on (i) the first Business Day, in the case of a Borrowing of Base Rate Loans and (ii) the third Business Day, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Borrowing.  Each such notice may be made in a writing substantially in the form of Exhibit C (a “Notice of Borrowing”) duly completed or by telephone if confirmed promptly, but in any event within one Business Day and prior to such Borrowing, with such a Notice of Borrowing.  Loans shall be made as Base Rate Loans unless, outside of a suspension period pursuant to Section 2.15, the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans.  Each Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 (except, with respect to any Incremental Term Borrowing, to the extent otherwise provided in the related Incremental Term Loan Assumption Agreement).

(b) Notice to Each Lender.  The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent’s receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, prompt notice of the applicable interest rate.  Each Lender shall, before 11:00 a.m. on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 11.11, such Lender’s Pro Rata Share of such proposed Borrowing.  Upon fulfillment or due waiver (i) on the Closing Date, of the applicable conditions set forth in Section 3.1 and (ii) on the Closing Date and any time thereafter, of the applicable conditions set forth in Section 3.2, the Administrative Agent shall make such funds available to the Borrower.

(c) Non-Funding Lenders.

(i) Non-Funding Lenders Responsibility.  Unless the Administrative Agent shall have received notice from any Lender prior to the date such Lender is required to make any payment hereunder with respect to any Loan or any participation in any Swing Loan or Letter of Credit that such Lender will not make such payment (or any portion thereof) available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such payment available to the Administrative Agent on the date such payment is required to be made in accordance with this Article 2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount; provided that nothing herein or in any other Loan Document shall be deemed to require the Administrative Agent to advance funds on behalf of any Lender.  The Borrower agrees to repay to the Administrative Agent on demand such amount (until repaid by such Lender) with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the interest rate applicable to the Obligation that would have been created when the Administrative Agent made available such amount to the Borrower had such Lender made a corresponding payment available; provided, however, that such payment shall not relieve such Lender of any obligation it may have to the Borrower, the Swingline Lender or any L/C Issuer.  The failure of a Non-Funding Lender to make any Revolving Loan, to fund any purchase of any participation to be made or funded by it or to make any other payment required to be made by it under the Loan Documents, in each case on the date specified therefore, shall not relieve any other Lender of its obligations to make such loan, fund the purchase of such participation or make any other such payment under any Loan Document on such date, but neither the Administrative Agent nor, other than as expressly set forth herein, any Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan, fund the purchase of a participation or make any other payment required under any Loan Document.

(ii) Reallocation.  If any Revolving Credit Lender is a Non-Funding Lender, all or a portion of such Non-Funding Lender’s L/C Obligations (unless such Lender is the L/C Issuer that issued such Letter of Credit) and reimbursement obligations with respect to Swing Loans shall, at the Administrative Agent’s election at any time or upon any L/C Issuer’s or Swingline Lender’s, as applicable, written request delivered to the Administrative Agent (whether before or after the occurrence of any Default or Event of Default), be reallocated to and assumed by the Revolving Credit Lenders that are not Non-Funding Lenders or Impacted Lenders pro rata in accordance with their Pro Rata Share of the Revolving Credit Commitment (calculated as if the Non-Funding Lender’s Pro Rata Share was reduced to zero and each other Revolving Credit Lender’s Pro Rata Share had been increased proportionately), provided that no Revolving Credit Lender shall be reallocated any such amounts or be required to fund any amounts that would cause the sum of its outstanding Revolving Loans, outstanding L/C Obligations, amounts of its participations in Swing Loans and its pro rata share of unparticipated amounts in Swing Loans to exceed its Revolving Credit Commitment.

(iii) Voting Rights.   Notwithstanding anything herein to the contrary, including Section 11.1, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” (or be, or have its Loans or Commitments, included in the determination of “Required Lenders,” “Required Revolving Credit Lenders” or “Lenders directly affected” pursuant to Section 11.1) for any voting or consent rights under or with respect to any Loan Document; provided that (A) the Commitment of a Non-Funding Lender may not be increased, extended or reinstated, (B) the principal of a Non-Funding Lender’s Loans may not be reduced or forgiven and (C) the interest rate applicable to Obligations owing to a Non-Funding Lender may not be reduced, in each case without the consent of such Non-Funding Lender.  For the purposes of determining Required Lenders and Required Revolving Credit Lenders, the Loans and Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Commitments outstanding.

(iv) Borrower Payments to a Non-Funding Lender.  The Administrative Agent shall be entitled to hold, in a non-interest bearing account, all portions of any payments received by the Administrative Agent for the benefit of any Non-Funding Lender pursuant to this Agreement as cash collateral.  The Administrative Agent is hereby authorized to use such cash collateral to pay in full the Aggregate Excess Funding Amount to the appropriate Secured Parties thereof, and then, to hold as cash collateral the amount of such Non-Funding Lender’s pro rata share, without giving effect to any reallocation pursuant to Section 2.2(c)(ii), of all L/C Obligations until the Obligations are paid in full in cash, all L/C Obligations have been discharged or cash collateralized and all Commitments have been terminated.  Upon any such unfunded obligations owing by a Non-Funding Lender becoming due and payable, the Administrative Agent shall be authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender.  With respect to such Non-Funding Lender’s failure to fund Revolving Loans or purchase participations in Letters of Credit or L/C Obligations, any amounts applied by the Administrative Agent to satisfy such funding shortfalls shall be deemed to constitute a Revolving Loan or amount of the participation required to be funded and, if necessary to effectuate the foregoing, the other Revolving Credit Lenders shall be deemed to have sold, and such Non-Funding Lender shall be deemed to have purchased, Revolving Loans or Letter of Credit participation interests from the other Revolving Credit Lenders until such time as the aggregate amount of the Revolving Loans and participations in Letters of Credit and L/C Obligations are held by the Revolving Credit Lenders in accordance with their Pro Rata Shares of the Revolving Credit Commitment.  Any amounts owing by a Non-Funding Lender to the Administrative Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans.  In the event that the Administrative Agent is holding cash collateral of a Non-Funding Lender that cures pursuant to clause (iv) below or ceases to be a Non-Funding Lender pursuant to the definition of Non-Funding Lender, the Administrative Agent shall return the unused portion of such cash collateral to such Lender. The “Aggregate Excess Funding Amount” of a Non-Funding Lender shall be the aggregate amount of (A) all unpaid obligations owing by such Lender to the Administrative Agent, L/C Issuers, Swingline Lender, and other Lenders under the Loan Documents, including such Lender’s pro rata share of all Revolving Loans, L/C Obligations, Swing Line Loans, plus, without duplication, (B) all amounts of such Non-Funding Lender reallocated to other Lenders pursuant to subsection Section 2.2(c)(ii).

(v) Cure.  A Lender may cure its status as a Non-Funding Lender under clause (a) of the definition of Non-Funding Lender if such Lender fully pays to the Administrative Agent, on behalf of the applicable Secured Parties, the Aggregate Excess Funding Amount, plus all interest due thereon.  Any such cure shall not relieve any Lender from liability for breaching its contractual obligations hereunder.

(vi) Fees.  A Lender that is a Non-Funding Lender shall not earn and shall not be entitled to receive, and the Borrower shall not be required to pay, such Lender’s portion of the Unused Commitment Fee during the time such Lender is a Non-Funding Lender pursuant to clause (a) thereof.  In the event that any reallocation of L/C Obligations occurs pursuant to Section 2.2(c)(ii)), during the period of time that such reallocation remains in effect, the Letter of Credit Fee payable with respect to such reallocated portion shall be payable to (A) all Revolving Credit Lenders based on their pro rata share of such reallocation or (B) to the L/C Issuer for any remaining portion not reallocated to any other Revolving Credit Lenders.

Section 2.3                       Swing Loans

.  (a)  Availability.  On the terms and subject to the conditions contained in this Agreement, the Swingline Lender shall make loans in Dollars (each a “Swing Loan”) available to the Borrower under the Revolving Credit Facility from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding not to exceed its Swingline Commitment; provided, however, that the Swingline Lender may not make any Swing Loan (x) to the extent that after giving effect to such Swing Loan, the aggregate Revolving Credit Outstandings would exceed the Revolving Credit Commitments and (y) in the period commencing on the first Business Day after it receives notice from the Administrative Agent or the Required Revolving Credit Lenders that one or more of the conditions precedent contained in Section 3.2 are not satisfied and ending when such conditions are satisfied or duly waived.  In connection with the making of any Swing Loan, the Swingline Lender may but shall not be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 have been satisfied or waived.  Each Swing Loan shall be a Base Rate Loan and must be repaid in full on the earliest of (i) the funding date of any Borrowing of Revolving Loans and (ii) the Revolving Credit Termination Date.  Within the limits set forth in the first sentence of this clause (a), amounts of Swing Loans repaid may be reborrowed under this clause (a).

(b) Borrowing Procedures.  In order to request a Swing Loan, the Borrower shall give to the Administrative Agent a notice to be received not later than 2:00 p.m. on the day of the proposed borrowing, which may be made in a writing substantially in the form of Exhibit D duly completed (a “Swingline Request”) or by telephone if confirmed promptly but, in any event, prior to such borrowing, with such a Swingline Request.  In addition, if any Notice of Borrowing requests a Borrowing of Base Rate Loans, the Swing Line Lender may, notwithstanding anything else to the contrary in Section 2.2, make a Swing Loan available to the Borrower in an aggregate amount not to exceed such proposed Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such Swing Loan.  The Administrative Agent shall promptly notify the Swingline Lender of the details of the requested Swing Loan.  Upon receipt of such notice and subject to the terms of this Agreement, the Swingline Lender may make a Swing Loan available to the Borrower by making the proceeds thereof available to the Administrative Agent and, in turn, the Administrative Agent shall make such proceeds available to the Borrower on the date set forth in the relevant Swingline Request.

(c) Refinancing Swing Loans.  The Swingline Lender may at any time forward a demand to the Administrative Agent (which the Administrative Agent shall, upon receipt, forward to each Revolving Credit Lender) that each Revolving Credit Lender pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender’s Pro Rata Share of all or a portion of the outstanding Swing Loans (as such amount may be increased pursuant to Section 2.2(c)(ii)).  Each Revolving Credit Lender shall pay such Pro Rata Share to the Administrative Agent for the account of the Swingline Lender.  Upon receipt by the Administrative Agent of such payment (other than during the continuation of any Event of Default under Section 9.1(e)), such Revolving Credit Lender shall be deemed to have made a Revolving Loan to the Borrower, which, upon receipt of such payment by the Swingline Lender from the Administrative Agent, the Borrower shall be deemed to have used in whole to refinance such Swing Loan.  In addition, regardless of whether any such demand is made, upon the occurrence of any Event of Default under Section 9.1(e), each Revolving Credit Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in each Swing Loan in an amount equal to such Lender’s Pro Rata Share of such Swing Loan.  If any payment made by any Revolving Credit Lender as a result of any such demand is not deemed a Revolving Loan, such payment shall be deemed a funding by such Lender of such participation.  Such participation shall not be otherwise required to be funded.  Upon receipt by the Swingline Lender of any payment from any Revolving Credit Lender pursuant to this clause (c) with respect to any portion of any Swing Loan, the Swingline Lender shall promptly pay over to such Revolving Credit Lender all payments of principal (to the extent received after such payment by such Lender) and interest (to the extent accrued with respect to periods after such payment) received by the Swingline Lender with respect to such portion.

(d) Obligation to Fund Absolute.  Each Revolving Credit Lender’s obligations pursuant to clause (c) above shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including (A) the existence of any setoff, claim, abatement, recoupment, defense or other right that such Lender, any Affiliate thereof or any other Person may have against the Swing Loan Lender, any other Secured Party or any other Person, (B) the failure of any condition precedent set forth in Section 3.2 to be satisfied or the failure of the Borrower to deliver any notice set forth in Section 2.2(a) (each of which requirements the Revolving Credit Lenders hereby irrevocably waive) and (C) any adverse change in the condition (financial or otherwise) of any Loan Party.

Section 2.4                       Letters of Credit

.  (a)  Commitment and Conditions.  On the terms and subject to the conditions contained herein, each L/C Issuer agrees to Issue, at the request of the Borrower, in accordance with such L/C Issuer’s usual and customary business practices, and for the account of the Borrower (or, as long as the Borrower remains responsible for the payment in full of all amounts drawn thereunder and related fees, costs and expenses, for the account of any Group Member), Letters of Credit (denominated in Dollars and with face amounts that are multiples of $100,000) from time to time on any Business Day during the period from the Closing Date through the earlier of the Revolving Credit Termination Date and seven (7) days prior to the Scheduled Revolving Credit Termination Date; provided, however, that such L/C Issuer shall not be under any obligation to Issue any Letter of Credit upon the occurrence of any of the following, after giving effect to such Issuance:

(i) (A) the aggregate Revolving Credit Outstandings would exceed the aggregate Revolving Credit Commitments or (B) the L/C Obligations for all Letters of Credit would exceed the L/C Sublimit;

(ii) the expiration date of such Letter of Credit (A) is not a Business Day, (B) is more than one year after the date of issuance thereof or (C) is later than five (5) Business Days  prior to the Scheduled Revolving Credit Termination Date; provided, however, that any Letter of Credit with a term not exceeding one year may provide for its renewal for additional periods not exceeding one (1) year as long as (x) each of the Borrower and such L/C Issuer have the option to prevent such renewal before the expiration of such term or any such period and (y) neither such L/C Issuer nor the Borrower shall permit any such renewal to extend such expiration date beyond the date set forth in clause (C) above; provided further, that any Letter of Credit may have an expiration date beyond the date set forth in clause (C) to the extent such Letter of Credit is cash collateralized; or

(iii) (A) any fee due in connection with, and on or prior to, such Issuance has not been paid, (B) such Letter of Credit is requested to be Issued in a form that is not acceptable to such L/C Issuer or (C) such L/C Issuer shall not have received, each in form and substance reasonably acceptable to it and duly executed by the Borrower (and, if such Letter of Credit is issued for the account of any other Group Member, such Group Member), the documents that such L/C Issuer generally uses in the ordinary course of its business for the Issuance of letters of credit of the type of such Letter of Credit (collectively, the “L/C Reimbursement Agreement”).

Furthermore, GE Capital as an L/C Issuer may elect only to issue Letters of Credit in its own name and may only issue Letters of Credit to the extent permitted by Requirements of Law, and such Letters of Credit may not be acceptable by certain beneficiaries such as insurance companies.  For each such Issuance, the applicable L/C Issuer may, but shall not be required to, determine that, or take notice whether, the conditions precedent set forth in Section 3.2 have been satisfied or waived in connection with the Issuance of any Letter of Credit; provided, however, that no Letter of Credit shall be Issued during the period starting on the first Business Day after the receipt by such L/C Issuer of notice from the Administrative Agent or the Required Revolving Credit Lenders that any condition precedent contained in Section 3.2 is not satisfied and ending on the date all such conditions are satisfied or duly waived.

Notwithstanding anything else to the contrary herein, if any Lender is a Non-Funding Lender or Impacted Lender, no L/C Issuer shall be obligated to Issue any Letter of Credit unless (i) the Non-Funding Lender or Impacted Lender has been replaced in accordance with Section 2.18 or Section 11.2, (ii) the L/C Obligations of such Non-Funding Lender or Impacted Lender have been cash collateralized, (iii) the Revolving Credit Commitments of the other Revolving Credit Lenders have been increased by an amount sufficient to satisfy the Administrative Agent that all future L/C Obligations will be covered by all Revolving Credit Lenders that are not Non-Funding Lenders or Impacted Lenders, or (iv) the L/C Obligations of such Non-Funding Lender or Impacted Lender have been reallocated to other Revolving Credit Lenders in a manner consistent with Section 2.2(c)(ii).

(b) Notice of Issuance.  The Borrower shall give the relevant L/C Issuer and the Administrative Agent a notice of any requested Issuance of any Letter of Credit, which shall be effective only if received by such L/C Issuer and the Administrative Agent not later than 11:00 a.m. on the third Business Day prior to the date of such requested Issuance (or such shorter period as may be agreed by the L/C Issuer).  Such notice may be made in a writing substantially the form of Exhibit E duly completed or in a writing in any other form acceptable to such L/C Issuer (an “L/C Request”) or by telephone if confirmed promptly, but in any event within one Business Day and prior to such Issuance, with such an L/C Request.

(c) Reporting Obligations of L/C Issuers.  Each L/C Issuer agrees to provide the Administrative Agent (which, after receipt, the Administrative Agent shall provide to each Revolving Credit Lender), in form and substance reasonably satisfactory to the Administrative Agent, each of the following on the following dates:  (i) on or prior to (A) any Issuance of any Letter of Credit by such L/C Issuer, (B) any drawing under any such Letter of Credit or (C) any payment (or failure to pay when due) by the Borrower of any related L/C Reimbursement Obligation, notice thereof, which shall contain a reasonably detailed description of such Issuance, drawing or payment, (ii) upon the request of the Administrative Agent (or any Revolving Credit Lender through the Administrative Agent), copies of any Letter of Credit Issued by such L/C Issuer and any related L/C Reimbursement Agreement and such other documents and information as may reasonably be requested by the Administrative Agent and (iii) (x) with respect to any L/C Issuer other than SunTrust Bank, on the first Business Day of each calendar week, a schedule of the Letters of Credit Issued by such L/C Issuer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the L/C Obligations for such Letters of Credit outstanding on the last Business Day of the previous calendar week or (y) with respect to SunTrust Bank, as L/C Issuer, a schedule as shall be from time to time mutually agreed.

(d) Acquisition of Participations.  Upon any Issuance of a Letter of Credit in accordance with the terms of this Agreement resulting in any increase in the L/C Obligations, each Revolving Credit Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in such Letter of Credit and the related L/C Obligations in an amount equal to such Lender’s Pro Rata Share of such L/C Obligations.

(e) Reimbursement Obligations of the Borrower.  The Borrower agrees to pay to the L/C Issuer of any Letter of Credit, or to the Administrative Agent for the benefit of such L/C Issuer, each L/C Reimbursement Obligation owing with respect to such Letter of Credit no later than the first Business Day after the Borrower receives notice from such L/C Issuer or from the Administrative Agent that payment has been made under such Letter of Credit or that such L/C Reimbursement Obligation is otherwise due (the “L/C Reimbursement Date”) with interest thereon computed as set forth in clause (i) below.  In the event that any L/C Issuer incurs any L/C Reimbursement Obligation not repaid by the Borrower as provided in this clause (e) (or any such payment by the Borrower is rescinded or set aside for any reason), such L/C Issuer shall promptly notify the Administrative Agent of such failure (and, upon receipt of such notice, the Administrative Agent shall forward a copy to each Revolving Credit Lender) and, irrespective of whether such notice is given, such L/C Reimbursement Obligation shall be payable on demand by the Borrower with interest thereon computed (i) from the date on which such L/C Reimbursement Obligation arose to the L/C Reimbursement Date, at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans and (ii) thereafter until payment in full, at the interest rate applicable during such period to past due Revolving Loans that are Base Rate Loans.

(f) Reimbursement Obligations of the Revolving Credit Lenders.  Upon receipt of the notice described in clause (e) above from the Administrative Agent,  each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share of such L/C Reimbursement Obligation (as such amount may be increased pursuant to Section 2.2(c)(ii)).  By making such payment (other than during the continuation of an Event of Default under Section 9.1(e)), such Lender shall be deemed to have made a Revolving Loan to the Borrower, which, upon receipt thereof by the Administrative Agent, for the benefit of such L/C Issuer, the Borrower shall be deemed to have used in whole to repay such L/C Reimbursement Obligation.  Any such payment that is not deemed a Revolving Loan shall be deemed a funding by such Lender of its participation in the applicable Letter of Credit and the related L/C Obligations.  Such participation shall not otherwise be required to be funded.  Following receipt by any L/C Issuer of any payment from any Lender pursuant to this clause (f) with respect to any portion of any L/C Reimbursement Obligation, such L/C Issuer shall promptly pay to the Administrative Agent, for the benefit of such Lender, all amounts received by such L/C Issuer (or to the extent such amount shall have been received by the Administrative Agent for the benefit of such L/C Issuer, the Administrative Agent shall promptly pay to such Lender all amounts received by the Administrative Agent for the benefit of such L/C Issuer) with respect to such portion.

(g) Obligations Absolute.  The obligations of the Borrower and the Revolving Credit Lenders pursuant to clauses (d), (e) and (f) above shall be absolute, unconditional and irrevocable and performed strictly in accordance with the terms of this Agreement irrespective of (i) (A) the invalidity or unenforceability of any term or provision in any Letter of Credit, any document transferring or purporting to transfer a Letter of Credit, any Loan Document (including the sufficiency of any such instrument), or any modification to any provision of any of the foregoing, (B) any document presented under a Letter of Credit being forged, fraudulent, invalid, insufficient or inaccurate in any respect or failing to comply with the terms of such Letter of Credit or (C) any loss or delay, including in the transmission of any document, (ii) the existence of any setoff, claim, abatement, recoupment, defense or other right that any Person (including any Group Member) may have against the beneficiary of any Letter of Credit or any other Person, whether in connection with any Loan Document or any other Contractual Obligation or transaction, or the existence of any other withholding, abatement or reduction, (iii) in the case of the obligations of any Revolving Credit Lender, (A) the failure of any condition precedent set forth in Section 3.2 to be satisfied (each of which conditions precedent the Revolving Credit Lenders hereby irrevocably waive) or (B) any adverse change in the condition (financial or otherwise) of any Loan Party and (iv) any other act or omission to act or delay of any kind of any Secured Party or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of any obligation of the Borrower or any Revolving Credit Lender hereunder.

Section 2.5                       Reduction and Termination of the Commitments

.

(a) Optional.  The Borrower may, upon notice to the Administrative Agent, terminate in whole or reduce in part ratably any unused portion of the Revolving Credit Commitments; provided, however, that each partial reduction shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000.

(b) Mandatory.  All outstanding Commitments shall terminate (i) in the case of the Term Loan Facility (other than any Incremental Term Loan Commitments, which shall terminate as provided in the related Incremental Term Loan Assumption Agreement), on the Closing Date (after giving effect to any Borrowing occurring on such date) and (ii) in the case of the Revolving Credit Facility, on the Scheduled Revolving Credit Termination Date.

Section 2.6                       Repayment of Loans

.  (a)  The Borrower promises to repay the entire unpaid principal amount of the Revolving Loans and the Swing Loans on the Scheduled Revolving Credit Termination Date.

(b) The Borrower promises to repay the Term Loans (other than the Incremental Term Loans) on the Term Loan Maturity Date and based on the percentage of the initial principal amount in an aggregate amount set forth below on the dates set forth below (as adjusted from time to time pursuant to Section 2.19(d)):

DATE	AMOUNT OF PRINCIPAL
October 1, 2011	0.625%
December 31, 2011	0.625%
March 31, 2012	0.625%
June 30, 2012	0.625%
September 29, 2012	1.250%
December 29, 2012	1.250%
March 30, 2013	1.250%
June 29, 2013	1.250%
September 28, 2013	1.250%
December 28, 2013	1.250%
March 29, 2014	1.250%
June 28, 2014	1.250%
September 27, 2014	1.250%
January 3, 2015	1.250%
April 4, 2015	1.250%
July 4, 2015	1.250%
October 3, 2015	1.875%
January 2, 2016	1.875%
April 2, 2016	1.875%
Term Loan Maturity Date	Remainder

(c) The Borrower promises to repay any Incremental Term Loans on the applicable Incremental Term Loan Maturity Date and on the applicable Incremental Term Loan Repayment Dates and in the amounts set forth in the applicable Incremental Term Loan Assumption Agreement.

Section 2.7                       Optional Prepayments

.  The Borrower may prepay the outstanding principal amount of any Loan in whole or in part at any time (together with any breakage costs that may be owing pursuant to Section 2.16(a) after giving effect to such prepayment) upon giving at least one (1) Business Day notice to the Administrative Agent in the case of prepayment of Base Rate Loans or at least three (3) Business Days notice to the Administrative Agent in the case of prepayment of Eurodollar Rate Loans; provided, however, that each partial prepayment that is not of the entire outstanding amount shall be, in respect of any Term Loans, in an aggregate amount that is an integral multiple of $250,000 and not less than $500,000 and, in respect of any Revolving Loan, in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000.  Any payments made to the Administrative Agent pursuant to this Section 2.7 shall be applied to the Obligations in accordance with Section 2.12(a).

Section 2.8                       Mandatory Prepayments

.  (a)  Excess Cash Flow.  The Borrower shall pay or cause to be paid to the Administrative Agent, for application as provided in Section 2.12(b), (i) for the period commencing with the earlier of the first day of the first full Fiscal Quarter after the Closing Date and the first day of third Fiscal Quarter of 2011 and ending December 31, 2011, and (ii) for each Fiscal Year thereafter, in each case, within five (5) Business Days after the last date Financial Statements can be delivered pursuant to Section 6.1(b), an amount equal to 50% of the Excess Cash Flow for such period referred to in clause (i) or such subsequent Fiscal Year, as applicable, minus any voluntary cash prepayment of Loans permitted hereunder during the applicable Fiscal Year (and any voluntary cash prepayment of Loans permitted hereunder made after such Fiscal Year, but prior to the date such payment is due hereunder, so long as such payment is not deducted with respect to the Fiscal Year when it is actually paid or is otherwise due), but only, in the case of payment in respect of Revolving Loans, to the extent that the Revolving Credit Commitments are permanently reduced by the amount of such prepayment; provided, however, that if the Total Leverage Ratio of Holdings on the last day of the applicable Fiscal Year is less than 2.25 to 1.00, such percentage shall be reduced to 0%.

(b) Debt Issuances. Upon receipt on or after the Closing Date by any Loan Party of Net Cash Proceeds arising from the incurrence by any Loan Party (other than Excluded Foreign Subsidiaries to the extent it would result in adverse tax consequences) of Indebtedness of the type specified in clause (a) or (b) of the definition thereof (other than any such Indebtedness permitted hereunder in reliance upon of Section 8.1), the Borrower shall within one (1) Business Day pay or cause to be paid to the Administrative Agent, for application as provided in Section 2.12(b), an amount equal to 100% of such Net Cash Proceeds.

(c) Asset Sales and Property Loss Events. Upon receipt on or after the Closing Date by any Loan Party or any of its Restricted Subsidiaries of Net Cash Proceeds arising from (i) any Sale by any Loan Party or any of its Restricted Subsidiaries (other than Excluded Foreign Subsidiaries to the extent it would result in adverse tax consequences) of any of its property (including in connection with any Sale and Leaseback Transaction but excluding sales of inventory in the ordinary course of business) other than Sales of its own Stock and Sales of property permitted hereunder in reliance upon any of clauses (a) through (e) of Section 8.4 or (ii) any Property Loss Event with respect to any property of any Loan Party or any of its Restricted Subsidiaries (other than Excluded Foreign Subsidiaries to the extent it would result in adverse tax consequences) to the extent resulting, in the aggregate with all other such Property Loss Events, in the receipt by any of them of Net Cash Proceeds in excess of $1,000,000 per Fiscal Year, the Borrower shall within one (1) Business Day, pay or cause to be paid to the Administrative Agent, for application as provided in Section 2.12(b), an amount equal to 100% of such Net Cash Proceeds; provided, however, that, upon any such receipt, as long as no Event of Default shall be continuing, any Loan Party may make Permitted Reinvestments with such Net Cash Proceeds and the Borrower shall not be required to make or cause such payment to the extent (x) such Net Cash Proceeds are intended to be used to make Permitted Reinvestments and (y) on each Reinvestment Prepayment Date for such Net Cash Proceeds, the Borrower shall pay or cause to be paid to the Administrative Agent, for application as provided in Section 2.12(b), an amount equal to the Reinvestment Prepayment Amount applicable to such Reinvestment Prepayment Date and such Net Cash Proceeds.  No amount of any Net Cash Proceeds shall be used to prepay or repay any Indebtedness unless such Indebtedness is related to a purchase money financing or Capital Lease or such Indebtedness otherwise ranks senior or pari passu to the Loans hereunder.

(d) Specified Equity Contributions.  Upon receipt on or after the Closing Date by any Loan Party or any of its Subsidiaries of the proceeds of any Specified Equity Contribution, the Borrower shall immediately pay or cause to be paid to the Administrative Agent an amount equal to 100% of such proceeds for application to prepayment of the Term Loans as provided in Section 9.4.

(e) Excess Outstandings.  On any date on which the aggregate principal amount of Revolving Credit Outstandings exceeds the aggregate Revolving Credit Commitments, the Borrower shall pay to the Administrative Agent an amount equal to such excess.

(f) Application of Payments.  Any payments made to the Administrative Agent pursuant to this Section 2.8 shall be applied to the Obligations in accordance with Section 2.12(b).

Section 2.9                       Interest

.  (a)  Rate.  All Loans and the outstanding amount of all other Obligations (other than pursuant to Secured Hedging Agreements and Bank Product Obligations) shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows:  (i) in the case of Base Rate Loans, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin, each as in effect from time to time, (ii) in the case of Eurodollar Rate Loans, at a rate per annum equal to the sum of the Eurodollar Rate and the Applicable Margin, each as in effect for the applicable Interest Period, and (iii) in the case of other Obligations, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin for Revolving Loans that are Base Rate Loans, each as in effect from time to time.

(b) Payments.  Interest accrued shall be payable in arrears (i) if accrued on the principal amount of any Loan, (A) at maturity (whether by acceleration or otherwise), (B) if such Loan is a Term Loan, upon the payment or prepayment of the principal amount on which such interest has accrued and (C)(1) if such Loan is a Base Rate Loan (including a Swing Loan), on the last day of each calendar quarter commencing on the first such day following the making of such Loan, (2) if such Loan is a Eurodollar Rate Loan, on the last day of each Interest Period applicable to such Loan and, if applicable, on each date during such Interest Period occurring every 3 months from the first day of such Interest Period and (ii) if accrued on any other Obligation, on demand from any after the time such Obligation is due and payable (whether by acceleration or otherwise).

(c) Default Interest.  Notwithstanding the rates of interest specified in clause (a) above or elsewhere in any Loan Document, effective immediately upon (A) the occurrence of any Event of Default under Section 9.1 (e), (B) the acceleration of any Obligation pursuant to Section 9.2(b) or (C) the delivery of a notice by the Administrative Agent or the Required Lenders to the Borrower during the continuance of any other Event of Default under either of Section 9.1(a) (due to a payment default) or Section 9.1(c)(i) (due to non-compliance with any Financial Maintenance Covenant) and, in each case, for as long as such Event of Default shall be continuing, all Obligations then due and payable shall bear interest at a rate that is 2% per annum in excess of the interest rate applicable to such Obligations from time to time, payable on demand or, in the absence of demand, on the date that would otherwise be applicable.

(d) Savings Clause.  Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Administrative Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.

Section 2.10                       Conversion and Continuation Options

.  (a)  Option.  The Borrower may elect (i) in the case of any Eurodollar Rate Loan, (A) to continue such Eurodollar Rate Loan or any portion thereof for an additional Interest Period on the last day of the Interest Period applicable thereto and (B) to convert such Eurodollar Rate Loan or any portion thereof into a Base Rate Loan at any time on any Business Day, subject to the payment of any breakage costs required by Section 2.16(a), and (ii) in the case of Base Rate Loans (other than Swing Loans), to convert such Base Rate Loans or any portion thereof into Eurodollar Rate Loans at any time on any Business Day upon 3 Business Days’ prior notice; provided, however, that, (x) for each Interest Period, the aggregate amount of Eurodollar Rate Loans having such Interest Period must be an integral multiple of $1,000,000 and (y) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans shall be permitted at any time at which (1) an Event of Default shall be continuing and the Administrative Agent or the Required Lenders shall have determined in their sole discretion not to permit such conversions or continuations or (2) such continuation or conversion would be made during a suspension imposed by Section 2.15.

(b) Procedure.  Each such election shall be made by giving the Administrative Agent at least 3 Business Days’ prior notice in substantially the form of Exhibit F (a “Notice of Conversion or Continuation”) duly completed.  The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein.  If the Administrative Agent does not receive a timely Notice of Conversion or Continuation from the Borrower containing a permitted election to continue or convert any Eurodollar Rate Loan, then, upon the expiration of the applicable Interest Period, such Loan shall be automatically converted to a Base Rate Loan.  Each partial conversion or continuation shall be allocated ratably among the Lenders in the applicable Facility in accordance with their Pro Rata Share.

Section 2.11                       Fees

.  (a)  Unused Commitment Fee.  The Borrower agrees to pay to each Revolving Credit Lender a commitment fee on the average daily amount by which the Revolving Credit Commitment of such Lender exceeds its Pro Rata Share of the sum of (i) the aggregate outstanding principal amount of Revolving Loans and (ii) the outstanding amount of the L/C Obligations for all Letters of Credit (the “Unused Commitment Fee”) from the date hereof through the Revolving Credit Termination Date at a rate per annum equal to 0.50%, payable in arrears (x) on the last day of each calendar quarter and (y) on the Revolving Credit Termination Date.  For the purposes of this Section 2.11(a), the term “Revolving Loan” shall not be deemed to include any Swing Loan issued hereunder.

(b) Letter of Credit Fees.  The Borrower agrees to pay, with respect to all Letters of Credit issued by any L/C Issuer, (i) to the Administrative Agent or such L/C Issuer, as appropriate, certain fronting and other fees, documentary fees, issuance and amendment fees, and processing charges as separately agreed between the Borrower and such L/C Issuer or otherwise in accordance with such L/C Issuer’s standard schedule in effect at the time of determination thereof and (ii) to the Administrative Agent, for the benefit of the Revolving Credit Lenders according to their Pro Rata Shares, a fee (the “Letter of Credit Fee”) accruing at a rate per annum equal to the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans on the maximum undrawn face amount of such Letters of Credit, payable in arrears (A) on the last day of each calendar quarter, ending after the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date; provided, however, without duplication of any amount required to be paid pursuant to Section 2.09(c) and only for the avoidance of doubt, the fee payable under this clause (ii) shall be increased by 2% per annum and shall be payable, in addition to be payable on any date it is otherwise required to be paid hereunder, on demand effective immediately upon (A) the occurrence of any Event of Default under Section 9.1 (e), (B) the acceleration of any Obligation pursuant to Section 9.2(b) or (C) the delivery of a notice by the Administrative Agent or the Required Lenders to the Borrower during the continuance of any other Event of Default under either or Section 9.1(a) (due to a payment default) or Section 9.1(c)(i) (due to non-compliance with any Financial Maintenance Covenant) and, in each case, for as long as such Event of Default shall be continuing.

(c) Additional Fees.  The Borrower shall pay to the Administrative Agent and its Related Persons its reasonable and customary fees and expenses in connection with any payments made pursuant to Section 2.16(a) (Breakage Costs).

(d) Closing Fees.  On the Closing Date, the Borrower shall pay to the Administrative Agent the amounts set forth in the Fee Letter.

Section 2.12                       Application of Payments

.  (a)  Application of Voluntary Prepayments.  Unless otherwise provided in this Section 2.12 or elsewhere in any Loan Document, all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied to repay the Obligations the Borrower designates, and in the case of optional prepayments of the Term Loans, absent any designation, to installments of the Term Loans in direct order of maturity.

(b) Application of Mandatory Prepayments.  (i) Subject to the provisions of clause (c) below with respect to the application of payments during the continuance of an Event of Default, and to the provisions of Section 9.4(e) with respect to application of proceeds of Specified Equity Contributions, any payment made by the Borrower to the Administrative Agent pursuant to Section 2.8 or any other prepayment of the Obligations required to be applied in accordance with this clause (b) shall be applied first, (other than in respect of any payment required pursuant to Section 2.8(e)) to repay the outstanding principal balance of the Term Loans and the Incremental Term Loans on a pro rata basis across all remaining maturities, second, to repay the outstanding principal balance of the Revolving Loans and the Swing Loans in accordance with the provisions of clause (d) below (without any corresponding reduction of the Revolving Credit Commitment), third, in the case of any payment required pursuant to Section 2.8(e), to provide cash collateral to the extent and in the manner in Section 9.3 and, then, any excess shall be retained by the Borrower.

(ii) Any Term Loan Lender shall have the right to reject its pro rata portion of any mandatory prepayment payable to such Lender as provided in clause (i) above (such amounts, “Declined Amounts”), in which case such Declined Amounts shall be applied as provided in the next sentence.  If the Declined Amount is attributable to any Term Loan Lender in respect of a particular tranche of Term Loans (whether original Term Loans or any tranche of Incremental Term Loans), then the entire amount of such Declined Amount shall be offered first, to each other Term Loan Lender of such tranche in accordance with such Lender’s pro rata share of such tranche of Term Loans to which such Declined Amounts relate, and second, with respect to each other tranche of Term Loans, to each Lender of each other tranche of Term Loans in accordance with such Lender’s pro rata share of Term Loans of that tranche.  If any Declined Amount remains after such application, the Borrower may retain any such remaining amount.

(c) Application of Payments During an Event of Default.  Each of Holdings and the Borrower hereby irrevocably waives, and agrees to cause each Loan Party and each other Group Member to waive, the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral and agrees that, notwithstanding the provisions of clause (a) above, the Administrative Agent may, and, upon either (A) the direction of the Required Lenders or (B) the termination of any Commitment or the acceleration of any Obligation pursuant to Section 9.2, shall, apply all payments in respect of any Obligation, all funds on deposit in any Cash Collateral Account and all other proceeds of Collateral (i) first, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Administrative Agent, (ii) second, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Lenders and the L/C Issuers, (iii) third, to pay interest then due and payable in respect of the Loans and L/C Reimbursement Obligations, (iv) fourth, to repay the outstanding principal amounts of the Loans and L/C Reimbursement Obligations, to provide cash collateral for Letters of Credit to the L/C Cash Collateral Account in the manner and to the extent described in Section 9.3 and to pay amounts owing with respect to Secured Hedging Agreements and Bank Product Obligations and (v) fifth, to the ratable payment of all other Obligations.

(d) Application of Payments Generally.  All payments that would otherwise be allocated to the Revolving Credit Lenders pursuant to this Section 2.12 shall instead be allocated first, to repay interest on Swing Loans, on any portion of the Revolving Loans that the Administrative Agent may have advanced on behalf of any Lender and on any L/C Reimbursement Obligation, in each case for which the Administrative Agent or, as the case may be, the L/C Issuer has not then been reimbursed by such Lender or the Borrower, second to pay the outstanding principal amount of the foregoing obligations and third, to repay the Revolving Loans.  Subject to Section 2.12(b)(ii), all repayments of any Revolving Loans or Term Loans shall be applied first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods.  Subject to Section 2.12(b)(ii), all repayments of Term Loans shall be allocated ratably among the Term Loans and the Incremental Term Loans.  Subject to Section 2.12(a), in the case of an optional prepayment, all repayments of Term Loans shall be applied to reduce ratably the remaining installments of such outstanding principal amounts of the Term Loans in the stated order of their maturities, except as otherwise provided in Section 9.4.  Subject to Section 2.12(a), in the case of an optional prepayment, all repayments of Incremental Term Loans shall be applied to reduce remaining installments of such outstanding principal amounts of the Incremental Term Loans in the stated order of their maturities, except as otherwise provided in Section 9.4.  If sufficient amounts are not available to repay all outstanding Obligations described in any priority level set forth in this Section 2.12, the available amounts shall be applied, unless otherwise expressly specified herein, to such Obligations ratably based on the proportion of the Secured Parties’ interest in such Obligations.  Any priority level set forth in this Section 2.12 that includes interest shall include all such interest, whether or not accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding.

Section 2.13                       Payments and Computations

.  (a)  Procedure.  The Borrower shall make each payment under any Loan Document not later than 11:00 a.m. on the day when due to the Administrative Agent by wire transfer or automated clearing house transfer (which shall be the exclusive means of payment hereunder) to the following account (or at such other account or by such other means to such other address as the Administrative Agent shall have notified the Borrower in writing within a reasonable time prior to such payment) in immediately available Dollars and without setoff or counterclaim:

ABA No. 021-001-033
Account Number 502-863-77
Bank Name: Deutsche Bank Trust Company Americas
Bank Address:  60 Wall Street, 6th Floor, New York, NY 10005
Account Name:  General Electric Capital Corporation
Reference:  CFK1613/PGT Industries, Inc.

The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in Section 2.12.  The Lenders shall make any payment under any Loan Document in immediately available Dollars and without setoff or counterclaim.  Each Revolving Credit Lender shall make each payment for the account of any L/C Issuer or Swingline Lender required pursuant to Section 2.3 or 2.4 (A) if the notice or demand therefor was received by such Lender prior to 11:00 a.m. on any Business Day, on such Business Day and (B) otherwise, on the Business Day following such receipt.  Payments received by the Administrative Agent after 11:00 a.m. may, in the Administrative Agent’s sole discretion, be deemed to be received on the next Business Day.

(b) Computations of Interests and Fees.  All computations of interest and of fees shall be made by the Administrative Agent  on the basis of a year of 360 days (or, in the case of Base Rate Loans whose interest rate is calculated based on the rate set forth in clause (a) of the definition of “Base Rate”, 365/366 days), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable.  Each determination of an interest rate or the amount of a fee hereunder shall be made by the Administrative Agent (including determinations of a Eurodollar Rate or Base Rate in accordance with the definitions of “Eurodollar Rate” and “Base Rate”, respectively) and shall be conclusive, binding and final for all purposes, absent manifest error.

(c) Payment Dates.  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day without any increase in such payment as a result of additional interest or fees; provided, however, that such interest and fees shall continue accruing as a result of such extension of time.

(d) Advancing Payments.  Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter, at the rate applicable to Base Rate Loans under the applicable Facility) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

Section 2.14                       Evidence of Debt

.  (a)  Records of Lenders.  Each Lender shall maintain in accordance with its usual practice accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.  In addition, each Lender having sold a participation in any of its Obligations or having identified an SPV as such to the Administrative Agent, acting as agent of the Borrower solely for this purpose and solely for tax purposes, shall establish and maintain at its address referred to in Section 11.11 (or at such other address as such Lender shall notify the Borrower) a record of ownership, in which such Lender shall register by book entry (A) the name and address of each such participant and SPV (and each change thereto, whether by assignment or otherwise) and (B) the rights, interest or obligation of each such participant and SPV in any Obligation, in any Commitment and in any right to receive any payment hereunder.

(b) Records of Administrative Agent.  The Administrative Agent, acting as agent of the Borrower solely for tax purposes and solely with respect to the actions described in this Section 2.14, shall establish and maintain at its address referred to in Section 11.11 (or at such other address as the Administrative Agent may notify the Borrower) (A) a record of ownership (the “Register”) in which the Administrative Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of the Administrative Agent, each Lender and each L/C Issuer in the Term Loans and the Revolving Credit Outstandings, each of their obligations under this Agreement to participate in each Loan, Letter of Credit and L/C Reimbursement Obligation, and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders and the L/C Issuers (and each change thereto pursuant to Section 2.18 (Substitution of Lenders) and Section 11.2 (Assignments and Participations; Binding Effect)), (2) the Commitments of each Lender, (3) the amount of each Loan and each funding of any participation described in clause (A) above, for Eurodollar Rate Loans, the Interest Period applicable thereto, (4) the amount of any principal or interest due and payable or paid, (5) the amount of the L/C Reimbursement Obligations due and payable or paid and (6) any other payment received by the Administrative Agent from the Borrower and its application to the Obligations.

(c) Registered Obligations.  Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans and, in the case of Revolving Loans, the corresponding obligations to participate in L/C Obligations and Swing Loans) and the L/C Reimbursement Obligations are registered obligations, the right, title and interest of the Lenders and the L/C Issuers and their assignees in and to such Loans or L/C Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein.  This Section 2.14 and Section 11.2 shall be construed so that the Loans and L/C Reimbursement Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions).

(d) Prima Facie Evidence.  The entries made in the Register and in the accounts maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that no error in such account and no failure of any Lender or the Administrative Agent to maintain any such account shall affect the obligations of any Loan Party to repay the Loans in accordance with their terms.  In addition, the Loan Parties, the Administrative Agent, the Lenders and the L/C Issuers shall treat each Person whose name is recorded in the Register as a Lender or L/C Issuer, as applicable, for all purposes of this Agreement.  Information contained in the Register with respect to any Lender or any L/C Issuer shall be available for access by the Borrower, the Administrative Agent, such Lender or such L/C Issuer at any reasonable time and from time to time upon reasonable prior notice.  No Lender or L/C Issuer shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender or L/C Issuer unless otherwise agreed by the Administrative Agent.

(e) Notes.  Upon any Lender’s request, the Borrower shall promptly execute and deliver Notes to such Lender evidencing the Loans of such Lender in a Facility and substantially in the form of Exhibit B; provided, however, that only one Note for each Facility shall be issued to each Lender, except (i) to an existing Lender exchanging existing Notes to reflect changes in the Register relating to such Lender, in which case the new Notes delivered to such Lender shall be dated the date of the original Notes and (ii) in the case of loss, destruction or mutilation of existing Notes and similar circumstances.  Each Note, if issued, shall only be issued as means to evidence the right, title or interest of a Lender or a registered assignee in and to the related Loan, as set forth in the Register, and in no event shall any Note be considered a bearer instrument or obligation.

Section 2.15                       Suspension of Eurodollar Rate Option

.  Notwithstanding any provision to the contrary in this Article 2, the following shall apply:

(a) Interest Rate Unascertainable, Inadequate or Unfair.  In the event that (A) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate is determined or (B) the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall promptly so notify the Borrower and the Lenders, whereupon the obligation of each Lender to make or to continue Eurodollar Rate Loans shall be suspended as provided in clause (c) below until the Administrative Agent shall notify the Borrower that the Required Lenders have determined that the circumstances causing such suspension no longer exist.

(b) Illegality.  If any Lender determines that the introduction of, or any change in or in the interpretation of, any Requirement of Law after the date of this Agreement shall make it unlawful, or any Governmental Authority shall assert that it is unlawful, for any Lender or its applicable lending office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, the obligation of such Lender to make or to continue Eurodollar Rate Loans shall be suspended as provided in clause (c) below until such Lender shall, through the Administrative Agent, notify the Borrower that it has determined that it may lawfully make Eurodollar Rate Loans.

(c) Effect of Suspension.  If the obligation of any Lender to make or to continue Eurodollar Rate Loans is suspended, (A) the obligation of such Lender to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, (B) such Lender shall make a Base Rate Loan at any time such Lender would otherwise be obligated to make a Eurodollar Rate Loan, (C) the Borrower may revoke any pending Notice of Borrowing or Notice of Conversion or Continuation to make or continue any Eurodollar Rate Loan or to convert any Base Rate Loan into a Eurodollar Rate Loan and (D) each Eurodollar Rate Loan of such Lender shall automatically and immediately (or, in the case of any suspension pursuant to clause (a) above, on the last day of the current Interest Period thereof) be converted into a Base Rate Loan.

Section 2.16                       Breakage Costs; Increased Costs; Capital Requirements

.  (a)  Breakage Costs.  The Borrower shall compensate each Lender, upon demand from such Lender to such Borrower (with copy to the Administrative Agent), for all Liabilities (including, in each case, those incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to prepare to fund, to fund or to maintain the Eurodollar Rate Loans of such Lender to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) that such Lender may incur (A) to the extent, for any reason other than solely by reason of such Lender being a Non-Funding Lender, a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation or in a similar request made by telephone by the Borrower, (B) to the extent any Eurodollar Rate Loan is paid (whether through a scheduled, optional or mandatory prepayment) or converted to a Base Rate Loan (including because of Section 2.15) on a date that is not the last day of the applicable Interest Period or (C) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof.  For purposes of this clause (a), each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it using a matching deposit or other borrowing in the London interbank market.

(b) Increased Costs.  If at any time any Lender or L/C Issuer determines that, after the date hereof, the adoption of, or any change in or in the interpretation, application or administration of, or compliance with, any Requirement of Law (other than any imposition or increase of Eurodollar Reserve Requirements) from any Governmental Authority shall have the effect of (i) increasing the cost to such Lender of making, funding or maintaining any Eurodollar Rate Loan or to agree to do so or of participating, or agreeing to participate, in extensions of credit, (ii) increasing the cost to such L/C Issuer of Issuing or maintaining any Letter of Credit or of agreeing to do so or (iii) imposing any other cost to such Lender or L/C Issuer with respect to compliance with its obligations under any Loan Document, then, upon demand by such Lender or L/C Issuer (with copy to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender or L/C Issuer amounts sufficient to compensate such Lender or L/C Issuer for such increased cost; provided that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a change in a Requirement of Law, regardless of the date enacted, adopted or issued.  The foregoing provisions of this Section 2.16(b) shall not apply in the case of any change in any Requirement of Law or in the interpretation or application thereof or compliance by a Lender with any request or directive (whether or not having force of law) from any central bank or Governmental Authority, each in respect of taxes described in clauses (i) and (ii) of Section 2.17(a) or Taxes indemnified pursuant to Section 2.17.

(c) Increased Capital Requirements.  If at any time any Lender or L/C Issuer determines that, after the date hereof, the adoption of, or any change in or in the interpretation, application or administration of, or compliance with, any Requirement of Law (other than any imposition or increase of Eurodollar Reserve Requirements) from any Governmental Authority regarding capital adequacy, reserves, special deposits, compulsory loans, insurance charges against property of, deposits with or for the account of, Obligations owing to, or other credit extended or participated in by, any Lender or L/C Issuer or any similar requirement (in each case other than any imposition or increase of Eurodollar Reserve Requirements) shall have the effect of reducing the rate of return on the capital of such Lender’s or L/C Issuer (or any corporation controlling such Lender or L/C Issuer) as a consequence of its obligations under or with respect to any Loan Document or Letter of Credit to a level below that which, taking into account the capital adequacy policies of such Lender, L/C Issuer or corporation, such Lender, L/C Issuer or corporation could have achieved but for such adoption or change, then, upon demand from time to time by such Lender or L/C Issuer (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender amounts sufficient to compensate such Lender for such reduction; provided that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a change in a Requirement of Law, regardless of the date enacted, adopted or issued.

(d) Compensation Certificate.  Each demand for compensation under this Section 2.16 shall be accompanied by a certificate of the Lender or L/C Issuer claiming such compensation, setting forth the amounts to be paid hereunder, which certificate shall be conclusive, binding and final for all purposes, absent manifest error.  In determining such amount, such Lender or L/C Issuer may use any reasonable averaging and attribution methods.

Section 2.17                       Taxes

.  (a)  Payments Free and Clear of Taxes.  Except as otherwise provided in this Section 2.17, each payment by any Loan Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (and without deduction for any of them) (collectively, but excluding the taxes set forth in clauses (i) and (ii) below, the “Taxes”) other than for (i) taxes measured by net income (including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on any Secured Party as a result of a present or former connection between such Secured Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document) or (ii) taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by any Secured Party to deliver the documentation required to be delivered pursuant to clause (f) below.

(b) If any Taxes shall be required by law to be deducted or withheld from or in respect of any amount payable under any Loan Document (other than any Secured Hedging Agreement) to any Secured Party (i) such amount shall be increased as necessary to ensure that, after all required deductions or withholdings for Taxes are made (including deductions applicable to any increases to any amount under this Section 2.17), such Secured Party receives the amount it would have received had no such deductions or withholdings been made, (ii) the relevant Loan Party shall make such deductions or withholdings, (iii) the relevant Loan Party shall timely pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, the relevant Loan Party shall deliver to the Administrative Agent an original or certified copy of a receipt evidencing such payment; provided, however, that no such increase shall be made with respect to, and no Loan Party shall be required to indemnify any such Secured Party pursuant to clause (d) below for, withholding taxes (including FATCA) to the extent that the obligation to withhold amounts existed on the date that such Secured Party became a “Secured Party” under this Agreement or any Loan Document, except in each case to the extent that such Secured Party is a direct or indirect assignee (other than pursuant to Section 2.18 (Substitution of Lenders)) of any other Secured Party that was entitled, at the time the assignment of such other Secured Party became effective, to receive additional amounts under this clause (b).

(c) Other Taxes.  In addition, the Borrower agrees to pay, and authorizes the Administrative Agent to pay in its name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”), provided that such term shall not include any of the foregoing taxes that result from an Assignment, grant of a participation pursuant to Section 11.2(f) or transfer or assignment to or designation of a new lending office or other office for receiving payments under any Loan Document, except to the extent that any such action described in this proviso is requested or required by the Borrower.  The Swingline Lender may, without any need for notice, demand or consent from the Borrower, by making funds available to the Administrative Agent in the amount equal to any such payment, make a Swing Loan to the Borrower in such amount, the proceeds of which shall be used by the Administrative Agent in whole to make such payment.  Within 30 days after the date of any payment of Taxes or Other Taxes by any Loan Party, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.11, the original or a certified copy of a receipt evidencing payment thereof.

(d) Indemnification.  The Borrower shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to the Administrative Agent), each Secured Party for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) paid by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  A certificate of the Secured Party (or of the Administrative Agent on behalf of such Secured Party) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Borrower with copy to the Administrative Agent, shall be conclusive, binding and final for all purposes, absent manifest error.  In determining such amount, the Administrative Agent and such Secured Party may use any reasonable averaging and attribution methods.

(e) Mitigation.  Any Lender claiming any additional amounts payable pursuant to this Section 2.17 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its lending office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

(f) Tax Forms.  (i) Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding tax or, after a change in any Requirement of Law, is subject to such withholding tax at a reduced rate under an applicable tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by the Borrower or the Administrative Agent (or, in the case of a participant or SPV, the relevant Lender), provide the Administrative Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable:  (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty), Form W-8IMY (claiming exemption from U.S. withholding tax because the claimant is a foreign person and an intermediary) or any successor forms (together with any applicable underlying IRS forms), (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, the applicable Form W-8 (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to the Administrative Agent that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS (together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower and the Administrative Agent to determine deduction or withholding required to be made) certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents.  Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Loan Parties and the Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

(i) Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by the Borrower or the Administrative Agent (or, in the case of a participant or SPV, the relevant Lender), provide the Administrative Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

(ii) Each Lender having sold a participation in any of its Obligations or identified an SPV as such to the Administrative Agent shall collect from such participant or SPV the documents described in this clause (f) and provide them to the Administrative Agent.

(g) Refunds.  If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its Tax Returns (or any other information relating to its taxes which it deems confidential) or to make any special determination of calculation in connection with this clause (g) to any Loan Party or any other Person.

Section 2.18                       Substitution of Lenders

.  (a)  Substitution Right.  In the event that any Lender in any Facility that is not an Affiliate of the Administrative Agent (an “Affected Lender”), (i) makes a claim under clause (b) (Increased Costs) or (c) (Increased Capital Requirements) of Section 2.16, (ii) notifies the Borrower pursuant to Section 2.15(b) (Illegality) that it becomes illegal for such Lender to continue to fund or make any Eurodollar Rate Loan in such Facility, (iii) makes a claim for payment pursuant to Section 2.17(b) (Taxes) or (iv) does not consent to any amendment, waiver or consent to any Loan Document for which the consent of the Required Lenders is obtained but that requires the consent of other Lenders in such Facility, the Borrower may either pay in full such Affected Lender with respect to amounts due in such Facility with the consent of the Administrative Agent (not to be unreasonably withheld or delayed) (notwithstanding any provisions herein to the contrary (including pro-rata payment provisions) or substitute for such Affected Lender in such Facility any Lender or any Affiliate or Approved Fund of any Lender or any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Administrative Agent (in each case, a “Substitute Lender”).  Notwithstanding anything herein to the contrary, with respect to a Lender that is a Non-Funding Lender or an Impacted Lender, the Administrative Agent may, but shall not be obligated to, obtain a Substitute Lender and execute an Assignment on behalf of such Non-Funding Lender or Impacted Lender at any time with three Business Days’ prior notice to such Non-Funding Lender or Impacted Lender (unless notice is not practicable under the circumstances) and cause such Lender’s Loans and Commitments to be sold and assigned, in whole or in part, at par.

(b) Procedure.  To substitute such Affected Lender or pay in full the Obligations owed to such Affected Lender under such Facility as described in the first sentence of clause (a) above, the Borrower shall deliver a notice to the Administrative Agent and such Affected Lender.  The effectiveness of such payment or substitution shall be subject to the delivery to the Administrative Agent by the Borrower (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender, of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations owing to such Affected Lender with respect to such Facility (including those that will be owed because of such payment and all Obligations that would be owed to such Lender if it was solely a Lender in such Facility), (ii) in the case of a payment in full of the Obligations owing to such Affected Lender in the Revolving Credit Facility, payment of any amount that, after giving effect to the termination of the Commitment of such Affected Lender, is required to be paid pursuant to Section 2.8(e) (Excess Outstandings) and (iii) in the case of a substitution, (A) payment of the assignment fee set forth in Section 11.2(c), unless waived by the Administrative Agent in its sole discretion and (B) an assumption agreement in form and substance reasonably satisfactory to the Administrative Agent whereby the Substitute Lender shall, among other things, agree to be bound by the terms of the Loan Documents and assume the Commitment of the Affected Lender under such Facility.

(c) Effectiveness.  Upon satisfaction of the conditions set forth in clause (b) above or in the case of a substitution of a Non-Funding Lender or Impacted Lender as described in the last sentence of clause (a) above, the Administrative Agent shall record such substitution or payment in the Register, whereupon (i) in the case of any payment in full in any Facility, such Affected Lender’s Commitments in such Facility shall be terminated and (ii) in the case of any substitution in any Facility, (A) the Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected Lender under the Loan Documents with respect to such Facility, except that the Affected Lender shall retain such rights expressly providing that they survive the repayment of the Obligations and the termination of the Commitments, (B) the Substitute Lender shall become a “Lender” hereunder having a Commitment in such Facility in the amount of such Affected Lender’s Commitment in such Facility and (C) the Affected Lender shall execute and deliver to the Administrative Agent an Assignment to evidence such substitution and deliver any Note in its possession with respect to such Facility; provided, however, that the failure of any Affected Lender to execute any such Assignment or deliver any such Note shall not render such sale and purchase (or the corresponding assignment) invalid.  Each Lender agrees that if the Borrower or the Administrative Agent exercises its option hereunder to cause an assignment by such Lender as an Affected Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 11.2.  In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver, on behalf of such Lender as assignor, any assignment agreement or other documentation as may be required to give effect to an assignment in accordance with Section 11.2 on behalf of an Affected Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 11.2.

Section 2.19                       Incremental Term Loans; Additional Revolving Credit Commitments

.  (a)  The Borrower may, by written notice to the Administrative Agent from time to time, request Additional Revolving Credit Commitments in an amount not to exceed the Additional Revolving Credit Commitment Amount from one or more Persons, each of which must be (i) an existing Lender, (ii) any Affiliate or Approved Fund of any existing Lender or (iii) any other Person acceptable (which acceptance shall not unreasonably withheld or delayed) to the Administrative Agent and each L/C Issuer.  Such notice shall set forth (i) the amount of the additional Revolving Credit Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $3,000,000 or such lesser amount equal to the remaining Additional Revolving Credit Commitment Amount) and (ii) the date on which such Additional Revolving Credit Commitments are requested to become effective (which shall not be less than ten (10) Business Days nor more than sixty (60) days after the date of such notice).  The Borrower will seek Additional Revolving Credit Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and, if additional commitments are needed, from other Persons, as set forth in clause (a)(iii) above, and who will become Revolving Credit Lenders in connection therewith.  The Borrower and each Person providing an Additional Revolving Credit Commitment shall execute and deliver to the Administrative Agent an Additional Revolving Credit Commitment Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Additional Revolving Credit Commitment of each such Person.  The terms and provisions of such Additional Revolving Credit Commitments and Revolving Loans made under such Additional Revolving Credit Commitments shall be identical (except as set forth in the provisos below) to those of the existing Revolving Credit Commitments and Revolving Loans, respectively; provided that, the all-in yield applicable to any Additional Revolving Credit Commitments shall be equal to the corresponding all-in yield on the existing Revolving Credit Facility (calculated for such Additional Revolving Credit Commitments and existing Revolving Credit Facility inclusive of any original issue discount and/or upfront fee percentage paid to all Lenders under the Revolving Credit Facility, but exclusive of any arrangement, underwriting or similar fee); provided further, that Borrower may increase the pricing of the existing Revolving Credit Facility such that the foregoing is true, including increasing the Applicable Margin, the Unused Commitment Fee, adding or increasing an existing “LIBOR Floor”, and paying additional original issue discount and/or upfront fees.  Upon delivery of any Additional Revolving Credit Commitment Assumption Agreement, the Additional Revolving Credit Commitments, together with all existing Commitments in respect of the Revolving Credit Facility existing immediately prior to the delivery of such Additional Revolving Credit Commitment Assumption Agreement, shall be treated as a single Revolving Credit Facility for purposes of borrowings, prepayments and repayments thereunder.

(b) The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments in an amount not to exceed the Incremental Term Loan Amount from one or more Incremental Term Loan Lenders, each of which must be (i) an existing Lender, (ii) any Affiliate or Approved Fund of any existing Lender or (iii) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Administrative Agent, who will become an Incremental Term Loan Lender in connection therewith.  Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $3,000,000 or such lesser amount equal to the remaining Incremental Term Loan Amount), and (ii) the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than ten (10) Business Days nor more than sixty (60) days after the date of such notice). The Borrower will seek Incremental Term Loan Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and, if additional commitments are needed, from other Persons as set forth in clause (b)(iii) above, and who will become Incremental Term Loan Lenders in connection therewith.  The Borrower and each Incremental Term Loan Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of each Incremental Term Loan Lender.  The terms and provisions of the Incremental Term Loans (x) if not consistent with the terms of the Term Loans existing prior to the incurrence or issuance of such Incremental Term Loans, shall be as mutually agreed between the Borrower and the Lenders providing such Incremental Term Loans, as set forth in the Incremental Term Loan Assumption Agreement and (y) shall not be more restrictive in any material respect as determined in good faith by the Borrower and the Administrative Agent, than the terms of the Term Loans and any Incremental Term Loans incurred or issued prior to the date of such Incremental Term Loans unless the Term Loan Lenders and Lenders of such previously issued Incremental Term Loans receive the benefit of such more restrictive terms pursuant to an amendment hereto in form and substance reasonably satisfactory to the Administrative Agent.  Without the prior written consent of each then existing Lender, (i) the final maturity date of any Incremental Term Loans shall be no earlier than the Term Loan Maturity Date, (ii) the average life to maturity of any Incremental Term Loan shall be no shorter than the average life to maturity of the Term Loans and (iii) if the initial yield on such Incremental Term Loans exceeds the Applicable Margin then in effect for lowest-yielding Eurodollar Rate Term Loans by more than 25 basis points (the amount of such excess above 25 basis points being referred to herein as the “Yield Differential”; provided, that such Yield Differential shall be rounded up or down, as the case may be, to the nearest 12.5 basis points (as rounded, the “Adjusted Yield Differential”)) (where the excess yield for purposes of calculating the Yield Differential shall be equal to the sum of (x) the difference between the margin for the Eurodollar Rate on such Incremental Term Loans and the corresponding Applicable Margin for the lowest yielding existing Eurodollar Rate Term Loans as calculated by the Administrative Agent in accordance with this provision, (y) the difference between the “LIBOR Floor” for such Incremental Term Loans and the lowest yielding existing Term Loans and (z) if such Incremental Term Loans are initially made at a discount or the Lenders making the same receive a fee directly or indirectly from Holdings, the Borrower or any Subsidiary for doing so (other than any arrangement, underwriting or similar fee paid to the arranger or a Person acting in a similar capacity) (the amount of such discount or fee, expressed as a percentage of the Incremental Term Loans, being referred to herein as “OID”), the amount of such OID divided by the lesser of (A) a four year average life to maturity of such Incremental Term Loans which are part of the Facility and (B) the actual remaining life to maturity, in each case, of such Incremental Term Loans), then the Applicable Margin then in effect for Term Loans shall automatically be increased by the Adjusted Yield Differential, if positive, effective upon the making of the Incremental Term Loans.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption Agreement and each Additional Revolving Credit Commitment Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement or Additional Revolving Credit Commitment Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment and the Incremental Term Loans evidenced thereby or the Additional Revolving Credit Commitment and additional Revolving Loans evidenced thereby, as applicable, and the Administrative Agent and the Borrower may revise this Agreement to evidence such amendments.

(c) Notwithstanding the foregoing, no Incremental Term Loan Commitment or Additional Revolving Credit Commitment shall become effective under this Section 2.19 unless (i) on the date of such effectiveness, the conditions set forth in paragraph (b) of Section 3.2 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Borrower, (ii) except as otherwise specified in the applicable Incremental Term Loan Assumption Agreement or Additional Revolving Credit Commitment Assumption Agreement, the Administrative Agent shall have received legal opinions, board resolutions and other officers certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 3.1 to the extent applicable, (iii) after giving effect to such Incremental Term Loan Commitment and the Incremental Term Loans to be made thereunder and the application of the proceeds therefrom, (x) the Borrower shall be in compliance with the financial covenants set forth in Sections 5.1 and 5.2 on a Pro Forma Basis as of the last day of the last Fiscal Quarter for which Financial Statements are required to be delivered hereunder and (y) the Borrower’s Total Leverage Ratio on a Pro Forma Basis as of the date of the initial borrowing under such Incremental Term Loan Commitment or addition of such Additional Revolving Credit Commitment (assuming that the entire amount of the Additional Revolving Credit Commitments is funded in its entire amount on such date) is less than 3.00 to 1.00 and (iv) to the extent reasonably necessary to maintain the continuing priority of the Lien of the Mortgages as security for the Obligations, as determined by the Administrative Agent in its reasonable discretion (x) the applicable Loan Party to any Mortgages shall have entered into, and delivered to the Administrative Agent, at the direction and in the sole discretion of the Administrative Agent a mortgage modification or new Mortgage in proper form for recording in the relevant jurisdiction and in a form reasonably satisfactory to the Administrative Agent, (y) the Borrower shall have caused to be delivered to the Administrative Agent for the benefit of the Secured Parties an endorsement to the title insurance policy, date down(s) or other evidence reasonably satisfactory to the Administrative Agent insuring that the priority of the Lien of the Mortgages as security for the Obligations has not changed and confirming and/or insuring that since the issuance of the title insurance policy there has been no change in the condition of title and there are no intervening liens or encumbrances which may then or thereafter take priority over the Lien of the Mortgages (other than those expressly permitted by Section 8.2) and (z) the Borrower shall have delivered, at the request of the Administrative Agent, to the Administrative Agent and/or all other relevant third parties all other items reasonably necessary to maintain the continuing priority of the Lien of the Mortgages as security for the Obligations and otherwise comply with the provisions with Section 7.10.

(d) Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans, when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis. This may be accomplished by requiring each outstanding Borrowing of Eurodollar Rate Term Loans to be converted into a Borrowing of Base Rate Term Loans on the date of each Incremental Term Loan, subject to the consent of the Borrower, or by allocating a portion of each Incremental Term Loan to each outstanding Borrowing of Eurodollar Rate Term Loans on a pro rata basis. Any conversion of Eurodollar Term Loans to Base Rate Term Loans required by the preceding sentence shall be subject to Section 2.16.  If any Incremental Term Loan is to be allocated to an existing Interest Period for a Borrowing of Eurodollar Rate Term Loans, then the interest rate thereon for such Interest Period and the other economic consequences thereof shall be as set forth in the applicable Incremental Term Loan Assumption Agreement. In addition, the scheduled amortization payments under Section 2.6(b) required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans and shall be further increased for all Lenders on a pro rata basis to the extent necessary to avoid any reduction in the amortization payments to which the Term Loan Lenders were entitled before such recalculation.  Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that, upon the effectiveness of each Additional Revolving Credit Commitment, (i) Revolving Loans made under such Additional Revolving Credit Commitment are included in each Borrowing of outstanding Revolving Loans on a pro rata basis and (ii) the Lender providing each Additional Revolving Credit Commitment shares ratably in the aggregate Pro Rata Outstandings under the Revolving Credit Facility.

Section 2.20                       Extension of Loans

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(a) The Borrower may from time to time, pursuant to the provisions of this Section 2.20, agree with one or more Lenders holding Loans of any Class to extend the maturity date, and otherwise modify the economic terms of any such Class or any portion thereof (including, without limitation, by increasing the interest rate or fees payable and/or modifying the amortization schedule in respect of any Loans of such Class or any portion thereof (each such modification an “Extension”) pursuant to one or more written offers (each an “Extension Offer”) made from time to time by the Borrower to all Lenders under any Class that is proposed to be extended under this Section 2.20, in each case on a pro rata basis (based on the relative principal amounts of the outstanding Loans of each Lender in such Class) and on the same terms to each such Lender. In connection with each Extension, the Borrower will provide notification to the Administrative Agent  (for distribution to the Lenders of the applicable Class), no later than thirty 30 days prior to the maturity of the applicable Class or Classes to be extended of the requested new maturity date for the extended Loans of each such Class (each an “Extended Maturity Date”) and the due date for Lender responses. In connection with any Extension, each Lender of the applicable Class wishing to participate in such Extension shall, prior to such due date, provide the Administrative Agent with a written notice thereof in a form reasonably satisfactory to the Administrative Agent. Any Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension. After giving effect to any Extension, the Loans so extended shall cease to be a part of the Class they were a part of immediately prior to the Extension and shall be a new Class hereunder.

(b) Each extension shall be subject to the following: (i) no Default or Event of Default shall exist at the time any Extension Offer is delivered to the Lenders or at the time of such Extension; (ii) except as to interest rates, fees, scheduled amortization, final maturity date and Incremental Loans under Section 2.19 (which shall, subject to clause (iii) below, be determined by the Borrower and set forth in the relevant Extension Offer), the Loans of any Lender extended pursuant to any Extension shall have the same terms as the Class of Loans subject to the related Extension Offer; (iii) the final maturity date of any Loans of a Class to be extended pursuant to an Extension shall be at least 180 days later than the final maturity date of such Class and the weighted average life to maturity of any Loans of a Class to be extended pursuant to an Extension shall be no shorter than the weighted average life to maturity of such Class; (iv) if the aggregate principal amount of Loans of a Class in respect of which Lenders shall have accepted an Extension Offer exceeds the maximum aggregate principal amount of Loans of such Class offered to be extended by the Borrower pursuant to the relevant Extension Offer, then such Loans of such Class shall be extended ratably up to such maximum amount based on the relative principal amounts thereof (not to exceed any Lender’s actual holdings of record) with respect to which such Lenders accepted such Extension Offer; (v) all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by the Borrower generally directed to the applicable Lenders under the applicable Class in connection therewith shall be in form and substance consistent with the foregoing and otherwise reasonably satisfactory to the Administrative Agent; (vi) any applicable Minimum Extension Condition (as defined below) shall be satisfied; and (vii) no Extension shall become effective unless, on the proposed effective date of such Extension, the conditions set forth in Section 3.2(b) shall be satisfied, and the Administrative Agent shall have received a certificate to that effect dated the applicable date of such Extension and executed by an Responsible Officer of the Borrower.

(c) The consummation and effectiveness of any Extension will be subject to a condition set forth in the relevant Extension Offer (a “Minimum Extension Condition”) that a minimum amount (to be determined in the Borrower’s discretion and specified in the relevant Extension Offer, but in no event less than $10,000,000 million, unless another amount is agreed to by the Administrative Agent). For the avoidance of doubt, it is understood and agreed that the provisions of Section 11.9 (Sharing of Payments) and Section 11.1 (Amendments; Waivers) will not apply to Extensions of Loans pursuant to Extension Offers made pursuant to and in accordance with the provisions of this Section 2.20, including to any payment of interest or fees in respect of any Loans that have been extended pursuant to an Extension at a rate or rates different from those paid or payable in respect of Loans of any other Class, in each case as is set forth in the relevant Extension Offer.

(d) No Lender who rejects any request for an Extension shall be deemed a Affected Lender for purposes of Section 2.18.

(e) The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments (collectively, “Extension Amendments”) to this Agreement and the other Loan Documents as may be necessary in order establish new Classes of Loans created pursuant to an Extension, in each case on terms consistent with this Section 2.20.  Notwithstanding the foregoing, the Administrative Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Required Lenders with respect to any matter contemplated by this Section 2.20 and, if the Administrative Agent seeks such advice or concurrence, the Administrative Agent shall be permitted to enter into such amendments with the Borrower in accordance with any instructions received from such Required Lenders and shall also be entitled to refrain from entering into such amendments with the Borrower unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by the Administrative Agent for any such advice or concurrence, all such Extension Amendments entered into with the Borrower by the Administrative Agent hereunder shall be binding on the Lenders. Without limiting the foregoing, in connection with any Extensions, the appropriate Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage or Mortgage Supporting Document (or any other Loan Document that the Administrative Agent or the Collateral Agent reasonably requests to be amended to reflect an Extension) that has a maturity date prior to the latest Extended Maturity Date so that such maturity date is extended to the then latest Extended Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent).

(f) In connection with any Extension, the Borrower shall provide the Administrative Agent at least ten (10) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be reasonably established by, or acceptable to, the Administrative Agent to accomplish the purposes of this Section 2.20.

ARTICLE 3

CONDITIONS TO LOANS AND LETTERS OF CREDIT

Section 3.1                       Conditions Precedent to Initial Loans and Letters of Credit

.  The obligation of each Lender to make any Loan on the Closing Date and the obligation of each L/C Issuer to Issue any Letter of Credit on the Closing Date is subject to the satisfaction or due waiver of each of the following conditions precedent on or before June 23, 2011:

(a) Certain Documents.  The Administrative Agent shall have received on or prior to the Closing Date each of the following, each dated the Closing Date unless otherwise agreed by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and each Lender:

(i) this Agreement duly executed by Holdings and the Borrower and, for the account of each Lender having requested the same by notice to the Administrative Agent and the Borrower received by each at least 3 Business Days prior to the Closing Date (or such later date as may be agreed by the Borrower), Notes in each applicable Facility conforming to the requirements set forth in Section 2.14(e);

(ii) the Guaranty and Security Agreement, duly executed by each Guarantor, together with (A) copies of UCC, Intellectual Property and other appropriate search reports and of all effective prior filings listed therein, together with evidence of the termination of such prior filings and other documents with respect to the priority of the security interest of the Administrative Agent in the Collateral, in each case as may be reasonably requested by the Administrative Agent and (B) all documents representing all Securities being pledged pursuant to such Guaranty and Security Agreement and related undated powers or endorsements duly executed in blank;

(iii) [Reserved.];

(iv) duly executed favorable opinions of counsel to the Loan Parties in New York and Florida, each addressed to the Administrative Agent, the L/C Issuers and the Lenders and addressing such matters as the Administrative Agent may reasonably request;

(v) a copy of each Constituent Document of each Loan Party that is on file with any Governmental Authority in any jurisdiction, certified as of a recent date by such Governmental Authority, together with, if applicable, certificates attesting to the good standing of such Loan Party in such jurisdiction and each other jurisdiction where such Loan Party is qualified to do business as a foreign entity or where such qualification is necessary (and, if appropriate in any such jurisdiction, related tax certificates);

(vi) a certificate of the secretary of each Loan Party in charge of maintaining books and records of such Loan Party certifying as to (A) the names and signatures of each officer of such Loan Party authorized to execute and deliver any Loan Document, (B) the Constituent Documents of such Loan Party attached to such certificate are complete and correct copies of such Constituent Documents as in effect on the date of such certification (or, for any such Constituent Document delivered pursuant to clause (v) above, that there have been no changes from such Constituent Document so delivered) and (C) the resolutions of such Loan Party’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of each Loan Document to which such Loan Party is a party;

(vii) a certificate of a Responsible Officer of the Borrower to the effect that (A) each condition set forth in Section 3.2(b) has been satisfied, (B) both the Loan Parties taken as a whole and the Borrower are Solvent after giving effect to the initial Loans and Letters of Credit, the consummation of the Related Transactions, the application of the proceeds thereof in accordance with Section 7.9 and the payment of all estimated legal, accounting and other fees and expenses related hereto and thereto (substantially in the form of the Exhibit I attached hereto) and (C) attached thereto are complete and correct copies of each Related Document (other than the payoff letter for the Existing Credit Agreement);

(viii) insurance certificates in form and substance satisfactory to the Administrative Agent demonstrating that the insurance policies required by Section 7.5 are in full force and effect and have all endorsements required by such Section 7.5; and

(ix) such other documents and information as any Lender through the Administrative Agent may reasonably request.

(b) Fee and Expenses.  There shall have been paid to the Administrative Agent, for the account of the Administrative Agent, its Related Persons, any Joint Arranger, any L/C Issuer or any Lender, as the case may be, all fees and all reimbursements of costs or expenses, in each case due and payable under any Loan Document on or before the Closing Date.

(c) Consents.  Each Group Member shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary in connection with the consummation of the transactions contemplated in any Loan Document or Related Document (including the Related Transactions).

(d) Related Transactions.  The Administrative Agent shall be satisfied that, (i) subject only the funding of the initial Loans hereunder and the use of proceeds thereof, all obligations under the Existing Credit Agreement will have been repaid in full, as evidenced by a payoff letter duly executed and delivered by the Borrower and the Existing Agent.

(e) [Reserved].

(f) PATRIOT ACT, “Know Your Customer”.  Each Lender shall have received at least five Business Days (or such shorter time period as any Lender may agree in its sole discretion), prior to the Closing Date all documentation and other written information requested by the Administrative Agent and required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(g) Total Leverage Ratio.  On the Closing Date, after giving effect to the funding of the Term Loans and any Revolver Loan to be borrowed on such date, the Total Leverage Ratio of Holdings shall be less than 3.30 to 1.00.

(h) Collateral.  The Collateral Agent shall have been granted on the Closing Date, for the benefit of the Secured Parties, first priority perfected Liens on the Collateral other than such Liens that shall be perfected shortly after the Closing Date (to the extent agreed by the Administrative Agent, acting in its sole discretion).  The Pledged Collateral shall have been duly and validly pledged under the Guaranty and Security Agreement to the Collateral Agent, for the benefit of the Secured Parties, and certificates representing the Pledged Collateral, accompanied by instruments of transfer indorsed in blank, shall be in the actual possession of the Collateral Agent.

(i) Material Adverse Effect.  Since December 31, 2010, there have been no events, circumstances, developments or other changes in facts that would, in the aggregate, have a Material Adverse Effect.

Section 3.2                       Conditions Precedent to Each Loan and Letter of Credit

.  The obligation of each Lender on any date (including the Closing Date) to make any Loan and of each L/C Issuer on any date (including the Closing Date) to Issue any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

(a) Request.  The Administrative Agent (and, in the case of any Issuance, the relevant L/C Issuer) shall have received, to the extent required by Article 2, a written, timely and duly executed and completed Notice of Borrowing, Swingline Request or, as the case may be, L/C Request.

(b) Representations and Warranties; No Defaults.  The following statements shall be true on such date, both immediately before and immediately after giving effect to such Loan or, as applicable, such Issuance:  (i) the representations and warranties set forth in any Loan Document shall be true and correct (A) if such date is the Closing Date, on and as of such date and (B) otherwise, in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of such date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date and (ii) no Default or Event of Default shall have occurred or be continuing immediately prior to and after giving effect to the extension of credit contemplated by the request set forth in Section 3.2(a).

The representations and warranties set forth in any Notice of Borrowing, Swingline Request or L/C Request (or any certificate delivered in connection therewith) shall be deemed to be made again on and as of the date of the relevant Loan or Issuance and the acceptance of the proceeds thereof or of the delivery of the relevant Letter of Credit.

Section 3.3                       Determinations of Initial Borrowing Conditions

.  For purposes of determining compliance with the conditions specified in Section 3.1, each Lender shall be deemed to be satisfied with each document and each other matter required to be satisfactory to such Lender unless, prior to the Closing Date, the Administrative Agent receives notice from such Lender specifying such Lender’s objections and such Lender has not made available its Pro Rata Share of any Borrowing scheduled to be made on the Closing Date.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

To induce the Lenders, the L/C Issuers and the Administrative Agent to enter into the Loan Documents, each of Holdings and the Borrower represents and warrants to each of them each of the following on and as of each date applicable pursuant to Section 3.2:

Section 4.1                       Corporate Existence; Compliance with Law

.  Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its property, to lease or sublease any property it operates under lease or sublease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not have a Material Adverse Effect and (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, lease, sublease, operation, occupation or conduct of business, except where the failure to obtain such Permits, make such filings or give such notices would not, in the aggregate, have a Material Adverse Effect.

Section 4.2                       Loan and Related Documents

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(a) Power and Authority.  The execution, delivery and performance by each Loan Party of the Loan Documents and Related Documents to which it is a party and the consummation of the Related Transactions (i) are within such Loan Party’s corporate or similar powers and, at the time of execution thereof, have been duly authorized by all necessary corporate and similar action (including, if applicable, consent of holders of its Securities), (ii) do not (A) contravene such Loan Party’s Constituent Documents, except where such contravention could not reasonably be expected to result in a Material Adverse Effect, (B) violate any applicable Requirement of Law, except where such violation could not reasonably be expected to result in a Material Adverse Effect and (C) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material Contractual Obligation of any Loan Party or any of its Subsidiaries (including other Related Documents or Loan Documents) other than those that would not, in the aggregate, have a Material Adverse Effect and (iii) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person, other than (A) with respect to the Loan Documents, the filings required to perfect the Liens created by the Loan Documents, (B) those listed on Schedule 4.2 and that have been, or will be prior to the Closing Date, obtained or made, copies of which have been, or will be prior to the Closing Date, delivered to the Administrative Agent, and each of which on the Closing Date will be in full force and effect and (C) those that, if not obtained, would not, in the aggregate, have a Material Adverse Effect

(b) Due Execution and Delivery.  From and after its delivery to the Administrative Agent, each Loan Document and Related Document has been duly executed and delivered to the other parties thereto by each Loan Party party thereto, is the legal, valid and binding obligation of such Loan Party and is enforceable against such Loan Party in accordance with its terms.

(c) [Reserved.]

(d) [Reserved.]

Section 4.3                       Ownership of Group Members

.  Set forth on Schedule 4.3 is a complete and accurate list showing, as of the Closing Date, for each Group Member and each Subsidiary of any Group Member and each joint venture of any of them, its jurisdiction of organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Closing Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower or Holdings.  All outstanding Stock of each of them has been validly issued, is fully paid and non-assessable (to the extent applicable) and, except in the case of Holdings, is owned beneficially and of record by a Group Member (or, in the case of the Borrower, by Holdings) free and clear of all Liens other than the security interests created by the Loan Documents and Permitted Liens.  There are no Stock Equivalents with respect to the Stock of any Group Member (other than Holdings) or any Subsidiary of any Group Member or any joint venture of any of them and, as of the Closing Date, except as set forth on Schedule 4.3, there are no Stock Equivalents with respect to the Stock of Holdings.  Except as permitted pursuant to the Loan Documents, there are no Contractual Obligations or other understandings to which any Group Member, any Subsidiary of any Group Member or any joint venture of any of them is a party with respect to (including any restriction on) the issuance, voting, Sale or pledge of any Stock or Stock Equivalent of any Group Member or any such Subsidiary or joint venture.

Section 4.4                       Financial Statements

.  (a)  Each of (i) the audited Consolidated balance sheet of Holdings as at January 1, 2011 and the related Consolidated statements of income, retained earnings and cash flows of Holdings for the Fiscal Year then ended, certified by Ernst & Young LLP, and (ii) subject to the absence of footnote disclosure and normal recurring year-end audit adjustments, the unaudited Consolidated balance sheets of Holdings as at April 2, 2011 and the related Consolidated statements of income, retained earnings and cash flows of Holdings for the Fiscal Quarter then ended, copies of each of which have been furnished to the Administrative Agent, fairly present in all material respects the Consolidated financial position, results of operations and cash flow of Holdings as at the dates indicated and for the periods indicated in accordance with GAAP.

(b) [Reserved.]

(c) The Initial Projections have been prepared by the Borrower in light of the past operations of the business of the Borrower and its Subsidiaries and reflect projections for the 4 year period beginning on January 2, 2011 on a quarterly basis for the first year and on a year-by-year basis thereafter.  As of the Closing Date, the Initial Projections are based upon estimates and assumptions included therein, all of which the Borrower believes to be reasonable and fair in light of conditions and facts known to the Borrower as of the Closing Date and reflect the good faith, reasonable and fair estimates by the Borrower of the future Consolidated financial performance of Holdings and the other information projected therein for the periods set forth therein (it being understood that such Initial Projections are as to future events and are not to be viewed as facts and that any such information is subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that no assurances can be given that future developments addressed in such information can be realized and that actual results during the period or periods covered by any such projections may differ substantially from the projected results and such differences may be material).

(d) The unaudited Consolidated balance sheet of Holdings (the “Pro Forma Balance Sheet”) delivered to the Administrative Agent prior to the date hereof, has been prepared as of April 2, 2011 and reflects as of such date, on a Pro Forma Basis for the Related Transactions and the other transactions contemplated herein to occur on the Closing Date, the Consolidated financial condition of Holdings, and the assumptions are believed to be reasonable based on the information available to Holdings and the Borrower at such date and on the Closing Date.

Section 4.5                       Material Adverse Effect

.  Since December 31, 2010, there have been no events, circumstances, developments or other changes in facts that would, in the aggregate, have a Material Adverse Effect.

Section 4.6                       Solvency

.  Both before and after giving effect to (a) the Loans and Letters of Credit made or Issued on or prior to the date this representation and warranty is made, (b) the disbursement of the proceeds of such Loans, (c) the consummation of the Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, both the Loan Parties taken as a whole and the Borrower are Solvent.

Section 4.7                       Litigation

.  There are no pending (or, to the knowledge of any Group Member, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes involving the Borrower or any of its Subsidiaries (or any of Borrower’s or any of its Subsidiaries’ real property) with, by or before any Governmental Authority other than those that cannot reasonably be expected to affect the Obligations, the Loan Documents, the Letters of Credit, the Related Documents, the Related Transactions and the other transactions contemplated therein and would not, in the aggregate, have a Material Adverse Effect.

Section 4.8                       Taxes

.  Except as would not, in the aggregate, have a Material Adverse Effect, (a) all federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP and (b) no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority.

Section 4.9                       Margin Regulations

.  The Borrower is not engaged in the business of extending credit for the purpose of, and no proceeds of any Loan or other extensions of credit hereunder will be used for the purpose of, buying or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board) or extending credit to others for the purpose of purchasing or carrying any such margin stock, in each case in contravention of Regulation T, U or X of the Federal Reserve Board.

Section 4.10                       [Reserved]

.

Section 4.11                       Investment Company Act; Public Utility Holding Company Act

.  No Group Member is (a) an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940 or (b) a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company”, as each such term is defined and used in the Public Utility Holding Company Act of 1935.

Section 4.12                       Labor Matters

.  There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Group Member, threatened) against or involving any Group Member, except, for those that would not, in the aggregate, have a Material Adverse Effect.  Except as set forth on Schedule 4.12, as of the Closing Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Group Member, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Group Member and (c) no such representative has sought certification or recognition with respect to any employee of any Group Member.

Section 4.13                       ERISA

.  Schedule 4.13 sets forth, as of the Closing Date, a complete and correct list of (a) all Title IV Plans, (b) all Multiemployer Plans and (c) all material Benefit Plans.  Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code has been determined by applicable authorities to so qualify, and each Benefit Plan not subject to ERISA that is required to be registered under other Requirements of Law is so registered and in good standing.  Except as would not, in the aggregate, have a Material Adverse Effect, (i) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (ii) there are no existing or pending (or to the knowledge of any Group Member, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Group Member incurs or otherwise has or could have an obligation or any Liability, (iii) no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding and no ERISA Event is reasonably expected to occur; (iv) no ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made; and (v) no ERISA Affiliate has any liability with respect to an employee pension benefit plan (within the meaning of Section 3(2) of ERISA, including any multiemployer plan (within the meaning of Section 4001(a(3) of ERISA)) subject to Title IV of ERISA maintained by any member of a controlled group in which such ERISA Affiliate was a member prior to becoming an ERISA Affiliate.

Section 4.14                       Environmental Matters

.  Except as set forth on Schedule 4.14, (a) the operations of each Group Member are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, other than non-compliances that, in the aggregate, would not have a reasonable likelihood of resulting in Material Environmental Liabilities, (b) no Group Member is party to, and no Group Member and no real property currently (or to the knowledge of any Group Member previously) owned, leased, subleased, operated or otherwise occupied by or for any Group Member is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Group Member, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice under or pursuant to any Environmental Law other than those that, in the aggregate, are not reasonably likely to result in Material Environmental Liabilities, (c) except as could not in the aggregate have a reasonable likelihood of resulting in Material Environmental Liabilities, no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Group Member and, to the knowledge of any Group Member, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property, (d) no Group Member has caused or suffered to occur a Release of Hazardous Materials at, to or from any real property of any Group Member and each such real property is free of contamination by any Hazardous Materials except for such Release or contamination that could not reasonably be expected to result, in the aggregate, in Material Environmental Liabilities, (e) no Group Member (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations, or (ii) knows of any facts, circumstances or conditions, including receipt of any information request or notice of potential responsibility under CERCLA or similar Environmental Laws, that, in the aggregate, would have a reasonable likelihood of resulting in Material Environmental Liabilities and (f) each Group Member has made available to the Administrative Agent copies of all existing material and nonprivileged environmental reports, reviews and audits and all material and nonprivileged documents pertaining to actual or reasonably anticipated potential Material Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody or control.

Section 4.15                       Intellectual Property

.  Schedule 4.15 sets forth, as of the Closing Date, all registered or applied for Intellectual Property owned by any Group Member.  All such scheduled Intellectual Property is owned by a Group Member, except where the failure to own would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  To the knowledge of each Group Member, (a) the conduct and operations of the businesses of each Group Member does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Group Member in, or relating to, any Intellectual Property, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and would not, in the aggregate, have a Material Adverse Effect.  In addition, (x) there are no pending (or, to the knowledge of any Group Member, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes affecting any Group Member with respect to, (y) no judgment or order regarding any such claim has been rendered by any competent Governmental Authority, no settlement agreement or similar Contractual Obligation has been entered into by any Group Member, with respect to and (z) no Group Member knows or has any reason to know of any valid basis for any claim based on, any such infringement, misappropriation, dilution, violation or impairment or contest, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and would not, in the aggregate, have a Material Adverse Effect.

Section 4.16                       Title; Real Property

.  (a)  Each Group Member has good and marketable fee simple title to all owned real property and valid leasehold interests in all leased real property, in each case, as of the Closing Date, as set forth on Schedule 4.16, in all leased real property, other than, in each case, as would not have a Material Adverse Effect, and owns all personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such property is subject to any Lien except Permitted Liens.  Each Group Member has complied with all obligations under all leases to which it is a party, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.  Each Group Member enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  None of the Group Members is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any real property or any interest therein.

(b) Set forth on Schedule 4.16 is, as of the Closing Date, (i) a complete and accurate list of all real property owned in fee simple by any Group Member or in which any Group Member owns a leasehold interest setting forth, for each such real property, the current street address (including, where applicable, county, state and other relevant jurisdictions), the record owner thereof and, where applicable, each lessee and sublessee thereof,and (ii) any lease, sublease, license or sublicense of such real property by any Group Member and (iii) for each such real property that the Administrative Agent has requested be subject to a Mortgage or that is otherwise material to the business of any Group Member, each Contractual Obligation by any Group Member, whether contingent or otherwise, to Sell such real property.

Section 4.17                       Full Disclosure

.  The information (other than projections or forward looking statements) prepared or furnished by or on behalf of any Group Member in connection with any Loan Document (including the information contained in any Financial Statement or Disclosure Documents) does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, taken as a whole, in light of the circumstances when made, not materially misleading.  All projections that are part of such information (including those set forth in any Projections delivered subsequent to the Closing Date) are based upon good faith estimates and assumptions believed to be reasonable and fair as of the date made in light of conditions and facts then known and, as of such date, reflect good faith, reasonable and fair estimates of the information projected for the periods set forth therein (it being understood that such Projections are as to future events and are not to be viewed as facts and that any such information is subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that no assurances can be given that future developments addressed in such information can be realized and that actual results during the period or periods covered by any such projections may differ substantially from the projected results and such differences may be material.

Section 4.18                       Patriot Act; Anti-Money Laundering Laws

.  (a) No Group Member (and, to the knowledge of each Group Member, no joint venture or subsidiary thereof) is in violation in any material respects of any United States Requirements of Law relating to terrorism, sanctions or money laundering (the “Anti-Terrorism Laws”), including the United States Executive Order No. 13224 on Terrorist Financing (the “Anti-Terrorism Order”) and the Patriot Act.

(b) The operations of the Group Members are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, including Section 352(a) of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Borrower's knowledge, threatened.

Section 4.19                       Insurance

.  Schedule 4.19 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of the Borrower and its Relevant Subsidiaries as of the Closing Date.  As of such date, such insurance is in full force and effect.  The Group Members are insured by financially sound and reputable insurers and such insurance is in amounts and covering such risks and liabilities, including, without limitation, with respect to risks of flooding, as are in accordance with normal and prudent industry practice.

Section 4.20                       Use of Proceeds

.  The proceeds of the Term Loans on the Closing Date will be used to (i) repay the Existing Credit Agreement and (ii) pay the fees and expenses incurred in connection with the cash collateralization or back-stopping of letters of credit issued under the Existing Credit Agreement remaining outstanding after the Closing Date.  The Revolving Loans shall be used to finance the working capital needs of the Borrower and its Subsidiaries and for general corporate purposes and the Revolving Credit Facility shall be further used for the issuance of Letters of Credit.  The proceeds of any Incremental Term Loan shall be used to finance working capital needs of the Borrower and its Subsidiaries and for general corporate purposes.

Section 4.21                       Status as Senior Debt; Perfection of Security Interests

. The Obligations shall rank pari passu with any other senior Indebtedness or securities of the Borrower and shall constitute senior indebtedness of the Borrower and the Restricted Subsidiaries under and as defined in any documentation documenting any junior indebtedness of the Borrower or the Restricted Subsidiaries. The Guaranty and Security Agreement will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof.  In the case of the Pledged Collateral described in the Guaranty and Security Agreement, when stock certificates, or other certificates evidencing ownership, representing such Pledged Collateral are delivered to the Collateral Agent, and in the case of the other Collateral described in the Guaranty and Security Agreement, when financing statements and other filings specified therein in appropriate form are filed in the offices specified therein, the Lien created by the Guaranty and Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof to the extent perfection can be obtained by filing UCC financing statements or by possession, as security for the Obligations of such Loan Party, in each case prior and superior in right to any other Person subject to Permitted Senior Liens.

Section 4.22                       Broker’s and Investment Banker’s Fees

.  Except for fees payable to the Joint Lead Arrangers, the Administrative Agent and the Lenders, no Group Member or any of their respective Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the making of the Loans hereunder.

ARTICLE 5

FINANCIAL COVENANTS

Each of Holdings and the Borrower agrees with the Lenders, the L/C Issuers and the Administrative Agent to each of the following, as long as any Obligation (other than in respect of Specified Cash Management Agreements, contingent obligations, indemnities and costs and expenses related thereto not then payable or in existence as of the maturity date of the Loans or any L/C Obligations that have been cash collateralized or have otherwise been backstopped including by a back-up letter of credit) or any Commitment remains outstanding:

Section 5.1                       Maximum Total Leverage Ratio

.  Holdings shall not have, on the last day of each Fiscal Quarter set forth below, a Total Leverage Ratio (calculated on a Pro Forma Basis in accordance with Section 1.3(b)) greater than the maximum Total Leverage Ratio set forth opposite such Fiscal Quarter:

FISCAL QUARTER ENDING	MAXIMUM TOTAL LEVERAGE RATIO

October 1, 2011	3.90 to 1.00
December 31, 2011	3.75 to 1.00
March 31, 2012	3.60 to 1.00
June 30, 2012	3.40 to 1.00
September 29, 2012	3.30 to 1.00
December 29, 2012	3.30 to 1.00
March 30, 2013	3.20 to 1.00
June 29, 2013	3.10 to 1.00
September 28, 2013	3.00 to 1.00
December 28, 2013	2.75 to 1.00
March 29, 2014	2.70 to 1.00
June 28, 2014	2.60 to 1.00
September 27, 2014	2.35 to 1.00
January 3, 2015	2.35 to 1.00
April 4, 2015	2.35 to 1.00
July 4, 2015	2.35 to 1.00
October 3, 2015	2.10 to 1.00
January 2, 2016	2.10 to 1.00
April 2, 2016	2.00 to 1.00

Section 5.2                       Minimum Consolidated Interest Coverage Ratio

.  Holdings shall not have, on the last day of any Fiscal Quarter commencing with the Fiscal Quarter ending October 1, 2011, a Consolidated Interest Coverage Ratio (calculated on a Pro Forma Basis in accordance with Section 1.3(b)) for the four Fiscal Quarter period ending on such day less than 3.50 to 1.00, provided that for purposes of determining the Consolidated Interest Coverage Ratio for the Fiscal Quarters ending in October 1, 2011, December 31, 2011 and March 31, 2012, Consolidated Cash Interest Expense for the relevant period of determination shall be deemed to equal Consolidated Cash Interest Expense for such one, two and three Fiscal Quarter periods multiplied by 4, 2 and 4/3, respectively.

Section 5.3                       [Reserved.]

Section 5.4                       Capital Expenditures

.  No Group Member shall incur, or permit to be incurred, Capital Expenditures during any Fiscal Year in an aggregate amount for all Group Members in excess of the sum of (x) $6,500,000 and (y) the Pro-Rata Benefit of each Person acquired as a Permitted Acquisition (the “CapEx Cap”); provided, however, that, to the extent that actual Capital Expenditures incurred in any such Fiscal Year shall be less than the CapEx Cap (without giving effect to the carryover permitted by this proviso), an amount equal to the lesser of (x) 50% of the CapEx Cap for such Fiscal Year and (y) the excess of the CapEx Cap over the amount of actual Capital Expenditures during such Fiscal Year shall, in addition to any amount permitted above, be available for Capital Expenditures in the next succeeding Fiscal Year; and provided, further, that any Capital Expenditures incurred in any Fiscal Year shall be deemed to have been incurred first, in respect of amounts permitted pursuant to this Section 5.3 without giving effect to the preceding proviso and then, in respect of any carry over amount permitted solely by reason of the preceding proviso.  “Pro-Rata Benefit” means with respect to any Person acquired in a Permitted Acquisition in any Fiscal Year, 20% of the EBITDA of such Person for the Fiscal Year in which such Person was acquired pursuant to such Permitted Acquisition, multiplied by, (x) in the case of the Fiscal Year in which such acquisition occurred, a fraction, the numerator of which is the number of days commencing on the date of such acquisition to the end of such Fiscal Year and the denominator of which is 365 and (y) in the case of subsequent Fiscal Years, one (1).

ARTICLE 6

REPORTING COVENANTS

Each of Holdings and the Borrower agrees with the Lenders, the L/C Issuers and the Administrative Agent to each of the following, as long as any Obligation (other than in respect of Specified Cash Management Agreements, contingent obligations, indemnities and costs and expenses related thereto not then payable or in existence as of the maturity date of the Loans or any L/C Obligations that have been cash collateralized or have otherwise been backstopped including by a back-up letter of credit) or any Commitment remains outstanding:

Section 6.1                       Financial Statements

.  The Borrower shall deliver to the Administrative Agent each of the following:

(a) [Reserved].

(b) Quarterly Reports.  As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the Consolidated unaudited balance sheet of Holdings as of the close of such Fiscal Quarter and related Consolidated statements of income and cash flow for such Fiscal Quarter and that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, setting forth in comparative form the figures for the corresponding period in the prior Fiscal Year and the figures contained in the latest Projections, in each case certified by a Responsible Officer of the Holdings as fairly presenting in all material respects the Consolidated financial position, results of operations and cash flow of Holdings as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

(c) Annual Reports; Budget.  As soon as available, and in any event within 90 days after the end of each Fiscal Year, (x) the Consolidated balance sheet of Holdings as of the end of such year and related Consolidated statements of income, stockholders’ equity and cash flow for such Fiscal Year, each prepared in accordance with GAAP, together with a certification by the Group Members’ Accountants that (i) such Consolidated Financial Statements fairly present in all material respects the Consolidated financial position, results of operations and cash flow of Holdings as at the dates indicated and for the periods indicated therein in accordance with GAAP without qualification as to the scope of the audit or as to going concern and without any other similar qualification; provided that notwithstanding anything herein to the contrary, any going concern qualification or similar qualification (including any qualification related to any projected financial covenant Default) shall not be a Default and (ii) upon the reasonable request of the Administrative Agent, in the course of the regular audit of the businesses of the Group Members, which audit was conducted in accordance with the standards of the United States' Public Company Accounting Oversight Board (or any successor entity), such Group Members’ Accountants have obtained no knowledge that a Default in respect of any financial covenant contained in Article 5 is continuing or, if in the opinion of the Group Members’ Accountants such a Default is continuing, a statement as to the nature thereof; provided, that if Holdings or the Borrower uses its reasonable best efforts to obtain the certification referred to in this clause (ii) , but does not obtain such certification, it shall not be a Default or Event of Default, and (y) the annual budget of the Group Members for the Fiscal Year prepared by management of the Borrower.

(d) Compliance Certificate.  Together with each delivery of any Financial Statement pursuant to clause (b) or (c) above, and no later than the date required for such delivery, a Compliance Certificate duly executed by a Responsible Officer of Holdings that, among other things, (i) shows in reasonable detail the calculations used in determining the Total Leverage Ratio and, if delivered together with any Financial Statement pursuant to clause (c) above, the calculations used in determining Excess Cash Flow, (ii) demonstrates compliance with each financial covenant contained in Article 5 that is tested at least on a quarterly basis and (iii) states that no Default is continuing as of the date of delivery of such Compliance Certificate or, if a Default is continuing, states the nature thereof and the action that the Borrower proposes to take with respect thereto.

(e) [Reserved].

(f) Corporate Chart and Other Collateral Updates.  As part of the Compliance Certificate delivered pursuant to clause (d) above, each in form and substance reasonably satisfactory to the Administrative Agent, a certificate by a Responsible Officer of the Borrower that (i) the Corporate Chart attached thereto (or the last Corporate Chart delivered pursuant to this clause (e)) is correct and complete as of the date of such Compliance Certificate, (ii) the Loan Parties have delivered all documents (including updated schedules as to locations of Collateral and, unless constituting an Excluded Asset or an Excluded Account, the acquisition by any Loan Party of Intellectual Property, real property, any Deposit Account or Securities Account) they are required to deliver pursuant to any Loan Document on or prior to the date of delivery of such Compliance Certificate and (iii) unless previously delivered pursuant to Section 7.18, complete and correct copies of all documents modifying any term which is, or could be, relevant to the Lenders, of any Constituent Document of any Group Member or any Subsidiary or joint venture thereof on or prior to the date of delivery of such Compliance Certificate have been delivered to the Administrative Agent or are attached to such certificate.

(g) [Reserved].

(h) Intercompany Loan Balances.  Together with each delivery of any Compliance Certificate pursuant to clause (c) above, a summary of the outstanding balances of all intercompany Indebtedness as of the last day of the Fiscal Quarter covered by such Financial Statement, certified as complete and correct by a Responsible Officer of the Borrower as part of the Compliance Certificate delivered in connection with such Financial Statements.

(i) Audit Reports, Management Letters, Etc.  Together with each delivery of any Financial Statement for any Fiscal Year pursuant to clause (c) above, copies of each management letter, audit report or similar letter or report received by any Group Member from any independent registered certified public accountant (including the Group Members’ Accountants) in connection with such Financial Statements or any audit thereof, each certified to be complete and correct copies by a Responsible Officer of the Borrower as part of the Compliance Certificate delivered in connection with such Financial Statements.

(j) Insurance.  Together with each delivery of any Financial Statement for any Fiscal Year pursuant to clause (c) above, each in form and substance reasonably satisfactory to the Administrative Agent and certified as complete and correct by a Responsible Officer of the Borrower as part of the Compliance Certificate delivered in connection with such Financial Statements, a summary of all material insurance coverage maintained as of the date thereof by any Group Member, together with such other related documents and information as the Administrative Agent may reasonably require.

(k) Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Group Member with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to holders of its funded Indebtedness with a principal amount or aggregate commitments in excess of $3,000,000 pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be; provided that electronic access to the foregoing shall constitute delivery.

(l) Other Information.  Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Group Member, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Section 6.2                       Other Events

.  The Borrower shall give the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing) promptly after any Responsible Officer of any Group Member knows or has reason to know of it:  (a)(i) any Default and (ii) any event that would have a Material Adverse Effect, specifying, in each case, the nature and anticipated effect thereof and any action proposed to be taken in connection therewith, (b) any event (other than any event involving loss or damage to property) reasonably expected to result in a mandatory payment of the Obligations pursuant to Section 2.8 (other than Section 2.8(a) or (c)), stating the material terms and conditions of such transaction and estimating the Net Cash Proceeds thereof, the commencement of, or any material developments in, any action, investigation, suit, proceeding, audit, claim, demand, order or dispute with, by or before any Governmental Authority affecting any Group Member or any property of any Group Member that (i) seeks injunctibe or similar relief that could reasonably be expected to have a Material Adverse Effect, (ii) in the reasonable judgment of the Borrower, exposes any Group Member to liability in an aggregate amount in excess of $6,000,000 or (iii) if adversely determined could reasonably be expected to have a Material Adverse Effect and (c) the acquisition of any Material Real Property.

Section 6.3                       Copies of Notices and Reports

.  The Borrower shall promptly deliver to the Administrative Agent copies of each of the following:  (a) all reports that Holdings transmits to its security holders generally, (b) all documents that any Group Member files with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any securities exchange or any Governmental Authority exercising similar functions, (c) all press releases not made available directly to the general public and (d) any material document transmitted or received pursuant to, or in connection with, any funded Indebtedness with a principal amount or aggregate commitments in excess of $3,000,000; provided that electronic access to the foregoing shall constitute delivery.

Section 6.4                       Taxes

.  The Borrower shall give the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing) promptly after any Responsible Officer of any Group Member knows or has reason to know of it:  (a) the creation, or filing with the IRS or any other Governmental Authority, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any taxes with respect to any Tax Affiliate and (b) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

Section 6.5                       Labor Matters

.  The Borrower shall give the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing), promptly after, and in any event within 30 days after any Responsible Officer of any Group Member knows or has reason to know of it:  (a) the commencement of any material labor dispute to which any Group Member is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person’s plants and other facilities and (b) the incurrence by any Group Member of any Worker Adjustment and Retraining Notification Act or related or similar liability incurred with respect to the closing of any plant or other facility of any such Person, in each case, which would have a Material Adverse Effect.

Section 6.6                       ERISA Matters

.  The Borrower shall give the Administrative Agent (a) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, a copy of such notice and (b) promptly, and in any event within 10 days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto, in each case, which would have a Material Adverse Effect.

Section 6.7                       Environmental Matters

.  The Borrower shall provide the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed by the Administrative Agent in writing) promptly after any Responsible Officer of any Group Member knows (and, upon reasonable request of the Administrative Agent, material and nonprivileged documents and information in connection therewith):  (i)(A) unpermitted Releases, (B) the receipt by any Group Member of any notice of violation of or potential liability or similar notice under, or the existence of any condition that could reasonably be expected to result in violations of or liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or liability under any Environmental Law, that, for each of clauses (A), (B) and (C) above (and, in the case of clause (C), if adversely determined), in the aggregate for each such clause, could reasonably be expected to result in Environmental Liabilities that have a Material Adverse Effect and (ii) the receipt by any Group Member of notification that any property of any Group Member is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Material Environmental Liabilities.

Section 6.8                       Acquisition of Margin Stock

.  The Borrower shall provide the Administrative Agent notice of acquisition of any margin stock unless cancelled (which may be made by telephone if promptly confirmed by the Administrative Agent in writing) promptly after any Responsible Officer of any Group Member knows or has reason to know of such acquisition.

Section 6.9                       Other Information

.  The Borrower shall provide the Administrative Agent with such other documents and information with respect to the business, property, condition (financial or otherwise), legal, financial or corporate or similar affairs or operations of any Group Member as the Administrative Agent or such Lender through the Administrative Agent may from time to time reasonably request.  Borrower also shall also make available all information required by the USA Patriot Act.

ARTICLE 7

AFFIRMATIVE COVENANTS

Each of Holdings and the Borrower agrees with the Lenders, the L/C Issuers and the Administrative Agent to each of the following, as long as any Obligation (other than in respect of Specified Cash Management Agreements, contingent obligations, indemnities and costs and expenses related thereto not then payable or in existence as of the maturity date of the Loans or any L/C Obligations that have been cash collateralized or have otherwise been backstopped including by a back-up letter of credit) or any Commitment remains outstanding:

Section 7.1                       Maintenance of Corporate Existence

.  Each Group Member shall (a) preserve and maintain its legal existence, except in the consummation of transactions expressly permitted hereunder, including by Sections 8.4 and 8.7, and (b) preserve and maintain it rights (charter and statutory), privileges franchises and Permits necessary or desirable in the conduct of its business, except, in the case of this clause (b), where the failure to do so would not, in the aggregate, have a Material Adverse Effect.

Section 7.2                       Compliance with Laws, Etc

.  Each Group Member shall comply with all applicable Requirements of Law, Contractual Obligations and Permits, except for such failures to comply that would not, in the aggregate, have a Material Adverse Effect.

Section 7.3                       Payment and Performance of Obligations

.  Each Group Member shall (i) pay or discharge before they become delinquent (a) all material claims, taxes, assessments, charges and levies imposed by any Governmental Authority and (b) all other lawful claims, that if unpaid would, by the operation of applicable Requirements of Law, become a Lien upon any property of any Group Member (except, in the case of each of clause (a) and (b), for those whose amount or validity is being contested in good faith by proper proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Group Member in accordance with GAAP), in each case, which would have a Material Adverse Effect and (ii) shall perform all material obligations imposed on such Group Member, except where failures to perform that would not, in the aggregate, have a Material Adverse Effect.

Section 7.4                       Maintenance of Property

.  Each Group Member shall maintain and preserve (a) in good working order and condition all of its property necessary in the conduct of its business and (b) all rights, permits, licenses, approvals and privileges (including all Permits) necessary, used or useful, whether because of its ownership, lease, sublease or other operation or occupation of property or other conduct of its business, and shall make all necessary or appropriate filings with, and give all required notices to, Governmental Authorities, except for such failures to maintain and preserve the items set forth in clauses (a) and (b) above that would not, in the aggregate, have a Material Adverse Effect.

Section 7.5                       Maintenance of Insurance

.  Each Group Member shall (a) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the property and businesses of the Group Members (including life insurance,  fire, theft, product liability, Flood Insurance, property damage, employee fidelity, workers’ compensation, business interruption, group health insurance, commercial general liability insurance and such other insurance as may be required by any Requirements of Law) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrower) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Group Members, taken as a whole, (b) in accordance with Section 7.10, cause all such insurance relating to any property or business of any Loan Party to name the Administrative Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and provided that (x) no Group Member shall cause or permit any cancellation or material reduction in coverage to be effective until after 30 days’ notice thereof to the Administrative Agent and (y) in the event that there is any cancellation or material reduction in coverage, Holdings and Borrower agree to promptly, but in any event within 10 days of a cancellation or reduction in coverage, purchase or acquire such additional coverage to be in compliance with this Section 7.5 in all respects and further agree that in the event that such additional coverage is not acquired or purchased, the Administrative Agent may, at sole cost of the Borrower, acquire such additional coverage on behalf of the Borrower as it reasonably requires to comply with this Section 7.5, and (c) at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and if available in the community in which the Premises are located, obtain Flood Insurance and otherwise comply with the National Flood Insurance Program or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as the Administrative Agent may from time to time require.

Section 7.6                       Keeping of Books

.  The Group Members shall keep proper books of record and account, in which full, true and correct entries shall be made in accordance with GAAP and all other applicable Requirements of Law of all financial transactions and the assets and business of each Group Member.

Section 7.7                       Access to Books and Property

.  Each Group Member shall permit the Administrative Agent, the Lenders and any Related Person of any of them, as often as reasonably requested but in no event more than two (2) times per year when no Event of Default has occurred or shall be continuing, at any reasonable time during normal business hours and with reasonable advance notice (except that, during the continuance of an Event of Default, no such notice shall be required) to (a) visit and inspect the property of each Group Member and examine and make copies of and abstracts from, the corporate (and similar), financial, operating and other books and records of each Group Member, (b) discuss the affairs, finances and accounts of each Group Member with officers or directors of any Group Member and (c) communicate directly with any registered certified public accountants (including the Group Members’ Accountants) of any Group Member; provided that, in any fiscal year when no Event of Default shall have occurred or be continuing, the Borrower shall not be required to reimburse the costs of more than one (1) visit by the Administrative Agent and each Lender.  Each Group Member shall authorize their respective registered certified public accountants (including the Group Members’ Accountants) to communicate directly with the Administrative Agent, the Lenders and their Related Persons and to disclose to the Administrative Agent, the Lenders and their Related Persons all financial statements and other documents and information as they might have and the Administrative Agent or any Lender reasonably requests with respect to any Group Member.

Section 7.8                       Environmental

.  Each Group Member shall comply with, and maintain its real property, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance or that is required by orders and directives of any Governmental Authority) except for failures to comply or maintain compliance that would not, in the aggregate, have a Material Adverse Effect and except for alleged failures that are being contested in good faith in appropriate proceedings and for which appropriate reserves are being maintained in accordance with GAAP.  Without limiting the foregoing, (i) if an Event of Default relating to Environmental Laws is continuing or (ii) the Administrative Agent at any time has a reasonable basis to believe that there exists any violation of Environmental Laws by any Group Member or that there exist any Environmental Liabilities, that in each case in this clause (ii) would have, in the aggregate, a Material Adverse Effect, then each Group Member shall, promptly upon receipt of a written request from the Administrative Agent, cause the performance of, and allow the Administrative Agent and its Related Persons access to such real property for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as the Administrative Agent may from time to time reasonably request.  Such audits, assessments and reports, to the extent not conducted by the Administrative Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to the Administrative Agent and shall be in form and substance reasonably acceptable to the Administrative Agent.

Section 7.9                       Use of Proceeds

.  The proceeds of the Loans made on the Closing Date shall be used by the Borrower (and, to the extent distributed to them by the Borrower, each other Group Member) solely as set forth in Section 4.20.

Section 7.10                       Additional Collateral and Guaranties

.  To the extent not delivered to the Administrative Agent on or before the Closing Date (including in respect of after-acquired property with an aggregate fair market value in excess of $1,000,000 (which do not otherwise constitute Excluded Assets) and Persons that become Subsidiaries of any Loan Party after the Closing Date), each Group Member shall, promptly, do each of the following, unless otherwise agreed by the Administrative Agent:

(a) notify the Administrative Agent of (i) any such acquisition or ownership of such property not constituting Excluded Assets (unless the Lien of the Guaranty and Security Agreement, any existing Mortgage or other existing Loan Document has previously attached, or automatically attaches upon such acquisition, to such property and is perfected, having the priority contemplated by this Agreement), within five Business Days after such acquisition (or such longer period as the Administrative Agent may agree), and (ii) any Person that (w)  becomes a Wholly Owned Subsidiary of a Loan Party after the Closing Date and is not an Excluded Subsidiary, at least ten Business Days after such Person becoming a Subsidiary (or such longer period as the Administrative Agent may agree), or (x)  is or becomes an Excluded Foreign Holdco, within five Business Days (or such longer period as the Administrative Agent may agree) after such Person is determined to be or becomes an Excluded Foreign Holdco, or (y) ceases to be or qualify as an Excluded Subsidiary, within ten Business Days (or such longer period as the Administrative Agent may agree) after such Person ceases to be or qualify as an Excluded Subsidiary, or (z) engages in any transaction permitted by Section 8.7, at least five Business Days prior to such Person consummating such transaction unless such transaction does not result in property that is within the definition of Collateral or required to be Collateral is not subjected to a valid, first priority perfected Lien under the Loan Documents (each event referred to in clause (i) or (ii) above, a “Credit Support Event”);

(b) within ten Business Days after the Closing Date or the occurrence of any Credit Support Event (subject to extension as the Administrative Agent may agree), become a signatory to, or deliver to the Administrative Agent such modifications to the terms of, the Loan Documents (or, to the extent applicable as determined by the Administrative Agent, such other guaranty and collateral documents that shall become Loan Documents) requested by the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent deems necessary of advisable in order to ensure the following:

(i) (A) each Foreign Subsidiary of any Loan Party that is not an Unrestricted Subsidiary that has entered into any Guaranty Obligation with respect to any Indebtedness of any Loan Party and (B) each Wholly Owned Subsidiary of any Loan Party (other than any such Subsidiary that will constitute an Excluded Subsidiary), shall guaranty, as primary obligor and not as surety, the payment of the Obligations of the Borrower, and thereby become a Loan Party; and

(ii) each Wholly Owned Subsidiary of any Loan Party, if such Wholly Owned Subsidiary is an Excluded Foreign Holdco, shall effectively grant to the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable pledge of all of the non-Voting Stock, and 66% of the Voting Stock, of each first tier Subsidiary of such Person, as security for the Obligations of the Borrower, and thereby become a Loan Party; and

(iii) each Wholly Owned Subsidiary of any Loan Party (other than any such Subsidiary that will constitute an Excluded Subsidiary), shall effectively grant to the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest, pledge, mortgage, deed of trust or other applicable Lien in and on all of its property, including all of its Stock and Stock Equivalents and other Securities but expressly excluding all Excluded Assets, as security for the Obligations of such Loan Party and the Borrower, and thereby become a Loan Party;

provided, however, that unless the Borrower and the Administrative Agent otherwise agree or any Loan Party referred to below (including any Excluded Foreign Holdco) pledges in excess of 66% of outstanding Voting Stock of any Excluded Foreign Subsidiary in respect of any Indebtedness (other than the Obligations), in no event shall the Loan Parties (including any Excluded Foreign Holdco), individually or collectively, be required to pledge in excess of 66% of outstanding Voting Stock of any Excluded Foreign Subsidiary;

(c) within 10 Business Days after the occurrence of any Credit Support Event (subject to extension as the Administrative Agent may agree), deliver to the Collateral Agent an amendment to the Global Intercompany Note executed by each new Loan Party, and all instruments, securities and other documents representing or evidencing all Stock, Stock Equivalents and other Securities required to be pledged pursuant to the Guaranty and Security Agreement or any other Loan Document, together with undated powers or endorsements duly executed in blank and all Material Chattel Paper and Material Third Party Notes owned or held by any Loan Party;

(d) within 30 days after the Closing Date (or such longer period as the Administrative Agent may agree) with respect to all Material Real Property owned by a Loan Party at the Closing Date, and no later than 30 days after the acquisition of any Material Real Property by a Loan Party following the Closing Date, a duly executed Mortgage, on such Material Real Property together with all Mortgage Supporting Documents relating thereto, including, without limitation, the following: (A) a completed standard flood hazard determination form; (B) if any improvement(s) comprising part of the Material Real Property are located in a special flood hazard area, a notification to the Borrower (“Borrower Notice”) and (if applicable) notification to the Borrower that flood insurance coverage under the National Flood Insurance Program is not available because the community does not participate in the National Flood Insurance Program; and (C) documentation evidencing the Borrower’s receipt of the Borrower Notice; and (D) if the Borrower Notice is required to be given and flood insurance is available in the community in which the applicable property is located, a copy of one of the following: the flood insurance policy, the Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Administer Agent, (E) a policy or policies of title insurance issued by a nationally recognized title insurance company selected by the Borrower and reasonably acceptable the Administrative Agent, insuring such Mortgage as a first lien on the Material Real Property, subject to no Liens other than Permitted Liens, together with such endorsements as may be reasonably requested by Administrative Agent with insurance amounts of not more than 105% of the actual value of the applicable Material Real Property at the time such Mortgage is recorded together with all Mortgage recording taxes and other amounts payable in connection with recordation of each such Mortgage and evidence has fully complied with Section 7.5 hereof;

(e) upon request of the Administrative Agent, deliver to it within forty-five days of receipt of such request (or such longer period as the Administrative Agent may agree) an appraisal complying with FIRREA;

(f) promptly, and in any event within 10 Business Days of any request by the Administrative Agent (or such longer period as the Administrative Agent may agree), take all other actions reasonably necessary or advisable to ensure the validity or continuing validity of any guaranty for any Obligation or any Lien securing any Obligation, to perfect, maintain, evidence or enforce any Lien securing any Obligation and to ensure such Liens are first priority Liens on the Collateral subject only to Permitted Senior Liens, including the filing of UCC financing statements, Mortgages and other appropriate documents in any domestic jurisdictions as may be required by the Loan Documents or applicable Requirements of Law or as the Administrative Agent may otherwise reasonably request (it being understood that no Group Member shall be required to (x) enter into any security or pledge agreements or other collateral documents governed by the law of a jurisdiction outside of the United States or (y) take any action in any jurisdiction outside of the United States to create or perfect any security interests in assets located or titled outside of the United States (the “Security Principles”)); and within the same time frame (subject to extension as the Administrative Agent may agree) that the applicable Person is required to comply with any requirement set forth in clauses (a) through (f) above, deliver to the Administrative Agent legal opinions relating to the matters described in this Section 7.10, to the extent that the Administrative Agent determines in its sole discretion that the value of obtaining any such opinion exceeds the cost and related administrative burdens of delivering such opinions, which opinions shall cover the legality, validity, binding effect and enforceability of the documentation described in this Section 7.10 and the validity and perfection of the Liens granted therein, and such other matters as are customary in opinions governing secured financing transactions, and shall be in form and substance reasonably satisfactory to the Administrative Agent; and

(g) promptly, and in any event within 5 days of the Closing Date, cause all property or liability insurance of any Loan Party to name the Administrative Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate.

Section 7.11                       Deposit Accounts; Securities Accounts and Cash Collateral Accounts

.

  (a)  Each Loan Party shall, within ninety (90) days after the Closing Date (or such longer period as the Administrative Agent may agree acting reasonably) deposit, and thereafter maintain, all of its cash and Cash Equivalents in deposit or securities accounts that are Controlled Deposit Accounts or Controlled Securities Accounts with such banks where such accounts are maintained including, without limitation, SunTrust Bank (other than Excluded Accounts); provided, that the foregoing shall not apply to (i) deposit accounts the balance of which consist exclusively of (A) withheld income taxes and federal, state or local employment taxes and (B) amounts required to be paid to an employee benefit plan; (ii) all segregated Deposit Accounts constituting (and the balance of which, in case of clauses (B) through (E), consists solely of funds set aside in connection with) (A) zero-balance accounts for the purpose of managing disbursements, (B) tax accounts, (C) payroll and similar accounts, (D) trust accounts and (E) fiduciary and escrow accounts; (iii) Deposit Accounts and securities accounts that are not Controlled Deposit Accounts or Controlled Securities Accounts, as applicable, with amounts of cash and Cash Equivalents equal to or less than, at any time, (x) $2,500,000 in the aggregate for all such accounts (the accounts referred to in clauses (i), (ii) and (iii) above, collectively, “Excluded Accounts”).

(b) Neither the Administrative Agent nor any Lender shall have any responsibility for, or bear any risk of loss of, any investment or income of any funds in any Cash Collateral Account, Controlled Deposit Account or Controlled Securities Account.  From time to time after funds are deposited in any Cash Collateral Account, the Administrative Agent may apply funds then held in such Cash Collateral Account to the payment of Obligations in accordance with Section 2.12(c).  No Group Member and no Person claiming on behalf of or through any Group Member shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the termination of all Commitments and the payment in full of all Obligations and, in the case of L/C Cash Collateral Accounts, the termination of all outstanding Letters of Credit, except as permitted by the Administrative Agent.

(c) Each Controlled Deposit Account and Controlled Securities Account shall require, during the continuation of a Cash Dominion Event, the automatic clearing house or wire transfer, on each Business Day, of all available cash receipts to a concentration account to be titled in the name of the Borrower, but under the sole dominion, control and security of the Collateral Agent.

(d) The Loan Parties shall be permitted to open additional Deposit Accounts at any time provided that prior to opening any Deposit Account (other than an Excluded Account), the relevant Loan Party opening such Deposit Account shall (x) provide notice of its intent to open such an additional Deposit Account in accordance Section 7.18 and (y) enter into a Control Agreement for such Deposit Account.

Section 7.12                       Interest Rate Contracts

.  The Borrower shall, within 90 days after the Closing Date or such other date as the Administrative Agent (such date, the “Interest Rate Contracts Signing Date”), acting reasonably, may agree, enter into and thereafter maintain Interest Rate Contracts on terms and with counterparties reasonably satisfactory to the Administrative Agent, to provide protection against fluctuation of interest rates until the second anniversary of the Interest Rate Contracts Signing Date for a notional amount that equals at least 50% of the aggregate principal amount of Borrower’s Consolidated long-term floating rate Indebtedness (other than the Revolving Credit Facility).

Section 7.13                       Post Closing Matters.

  The Group Member shall undertake the actions set forth in (a) Section 7.11(a), concerning Deposits Accounts, (b) 7.10(d)(ii), concerning real estate matters, (c) 7.15,  concerning landlord access and bailee letters and (d) 7.10(g), concerning insurance matters, in each case as set forth therein, subject to extension by the Collateral Agent acting reasonably with respect to the time by which actions required to be undertaken thereunder have to be undertaken, and failure by any Group Member to undertake such actions prior to the applicable time shall not result in a Default hereunder.

Section 7.14                       Cash Management.

 The Loan Parties shall maintain cash management systems in a form and substance reasonably satisfactory to the Administrative Agent at all times and shall make no material alterations thereto without the prior consent of the Administrative Agent (it being understood that the cash management arrangements of the Loan Parties as in effect on the Closing Date are reasonably satisfactory to the Administrative Agent so long as the applicable financial institution permits the Group Members to comply with Section 7.10).

Section 7.15                       Landlord's Access Agreements/Bailee Letters.

  Each Loan Party shall use its commercially reasonable efforts to obtain as soon as practicable after the Closing Date with respect to each location where such Loan Party maintains Collateral, a bailee letter and/or landlord access agreement, as applicable, and use commercially reasonable efforts to obtain a bailee letter, landlord access agreement and/or landlord's lien waiver, as applicable, from all such bailees and landlords, as applicable, who from time to time have possession of Collateral in the ordinary course of such Loan Party's business and if reasonably requested by the Collateral Agent. A bailee's letter shall not be required if the value of the Collateral held by such bailee at the relevant location is less than $1,000,000. A landlord access agreement and/or landlord's lien waiver shall not be required if the value of the Pledged Collateral held at the relevant leased location is less than $1,000,000.

Section 7.16                       Anti-Money Laundering Laws

. The operations of the Loan Parties shall be conducted at all times in compliance with all applicable Anti-Money Laundering Laws.

Section 7.17                       OFAC

.  None of the Loan Parties or, to the Loan Parties’ knowledge, any director, officer, agent, employee or Affiliates of the Company (other than any other portfolio companies or the Sponsor) or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Loan Parties will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

Section 7.18                       Information Regarding Collateral.

  No Loan Party shall effect any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office, (iii) in any Loan Party’s identity or organizational form, (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any, (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating or organizing in any other jurisdiction unless the surviving entity of any such transaction is another Loan Party or except in a transaction otherwise permitted hereunder) or (vi) open or change the location of any Controlled Deposit Account, Controlled Securities Account, Deposit Account or securities account, in each case, that is not an Excluded Account, until (A) it shall have given the Collateral Agent and the Administrative Agent not less than ten days’ prior written notice (or such shorter period as the Administrative Agent shall agree) (in the form of an certificate of a Responsible Officer of the Loan Party), or such lesser notice period agreed to by the Collateral Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent may reasonably request; and (B) it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral as first priority Liens pursuant to the applicable requirements of the Loan Documents and applicable Requirements of Law, subject only to Permitted Senior Liens, if applicable. Each Loan Party agrees to promptly provide the Collateral Agent with certified Constituent Documents reflecting any of the changes described in the preceding sentence. Each Loan Party also agrees to promptly notify the Collateral Agent of any change in the location of any office in which it maintains books or records relating to Collateral with a value in excess of $1,000,000 owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility), other than changes in location to a property that is subject to a Mortgage.

ARTICLE 8

NEGATIVE COVENANTS

Each of Holdings and the Borrower agrees with the Lenders, the L/C Issuers and the Administrative Agent to each of the following, as long as any Obligation (other than in respect of Specified Cash Management Agreements, contingent obligations, indemnities and costs and expenses related thereto not then payable or in existence as of the maturity date of the Loans or any L/C Obligations that have been cash collateralized or have otherwise been backstopped including by a back-up letter of credit) or any Commitment remains outstanding:

Section 8.1                       Indebtedness

.  No Group Member shall, directly or indirectly, incur or otherwise remain liable with respect to or responsible for, any Indebtedness except for the following:

(a) the Obligations (including for avoidance of doubt, any Incremental Term Loan);

(b) Indebtedness (including Guaranty Obligations) existing on the date hereof and set forth on Schedule 8.1, together with any Permitted Refinancing of any Indebtedness permitted hereunder in reliance upon this clause (b);

(c) Indebtedness of a Group Member (other than Holdings) consisting of Capitalized Lease Obligations, Attributable Debt and purchase money Indebtedness incurred to finance the acquisition, repair, improvement or construction of fixed or capital assets of such Group Member, together with any Permitted Refinancing of any Indebtedness permitted hereunder in reliance upon this clause (c); provided, however, that (i) the aggregate outstanding principal amount of all such Indebtedness (including all Permitted Refinancings thereof), without duplication, shall not exceed $7,500,000 at any time and (ii) the principal amount or attributable principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property subject to such financing or so acquired or built or of such repairs or improvements financed, whether directly or through a Permitted Refinancing, with such Indebtedness (each measured at the time of the entry into or incurrence of such Indebtedness, or the time such initial acquisition, repair, improvement or construction is made, as applicable);

(d) Indebtedness of any Group Member in respect of bid, performance, customs, reclamation or surety bonds issued for the account of any Group Member in the ordinary course of business, including guarantees or reimbursement or other support obligations of any Group Member with respect to letters of credit supporting the foregoing;

(e) intercompany Indebtedness owing to any Group Member evidenced by the Global Intercompany Note and constituting Permitted Investments of such Group Member;

(f) (i) obligations under Interest Rate Contracts entered into to comply with Section 7.12 and (ii) obligations under other non-speculative Hedging Agreements entered into for the sole purpose of hedging in the normal course of business and consistent with industry or past practices;

(g) Guaranty Obligations of any Group Member with respect to Indebtedness of any Group Member (other than Indebtedness permitted hereunder in reliance upon clause (b) or (c) above, for which Guaranty Obligations may be permitted only to the extent set forth in such clauses);

(h) Unsecured Indebtedness of the Borrower, in an aggregate amount not to exceed the Incremental Term Loan Amount; provided that, (i) at the time of incurrence of such Indebtedness and on a Pro Forma Basis, (1) the sum of (x) the aggregate amount of all Incremental Term Loan Commitments established at or prior to such time pursuant to Section 2.19, plus (y) the aggregate amount of all Additional Revolving Credit Commitments established at or prior to such time pursuant to Section 2.19, plus (z) the aggregate principal amount of all Other Term Loan Facilities previously, and then proposed to be, entered into, incurred or issued pursuant to this Section 8.1(h) (including all Permitted Refinancings thereof) shall not exceed $25,000,000 and (2) ) Holding’s Total Leverage Ratio shall not be greater than 3.00 to 1.00, (ii) the Borrower, the Administrative Agent, the Lenders and the lenders providing such Other Term Loan Facility (or any Permitted Refinancing thereof) shall enter into an intercreditor agreement on terms satisfactory to the Administrative Agent and the Required Lenders upon or prior to the incurrence of such Indebtedness, (iii) the terms and provisions of each Other Term Loan Facility (and any Permitted Refinancing thereof) (x) shall be mutually agreed between the Borrower and the lenders providing such Other Term Loan Facility, as set forth in the documentation governing such Other Term Loan Facility (and any Permitted Refinancing thereof) and (y) shall not be more restrictive in any respect than the terms of the Term Loans and any Incremental Term Loans incurred or issued prior to the date of such Other Term Loan Facility (and any Permitted Refinancing thereof) unless the Term Loan Lenders and Lenders of such previously issued Incremental Term Loans receive the benefit of such more restrictive terms pursuant to an amendment hereto in form and substance reasonably satisfactory to the Administrative Agent, (iv) the final maturity date of any Other Term Loan Facility (and any Permitted Refinancing thereof) shall be no earlier than the date that is six months after the Term Loan Maturity Date and (v) no mandatory prepayments or amortization of such Other Term Loan Facility (and any Permitted Refinancing thereof) shall be required or permitted prior to the Term Loan Maturity Date.

(i) Permitted Refinancing of any Indebtedness permitted hereunder (subject to any restrictions contained in the provision hereof authorizing incurrence of the Indebtedness subject to such Permitted Refinancing, and provided that such Permitted Refinancing shall meet all requirements of this Agreement applicable to the Indebtedness subject to such Permitted Refinancing);

(j) Indebtedness in connection with any Permitted Acquisition assumed or incurred by the Borrower; provided that, (A) except with respect to any Indebtedness that is assumed in connection with such Permitted Acquisition (such assumed indebtedness, and any Liens securing such Indebtedness, not to be incurred or created in connection with or in contemplation of such Permitted Acquisition), any such Indebtedness (and any Permitted Refinancing thereof) is unsecured Indebtedness, has a maturity date beyond the Term Loan Maturity Date, does not have any scheduled amortization or mandatory redemption or prepayment requirements or provisions otherwise providing for the payment or retirement of principal thereof prior to the  Term Loan Maturity Date (other than customary change of control or asset sale offers), (B) the Group Members would be in compliance (on a Pro Forma Basis after giving effect to the assumption or incurrence of such Indebtedness and any other Indebtedness incurrence, Indebtedness retirement, acquisition, disposition and other appropriate Pro Forma adjustment events, including any Indebtedness incurrence or retirement subsequent to the end of the applicable test period and on or prior to the date of such incurrence or assumption) with the Financial Maintenance Covenants recomputed as of the last day of the most recently ended Fiscal Quarter of Holdings for which financial statements have been delivered in accordance with this Agreement, (C) Holding’s Total Leverage Ratio shall not be greater than the lesser of (x) 3.30 to 1.00 and (y) the maximum Total Leverage Ratio permitted under Section 5.1 applicable as of the end of the Fiscal Quarter most recently ended prior to such date, (D) after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (E) with respect to assumed Indebtedness, such Indebtedness is and remains the obligation solely of the Person or Persons that are the Proposed Acquisition Target of the relevant Permitted Acquisition;

(k) Indebtedness of any Group Member arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of incurrence;

(l) Indebtedness arising in connection with endorsements of instruments for deposit or collection in the ordinary course of business;

(m) Indebtedness consisting of “pay-in-kind” interest payments made in respect of obligations evidenced by bonds, debentures, notes or similar instruments otherwise permitted hereunder, provided that any such capitalized principal shall be subject to the same limitations set forth in the bonds, debentures, notes or similar instruments, as applicable;

(n) accretion of the principal amount of obligations evidenced by bonds, debentures, notes or similar instruments issued at any original issue discount (provided that the full face amount of such Indebtedness was permitted to be incurred at the time such bonds, debentures, notes or similar instruments were issued or the Indebtedness evidenced thereby was incurred), provided further, that such accreted portion shall be subject to the same limitations set forth in the bonds, debentures, notes or similar instruments, as applicable;

(o) Indebtedness of Group Members consisting of the financing of insurance premium payments in the ordinary course of business;

(p) Indebtedness arising from agreements of any Group Member in connection with a transaction permitted hereunder providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the disposition of any property or a Subsidiary, other than Guarantee Obligations (i) in respect of Indebtedness incurred by any Person acquiring all or any portion of such  property or a Subsidiary for the purpose of financing such acquisition or (ii) in respect of any Indebtedness of,  or secured by a Lien on, the property or Subsidiary disposed of; provided that such Indebtedness is not reflected on the balance sheet of the Borrower (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (p); and

(q) Indebtedness in an aggregate amount not to exceed $2,000,000 at any time; provided, that an amount of such Indebtedness in an amount not to exceed $1,000,000 may be secured by a Permitted Lien and any such Indebtedness that is so secured shall be subject to an intercreditor agreement satisfactory to the Administrative Agent entered into upon or prior to the incurrence of such Indebtedness; provided, that any such Permitted Lien shall not encumber or otherwise attach to any property or assets of any Loan Party unless such property or assets is subject to a prior, first ranking, perfected Lien in favor of the Collateral Agent;

Section 8.2                       Liens

.  No Group Member shall incur, maintain or otherwise suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, or assign any right to receive income or profits, except for the following:

(a) Liens created pursuant to any Loan Document;

(b) Customary Permitted Liens of Group Members;

(c) Liens existing on the date hereof and set forth on Schedule 8.2;

(d) Liens on the property of the Borrower or any of its Subsidiaries securing Indebtedness permitted hereunder in reliance upon Section 8.1(c); provided, however, that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneously with, or within 90 days after, the incurrence of such Indebtedness or the acquisition, repair, improvement or construction of, such property financed, whether directly or through a Permitted Refinancing, by such Indebtedness and (ii) such Liens do not extend to any property of any Group Member other than the property (and proceeds thereof) leased pursuant to the relevant Capital Lease or Attributable Debt agreement or acquired or built, or the improvements or repairs, financed, whether directly or through a Permitted Refinancing, by such Indebtedness, as applicable;

(e) Liens on the property of the Borrower or any of its Subsidiaries securing the Permitted Refinancing of any Indebtedness secured by any Lien on such property permitted hereunder in reliance upon clause (c) or (d) above, clause (f) below or this clause (e) without any additional property subject to such Liens;

(f) Liens on the property of the Borrower or any of its Subsidiaries securing Indebtedness permitted to be assumed hereunder in reliance upon Section 8.1(j); provided, however, that (i) such Liens exist prior to the assumption of such Indebtedness and were not granted in contemplation thereof and (ii) such Liens do not extend to any other property of, or constituting, the Proposed Acquisition Target subject to such Permitted Acquisition, or any property of any other any Group Member immediately prior to the consummation of such Proposed Acquisition;

(g) Liens on cash or cash equivalents securing obligations in respect of Hedge Agreements permitted under Section 8.1(f), consistent with past practices and designed to protect against fluctuations in the price of aluminum, provided that the fair market value of such cash or cash equivalents subject to a Lien permitted by this clause (g) shall not exceed $1,000,000; and

(h) Liens incurred with respect to obligations that do not in the aggregate exceed $2,000,000 at any time outstanding; provided that any obligations in respect of funded Indebtedness secured by Liens incurred pursuant to this clause (h) may not exceed $1,000,000 in the aggregate; provided further, that any such Funded Debt shall be subject to an intercreditor agreement satisfactory to the Administrative Agent entered into upon or prior to the incurrence of such Indebtedness.

Section 8.3                       Investments

.  No Group Member shall make or maintain, directly or indirectly, any Investment except for the following:

(a) Investments existing on the date hereof and set forth on Schedule 8.3;

(b) Investments in cash and Cash Equivalents;

(c) (i) endorsements for collection or deposit in the ordinary course of business consistent with past practice, (ii) extensions of trade credit (other than to Affiliates of the Borrower, except as permitted by Section 8.9) arising or acquired in the ordinary course of business, (iii) Investments received in settlements in the ordinary course of business of such extensions of trade credit and (iv) accounts receivables owing to a Group Member acquired in the ordinary course of business and payable and dischargeable in accordance with customary terms;

(d) Investments made as part of a Permitted Acquisition;

(e) (i) Investments by (A) any Group Member in any Loan Party (other than Holdings) that does not constitute a Change of Control, (B) any Group Member (that is not a Loan Party) in any Group Member (that is not a Loan Party), and (C) Loan Parties in Group Members  that are not  Loan Parties in an aggregate amount not to exceed $2,000,000 at any time outstanding, and (ii) reorganizations and other activities related to tax planning and reorganization, so long as, after giving effect to any of the foregoing, (x) the existence, perfection and priority of the Liens of the Collateral Agent for the benefit of the Secured Parties in the Collateral, taken as a whole, and the Guaranty Obligations of the Loan Parties in respect of the Obligations, are not impaired, (y) the enforceability and rights and remedies of the Agent and the Lenders under the Loan Documents are not adversely affected and (z) no Default or Event of Default exists or is continuing);

(f) Investments (other than an Unrestricted Subsidiary Investment) made with cash available under the Available Amounts Basket, and  Unrestricted Subsidiary Investments, in each case utilizing, and in compliance with the limitations on the use of, such Available Amount Basket, and subject to the requirements of Section 7.10 and Section 8.17; provided, that the aggregate amount of all Investments in Unrestricted Subsidiaries outstanding at any time shall not exceed $5,000,000;

(g) Hedging Agreements permitted under Section 8.1(f) (including Investments in respect of collateral or other amounts posted to a Group Member in connection with such permitted Hedging Agreements);

(h) Investment made by any Group Member as a result of (or in order effect, in the case of clause(ii)) (i) consideration received in connection with a Sale permitted by Section 8.4 (subject to limitations, if applicable, pursuant to Section 8.4 on the type of consideration so received) or (ii) transactions permitted under Section 8.5 and Section 8.7.

(i) loans and advances to directors, employees or officers of any Group Member for bona fide business purposes (including travel, entertainment and relocation expenses) in an aggregate amount not to exceed $1,250,000 at any time outstanding; and

(j) other Investments in an aggregate amount not to exceed $3,000,000 at any time outstanding .

Section 8.4                       Asset Sales

.  No Group Member shall Sell any of its property (other than cash) or issue shares of its own Stock or Stock Equivalents, except for the following:

(a) In each case to the extent entered into in the ordinary course of business and made to a Person that is not an Affiliate of Holdings (unless otherwise permitted hereunder), (i) Sales of Cash Equivalents and inventory, (ii) Sales of  property (including Intellectual Property) that has become surplus, obsolete or worn out, (iii) licenses of Intellectual Property that is, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Group Members, taken as a whole, (iv) Sales or discounts of delinquent accounts receivable, (v) the incurrence of Liens permitted by Section 8.2, the making of Investments permitted by Section 8.3 and the consummation of any merger, consolidation or amalgamation permitted by Section 8.7 and (vi) Sales of non-core assets acquired in connection with a Permitted Acquisition in an aggregate amount not to exceed $500,000;

(b) (i) a true lease or sublease of real or personal property not constituting Indebtedness and not entered into as part of a Sale and Leaseback Transaction provided that any such lease or sublease does not include any rights of first refusal or options to purchase and (ii) a Sale of property pursuant to a Sale and Leaseback Transaction; provided, however, that the aggregate fair market value (measured at the time of the applicable Sale) of all property covered by outstanding Sale and Leaseback Transactions at any time shall not exceed $2,500,000;

(c) (i) any Sale of any property (A) (other than their own Stock or Stock Equivalents) by any Group Member (other than Holdings) to any other Group Member (other than Holdings) to the extent any resulting Investment constitutes a Permitted Investment or (B) between Holdings and its Subsidiaries solely as necessary to effect a transaction permitted under Section 8.3(e)(ii), (ii) any Restricted Payment by any Group Member (other than Holdings) permitted pursuant to Section 8.5 and (iii) any distribution by Holdings of the proceeds of Restricted Payments from any other Group Member to the extent permitted in Section 8.5;

(d) (i) any Sale or issuance by Holdings of its own Stock or Stock Equivalents, (ii) any Sale or issuance by the Borrower of its own Stock to Holdings, (iii) any Sale or issuance by any Subsidiary of the Borrower of its own Stock to any Group Member (other than Holdings), provided, however, that the proportion of such Stock and of each class of such Stock (both on an outstanding and fully-diluted basis) held by the Loan Parties (other than Holdings), taken as a whole, does not change as a result of such Sale or issuance and (iv) to the extent necessary to satisfy any Requirement of Law in the jurisdiction of incorporation of any Subsidiary of the Borrower, any Sale or issuance by such Subsidiary of its own Stock constituting directors’ qualifying shares or nominal holdings; and

(e) as long as no Default or Event of Default is continuing or would result therefrom, any Sale of property (other than as part of a Sale and Leaseback Transaction) of, for fair market value payable in cash upon such sale; provided, however, that the aggregate consideration received during any Fiscal Year for all such Sales shall not exceed $7,500,000 in any calendar year (the “Annual Disposition Cap”) or $20,000,000 in the aggregate during the life of the Term Loan Facility; provided, further, that in event the Scheduled Maturity Date (as established on the Closing Date) is extended, such aggregate amount shall be increased by an amount equal to $4,000,000 multiplied by the duration of such extension measured in years, but only for the period of time following the Scheduled Maturity Date (as established on the Closing Date)); provided, further, that, with respect to any non-ordinary course of business Sale (i) at least 75% of the consideration for any Sales in excess of $500,000 in the aggregate on an annual basis shall consist of Cash or Cash Equivalents, (ii) the Net Cash Proceeds are applied in accordance with Section 2.8 hereof, (iii) before and after giving effect to such Sale, no Default or Event of Default has occurred and is continuing and (iv) to the extent the proceeds of Sales at fair market value in any year is less than the Annual Disposition Cap, the difference between such Annual Disposition Cap and the actual amount of proceeds may be carried forward by the Borrower to the next subsequent year.

Section 8.5                       Restricted Payments

.  No Group Member shall, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following:

(a) (i) Restricted Payments (A) by any Group Member (other than Holdings) that is a Loan Party to any Loan Party and (B) by any Group Member that is not a Loan Party to any Group Member and (ii) dividends and distributions by any Subsidiary of the Borrower that is not a Loan Party to any holder of its Stock, to the extent made to all such holders ratably according to their ownership interests in such Stock;

(b) dividends and distributions declared and paid on the common Stock of any Group Member (other than Holdings) ratably to the holders of such common Stock and payable only in common Stock of such Group Member; and

(c) Restricted Payments on the Stock of Holdings paid declared and paid in cash solely for the purpose of funding the following:

(i) (A) the redemption, purchase or other acquisition or retirement for value by Holdings of its common Stock (or Stock Equivalents with respect to its common Stock) from any present or former employee, director or officer (or the assigns, estate, heirs or current or former spouses thereof) of any Group Member upon the death, disability, retirement or termination of employment of such employee, director or officer; provided, however, that the amount of such cash dividends paid in any Fiscal Year shall not exceed $1,500,000 in the aggregate and (B) to make cashless redemptions and cashless repurchases of Stock and Stock Equivalents of Holdings, its Subsidiaries and any parent company of Holdings held by officers, directors or employees (or their assigns, estate, heirs, transferees or current or former spouses) in order to satisfy, in whole or in part, withholding tax requirements or exercise price requirements pursuant to a restricted stock agreement or a cashless exercise option in connection with the exercise of warrants, options or other rights in accordance with the provisions of a warrant, option or other rights plan or program of the foregoing Persons; and

(ii) Restricted Payments by Holdings using cash available under the Available Amounts Basket and in reduction of the amount of the Available Amount Basket, all in accordance with the limitations on the use of such Available Amount Basket;

provided, however, that no action that would otherwise be permitted hereunder in reliance upon this clause (c) shall be permitted if (A) a Default or Event of Default is then continuing or would result therefrom or (B) such action is otherwise prohibited under any Loan Document or under the terms of any Indebtedness (other than the Obligations) of any Group Member.

Section 8.6                       Prepayment of Indebtedness

.  No Group Member shall (x) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Indebtedness, (y) set apart any property for such purpose, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise, or (z) make any payment in violation of any subordination terms of any Subordinated Debt; provided, however, that each Group Member may, to the extent otherwise permitted by the Loan Documents, do each of the following:

(a) (i) consummate a Permitted Refinancing or (ii) terminate a Hedging Agreement permitted hereunder (other than any Hedging Agreement required pursuant to the provisions hereof);

(b) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof (or set apart any property for such purpose) (A) in the case of any Group Member that is not a Loan Party, any Indebtedness owing by such Group Member to any other Group Member, (B) otherwise, any Indebtedness owing to any Loan Party and (C) any Indebtedness incurred under (x) clause (b), (c), (e) and (o) of Section 8.1 and any Permitted Refinancing thereof and (y) clause (p) of Section 8.1 and any Permitted Refinancing thereof, so long as, in connection with any such Indebtedness referred to in this clause (y), the aggregate amount expended by such Group Member in connection with such prepayment, redemption, purchase, defeasance or satisfaction does not exceed $5,000,000;

(c) make regularly scheduled or otherwise required repayments or redemptions of Indebtedness (other than Indebtedness owing to any Affiliate of Holdings) but only, (i) in the case of Other Term Loan Facilities, after the Term Loan Maturity Date and (ii) in the case of Subordinated Debt, to the extent permitted by the subordination provisions thereof; and

(d) make any AAB Debt Restricted Payment using any amount available under the Available Amount Basket in accordance with the limitations on use of such Available Amount Basket so long as no payment Default or Event of Default is then continuing or would result therefrom.

Section 8.7                       Fundamental Changes

.  No Group Member shall (a) merge, consolidate or amalgamate with any Person, (b) acquire all or substantially all of the Stock or Stock Equivalents of any Person or (c) acquire any brand or all or substantially all of the property of any Person or all or substantially all of the property constituting any line of business, division, branch, operating division or other unit operation of any Person, in each case except for the following:  (x) to consummate any Permitted Acquisition, (y) the merger, consolidation or amalgamation of (A) any Subsidiary of the Borrower into any Loan Party (other than Holdings) (subject to satisfaction of the requirements of Section 7.10 and subject, in the case of any such transaction involving an Unrestricted Subsidiary, to satisfaction of the conditions set forth in Section 8.17), (B) any Group Member (that is not a Loan Party) into any Group Member (that is not a Loan Party), provided that the continuing or surviving Person, if no longer satisfying the conditions to remain a non-Loan Party, shall, within five Business days, or such longer period as is provided in Section 7.10, after such transaction become a Loan Party and comply with the provisions of Section 7.10, or (C) any Subsidiary of the Borrower (other than an Unrestricted Subsidiary) with any other Subsidiary of the Borrower (other than an Unrestricted Subsidiary) necessary in connection with affecting a transaction permitted by Section 8.3(e)(ii) and (z) the merger, consolidation or amalgamation of any Group Member (other than Holdings) for the sole purpose, and with the sole material effect, of changing its State of organization within the United States (or outside the United States if such entity’s jurisdiction was outside the United States); provided, however, that (A) in the case of any merger, consolidation or amalgamation involving the Borrower, the Borrower shall be the surviving Person and (B) in the case of any merger, consolidation or amalgamation involving any other Loan Party, a Loan Party shall be the surviving corporation and, in accordance with Section 7.10 and Section 8.3(e)(ii), all actions required to maintain the perfection of the Liens on the Stock or property of such Loan Party under the Loan Documents in favor of, and effectiveness of the Guaranty Obligations of such Loan Party in favor of, the Administrative Agent shall have been taken.  Notwithstanding the foregoing (i) Holdings shall not hold Stock or Stock Equivalents in any Person other than the Borrower and (ii) the Borrower and Holdings shall not merge, consolidate or amalgamate with each other.

Section 8.8                       Change in Nature of Business; Status of Holdings

.  (a)  No Group Member (other than Holdings) shall carry on any business, operations or activities (whether directly, through a joint venture, in connection with a Permitted Acquisition or otherwise) substantially different from those carried on by the Borrower and its Subsidiaries at the date hereof and business, operations and activities reasonably related thereto or reasonable extensions thereof (it being understood that a Proposed Acquisition that constitutes a Permitted Acquisition shall comply with the requirements of this Section 8.8(a)(i)).

(b) Holdings shall not engage in any business, operations or activity, or hold any property or incur any Indebtedness, other than (i) holding Stock and Stock Equivalents of the Borrower, (ii) issuing, selling and redeeming its own Stock, (ii) paying taxes, (iii) holding directors’ and shareholders’ meetings, preparing corporate and similar records and other activities required to maintain its separate corporate or other legal structure, (iv) preparing reports to, and preparing and making notices to and filings with, Governmental Authorities and to its holders of Stock and Stock Equivalents, (v) receiving, and holding proceeds of, Restricted Payments from the Borrower and its Subsidiaries and distributing the proceeds thereof to the extent permitted in Section 8.5, (vi) other transactions expressly permitted hereunder and (vii) as necessary to consummate any Permitted Acquisition or comply with its obligations under the Loan Documents or other Indebtedness documents relating to Indebtedness not incurred by Holdings.

Section 8.9                       Transactions with Affiliates

.  No Group Member shall, except as otherwise expressly permitted herein, enter into any other transaction directly or indirectly with, or for the benefit of, any Affiliate of Holdings that is not a Loan Party (including Guaranty Obligations with respect to any obligation of any such Affiliate), except for (a) transactions in the ordinary course of business on a basis no less favorable to such Group Member as would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of Holdings, (b) Restricted Payments made in accordance with Section 8.5, (c) reasonable salaries and other reasonable director or employee compensation (including bonuses and benefits) to, and customary indemnification arrangements in the ordinary course of business with, officers and directors of any Group Member, (d) Permitted Loan Purchases, Permitted Loan Contributions, Permitted Investments and issuances and Sales of Stock and Stock Equivalents by Holdings not constituting a Change of Control and not otherwise prohibited hereunder, (e) arrangements in existence on the Closing Date as set forth on Schedule 8.9, and (f) transactions among Group Members (that are not Loan Parties) and any other Groups Members (that are not Loan Parties).

Section 8.10                       Third-Party Restrictions on Liens

.  No Group Member shall incur or otherwise suffer to exist or become effective or remain liable on or responsible for any Contractual Obligation limiting the ability of any Group Member to incur or suffer to exist any Lien upon any property of any Group Member, whether now owned or hereafter acquired, securing any of its Obligations (including any “equal and ratable” clause and any similar Contractual Obligation requiring, when a Lien is granted on any property, another Lien to be granted on such property or any other property), except for the following:

(a) pursuant to the Loan Documents;

(b) covenants in documents creating Liens permitted by Section 8.2(d) (f) and (g) (and Permitted Refinancings thereof under Section 8.2(e)) or by Liens of the type referred to in clauses (c), (l) and (m) of the definition of “Customary Permitted Liens”, that prohibit further Liens on the properties permitted to be encumbered thereby;

(c) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents (or pursuant to any agreements governing any refinancing of the Obligations) on any Collateral, or property required pursuant to any Loan Document (or pursuant to any agreements governing any refinancing of the Obligations) to be Collateral (as defined herein or therein), securing the Obligations (or obligations incurred in connection with such refinancing) and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on, or pledge of property of, any Loan Party to secure the Obligations (or obligations incurred in connection with such refinancing);

(d) any prohibition or limitation that (i) exists pursuant to Requirements of Law, (ii) customary restrictions on (A) licenses otherwise permitted hereby so long as such restrictions related to the assets subject thereto and (B) cash and other deposits imposed under contracts entered into in the ordinary course of business, (iii) restricts subletting or assignment of any lease governing a leasehold interest of Borrower or a Subsidiary, (iv) exists in any agreement in effect at the time a Person becomes a Subsidiary of Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary, (v) consists of customary contract anti-assignment provisions, or (vi) is imposed by any amendments or Permitted Refinancings that are otherwise permitted by the Loan Documents; provided that such amendments and Permitted Refinancings are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing

Section 8.11                       Modification of Certain Junior Indebtedness Documents

.  No Group Member shall waive, amend or otherwise modify any term of (a) any Other Term Loan Facility in any manner that would make such Other Term Loan Facility cease to comply with the requirements of Section 8.1(h) and (b) any document related to any Indebtedness permitted under Section 8.1 in any manner that would make such Indebtedness cease to comply with the applicable requirements of Section 8.1.

Section 8.12                       Accounting Changes; Fiscal Year

.  No Group Member shall change (i) the accounting principles used in the preparation of any Financial Statements, (ii) its Fiscal Year or (iii) its method for determining fiscal quarters or fiscal months, if, in each case, such would be determinative as to whether Holdings and its Subsidiaries are in compliance with the Financial Maintenance Covenants without the consent of the Administrative Agent (not to be unreasonably withheld); provided, however, that, a Group Member may nonetheless change the accounting principles used in the preparation of Financial Statements if such Group Member provides notice promptly, but in any event prior to the date on which the next succeeding Compliance Certificate is to be delivered pursuant to Section 6.1, to the Administrative Agent of such change and such change is required by GAAP or any Requirements of Law (or, for avoidance of doubt, not otherwise prohibited by Section 8.12); provided, further that if as a result of implementing any such required change or any other change to such accounting principles, there is, or would be, a change to the computation of any Financial Maintenance Covenant (or any component thereof) or any other calculation that measures compliance with respect to Article 5 or Article 8, the Borrower shall provide notice to the Administrative Agent promptly, but in any event prior to the date on which the next succeeding Compliance Certificate is to be delivered pursuant to Section 6.1, of such change and, following the receipt of such notice either the Borrower or the Administrative Agent may request that the relevant provisions related to such calculation be amended in order to preserve the original intent of such provisions so that after such amendment such provisions will have the same effect, and provide the same level of protection to the Lenders and flexibility to the Group Members, after taking into account any such change, as they would have had if such change had not been required; provided that, if a request to amend the Agreement is made, until the time such amendment is executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, compliance with Article 5 and Article 8 shall continue to be determined on the basis of GAAP as in effect prior to such change in accounting principles; provided, further that unless such provisions are modified or the Administrative Agent affirmatively elects not to modify them, all Financial Statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to any change in GAAP, unless otherwise agreed by the Administrative Agent.

Section 8.13                       Margin Regulations

.  No Group Member shall use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

Section 8.14                       Compliance with ERISA

.  No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, have a Material Adverse Effect.  No Group Member shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

Section 8.15                       Hazardous Materials

.  No Group Member shall cause or suffer to exist any Release of any Hazardous Material at, to or from any real property owned, leased, subleased or otherwise operated or occupied by any Group Member that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any real property (whether or not owned by any Group Member), other than such violations, Environmental Liabilities and affects that would not, in the aggregate, have a Material Adverse Effect.

Section 8.16                       [Reserved]

.

Section 8.17                       Unrestricted Subsidiaries

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(a) No existing Subsidiary or Subsidiary acquired after or formed after the Closing Date shall be designated as an Unrestricted Subsidiary, and no Unrestricted Subsidiary shall be redesignated as a Restricted Subsidiary, and no other Unrestricted Subsidiary Investment shall be made, unless (x) after giving effect to any such designation or other Unrestricted Subsidiary Investment and the reduction of the Available Amount Basket by an amount equal to the corresponding Unrestricted Subsidiary Investment, the remaining Available Amount Basket will be greater than $1.00, and (y) after giving effect to any such designation or redesignation, no Default or Event of Default exists or is continuing and the Group Members shall be in compliance on a Pro Forma basis (i) with Article 5 and with Sections 8.1, 8.2, 8.3, 8.4, 8.5, 8.8, 8.10, 8.12, 8.13, 8.14, 8.15 and 8.16 (after giving effect to such designation as, inter alia, the making of an Investment (using the fair market value of such Subsidiary) in accordance with the limitations of Section 8.3(f), and such re-designation as, inter alia, an incurrence of all Indebtedness and Liens of the Unrestricted Subsidiary by such newly redesignated Restricted Subsidiary upon such redesignation, as applicable, and (ii) with the Financial Maintenance Covenants recomputed as of the last day of the most recently ended Fiscal Quarter of Holdings for which financial statements have been delivered, and, in the case of any such redesignation as a Restricted Subsidiary, such Subsidiary shall or will be in compliance with Section 7.10.  Each designation of a Subsidiary as an Unrestricted Subsidiary shall constitute an Investment in such Unrestricted Subsidiary in the amount specified in the definition of Unrestricted Subsidiary Investment.

(b) No Unrestricted Subsidiary that has subsequently been designated as a Restricted Subsidiary may be re-designated as an Unrestricted Subsidiary at any time.

(c) No Subsidiary to be designated as an Unrestricted Subsidiary shall (i) own any Stock or Stock Equivalents issued, or Indebtedness issued or owing, by any Group Member, or be the obligor of any Indebtedness owing to any Group Member, (ii) engage with any Group Member on any basis other than as permitted by Section 8.9, (iii) acquire or own any Subsidiary except for another Unrestricted Subsidiary, (iv) have the benefit of any Guaranty Obligation, or be the obligor of any Indebtedness that has the benefit of any Guaranty Obligation, of any Group Member except as permitted under Section 8.1 or (v) have a Lien on any property of any Group Member.

(d) All Unrestricted Subsidiaries shall, so long as they remain Unrestricted Subsidiaries, be deemed not to constitute a Consolidated Subsidiary of Holdings for purposes of reporting requirements, determination of compliance with Financial Maintenance Covenants and all other determinations and calculations made on a Consolidated basis with any Group Member, except to the extent necessary to determine compliance with the provisions governing re-designation of Unrestricted Subsidiaries as .Restricted Subsidiaries and otherwise determining compliance with the provisions of this Section 8.17 where the context so requires.

ARTICLE 9

EVENTS OF DEFAULT

Section 9.1                       Definition

.  The occurrence and continuation of each of the following shall be an Event of Default:

(a) the Borrower shall fail to pay (i) any principal of any Loan or any L/C Reimbursement Obligation when the same becomes due and payable or (ii) any interest on any Loan, any fee under any Loan Document or any other payment Obligation (other than those set forth in clause (i) above) and, in the case of this clause (ii), such non-payment continues for a period of three (3) Business Days after the due date therefor; or

(b) any representation, warranty or certification made or deemed made by or on behalf of any Loan Party in any Loan Document or by or on behalf of any Loan Party (or any Responsible Officer thereof) in connection with any Loan Document (including in any document delivered in connection with any Loan Document) shall prove to have been incorrect in any material respect (or in any respect if such representation or warranty is qualified by “material” or “Material Adverse Effect”) when made or deemed made; or

(c) any Loan Party shall fail to comply with (i) any provision of Article 5 (Financial Covenants) (subject in the case of Section 5.1 to any cure pursuant to Section 9.4),  Section 6.2(a)(i) (Other Events), Section 7.1 (Maintenance of Corporate Existence), Section 7.5 (Maintenance of Insurance), Section 7.9 (Application of Loan Proceeds) or Article 8 (Negative Covenants), (ii) Section 7.13 (Cash Management) if, in the case of this clause (ii) such failure shall remain unremedied for 5 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders or (iii) any other provision of any Loan Document if, in the case of this clause (iii), such failure shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders; or

(d) (i) any Group Member shall fail to make any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness of any Group Member (other than the Obligations or any Hedging Agreement) and, in each case, such failure relates to Indebtedness having a principal amount of $6,000,000 or more, (ii) any other event shall occur or condition shall exist under any Contractual Obligation relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

(e) (i) any Group Member shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against any Group Member seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) any Group Member, either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or any action sought in such proceedings shall occur or (iii) any Group Member shall take any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above; or

(f) one or more judgments, orders or decrees (or other similar process) shall be rendered against any Group Member (i)(A) in the case of money judgments, orders and decrees, involving an aggregate amount (excluding amounts adequately covered by insurance payable to any Group Member, to the extent the relevant insurer has not denied coverage therefor) in excess of $6,000,000 or (B) otherwise, that would have, in the aggregate, a Material Adverse Effect and (ii)(A) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree and (ii) such judgment, order or decree shall not have been vacated, bonded or discharged for a period of 30 consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof; or

(g) except pursuant to a valid, binding and enforceable termination or release permitted under the Loan Documents and executed by the Administrative Agent or as otherwise expressly permitted under any Loan Document, (i) any provision of any Loan Document shall, at any time after the delivery of such Loan Document, fail to be valid and binding on, or enforceable against, any Loan Party party thereto, (ii) any Loan Document purporting to grant a Lien to secure any Obligation shall, at any time after the delivery of such Loan Document, fail to create a valid and enforceable Lien on any Collateral with an aggregate fair market value in excess of $3,000,000 purported to be covered thereby or such Lien shall fail or cease to be a perfected Lien with the priority required in the relevant Loan Document with respect to Collateral with an aggregate fair market value in excess of $3,000,000 or (iii) any subordination provision set forth in any document related to any Subordinated Debt shall, in whole or in part, terminate or otherwise fail or cease to be valid and binding on, or enforceable against, any trustee or any holder of such Subordinated Debt (or such trustee or any such holder shall so state in writing), or any Group Member shall state in writing that any of the events described in clause (i), (ii) or (iii) above shall have occurred; or

(h) there shall occur any Change of Control.

Section 9.2                       Remedies

.  During the continuance of any Event of Default, the Administrative Agent may, and, at the request of the Required Lenders, shall, in each case by notice to the Borrower and in addition to any other right or remedy provided under any Loan Document or by any applicable Requirement of Law, do each of the following:  (a) declare all or any portion of the Commitments terminated, whereupon the Commitments shall immediately be reduced by such portion or, in the case of a termination in whole, shall terminate together with any obligation any Lender may have hereunder to make any Loan and any L/C Issuer may have hereunder to Issue any Letter of Credit or (b) declare immediately due and payable all or part of the Obligations (including any accrued but unpaid interest thereon), whereupon the same shall become immediately due and payable, without presentment, demand, protest or further notice or other requirements of any kind, all of which are hereby expressly waived by Holdings and the Borrower (and, to the extent provided in any other Loan Document, the other Loan Parties); provided, however, that, effective immediately upon the occurrence of the Events of Default specified in Section 9.1(e)(ii), (x) the Commitments of each Lender to make Loans and the commitment of each L/C Issuer to Issue Letters of Credit shall each automatically be terminated and (y) each Obligation (including in each case any accrued all accrued but unpaid interest thereon) shall automatically become and be due and payable, without presentment, demand, protest or further notice or other requirement of any kind, all of which are hereby expressly waived by Holdings and the Borrower (and, to the extent provided in any other Loan Document, any other Loan Party).

Section 9.3                       Actions in Respect of Letters of Credit

.  At any time (i) upon the Revolving Credit Termination Date, (ii) after the Revolving Credit Termination Date when the aggregate funds on deposit in L/C Cash Collateral Accounts shall be less than 105% of the L/C Obligations for all Letters of Credit at such time and (iii) as required by Section 2.12, the Borrower shall pay to the Administrative Agent in immediately available funds at the Administrative Agent’s office referred to in Section 11.11, for deposit in a L/C Cash Collateral Account, the amount required so that, after such payment, the aggregate funds on deposit in the L/C Cash Collateral Accounts equals or exceeds 105% of the L/C Obligations for all Letters of Credit at such time (not to exceed, in the case of clause (iii) above, the payment to be applied pursuant to Section 2.12 to provide cash collateral for Letters of Credit).

Section 9.4                       Borrower’s Right to Cure

.  (a) Notwithstanding anything to the contrary contained in Section 9.1, in the event of any Event of Default under the Financial Maintenance Covenant set forth in Section 5.1, any equity contribution in respect of Stock of Holdings (in the form of common Stock or other Stock (other than Disqualified Stock) having terms reasonably acceptable to the Administrative Agent) made to the Borrower after the last day of any Fiscal Quarter and on or prior to the day that is ten (10) Business Days after the day on which financial statements are required to be delivered for that Fiscal Quarter pursuant to Section 6.1(b) or 6.1(c), as the case may be, may be used by the Borrower to prepay the Term Loans during such period and, upon such payment, have the Financial Maintenance Covenant set forth in Section 5.1 be calculated giving effect to such prepayment for purposes of determining the amount of Total Funded Debt outstanding (any such equity contribution in respect of Stock of Holdings applied to prepay the Term Loans and be given effect in the calculation of the Financial Maintenance Covenant set forth in Section 5.1 to cure an Event of Default thereunder as provided herein, a “Specified Equity Contribution”); provided that (i) no Specified Equity Contribution shall be given effect pursuant hereto for any Fiscal Quarter unless there will be at least two Fiscal Quarters in the Relevant Four Fiscal Quarter Period in which no Specified Equity Contribution has been applied to reduce the Total Leverage Ratio, (ii) the amount of any Specified Equity Contribution and the use of proceeds therefrom will be no greater than the amount required to cause the Group Members to be in compliance with the Financial Maintenance Covenant set forth in Section 5.1 for the relevant Fiscal Quarter in respect of which such Specified Equity Contribution was made to effect cure of such Event of Default but in no event shall be in an amount in excess of $7,500,000 for any single Specified Equity Contribution and $10,000,000 for all Specified Equity Contributions in the aggregate in any consecutive four Fiscal Quarters, (iii) all Specified Equity Contributions and the use of proceeds therefrom will be given effect solely for purposes of determining compliance with the Financial Maintenance Covenant set forth in Section 5.1 for the relevant Fiscal Quarter and shall be disregarded for all other purposes, and for any other reference to the Total Leverage Covenant (which for all other purposes shall be calculated without giving effect to such prepayment), under the Loan Documents (including for purposes of determining the Applicable Margin or Excess Cash Flow or compliance with or satisfaction of any financial ratio based condition (including availability and  use of the Available Amount Basket) or any other purpose), (iv) there shall be no more than four Specified Equity Contributions made in the aggregate after the Closing Date and (v) the proceeds of all Specified Equity Contributions will be applied to prepay installments of principal under the Term Loan Facility pursuant to Section 2.6(b) in inverse order of maturity.  For purposes of this paragraph, the term “Relevant Four Fiscal Quarter Period” shall mean, with respect to any Specified Equity Contribution, the four Fiscal Quarter period ending on (and including) the Fiscal Quarter in which the Total Leverage Ratio will be decreased as a result of application of such Specified Equity Contribution to the prepayment of the Term Loans.

ARTICLE 10

THE ADMINISTRATIVE AGENT

Section 10.1                       Appointment and Duties

.  (a)  Appointment of Administrative Agent.  Each Lender and each L/C Issuer hereby appoints GE Capital (together with any successor Administrative Agent pursuant to Section 10.9) as the Administrative Agent hereunder and authorizes the Administrative Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Group Member, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Administrative Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(b) Duties as Collateral and Disbursing Agent.  Without limiting the generality of clause (a) above, the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders and L/C Issuers), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders and the L/C Issuers with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 9.1(e)(ii) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 9.1(e)(ii) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein (in such capacity, the “Collateral Agent”), (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender and L/C Issuer to act as collateral sub-agent for the Administrative Agent, the Lenders and the L/C Issuers for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Loan Party with, and cash and Cash Equivalents held by, such Lender or L/C Issuer, and may further authorize and direct the Lenders and the L/C Issuers to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Administrative Agent, and each Lender and L/C Issuer hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c) Limited Duties.  Under the Loan Documents, the Administrative Agent (i) is acting solely on behalf of the Lenders and the L/C Issuers (except to the limited extent provided in Section 2.14(b) with respect to the Register and in Section 10.11), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Administrative Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Loan Document to refer to the Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender, L/C Issuer or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender and L/C Issuer hereby waives and agrees not to assert any claim against the Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

Section 10.2                       Binding Effect

.  Each Lender and each L/C Issuer agrees that (i) any action taken by the Administrative Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by the Administrative Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by the Administrative Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

Section 10.3                       Use of Discretion

.  (a)  No Action without Instructions.  The Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(b) Right Not to Follow Certain Instructions.  Notwithstanding clause (a) above, the Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent, any other Secured Party) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent or any Related Person thereof or (ii) that is, in the opinion of the Administrative Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

Section 10.4                       Delegation of Rights and Duties

.  The Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party).  Any such Person shall benefit from this Article 10 to the extent provided by the Administrative Agent.

Section 10.5                       Reliance and Liability

.  (a)  The Administrative Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 11.2(e), (ii) rely on the Register to the extent set forth in Section 2.14, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Loan Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b) None of the Administrative Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender, L/C Issuer, Holdings and the Borrower hereby waive and shall not assert (and each of Holdings and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein.  Without limiting the foregoing, the Administrative Agent:

(i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of the Administrative Agent, when acting on behalf of the Administrative Agent);

(ii) shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii) makes no warranty or representation, and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person or any Loan Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Loan Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by the Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Administrative Agent in connection with the Loan Documents; and

(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower, any Lender or L/C Issuer describing such Default or Event of Default clearly labeled “notice of default” (in which case the Administrative Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender, L/C Issuer, Holdings and the Borrower hereby waives and agrees not to assert (and each of Holdings and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action it might have against the Administrative Agent based thereon.

Section 10.6                       Administrative Agent Individually

.  The Administrative Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Loan Party or Affiliate thereof as though it were not acting as Administrative Agent and may receive separate fees and other payments therefor.  To the extent the Administrative Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Revolving Credit Lender”, “Term Loan Lender”, “Required Lender”, “Required Revolving Credit Lender” and “Required Term Loan Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, the Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Lender, Revolving Credit Lender, Term Loan Lender or as one of the Required Lenders, Required Revolving Credit Lenders or Required Term Loan Lenders respectively.

Section 10.7                       Lender Credit Decision

.  Each Lender and each L/C Issuer acknowledges that it shall, independently and without reliance upon the Administrative Agent, any Lender or L/C Issuer or any of their Related Persons or upon any document (including the Disclosure Documents) solely or in part because such document was transmitted by the Administrative Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Loan Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.  Except for documents expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders or L/C Issuers, the Administrative Agent shall not have any duty or responsibility to provide any Lender or L/C Issuer with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come in to the possession of the Administrative Agent or any of its Related Persons.

Section 10.8                       Expenses; Indemnities

.  (a)  Each Lender agrees to reimburse the Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party) promptly upon demand for such Lender’s Pro Rata Share with respect to the Facilities of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Loan Party) that may be incurred by the Administrative Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b) Each Lender further agrees to indemnify the Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party), from and against such Lender’s aggregate Pro Rata Share with respect to the Facilities of the Liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against the Administrative Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any Related Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Administrative Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to the Administrative Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(c) To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the Internal Revenue Service or any other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

Section 10.9                       Resignation of Administrative Agent or L/C Issuer

.  (a)  The Administrative Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrower, effective no earlier than 30 days after the delivery of such notice or any earlier date if the Administrative Agent believes that it is in the best interests of the Administrative Agent to resign due to any perceived conflict of interest or other reason.  If the Administrative Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Administrative Agent.  If, within 30 days (or such later date as the Administrative Agent may agree) after the retiring Administrative Agent having given notice of resignation, no successor Administrative Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which successor shall be a Person capable of performing the role of an “administrative agent”.  Each appointment under this clause (a) shall be subject to the prior consent of the Borrower, which may not be unreasonably withheld but shall not be required during the continuance of a Default.

(b) Effective immediately upon its resignation, (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of the Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the retiring Administrative Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Administrative Agent was, or because such Administrative Agent had been, validly acting as Administrative Agent under the Loan Documents and (iv) subject to its rights under Section 10.3, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.  Notwithstanding the foregoing, in the case of any collateral security held by the Administrative Agent on behalf of the Secured Parties, the retiring Administrative Agent shall continue to hold such collateral security as bailee until such time as a successor Administrative Agent is appointed.  Effective immediately upon its acceptance of a valid appointment as Administrative Agent, a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent under the Loan Documents.

(c) Any L/C Issuer may resign at any time by delivering notice of such resignation to the Administrative Agent, effective no earlier than 30 days after the delivery of such notice or any earlier date if the L/C Issuer believes that it is in the best interests of such L/C Issuer to resign due to any perceived conflict of interest or other reason.  Upon such resignation, the L/C Issuer shall remain an L/C Issuer and shall retain its rights and obligations in its capacity as such (other than any obligation to Issue Letters of Credit but including the right to receive fees or to have Lenders participate in any L/C Reimbursement Obligation thereof) with respect to Letters of Credit issued by such L/C Issuer prior to the date of such resignation and shall otherwise be discharged from all other duties and obligations under the Loan Documents.

Section 10.10                                 Release of Collateral or Guarantors

.  Each Lender, L/C Issuer and Secured Party otherwise accepting the benefits of this Article 10 hereby consents to the automatic release and hereby directs the Administrative Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

(a) any Guarantor from its guaranty of any Obligation of any Loan Party if any such Guarantor ceases to be a Guarantor in accordance with the terms hereof, including after all of the Securities of such Subsidiary owned by any Group Member are Sold in a Sale permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such Sale, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 7.10; and

(b) any Lien held by the Administrative Agent for the benefit of the Secured Parties against (i) any Collateral that is Sold by a Loan Party in a Sale permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 7.10 after giving effect to such Sale have been granted, (ii) any property subject to a Lien permitted hereunder in reliance upon Section 8.2(d), (e) or (g) or upon clauses (c), (l) and (m) of the definition of “Customary Permitted Liens”, (iii) if any such Collateral otherwise becomes an Excluded Asset or an Excluded Account in accordance with the terms hereof and (iii) all of the Collateral and all Loan Parties, upon (A) termination of the Commitments, (B) payment and satisfaction in full of all Loans, all L/C Reimbursement Obligations and all other Obligations (other than in respect of Specified Cash Management Agreements, contingent obligations, indemnities and costs and expenses related thereto not then payable or in existence as of the maturity date of the Loans or any L/C Obligations that have been cash collateralized or have otherwise been backstopped including by a back-up letter of credit) that the Administrative Agent has been notified in writing are then due and payable by the holder of such Obligation and (C) to the extent requested by the Administrative Agent, receipt by the Secured Parties of liability releases from the Loan Parties, each in form and substance acceptable to the Administrative Agent.

Each Lender, L/C Issuer and Secured Party otherwise accepting the benefits of this Article 10 hereby directs the Administrative Agent, and the Administrative Agent hereby agrees, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 10.10.

Section 10.11                                 Additional Secured Parties

.  The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender or L/C Issuer as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent, shall confirm such agreement in a writing in form and substance reasonably acceptable to the Administrative Agent) this Article 10, Section 11.8 (Right of Setoff), Section 11.9 (Sharing of Payments) and Section 11.20 (Confidentiality) and the decisions and actions of the Administrative Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 10.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Pro Rata Share or similar concept, (b) except as set forth specifically herein, each of the Administrative Agent, the Lenders and the L/C Issuers shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as set forth specifically herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

Anything contained in any of the Loans Documents to the contrary notwithstanding, the Borrowers, the Administrative Agent and each Lender hereby agree that (x) no Lender shall have any right individually to realize upon any of the Collateral or to enforce any guarantee under the Loan Documents, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Lenders in accordance with the terms hereof and all powers, rights and remedies under the Loans Documents may be exercised solely by the Administrative Agent or Collateral Agent, or, in the case of any amount set forth in any L/C Cash Collateral Account, the applicable L/C Issuer and (y) except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and Required Lenders, it will not take exercise any right that it might otherwise have under law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

ARTICLE 11

MISCELLANEOUS

Section 11.1                       Amendments, Waivers, Etc.

  (a)  No amendment or waiver of any provision of any Loan Document (other than the Control Agreements, the L/C Reimbursement Agreements, Specified Cash Management Agreement and the Secured Hedging Agreements), and subject to Sections 2.19 and 2.20, and no consent to any departure by any Group Member therefrom shall be effective unless the same shall be in writing and signed (1) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Secured Parties or extending an existing Lien over additional property, by the Administrative Agent and the Borrower, (2) in the case of any other waiver or consent, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and (3) in the case of any other amendment, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower; provided, however, that no amendment, consent or waiver described in clause (2) or (3) above shall, unless in writing and signed by each Lender directly affected thereby (or by the Administrative Agent with the consent of such Lender), in addition to any other Person the signature of which is otherwise required pursuant to any Loan Document on its terms, do any of the following:

(i) waive any condition specified in Section 3.1, except any condition referring to any other provision of any Loan Document;

(ii) increase the Commitment of such Lender or subject such Lender to any additional obligation;

(iii) reduce (including through release, forgiveness, assignment or otherwise) (A) the principal amount of, the interest rate on, or any obligation of the Borrower to repay (whether or not on a fixed date), any outstanding Loan owing to such Lender, (B) any fee or accrued interest payable to such Lender or (C) if such Lender is a Revolving Credit Lender, any L/C Reimbursement Obligation or any obligation of the Borrower to repay (whether or not on a fixed date) any L/C Reimbursement Obligation; provided, however, that this clause (iii) does not apply to (x) any change to, or waiver of, any provision increasing any interest rate or fee during the continuance of an Event of Default or to any payment of any such increase or (y) any modification to any financial covenant set forth in Article 5 or in any definition set forth therein or principally used therein;

(iv) waive or postpone any scheduled maturity date or other scheduled date fixed for the payment, in whole or in part, of principal of or interest on any Loan or fee owing to such Lender or for the reduction of such Lender’s Commitment; provided, however, that this clause (iv) does not apply to any change to mandatory prepayments, including those required under Section 2.8, or to the application of any payment, including as set forth in Section 2.12;

and provided, further, that no amendment, consent or waiver described in clause (2) or (3) above shall, unless in writing and signed by each Lender (or by the Administrative Agent with the consent of each Lender), in addition to any other Person the signature of which is otherwise required pursuant to any Loan Document, do any of the following:

(v) except as provided in Section 10.10, release all or substantially all of the Collateral or all or substantially all of the Guarantors from the guaranties of any Obligation of the Borrower;

(vi) reduce or increase the proportion of Lenders required for the Lenders (or any subset thereof) to take any action hereunder or change the definition of the terms “Required Lenders”, “Pro Rata Share” or “Pro Rata Outstandings”; or

(vii) amend Section 10.10 (Release of Collateral or Guarantor), Section 11.9 (Sharing of Payments) or this Section 11.1;

and provided, further, that (x)(A) any waiver of any payment applied pursuant to Section 2.12(b) (Application of Mandatory Prepayments) to, and any modification of the application of any such payment to, (1) the Term Loans shall require the consent of the Required Term Loan Lenders and (2) the Revolving Loans shall require the consent of the Required Revolving Credit Lenders, (B) any change to the definition of the term “Required Term Loan Lender” shall require the consent of the Required Term Loan Lenders, (C) any change to the definition of the term “Required Revolving Credit Lender” shall require the consent of the Required Revolving Credit Lenders and (D) any amendment, waiver or consent to any provision of this Agreement (including Section 2.12 and Section 11.9) that permits the Borrower or any of its Affiliates to modify any provision relating to pro rata sharing of payments solely with respect to “amend and extend” transactions shall require the prior written consent of the Required Lenders rather than the prior written consent of each Lender directly affected thereby, (y) no amendment, waiver or consent shall affect the rights or duties under any Loan Document of, or any payment to, the Administrative Agent (or otherwise modify any provision of Article 10 or the application thereof), the Swingline Lender or any L/C Issuer unless in writing and signed by the Administrative Agent, the Swingline Lender or such L/C Issuer and (z) the consent of the Borrower shall not be required to change any order of priority set forth in Section 2.12.  No amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations arising under Secured Hedging Agreement resulting in such Obligations being junior in right of payment to principal of the Loans or resulting in Obligations owing to any Secured Hedging Counterparty being unsecured (other than releases of Liens applicable to all Lenders in accordance with the terms hereof), in each case in a manner adverse to any Secured Hedging Counterparty, shall be effective without the written consent of such Secured Hedging Counterparty or, in the case of a Secured Hedging Agreement provided or arranged by GE Capital or an Affiliate thereof, GE Capital.  Notwithstanding anything to the contrary herein, no Permitted Investor that is a Lender, except to the extent permitted by Section 11.2(g) shall have any right to approve or disapprove any amendment, waiver or consent under the Loan Documents and any such Term Loans held by a Permitted Investor for purposes hereof shall be automatically deemed to be voted pro rata according to the Term Loans of all other Lenders in the aggregate (other than the Permitted Investors).

In addition, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Required Lenders to (I) add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the outstanding principal and accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Loans and the accrued interest and fees in respect thereof and (II) include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(b) Each waiver or consent under any Loan Document shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on any Loan Party shall entitle any Loan Party to any notice or demand in the same, similar or other circumstances.  No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(c) In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, Holdings, Borrower and the Lenders providing the relevant Replacement Term Loans only to permit the refinancing of all outstanding Term Loans (“Refinanced Term Loans”) with a replacement term loan tranche hereunder which shall constitute Term Loans hereunder (“Replacement Term Loans”); provided that (a) the aggregate principal amount of Replacement Term Loans shall not exceed the aggregate principal amount of Refinanced Term Loans, (b) the Applicable Margin for Replacement Term Loans shall not be higher than the Applicable Margin for Refinanced Term Loans, (c) the weighted average life to maturity of Replacement Term Loans shall not be shorter than the weighted average life to maturity of Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing Replacement Term Loans than, those applicable to Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Final Maturity Date in effect immediately prior to such refinancing.

Section 11.2                       Assignments and Participations; Binding Effect

.  (a)  Binding Effect.  This Agreement shall become effective when it shall have been executed by Holdings, the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it.  Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, Holdings, the Borrower (and any future Loan Party), the Administrative Agent, each Lender and L/C Issuer and, to the extent provided in Section 10.11, each other Indemnitee and Secured Party and, in each case, their respective successors and permitted assigns.  Except as expressly provided in any Loan Document (including in Section 10.9), none of Holdings, the Borrower, any L/C Issuer or the Administrative Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

(b) Right to Assign.  Each Lender may sell, transfer, negotiate or assign all or a portion of its rights and obligations hereunder (including all or a portion of its Commitments and its rights and obligations with respect to Loans and Letters of Credit) to (i) any existing Lender (other than (x) a Non-Funding Lender or Impacted Lender and (y) the Borrower, the Permitted Investors or any of their respective Affiliates except pursuant to a Permitted Loan Retirement, Permitted Loan Purchase or Permitted Loan Contribution), (ii) any Affiliate or Approved Fund of any existing Lender (other than (x) a Non-Funding Lender or Impacted Lender and (y) the Borrower or any of its respective Affiliates except pursuant to a Permitted Loan Retirement, Permitted Loan Purchase or Permitted Loan Contribution) or (iii) any other Person (other than the Borrower, the Permitted Investors or any of their respective Affiliates except pursuant to a Permitted Loan Retirement, Permitted Loan Purchase or Permitted Loan Contribution) acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Administrative Agent and, as long as no Event of Default is continuing, the Borrower (which acceptance shall be deemed to have been given if the Borrower has not responded within five Business Days of a request for such acceptance) and, with respect to Sales of Revolving Credit Commitments, each L/C Issuer that is a Lender; provided, however, that (x) such Sales do not have to be ratable between the Facilities but must be ratable among the obligations owing to and owed by such Lender with respect to a Facility, (y) for each Facility, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Loans, Commitments and L/C Obligations subject to any such Sale shall be in a minimum amount of $1,000,000, in the case of Term Loans, and $2,000,000, in the case of Revolving Loans, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such Facility or is made with the prior consent of the Borrower (to the extent the Borrower’s consent is otherwise required) and the Administrative Agent and (z) such Sales by Lenders who are Non-Funding Lenders due to clause (a) of the definition of Non-Funding Lender shall be subject to the Administrative Agent’s prior written consent in all instances, unless in connection with such sale, such Non-Funding Lender cures, or causes the cure of, its Non-Funding Lender status as contemplated in Section 2.2(c)(v).  The Administrative Agent’s refusal to accept a Sale to a holder of Subordinated Debt or an Affiliate of such a holder, or to a Person that would be (or could reasonably be expected to become) a Non-Funding or an Impacted Lender, or the imposition of conditions or limitations (including limitations on voting) upon Sales to such Persons, shall not be deemed to be unreasonable.

(c) Procedure.  The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to the Administrative Agent an Assignment via an electronic settlement system designated by the Administrative Agent (or if previously agreed with the Administrative Agent, via a manual execution and delivery of the assignment) evidencing such Sale, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to the Administrative Agent), any tax forms required to be delivered pursuant to Section 2.17(f) and payment of an assignment fee in the amount of $3,500, provided that (1) if a Sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (2) if a Sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such assignee, then only one assignment fee of $3,500 shall be due in connection with such Sale.  Upon receipt of all the foregoing, and conditioned upon such receipt and, if such assignment is made in accordance with Section 11.2(b)(iii), upon the Administrative Agent (and the Borrower, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, the Administrative Agent shall record or cause to be recorded in the Register the information contained in such Assignment.

(d) Effectiveness.  Subject to the recording of an Assignment by the Administrative Agent in the Register pursuant to Section 2.14(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note, if any, shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto except that each Lender agrees to remain bound by Article 10, Section 11.8 (Right of Setoff) and Section 11.9 (Sharing of Payments) to the extent provided in Section 10.11 (Additional Beneficiaries of Collateral)).

(e) Grant of Security Interests.  In addition to the other rights provided in this Section 11.2, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to the Administrative Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s Securities by notice to the Administrative Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

(f) Participants and SPVs.  In addition to the other rights provided in this Section 11.2, each Lender may, (x) with notice to the Administrative Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from the Administrative Agent or the Borrower, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loans, Revolving Loans and Letters of Credit); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Loan Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Sections 2.16 (Breakage Costs; Increased Costs; Capital Requirements) and 2.17 (Taxes), but only to the extent such participant or SPV delivers the tax forms such Lender is required to collect pursuant to Section 2.17(f) and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to the Administrative Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (iii) and (iv) of Section 11.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in Section 11.1(a)(v) (or amendments, consents and waivers with respect to Section 10.10 to release all or substantially all of the Collateral).  No party hereto shall institute (and each of Borrower and Holdings shall cause each other Loan Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to get reimbursed by such SPV for any such Liability).  The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations.  Each Lender that sells a participation, acting solely for this purpose as an agent of the Borrower, shall maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive, and such Lender, each Loan Party and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(g) Assignments to Sponsor.  Notwithstanding the foregoing, any assignment of Loans to the Sponsor and its affiliates (other than the Borrower) will be permitted subject to the following limitations: (i) Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend and/or participate in meetings not attended by Borrower, (ii) for purposes of any amendment, waiver or modification of the requirements of or consent with respect to Loan Document or any plan of reorganization that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Affiliated Lender in any material respect as compared to other Lenders, Affiliated Lenders will be deemed to have voted in the same proportion as non-Affiliated Lenders voting on such matter; provided, that an Affiliated Lender that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Sponsor does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity (each, an “Affiliated Debt Fund”), will not be subject to such voting limitations and will be entitled to vote as if it was a Lender, (iii) (x) neither Affiliated Lenders nor Affiliated Debt Funds may purchase Revolving Commitments or Revolving Loans, (y) the minimum amount of any purchase of Term Loans shall not be less than $1,000,000 and (z) the relevant Affiliated Lender shall have delivered a notice of such purchase to the Administrative Agent no later than noon (New York City time) at least five (5) Business Days in advance of the proposed consummation date of such purchase; and (iv) the amount of the Term Loans (including participations in Term Loans) held by Affiliated Lenders (other than Affiliated Debt Funds) may not in the aggregate be equal to or greater than 20% of the aggregate amount of commitments and Loans outstanding hereunder, and the amount of commitments and Loans outstanding hereunder (including participations in Term Loans) held by Affiliated Lenders and Affiliated Debt Funds may not in the aggregate be equal to or greater than 30% of the aggregate amount of commitments and Loans outstanding hereunder;  provided that if the aggregate principal amount of the Term Loans held by the Affiliated Lenders (other than Affiliated Debt Funds) at any time exceeds 20% of the aggregate amount of commitments and Loans outstanding hereunder (including participations in Term Loans) or 30% of the aggregate amount of commitments and Loans outstanding hereunder (including participations in Term Loans) when combined with the aggregate principal amount of the Term Loans (including participations in Term Loans) held by each Affiliated Debt Funds (such excess amount, the “Excess Purchase Amount”), then the Affiliated Lenders may either (x) forgive Indebtedness represented by such Term Loans (without any direct or indirect consideration from Holdings or any of its Subsidiaries except as permitted by the Agreement) or (y) contribute or sell Indebtedness represented by such Term Loans in accordance with a Permitted Loan Contribution, in either case, in an aggregate amount at least equal to such Excess Purchase Amount as evidenced by a written instrument (a “Retirement Notice”) delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and made available to the Lenders; provided, however, that, notwithstanding the foregoing, the Affiliated Lenders may at any time forgive any or all of the Indebtedness represented by such Term Loans by delivering a Retirement Notice.

(h) Additional Conditions on Permitted Loan Retirement.  Notwithstanding the foregoing, assignment of Term Loans to Borrower shall be permitted pursuant to a Permitted Loan Retirement so long as (i) there has been made a valid Offer and (ii) no Default or Event of Defaulting is continuing or would result therefrom.

Section 11.3                       Costs and Expenses

.  Any action taken by any Loan Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of any Secured Party, shall be at the expense of such Loan Party, and no Secured Party shall be required under any Loan Document to reimburse any Loan Party or Group Member therefor except as expressly provided therein.  In addition, the Borrower agrees to pay or reimburse upon demand (a) the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses incurred by it or any of its Related Persons in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein (including periodic audits in connection therewith and environmental audits and assessments), in each case including the reasonable fees, charges and disbursements of Gibson, Dunn & Crutcher LLP, legal counsel to the Administrative Agent (or any successor legal counsel to the Administrative Agent) and any other local or special counsels retained by the Administrative Agent or such Related Persons, reasonable out of pocket fees, costs and expenses incurred in connection with Intralinks® or any other E-System and allocated to the Facilities by the Administrative Agent in its sole discretion and fees, charges and disbursements of the auditors, appraisers, printers and other of their Related Persons retained by or on behalf of any of them or any and (b) each of the Administrative Agent, its Related Persons, and each Lender and L/C Issuer for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Group Member, Loan Document, Obligation or Related Transaction (or the response to and preparation for any subpoena or request for document production relating thereto), including fees and disbursements of counsel.

Section 11.4                       Indemnities

.  (a)  The Borrower agrees to indemnify, hold harmless and defend the Administrative Agent, each Lender, each L/C Issuer, each Secured Hedging Counterparty, each Person that each L/C Issuer causes to Issue Letters of Credit hereunder and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Related Document, any Disclosure Document, any Obligation (or the repayment thereof), any Letter of Credit, the use or intended use of the proceeds of any Loan or the use of any Letter of Credit, any Related Transaction, or any securities filing of, or with respect to, any Group Member, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Group Member or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, the Borrower or any third party, any holders of Securities or creditors (and including attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise, in each case, with respect to the execution, delivery, enforcement, performance and administration of the Loan Documents, the transactions contemplated thereby and any of the matters specified in clause (i) and (ii) above or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing, which has been taken or not taken by Holdings or any of its Subsidiaries (collectively, the “Indemnified Matters”); provided, however, that the Borrower shall not have any liability under this Section 11.4 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.  Furthermore, each of Holdings and the Borrower waives and agrees not to assert against any Indemnitee, and shall cause each other Loan Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.

(b) Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities which relate to or arise from those matters identified in Section 11.4(a)(i)-(iv), including those arising from, or otherwise involving, any property of any Related Person or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or contiguous to any real property of any Related Person, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Related Person or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by any Secured Party or following any Secured Party having become the successor-in-interest to any Loan Party and (ii) are attributable solely to acts of such Indemnitee.

Section 11.5                       Survival

.  Any indemnification or other protection provided to any Indemnitee pursuant to any Loan Document (including pursuant to Section 2.17 (Taxes), Section 2.16 (Breakage Costs; Increased Costs; Capital Requirements), Article 10 (The Administrative Agent), Section 11.3 (Costs and Expenses), Section 11.4 (Indemnities) or this Section 11.5) shall (A) survive the termination of the Commitments and the payment in full of other Obligations and (B) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

Section 11.6                       Limitation of Liability for Certain Damages

.  In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).  Each of Holdings and the Borrower hereby waives, releases and agrees (and shall cause each other Loan Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 11.7                       Lender-Creditor Relationship

.  The relationship between the Lenders, the L/C Issuers and the Administrative Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of lender and creditor.  No Secured Party has any fiduciary relationship or duty to any Loan Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Loan Parties by virtue of, any Loan Document or any transaction contemplated therein.

Section 11.8                       Right of Setoff

.  Each of the Administrative Agent, each Lender, each L/C Issuer and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by Holdings and the Borrower), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by the Administrative Agent, such Lender, such L/C Issuer or any of their respective Affiliates to or for the credit or the account of Holdings or the Borrower against any Obligation of any Loan Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured.  Each of the Administrative Agent, each Lender and each L/C Issuer agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights under this Section 11.8 are in addition to any other rights and remedies (including other rights of setoff) that the Administrative Agent, the Lenders and the L/C Issuers and their Affiliates and other Secured Parties may have.

Section 11.9                       Sharing of Payments, Etc.

  If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Loan Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Sections 2.16 (Breakage Costs; Increased Costs; Capital Requirements), 2.17 (Taxes), 2.18 (Substitution of Lenders) and 11.2 (Assignments and Participations; Binding Effect) and other than in connection with any Permitted Loan Contribution, Permitted Loan Retirement or retirement of Term Loans pursuant to a Permitted Loan Purchase and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, the Administrative Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Secured Parties such participations in their Obligations as necessary for such Lender to share such excess payment with such Secured Parties to ensure such payment is applied as though it had been received by the Administrative Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender or L/C Issuer in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender or L/C Issuer without interest and (b) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  If a Non-Funding Lender receives any such payment as described in the previous sentence, such Lender shall turn over such payments to Agent in an amount that would satisfy the cash collateral requirements set forth in Section 2.2(c).

Section 11.10                                 Marshaling; Payments Set Aside

.  No Secured Party shall be under any obligation to marshal any property in favor of any Loan Party or any other party or against or in payment of any Obligation.  To the extent that any Secured Party receives a payment from the Borrower, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

Section 11.11                                 Notices

.  (a)  Addresses.  All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed to (A) if to Holdings or the Borrower, to PGT Industries, Inc., 1070 Technology Drive, North Venice, Florida 34275, Attention:  Jeffrey Jackson, Tel:  +1 941 480 2720, Fax:  +1 941 486 8634, with copy to Simpson, Thacher & Bartlett LLP, 1155 F Street, N.W., Washington, DC 20004, Attention:  Christopher Brown, Tel:  +1 202 636 5513, Fax:  +1 202 636 5502, (B) if to the Administrative Agent or the Swingline Lender, to General Electric Capital Corporation, 299 Park Avenue, 5th Floor, New York, New York 10171 Attention:  PGT Account Manager, Tel:  +1 212 370 8000, Fax:  +1 646 428 7398, General Electric Capital Corporation, 299 Park Avenue, 5th Floor, New York, New York 10171 Attention:  Linda Filardi, Tel:  +1 212 370 8000, Fax:  +1 646 428 7398 and (C) otherwise to the party to be notified at its address specified opposite its name on Schedule II or on the signature page of any applicable Assignment, (ii) posted to Intralinks® (to the extent such system is available and set up by or at the direction of the Administrative Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-coded fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to the Administrative Agent prior to such posting, (iii) posted to any other E-System set up by or at the direction of the Administrative Agent in an appropriate location or (iv) addressed to such other address as shall be notified in writing (A) in the case of the Borrower, the Administrative Agent and the Swingline Lender, to the other parties hereto and (B) in the case of all other parties, to the Borrower and the Administrative Agent.  Transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in clause (i) above) shall not be sufficient or effective to transmit any such notice under this clause (a) unless such transmission is an available means to post to any E-System.

(b) Effectiveness.  All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, when deposited in the mails, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the date of such posting in an appropriate location and the date access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to the Administrative Agent pursuant to Article 2 or Article 10 shall be effective until received by the Administrative Agent.

Section 11.12                                 Electronic Transmissions

.  (a)  Authorization.  Subject to the provisions of Section 11.11(a), each of the Administrative Agent, the Borrower, the Lenders, the L/C Issuers and each of their Related Persons is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein.  Each of Holdings, the Borrower and each Secured Party hereby acknowledges and agrees, and each of Holdings and the Borrower shall cause each other Group Member to acknowledge and agree, that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b) Signatures.  Subject to the provisions of Section 11.11(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which each Secured Party and Loan Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission; provided, however, that no communications to the Administrative Agent pursuant to Article 2 or Article 10 shall be effective until received by the Administrative Agent; provided that any party may, in its discretion, agree to accept notices and other communications to it hereunder by other electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Separate Agreements.  All uses of an E-System shall be governed by and subject to, in addition to Section 11.11 and this Section 11.12, separate terms and conditions posted or referenced in such E-System and related Contractual Obligations executed by Secured Parties and Group Members in connection with the use of such E-System.

(d) Limitation of Liability.  All E-Systems and Electronic Transmissions shall be provided “as is” and “as available”.  None of Administrative Agent or any of its Related Persons warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein.  No Warranty of any kind is made by the Administrative Agent or any of its Related Persons in connection with any E-Systems or Electronic Communication, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects.  Each of Holdings, the Borrower and each Secured Party agrees (and each of Holdings and the Borrower shall cause each other Loan Party to agree) that the Administrative Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

(e) Contact Information.  Each Lender agrees to notify the Administrative Agent and Borrower in writing of such Lender’s email address to which notice hereunder may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent and Borrower has on record an effective e-mail address for such Lender).

Section 11.13                                 Governing Law

.  This Agreement, each other Loan Document that does not expressly set forth its applicable law, and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 11.14                                 Jurisdiction

.  (a)  Submission to Jurisdiction.  Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each of Holdings and the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Documents.  The parties hereto (and, to the extent set forth in any other Loan Document, each other Loan Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(b) Service of Process.  Each of Holdings and Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Borrower specified in Section 11.11, as updated from time to time in accordance with the Loan Documents (and shall be effective when such mailing shall be effective, as provided herein).  Each of Holdings and the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Non-Exclusive Jurisdiction.  Nothing contained in this Section 11.14 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Loan Party in any other jurisdiction.

Section 11.15                                 Waiver of Jury Trial

.  Each party hereto hereby irrevocably waives trial by jury in any suit, action or proceeding with respect to, or directly or indirectly arising out of, under or in connection with, any Loan Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory).  Each party hereto (A) certifies that no other party and no Related Person of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into the Loan Documents, as applicable, by the mutual waivers and certifications in this Section 11.15.

Section 11.16                                 Severability.

  Any provision of any Loan Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Loan Document or any part of such provision in any other jurisdiction.

Section 11.17                                 Execution in Counterparts

.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 11.18                                 Entire Agreement

.  The Loan Documents embody the entire agreement of the parties and supersede all prior agreements and understandings relating to the subject matter thereof and any prior letter of interest, commitment letter, fee letter, confidentiality and similar agreements involving any Loan Party and any of the Administrative Agent, any Lender or any L/C Issuer or any of their respective Affiliates relating to a financing of substantially similar form, purpose or effect.  In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern (unless such terms of such other Loan Documents are necessary to comply with applicable Requirements of Law, in which case such terms shall govern to the extent necessary to comply therewith).

Section 11.19                                 Use of Name

.  Each of Holdings and the Borrower agrees, and shall cause each other Loan Party to agree, (i) that it shall not, and none of its Affiliates shall, issue any press release or other public disclosure (other than (x) any document filed with any Governmental Authority relating to a public offering of the Securities of any Loan Party, (y) in connection with reporting obligations of the Securities and Exchange Commission and (z) any oral disclosure) using the name, logo or otherwise referring to GE Capital or of any of its Affiliates, the Loan Documents or any transaction contemplated therein to which the Secured Parties are party without at least 2 Business Days’ prior notice to GE Capital and without the prior consent of GE Capital except to the extent required to do so under applicable Requirements of Law and then, only after consulting with GE Capital prior thereto and (ii) shall use commercially reasonable efforts to ensure that it shall not make any oral public disclosure using the name, logo or otherwise referring to GE Capital or of any of its Affiliates, the Loan Documents or any transaction contemplated therein to which the Secured Parties are party without at least 2 Business Days’ prior notice to GE Capital and without the prior consent of GE Capital except to the extent required to do so under applicable Requirements of Law and then, only after consulting with GE Capital prior thereto.  Notwithstanding anything to the contrary contained herein, any breach of the requirements of this Section 11.19 may be waived or otherwise consented to by GE Capital, and shall not require the consent or approval of any other Lender.

Section 11.20                                 Non-Public Information; Confidentiality

.  (a)  Each Lender and L/C Issuer acknowledges and agrees that it may receive material non-public information hereunder concerning the Loan Parties and their Affiliates and Securities and agrees to use such information in compliance with all relevant policies, procedures and Contractual Obligations and applicable Requirements of Laws (including United States federal and state security laws and regulations).

(b) Each Lender, L/C Issuer and the Administrative Agent agrees not to disclose Confidential Information obtained by it pursuant to any Loan Document, except that such information may be disclosed (i) with the Borrower’s consent, (ii) to Related Persons of such Lender, L/C Issuer or the Administrative Agent, as the case may be, or to any Person that any L/C Issuer causes to Issue Letters of Credit hereunder, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 11.20 or (B) available to such Lender, L/C Issuer or the Administrative Agent or any of their Related Persons, as the case may be, from a source (other than Holdings, its parents and its Subsidiaries) not known to them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements or in any tombstone or other advertising materials (and the Loan Parties consent to the publication of such tombstone or other advertising materials by the Administrative Agent, any Lender, any L/C Issuer or any of their Related Persons), (vi) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or otherwise to the extent consisting of general portfolio information that does not identify Loan Parties, (vii) to current or prospective assignees, SPVs (including the investors or prospective investors therein), grantees of any option described in Section 11.2(f) or participants, direct or contractual counterparties to any Hedging Agreement permitted hereunder and to their respective Related Persons, in each case to the extent such assignees, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 11.20 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto and (ix) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender, L/C Issuer or the Administrative Agent or any of their Related Persons is a party or bound, to the extent necessary to respond to public statements or disclosures by Loan Parties or their Related Persons referring to a Lender, L/C Issuer or the Administrative Agent or any of their Related Persons.  In the event of any conflict between the terms of this Section 11.20 and those of any other Contractual Obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section 11.20 shall govern. Any Person required to maintain the confidentiality of information as provided in this Section 11.20 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord its own confidential information.

Section 11.21                                 Actions in Concert

.  Notwithstanding anything herein or in the other Loan Documents to the contrary, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights against any Loan Party arising out of this Agreement or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of the Administrative Agent or the Required Lenders, it being the intent of the Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of the Administrative Agent or the Required Lenders.

Section 11.22                                 Patriot Act Notice

.  Each Lender subject to the USA Patriot Act of 2001 (31 U.S.C. 5318 et seq.) hereby notifies the Borrower that, pursuant to Section 326 thereof, it is required to obtain, verify and record information that identifies the Borrower, including the name and address of the Borrower and other information allowing such Lender to identify the Borrower in accordance with such act.

[SIGNATURE PAGES FOLLOW]

101078182_6.DOC

           CREDIT AGREEMENT
PGT INDUSTRIES, INC.
101078182.15 32207-00145 16541

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PGT INDUSTRIES, INC.

AS BORROWER

By:

Name:

Title:

PGT, INC.

AS HOLDINGS

By:

Name:

Title:

101078182.15 32207-00145 16541

GENERAL ELECTRIC CAPITAL CORPORATION

AS ADMINISTRATIVE AGENT, COLLATERAL AGENT, L/C ISSUER, SWINGLINE LENDER AND LENDER

By:

Name:

Title:

101078182.15 32207-00145 16541

SUNTRUST BANK

AS LENDER

By:

Name:

Title:

101078182.15 32207-00145 16541

GE CAPITAL FINANCIAL INC.,
as a Lender

By:
Name:
Title: Duly Authorized Signatory

101078182.15 32207-00145 16541

OTHER LENDERS:

[NAME OF LENDER]

By:

Name:

Title:

[NAME OF LENDER]

By:

Name:

Title:

EXHIBIT A

TO

CREDIT AGREEMENT

FORM OF ASSIGNMENT

This ASSIGNMENT, dated as of the Effective Date, is entered into between ___________ (the “Assignor”) and ___________ (the “Assignee”).

The parties hereto hereby agree as follows:

Borrower:	PGT Industries, Inc., a Florida corporation (the “Borrower”)
Agent:
General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders and L/C Issuers (in such capacity and together with its successors and permitted assigns, the “Agent”)

Credit Agreement:
Credit Agreement, dated as of June 23, 2011, among the Borrower, PGT, Inc., a Delaware corporation (“Holdings”), the Lenders and L/C Issuers party thereto from time to time and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition are used as defined in the Credit Agreement)

[Trade Date:	_________, ____]1
Effective Date:	_________, ____2

1Insert for informational purposes only if needed to determine other arrangements between the assignor and the assignee.

2To be filled out by Agent upon entry in the Register.

Loan/ Commitment Assigned3	Aggregate amount of Commitments or principal amount of Loans for all Lenders5	Aggregate amount of Commitments4 or principal amount of Loans Assigned5	Percentage Assigned6
	$__________	$__________	__._____%
	$__________	$__________	__._____%
	$__________	$__________	__._____%

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

3 Fill in the appropriate defined term for the type of Loan and/or Commitment under the Credit Agreement that are being assigned under this Assignment (e.g., “Term Loan”, “Revolving Credit Commitment”, “Incremental Term Loan Commitment”, etc.).

4In the case of the Revolving Credit Commitment, including Revolving Loans and interests, participations and obligations to participate in L/C Obligations and Swing Loans.

5Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.  The aggregate amounts are inserted for informational purposes only to help in calculating the percentages assigned which, themselves, are for informational purposes only.

6Set forth, to at least 9 decimals, the Assigned Interest as a percentage of the aggregate Commitment or Loans in the applicable Facility.  This percentage is set forth for informational purposes only and is not intended to be binding.  The assignments are based on the amounts assigned not on the percentages listed in this column.

Section 1.                      Assignment.  Assignor hereby sells and assigns to Assignee, and  Assignee hereby purchases and assumes from Assignor, Assignor’s rights and obligations in its capacity as Lender under the Credit Agreement (including Liabilities owing to or by Assignor thereunder) and the other Loan Documents, in each case to the extent related to the amounts identified above (the “Assigned Interest”).

Section 2.                      Representations, Warranties and Covenants of Assignors.  Assignor (a) represents and warrants to Assignee and the Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims and (iii) by executing signing and delivering this assignment via ClearPar® or any other electronic settlement system designated by the Administrative Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signer for the Assignor and is authorized to execute, sign and deliver this agreement, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Loans and Commitments, the percentage of the Loans and Commitments represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Group Member or the performance or nonperformance by any Group Member of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Notes held by it evidencing at least in part the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that the Agent exchange such Notes for new Notes in accordance with Section 2.14(e) of the Credit Agreement.

Section 3.                      Representations, Warranties and Covenants of Assignees.  Assignee (a) represents and warrants to Assignor and the Agent that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is [not] an Affiliate or an Approved Fund of _______, a Lender, (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type and (iv) by executing, signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by the Administrative Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signer for the Assignor and is authorized to execute, sign and deliver this Agreement (b) appoints and authorizes the Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon Agent, any L/C Issuer, any Lender or any other Indemnitee and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Group Members and their Affiliates and their Stock and agrees to use such information in accordance with Section 11.20 of the Credit Agreement, (f) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to the Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 11.2(c) of the Credit Agreement and (h) to the extent required pursuant to Section 2.17(f) of the Credit Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN, or W-9 and, if applicable, a portfolio interest exemption certificate.

Section 4.                      Determination of Effective Date; Register.  Following the due execution and delivery of this Assignment by Assignor, Assignee and, to the extent required by Section 11.2(b) of the Credit Agreement, the Borrower and/or each L/C issuer that is a Lender, this Assignment (including its attachments) will be delivered to the Agent for its acceptance and recording in the Register.  The effective date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by the Agent and (ii) the recording of this Assignment in the Register.  The Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

Section 5.                      Effect.  As of the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender under the Credit Agreement and (b) Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the termination of the Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

Section 6.                      Distribution of Payments.  On and after the Effective Date, the Agent shall make all payments under the Loan Documents in respect of each Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor and (b) otherwise, to Assignee.

Section 7.                      Miscellaneous.  (a) The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Assignment and any other transaction contemplated hereby.  This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise.

(b)           On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignor, Assignee, the Agent and their Related Persons and their successors and assigns.

(c)           This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

(d)           This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)           Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Assignment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR]

as Assignor

By:

Name:

Title:

[NAME OF ASSIGNEE]

as Assignee

By:

Name:

Title:

Lending Office for Eurodollar Rate Loans:

[Insert Address (including contact name, fax number and e-mail address)]

Lending Office (and address for notices)

for any other purpose:

[Insert Address (including contact name, fax number and e-mail address)]

SIGNATURE PAGE FOR ASSIGNMENT FOR PGT INDUSTRIES’ CREDIT AGREEMENT

ACCEPTED and AGREED
this __ day of ______ _____:

GENERAL ELECTRIC CAPITAL CORPORATION7
as Agent

By:__________________________
Name:

Title:

[PGT INDUSTRIES, INC.]7

By:           __________________________

Name:

Title:

[NAME OF L/C ISSUER]7

By:           _________________________Name:
Title:

7 Include only if required pursuant to Section 11.2 of the Credit Agreement.

7 Include only if required pursuant to Section 11.2 of the Credit Agreement.

SIGNATURE PAGE FOR ASSIGNMENT FOR PGT INDUSTRIES’ CREDIT AGREEMENT

EXHIBIT B

TO

CREDIT AGREEMENT

FORM OF PROMISSORY NOTE

Lender:  [NAME OF LENDER] New York, New York
Principal Amount:  $_______ June [__], 2011

FOR VALUE RECEIVED, the undersigned, PGT Industries, Inc., a Florida corporation (the “Borrower”), hereby promises to pay to the order of the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement.  Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Administrative Agent, at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of June 23, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, PGT, Inc., a Delaware corporation, the Lenders and the L/C Issuers party thereto from time to time and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders and L/C Issuers.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above (subject to Section 2.19 of the Credit Agreement) with the indebtedness of the Borrower resulting from such Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 11.14(a) (Submission to Jurisdiction) and 11.15 (Waiver of Jury Trial) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[NO FLORIDA DOCUMENTARY STAMP TAXES ARE PAYABLE IN CONNECTION WITH THIS NOTE BECAUSE THIS NOTE WAS EXECUTED AND DELIVERED OUTSIDE THE STATE OF FLORIDA IN ACCORDANCE WITH THE REQUIREMENTS OF THE FLORIDA DEPARTMENT OF REVENUE.]7[FLORIDA DOCUMENTARY STAMP TAXES DUE ON THE INDEBTEDNESS EVIDENCED BY THIS NOTE HAVE BEEN PAID DIRECTLY TO THE FLORIDA DEPARTMENT OF REVENUE.]8[FLORIDA DOCUMENTARY STAMP TAXES DUE ON THE INDEBTEDNESS EVIDENCED BY THIS NOTE HAVE BEEN PAID AND THE PROPER STAMPS ARE AFFIXED TO THE MORTGAGE SECURING THIS NOTE.]9

[SIGNATURE PAGE FOLLOWS]

7Tax legend to be inserted on all promissory notes executed and delivered outside the State of Florida at closing and all notes executed and delivered outside the State of Florida after closing but before recordation of any mortgages on Florida property securing such notes.

8Tax legend to be inserted on all promissory notes executed and delivered inside the State of Florida but before recordation of any mortgages on Florida property securing such notes.

9Tax legend to be inserted on all promissory notes executed after recordation of any mortgages on Florida property securing such notes.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

PGT INDUSTRIES, INC.

By: ________________________________
Name:
Title:

Signature Page to Note – [Lender Name]

EXHIBIT C

TO

CREDIT AGREEMENT

FORM OF NOTICE OF BORROWING

GENERAL ELECTRIC CAPITAL CORPORATION
as Administrative Agent under the Credit Agreement referred to below
299 Park Avenue
New York, NY 10171-0002
Attention: Current Portfolio Manager and Elliott Miller

WITH COPIES ALSO SENT TO:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Administrative Agent under the Credit Agreement referred to below
500 West Monroe Street
Chicago, Illinois 60661
Attn:      Current Portfolio Manager –Portfolio Analyst and Ramona Sandoval

__________ ___, ____

Re:           PGT Industries, Inc. (the “Borrower”)

Reference is made to the Credit Agreement, dated as of June 23, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, PGT, Inc., a Delaware corporation, the Lenders and L/C Issuers party thereto from time to time and General Electric Capital Corporation, as administrative agent and collateral agent for such Lenders and L/C Issuers.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section 2.2 of the Credit Agreement of its request of a Borrowing (the “Proposed Borrowing”) under the Credit Agreement and, in that connection, sets forth the following information:

A. The date of the Proposed Borrowing is __________, ____10 (the “Funding Date”).

B. The aggregate principal amount of requested Revolving Loans is $_________, of which $________ consists of Base Rate Loans and $________ consists of Eurodollar Rate Loans having an initial Interest Period of ______  months.

C. [The aggregate principal amount of [Incremental] Term Loans is $_______, of which $________ consists of Base Rate Loans and $________ consists of Eurodollar Rate Loans.]

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements [are true on the date hereof and]11 will be true on and as of the Funding Date, both immediately before and immediately after giving effect to the Proposed Borrowing:

(i) the representations and warranties set forth in Article 4 of the Credit Agreement and elsewhere in the Loan Documents are true and correct [in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”)]12, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct [in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”)]13 on and as of such earlier date; and

(ii) no Default or Event of Default has occurred and is continuing.

PGT INDUSTRIES, INC., as the Borrower

By:
Name:
Title

10	For Term Loans (other than Incremental Term Loans), must be the Closing Date.

11	For Borrowings made after the Closing Date.

12	Language to be inserted for all Funding Dates other than the Closing Date.

13	Language to be inserted for all Funding Dates other than the Closing Date.

Schedule A

Exceptions to Certifications

[Write “None.” or describe exception(s).]

EXHIBIT D
TO
CREDIT AGREEMENT

FORM OF SWINGLINE REQUEST

GENERAL ELECTRIC CAPITAL CORPORATION,
as Administrative Agent under the Credit Agreement referred to below
299 Park Avenue
New York, NY 10171-0002
Attention: Current Portfolio Manager and Elliott Miller

WITH COPIES ALSO SENT TO:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Administrative Agent under the Credit Agreement referred to below
500 West Monroe Street
Chicago, Illinois 60661
Attn:      Current Portfolio Manager –Portfolio Analyst and Ramona Sandoval
__________ ___, ____

Re:           PGT Industries, Inc. (the “Borrower”)

Reference is made to the Credit Agreement, dated as of June 23, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, PGT, Inc., a Delaware corporation, the Lenders, L/C Issuers party thereto from time to time and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders and L/C Issuers.  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

The Borrower hereby gives you irrevocable notice pursuant to Section 2.3 of the Credit Agreement that it requests Swing Loans under the Credit Agreement (the “Proposed Advance”) and, in connection therewith, sets forth the following information:

A. The date of the Proposed Advance is __________, ____ (the “Funding Date”).

B. The aggregate principal amount of the Proposed Advance is $_________.

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on and as of the date hereof both immediately before and immediately after giving effect to the Proposed Advance:

(i) the representations and warranties set forth in Article 4 of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct [in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”)]14 on and as of such earlier date;

14	Language to be inserted for all FundingDates other than the Closing Date.

(ii) the aggregate Revolving Credit Outstandings do not exceed the Revolving Credit Commitments; and

(iii) no Default or Event of Default has occurred and is continuing.

Sincerely,

PGT INDUSTRIES, INC., a Florida corporation, as the Borrower

By:           __________________________
Name:           __________________________
Title:           __________________________

SIGNATURE PAGE TO SWINGLINE REQUEST DATED [_______]

Schedule A

Exceptions to Certifications

[Write “None.” or describe exception(s).]

EXHIBIT E

TO

CREDIT AGREEMENT

FORM OF LETTER OF CREDIT REQUEST

[NAME OF L/C ISSUER], as L/C Issuer

under the Credit Agreement referred to below

Attention:

WITH COPIES ALSO SENT TO:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Administrative Agent under the Credit Agreement referred to below
299 Park Avenue
New York, NY 10171-0002
Attention: Current Portfolio Manager and Elliott Miller

AND

GENERAL ELECTRIC CAPITAL CORPORATION,
as Administrative Agent under the Credit Agreement referred to below
500 West Monroe Street
Chicago, Illinois 60661
Attn:      Current Portfolio Manager –Portfolio Analyst and Ramona Sandoval

_________ __, ____

Re:           PGT Industries, Inc. (the “Borrower”)

Reference is made to the Credit Agreement, dated as of June 23, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, PGT, Inc., a Delaware corporation, the Lenders and L/C Issuers party thereto from time to time and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders and L/C Issuers.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.4 of the Credit Agreement, of its request for your Issuance of a Letter of Credit, in the form attached hereto, for the benefit of [Name of Beneficiary], in the amount of $________, to be issued on ________, ____ (the “Issue Date”) with an expiration date of _________, ____15.

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements [are true on the date hereof and]16 will be true on and as of the Issue Date, both immediately before and immediately after giving effect to the Issuance of the Letter of Credit requested above:

(i) the representations and warranties set forth in Article 4 of the Credit Agreement and elsewhere in the Loan Documents are true and correct [in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”)]17, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct [in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”)]18 on and as of such earlier date;

15	See Section 2.4(a)(ii) of the Credit Agreement.

16	For Letters of Credit Issued after the Closing Date.

17	Language to be inserted for all Issue Dates other than the Closing Date.

18	Language to be inserted for all Issue Dates other than the Closing Date.

(ii) no Default or Event of Default has occurred and is continuing;

(iii) the aggregate Revolving Credit Outstandings do not exceed the Revolving Credit Commitments; and

(iv) the L/C Obligations for all Letters of Credit do not exceed the L/C Sublimit.

PGT INDUSTRIES, INC.

By:

Name:

Title:

SIGNATURE PAGE TO LETTER OF CREDIT REQUEST DATED [_______]

Schedule A

Exceptions to Certifications

[Write “None.” or describe exception(s).]

EXHIBIT F

TO

CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION OR CONTINUATION

GENERAL ELECTRIC CAPITAL CORPORATION
as Administrative Agent under the Credit Agreement referred to below
299 Park Avenue
New York, NY 10171-0002
Attention: Current Portfolio Manager and Elliott Miller

WITH COPIES ALSO SENT TO:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Administrative Agent under the Credit Agreement referred to below
500 West Monroe Street
Chicago, Illinois 60661
Attn:      Current Portfolio Manager –Portfolio Analyst and Ramona Sandoval

_________ __, ____

Re:           PGT Industries, Inc. (the “Borrower”)

Reference is made to the Credit Agreement, dated as of June 23, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, PGT, Inc., a Delaware corporation, the Lenders and L/C Issuers party thereto from time to time and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders and L/C Issuers.  Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section 2.1019 of the Credit Agreement, of its request for the following:

• a continuation, on ________, ____, as Eurodollar Rate Loans having an Interest Period of ___ months, of [Term Loans] [Revolving Loans] in an aggregate outstanding principal amount of $____________ having an Interest Period ending on the proposed date for such continuation;

• a conversion, on ________, ____, to Eurodollar Rate Loans having an Interest Period of ___ months, of [Term Loans] [Revolving Loans] in an aggregate outstanding principal amount of $_________; and

• a conversion, on ________, ____, to Base Rate Loans, of [Term Loans] [Revolving Loans] in an aggregate outstanding principal amount of $_________.

19 Please see Section 2.10(a) of the Credit Agreement for further requirements pertaining to continuations and conversions.

[In connection herewith, the undersigned hereby certifies that, except as set forth on Schedule A attached hereto, no Default or Event of Default has occurred and is continuing on the date hereof, both before and after giving effect to any Loan to be made or Letter of Credit to be Issued on or before any date for any proposed conversion or continuation set forth above.]20

PGT INDUSTRIES, INC.

By:

Name:

Title:

20 To be included if there is a continuation of Eurodollar Rate Loans or a conversion of Base Rate Loans into Eurodollar Rate Loans.

SIGNATURE PAGE TO NOTICE OF [CONVERSION][CONTINUATION] DATED [_____]

Schedule A

Defaults and Events of Default

[Write “None.” or describe the Default(s)/Event(s) of Default.]

EXHIBIT G
TO
CREDIT AGREEMENT

COMPLIANCE CERTIFICATE
PGT, INC.
PGT INDUSTRIES, INC.

Date: [_______]

This Compliance Certificate (this “Certificate”) is given by PGT, Inc., a Delaware corporation (“Holdings”), pursuant to subsection 6.1(d) of that certain Credit Agreement dated as of June 23, 2011 among Holdings, PGT Industries, Inc., a Florida corporation (the “Borrower”), the Lenders and L/C Issuers party thereto from time to time and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders and L/C Issuers (in such capacity, “Agent”) (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The officer executing this Certificate is a Responsible Officer of Holdings and as such is duly authorized to execute and deliver this Certificate on behalf of Holdings.  By executing this Certificate, such officer hereby certifies to Agent, the Lenders and the L/C Issuers, on behalf of Holdings, that:

(a)           the financial statements delivered with this Certificate in accordance with Section 6.1(b) and/or 6.1(c) of the Credit Agreement and attached hereto as Exhibit A are correct and complete and fairly present, in all material respects, in accordance with GAAP the financial position, the results of operations and cash flow of Holdings and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnote disclosure);

(b)           to the best of such officer’s knowledge, each Group Member and each of their Subsidiaries, during the period covered by such financial statements, has observed and performed all of their respective covenants and other agreements in the Credit Agreement and the other Loan Documents to be observed or performed by them [except as specified on the written attachment hereto];

(c)           no Default or Event of Default has occurred and is continuing as of the date hereof [except as specified on the written attachment hereto (which states the nature thereof and the action proposed to be taken with respect thereto];

(d)           Exhibit B hereto is a correct calculation of each of the financial covenants contained in Article 5 of the Credit Agreement;

(e)           Exhibit C hereto is a correct calculation of Consolidated EBITDA;

(f)           Exhibit D hereto correctly shows in reasonable detail the calculations used in determining Excess Cash Flow [[only required to be provided if this Certificate is delivered together with any Financial Statement pursuant to Section 6.1(c)]];

(g)           based on the Total Leverage Ratio, the Applicable Margin for (i) Revolving Loans [and Term Loans] which are Base Rate Loans [and Swing Loans] is ________, and (ii) Revolving Loans [and Term Loans] which are Eurodollar Rate Loans is __________;

(h)           [the Corporate Chart attached to the Certificate delivered on _________, which is the last Corporate Chart delivered, remains correct and complete as of the date hereof][Exhibit E attached hereto is a correct and complete Corporate Chart as of the date hereof];

(i)           except as attached hereto as Exhibit F or covered by clause (k) below, Holdings and the Borrower have delivered all documents (including updated schedules as to locations of Collateral and, unless constituting an Excluded Asset or an Excluded Account, the acquisition by any Loan Party of Intellectual Property, real property, any Deposit Account or Securities Account) they are required to deliver pursuant to any Loan Document on or prior to the date hereof;

(j)           unless previously provided to the Administrative Agent, complete and correct copies of any and all documents modifying any term which is, or could be, relevant to the Lenders, of any Constituent Document of any Group Member or any Subsidiary or joint venture thereof on or prior to the date hereof have been delivered to the Administrative Agent or are attached hereto as Exhibit G;

(k)           [Schedule 6 to the Guaranty and Security Agreement, delivered on __________, remains correct and complete as of the date hereof][Exhibit H attached hereto is a correct and complete Schedule 6 to the Guaranty and Security Agreement as of the date hereof];

(l)           Exhibit I-1 attached hereto are correct and complete lists of (x) the locations at which any Collateral (excluding inventory or equipment in transit) is located with a value in excess of $1,000,000  and (y) the locations where any Loan Party keeps Collateral with a value in excess of $1,000,000 and Exhibit I-2 attached hereto is a correct and complete list of the locations where any Loan Party maintains books or records relating to Collateral with a value in excess of $1,000,000; and

(m)           since the Closing Date and except as disclosed in prior written notice delivered to Agent, no Loan Party [and no Subsidiary of any Loan Party][[include if applicable]] has:

(i)           changed its chief executive office, legal name, identity, organizational identification number, jurisdiction of incorporation, organization or formation or organizational structure or formed or acquired any Subsidiary except as follows: __________________________________;

(ii)           acquired the assets (pursuant to a transaction permitted under Section 8.7(c) of the Credit Agreement) of, or merged or consolidated with or into, any Person, except as follows: _________________________________________________;

(iii)           opened or changed the location of any Controlled Deposit Account, Controlled Securities Account, Deposit Account or securities account, in each case, that is not an Excluded Account, except as follows: _________________________________________________; or

(iv)           acquired fee simple title to any real property or entered into any real property leases, except as follows: _________________________________________________.

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by one of its Responsible Officers this _____ day of _________, ____.

PGT, INC.

By: ________________________________
Name:______________________________
Its:_________________________________

Note:  Unless otherwise specified, all financial covenants are calculated for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP and all calculations are without duplication.

EXHIBIT A TO COMPLIANCE CERTIFICATE

Financial Statements

See attached.

EXHIBIT B TO COMPLIANCE CERTIFICATE1

Covenant 5.1 Total Leverage Ratio (calculated on a Pro Forma Basis in accordance with Section 1.3(b) of the Credit Agreement)

Total Leverage Ratio is defined as follows:
With respect to any Person as of any date, the ratio of (a) Total Funded Debt of such Person outstanding as of such date to (b) Consolidated EBITDA for such Person for the last period of four consecutive Fiscal Quarters ending on or before such date
*All calculations below are made as of the date of determination

All indebtedness for borrowed money (clause (a) of the definition of “Indebtedness”)
Plus:All obligations evidenced by notes, bonds, debentures or similar instruments (clause (b) of the definition of “Indebtedness”)
$___________ $___________
All reimbursement obligations in respect to letters of credit or bankers’ acceptances (clause (c) of the definition of “Indebtedness” as limited pursuant to the definition of Total Funded Debt)	$___________
All obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business and earnouts (unless the performance requirements have been satisfied and the amount payable is fixed)) (clause (d) of the definition of “Indebtedness”)
$___________
All Capitalized Lease Obligations (clause (f) of the definition of “Indebtedness”)	$___________
All payments that would be required to be made in respect of any Hedging Agreement after giving effect to any netting agreement in the event of a termination (including an early termination) on the date of determination to the extent a payment is a fixed obligation to be payable (clause (h) of the definition of “Indebtedness” as limited pursuant to the definition of Total Funded Debt)
$___________
All Attributable Debt (clause (i) of the definition of “Indebtedness”)	$___________
All Guaranty Obligations for obligations constituting any of the foregoing (clause (j) of the definition of “Indebtedness” as limited pursuant to the definition of Total Funded Debt)	$___________
Equals: Total Funded Debt	$___________
Consolidated EBITDA for the last period of four consecutive Fiscal Quarters ending on or before the date of measurement (per Exhibit C)	$___________
Total Leverage Ratio (Total Funded Debt (from above) divided by Consolidated EBITDA)	____________
Maximum Total Leverage Ratio	____________
In Compliance	Yes/No

1 The steps set forth below to calculate any amount are included for convenience purposes only.  All amounts to be calculated pursuant to Exhibit B, C or D hereto shall be calculated in accordance with the terms of the Credit Agreement.

Covenant 5.2 Consolidated Interest Coverage Ratio (calculated on a Pro Forma Basis in accordance with Section 1.3(b) of the Credit Agreement)

Consolidated Interest Coverage Ratio is defined as follows:
With respect to any Person for any period, the ratio of (a) Consolidated EBITDA of such Person for such period to (b) Consolidated Cash Interest Expense of such Person for such period.

*For purposes of determining the Consolidated Interest Coverage Ratio for the Fiscal Quarters ending in October 2011, December 2011 and March 2012, Consolidated Cash Interest Expense for the relevant period of determination shall be deemed to equal Consolidated Cash Interest Expense for such one, two and three Fiscal Quarter periods multiplied by 4, 2 and 4/3, respectively.

Consolidated EBITDA (per Exhibit C)	$__________
Consolidated total interest expense in accordance with GAAP	$__________
Plus (to the extent not included in Consolidated total interest expense and without duplication):
Interest income	$_________
Interest expense attributable to Capital Leases	$_________
Gains and losses on Interest Rate Contracts	$_________
Fees and costs related to permitted letters of credit, bankers’ acceptance financing, surety bonds and similar financings	$_________
Amortization or write-off of deferred financing fees, debt issuance costs, debt discount or premium, terminated obligations under Interest Rate Contracts and other commissions, financing fees and expenses (except amortization and expenses related to the consummation of the initial Borrowings and Issuance of Letters of Credit on the Closing Date and the Related Transactions and the payment of all fees, costs and expenses associated with the foregoing)
$_________
Equals: Consolidated Interest Expense	$_________
Less (to the extent included in Consolidated Interest Expenses for such period and without duplication):
Pay in kind or other non-cash interest expense, including as a result of the effects of purchase accounting	$_________
            Any debt discounts or premiums, one-time financing fees or the amortization thereof, including without limitation, such fees paid in connection with the Credit Agreement, the other Loan Documents and the Loans and Issuance of Letters of Credit thereunder on the Closing Date and the Related Transactions and the payment of all fees, costs and expenses associated with the foregoing, any amendment, consent or waiver to the Loan Documents, any Indebtedness permitted under Section 8.1 of the Credit Agreement, or any amendment to the documentation evidencing such Indebtedness whether or not successful
$_________
Fees in respect of non-speculative Interest Rate Contracts	$_________
            Non-cash interest expense attributable to the movement of mark-to-mark valuation of obligations under Hedging Agreements or other derivative instruments pursuant to Accounting Standards Codification 815-10
$_________
            Any one-time cash costs associated with breakage in respect of Interest Rate Contracts

*With respect to any interest expense that represents an accrual for cash payment in any future period, such interest expense shall be included as Consolidated Cash Interest Expense for such period when paid.
$_________
Equals: Consolidated Cash Interest Expense (used in calculation of Excess Cash Flow)	$_________
Consolidated Interest Coverage Ratio (Consolidated EBITDA divided by Consolidated Cash Interest Expense)	_________
Minimum Consolidated Interest Coverage Ratio	3.50 to 1.00
In Compliance	Yes/No

Covenant 5.4 Capital Expenditures

The aggregate of all expenditures, whether or not made through the incurrence of Indebtedness, by Holdings and its Subsidiaries during a Fiscal Year for the acquisition, leasing (pursuant to a Capital Lease), construction, replacement, repair, substitution or improvement of fixed or capital assets or additions to equipment, in each case required to be capitalized under GAAP on a Consolidated balance sheet of Holdings
$___________
Less:Interest capitalized during construction	$___________
           Any expenditure to the extent, for purpose of the definition of Permitted Acquisition, such expenditure is part of the aggregate amounts payable in connection with, or other consideration for, any Permitted Acquisition consummated during or prior to such period
$___________
Proceeds of Asset Sales or Casualty Event applied towards the purchase of any property or expenditures made in accordance with Section 2.8(c)	$___________
Net Cash Proceeds of any sale or issuance of Stock of Holdings or Net Cash Proceeds of equity contributions in respect of the Stock of Holdings, in each case after the Closing Date, used to fund such expenditure during such period
$___________
The purchase price of equipment purchased during such period to the extent the consideration consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business
$___________
Equals: Capital Expenditures	$___________
CapEx Cap2 [(including carry forward of $______ from prior period)]	$___________
In Compliance	Yes/No

2 Refer to Section 5.4 for details about calculation.

EXHIBIT C TO COMPLIANCE CERTIFICATE

Consolidated EBITDA

Consolidated net income (or loss) for the applicable period of measurement of Holdings and its Subsidiaries determined in accordance with GAAP, but excluding: (a) the net income of any other Person in which Holdings or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be Consolidated into the net income of Holdings), except to the extent of the amount of dividends or distributions paid to Holdings or Subsidiary, (b) the net income of any Subsidiary of Holdings that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation, (c) the net income of any other Person arising prior to such other Person becoming a Subsidiary of Holdings or merging or consolidating into Holdings or its Subsidiaries and (d) any gain (or loss) resulting from any Permitted Loan Retirement, Permitted Loan Purchase or Permitted Loan Contribution (i.e., Consolidated Net Income)
$___________
Plus (in each case to the extent included in the calculation of such Consolidated Net Income but without duplication):
(a) any provision for United States federal income taxes or other taxes measured by net income (or similar taxes in lieu of income taxes) or profits, including, without limitation, federal, foreign, state, local, franchise, excise and similar taxes and foreign withholding taxes accrued during such period
$___________
(b) Consolidated Interest Expense	$___________
(c) Any loss, expenses or charges from extraordinary items	$___________
(d) Any depreciation, depletion and amortization expense	$___________
(e) Any aggregate net loss on the Sale of property (other than accounts and inventory (as each such term is defined under the applicable UCC)) outside the ordinary course of business	$___________
(f) Any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditures, charge or loss relating to write offs, write downs or reserves with respect to accounts and inventory), including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants
$___________
(g) Unusual or non-recurring costs, expenses or charges (including without limitation severance costs, relocation costs, integration and facilities opening and closing costs, signing costs, retention or completion bonuses, transition costs and restructuring charges or reserves (including restructuring costs related to acquisitions after the date hereof and to closure and/or consolidation of facilities)), in an amount not to exceed the greater of $3,000,000 or 7.5% of Consolidated EBITDA for the then most recent four Fiscal Quarter period (for purposes of the foregoing limitations, restructuring and related costs in connection with the closing of the facilities in Salisbury, North Carolina shall not be included)
$___________
(h) Any reasonable and customary fees, costs and expenses incurred during any period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of Indebtedness, issuance of Stock or Stock Equivalents, refinancing transaction or amendment or other modification of any instrument evidencing Indebtedness (in each case, including (A) any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed and (B) the initial Borrowings and Issuance of Letters of Credit on the Closing Date and the Related Transactions or any amortization, debt discounts or commissions relating thereto)
$___________
(i) Any non-cash loss attributable to the mark-to-market movement in the valuation of non-speculative hedging obligations (including non-speculative hedging obligations entered into for the purposes of hedging against fluctuations in the price or availability of any commodity) or other non-speculative derivative instruments pursuant to Accounting Standards Codification 815-10
$___________
Less (in each case to the extent included in the calculation of such Consolidated Net Income but without duplication):
(i) Any credit for United States federal income taxes or other taxes measured by net income (or similar taxes in lieu of income taxes) or profits, including, without limitation, federal, foreign, state, local, franchise, excise and similar taxes and foreign withholding taxes accrued during such period
$___________
(ii) Any interest income	$___________
(iii) Any gain from extraordinary items	$___________
(iv) Any aggregate net gain from the Sale of property out of the ordinary course of business by Holdings or any of its Subsidiaries (other than accounts and inventory (as each such term is defined in the applicable UCC))
$___________
(v) Any other non-cash gain, including any reversal of a charge referred to in item (f) above by reason of a decrease in the value of any Stock or Stock Equivalent	$___________
(vi) Any other cash payment in respect of expenditures, charges and losses that have been added to Consolidated EBITDA of Holdings or any of its Subsidiaries pursuant to item (f) above in any prior period
$___________
(vii) Any non-cash gain attributable to the mark-to-market movement in the valuation of non-speculative hedging obligations (including non-speculative hedging obligations entered into for the purpose of hedging against fluctuations in the price or availability of any commodity) or other non-speculative derivative instruments pursuant to Accounting Standards Codification 815-10
$___________
Equals: Consolidated EBITDA	$___________

EXHIBIT D TO COMPLIANCE CERTIFICATE Excess Cash Flow
*For avoidance of doubt, Excess Cash Flow and the components thereof shall not be calculated on a Pro Forma Basis
Consolidated EBITDA for the applicable period of measurement	$___________
Less (without duplication, and provided that no amount may be subtracted from Excess Cash Flow pursuant to items (i) through (x) below if such amount is based on any utilization of any amount under the Available Amount Basket or otherwise attributable to any such amount used or contracted to be used):

(i) Any cash principal payment of any Indebtedness to the extent permitted by the Credit Agreement (other than voluntary prepayment of the Loans) during such period, and any cash principal prepayment of any Indebtedness to the extent permitted by the Credit Agreement (other than voluntary prepayment of the Loans)  , but expressly excluding (x) any mandatory prepayments required pursuant to Section 2.8 (including Section 2.8(a) because of the existence of Excess Cash Flow) and (y) any Permitted Loan Contribution, Permitted Loan Retirement and any Term Loans retired pursuant to a Permitted Loan Purchase
$___________
(ii) Any scheduled or other mandatory cash principal payment made by Holdings or any of its Subsidiaries during such period on any Capitalized Lease Obligation or Attributable Debt or other Indebtedness to the extent permitted by the Credit Agreement, excluding in any event Other Term Loan Facilities, but only, if such Indebtedness may be reborrowed, to the extent such payment results in a permanent reduction in commitments thereof, together with any interest, premium or penalties required to be paid and actually paid in connection therewith
$___________
(iii) Any Capital Expenditures made by Holdings or any of its Subsidiaries during such period to the extent permitted by the Credit Agreement3, excluding any such Capital Expenditure to the extent financed through the incurrence of Capitalized Lease Obligations or any long-term Indebtedness other than the Obligations and any Capitalized Lease Obligations or using the Available Amounts Basket
$___________
(iv) Consolidated Cash Interest Expense of Holdings for such period (taken from the calculation of the Consolidated Interest Coverage Ratio) together with, to the extent not included in Consolidated Cash Interest Expense, cash payments made under non-speculative hedging agreements during such period, commitment fees paid in cash, letter of credit fees paid in cash and other fees paid in cash associated with any Loan Document or any other Indebtedness paid by Holdings and its Subsidiaries during such period
$___________
(v) Any cash losses, expenses or charges from extraordinary, unusual or nonrecurring items	$___________
(vi) Any cash payment made during such period to satisfy obligations for any provision for United States federal income taxes or other taxes measured by net income (or similar taxes in lieu of income taxes)
$___________
(vii) Any increase in the Working Capital of Holdings during such period (measured as the excess of such Working Capital at the end of such period over such Working Capital at the beginning of such period) (which, for purposes of calculating Excess Cash Flow for the fiscal year ending December 31, 2011, shall mean the excess for the full Fiscal Year 2011)
$___________
(viii) The aggregate consideration paid in cash during such period in respect of Permitted Acquisitions (except to the extent funded with long-term Indebtedness or the issuances of Stock or Stock Equivalents of Holdings or equity contributions in respect of the Stock of Holdings)
$___________
(ix) Cash expenditures made in respect of non-speculative hedge agreements during such period to the extent (A) not reflected in the computation of Consolidated EBITDA or (B) such payments do not increase Consolidated Cash Interest Expense
$___________
(x) In respect of, repurchase of equity interests pursuant to Section 8.5(c)(i)(A) paid in cash during such period repayments of indebtedness, in each case, as permitted by the Credit Agreement	$___________
Plus (without duplication):
(A) To the extent included in the calculation of Consolidated EBITDA pursuant to item (a) in the calculation thereof, any provision for taxes	$___________
(B) Any decrease in the Working Capital of Holdings during such period (measured as the excess of such Working Capital at the beginning of such period over such Working Capital at the end thereof) which, for the purposes of the calculation of Excess Cash Flow for the fiscal year ending December 31, 2011, shall mean the excess for the full Fiscal Year 2011)
$___________
(C) Any cash gains from extraordinary, unusual or non-recurring items	$___________
(D) Cash payments received in respect of non-speculative hedge agreements during such period to the extent (A) not included in the computation of Consolidated EBITDA or (B) such payments do not reduce Consolidated Cash Interest Expense
$___________
*To the extent any amount of Excess Cash Flow is attributable to any Excluded Foreign Subsidiary, such amount shall be excluded from the prepayment requirements set forth in the Credit Agreement to the extent the repatriation of such amounts will result in a material tax consequence for the applicable Excluded Foreign Subsidiary or its direct parent domiciled in the United States of America.

Equals: Excess Cash Flow
$___________

3 Note calculation has been made in connection with determining compliance with Section 5.4 of the Credit Agreement.  See Exhibit B.

OFFICER’S CERTIFICATE

June 23, 2011

This Officer’s Certificate is being executed and delivered pursuant to the Credit Agreement (the “Credit Agreement”), dated as of June 23, 2011 by and among PGT Industries, Inc. (the “Borrower”), PGT, Inc., (“Holdings”), the other lenders from time to time parties thereto, General Electric Capital Corporation, as administrative agent and collateral agent and the other parties thereto.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

I, Mario Ferrucci III, certify that I am the duly appointed, endorsed, qualified and acting Vice President, General Counsel and Secretary of the Borrower, and in such capacity and not in an individual capacity, hereby certify as of the date hereof, that:

(i) the representations and warranties set forth in each Loan Document are true and correct on and as of the date hereof, immediately prior to and after giving effect to the Loans to be made and the Letters of Credit to be Issued, in each case, on the date hereof;

(ii) no Default or Event of Default has occurred or is continuing immediately prior to and after giving effect to the Loans to be made and the Letters of Credit to be Issued, in each case, on the date hereof;

(iii) both the Loan Parties taken as a whole and the Borrower are Solvent after giving effect to the initial Loans and Letters of Credit, the consummation of the Related Transactions, the application of the proceeds thereof in accordance with Section 7.9 of the Credit Agreement and the payment of all estimated legal, accounting and other fees and expenses related hereto and thereto;

(iv) since December 31, 2010, there have been no events, circumstances, developments or other changes in facts that would, in the aggregate, have a Material Adverse Effect;

(v)  on the date hereof, after giving effect to the funding of the Term Loans and Revolver Loans to be borrowed on the date hereof, the Total Leverage Ratio of Holdings is less than 3.30 to 1.00 calculated based on the interim financial statements of Holdings for the period ending April 2, 2011 delivered to the Administrative Agent; and

(vi)   attached hereto as Exhibit A are true and correct copies of (i) forms of deposit account control agreement terminations, (ii) UCC-3 termination filings, (iii) mortgage releases and (iv) forms of intellectual property security interest releases (subject to the completion of the exhibits and schedules thereto).

 [Remainder of page intentionally left blank.]

016851-0004-13794-Active.12294353

The foregoing certifications are made and delivered as of the date first written above.

By:___________________________
Name:
Title:

Officer’s Certificate

EXHIBIT A-1

DEPOSIT ACCOUNT CONTROL AGREEMENT TERMINATIONS

(Attached)

EXHIBIT A-2

INTELLECTUAL PROPERTY SECURITY INTEREST RELEASES

(Attached)

EXHIBIT A-3

UCC-3 TERMINATION FILINGS

(Attached)

EXHIBIT A-4

MORTGAGE RELEASES

(Attached)

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
AND LEASES AND FIXTURE FILING

by and from

PGT INDUSTRIES, INC., “Grantor”

to

[●], “Trustee”

for the benefit of

GENERAL ELECTRIC CAPITAL CORPORATION,
in its capacity as Agent, “Beneficiary”

Dated as of June [__], 2011

Location:
Municipality:
County:
State:

THE SECURED PARTY (BENEFICIARY) DESIRES THIS FIXTURE FILING
TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE
DESCRIBED HEREIN

PREPARED BY, RECORDING REQUESTED BY,
AND WHEN RECORDED MAIL TO:

Gibson Dunn & Crutcher LLP
200 Park Avenue
New York, New York  10166
Attention: Robert L. Cunningham, Jr., Esq.

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS

AND LEASES AND FIXTURE FILING

THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (this “Deed of Trust”) is dated as of June [__], 2011 by and from PGT INDUSTRIES, INC., a Florida corporation (“Grantor”), whose address is 1070 Technology Drive, Nokomis, Florida 34275 to GENERAL ELECTRIC CAPITAL CORPORATION, a [______] [_____], as agent (in such capacity, “Agent”) for the Secured Parties defined in the Credit Agreement (defined below), having an address at 299 Park Ave., 5th Floor, New York, NY 10171 (Agent, together with its successors and assigns, “Beneficiary”).

DEFINITIONS

Section 1.1 Definitions

.  All capitalized terms used herein without definition shall have the respective meanings ascribed to them in that certain Credit Agreement by and among, inter alia, Grantor and Agent dated as of June 23, 2011, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”).  As used herein, the following terms shall have the following meanings:

(a) “Event of Default”:  An Event of Default under and as defined in the Credit Agreement.

(b) “Flood Laws” means the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board of Governors of the Federal Reserve Systems).

(c) “Indebtedness”:  (1) All indebtedness of Grantor to Beneficiary or any of the other Secured Parties under the Credit Agreement or any other Loan Document to which Grantor is a party, including, without limitation, the sum of all (a) principal, interest and other amounts owing under or evidenced or secured by the Loan Documents, (b) principal, interest and other amounts which may hereafter be lent by Beneficiary or any of the other Secured Parties under or in connection with the Credit Agreement or any of the other Loan Documents, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (c) obligations and liabilities of any nature now or hereafter existing under or arising in connection with Letters of Credit and other extensions of credit under the Credit Agreement or any of the other Loan Documents and reimbursement obligations in respect thereof, together with interest and other amounts payable with respect thereto], and (2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Grantor to Beneficiary or any of the other Secured Parties under documents which recite that they are intended to be secured by this Deed of Trust. The Credit Agreement contains a revolving credit facility which permits Grantor to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to the Secured Parties, all upon satisfaction of certain conditions stated in the Credit Agreement.  This Deed of Trust secures all advances and re-advances under the Credit Agreement, including, without limitation, those under the revolving credit facility contained therein.

(d) “Insurance Policies”:  Means the insurance policies required to be maintained by the Grantor with respect to the Mortgaged Property pursuant to the Credit Agreement.

(e) “Mortgaged Property”:  The fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Grantor (the “Land”), and all of Grantor’s right, title and interest in and to (1) all improvements now owned or hereafter acquired by Grantor, now or at any time situated, placed or constructed upon the Land (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”), (2) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (3) all goods, accounts, inventory, general intangibles, instruments, documents, contract rights and chattel paper, including all such items as defined in the UCC (defined below), now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”), (4) all reserves, escrows or impounds required under the Credit Agreement or any of the other Loan Documents and all deposit accounts maintained by Grantor with respect to the Mortgaged Property (the “Deposit Accounts”), (5) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”), (6) all of the rents, revenues, royalties, income, proceeds, profits, accounts receivable, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (7) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the “Property Agreements”), (8) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (9) all property tax refunds payable with respect to the Mortgaged Property (the “Tax Refunds”), (10) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”), (11) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor (the “Insurance”), and (12) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to any condemnation or other taking (or any purchase in lieu thereof) of all or any portion of the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”).  As used in this Deed of Trust, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

(f) “Obligations”:  All of the agreements, covenants, conditions, warranties, representations and other obligations of Grantor (including, without limitation, the obligation to repay the Indebtedness) under the Credit Agreement and the other Loan Documents to which it is a party.

(g) “Permitted Liens”:  means any Lien on or with respect to the property of any Group Member that is not prohibited by Section 8.2 of the Credit Agreement.

(h) “Security Agreement”: That certain Guaranty and Security Agreement by and from Grantor and the other grantors referred to therein to Agent and the other Secured Parties dated as of June 23, 2011, as the same may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time.

(i)  “UCC”:  The Uniform Commercial Code of [----] or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than [----], then, as to the matter in question, the Uniform Commercial Code in effect in that state.

ARTICLE 2

GRANT

Section 2.1 Grant

.  To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Grantor GRANTS, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, to Beneficiary the Mortgaged Property, subject, however, only to Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property, IN TRUST, WITH POWER OF SALE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee.

ARTICLE 3

WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents and covenants to Beneficiary as follows:

Section 3.1 Title to Mortgaged Property and Lien of this Instrument

.  Grantor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Liens.  This Deed of Trust creates valid, enforceable first priority liens and security interests against the Mortgaged Property, subject to Permitted Liens.

Section 3.2 First Lien Status

.  Grantor shall preserve and protect the first lien and security interest status of this Deed of Trust and the other Loan Documents.  If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Beneficiary).

Section 3.3 Payment and Performance

.  Grantor shall pay the Indebtedness when due under the Credit Agreement and the other Loan Documents and shall perform the Obligations in full when they are required to be performed.

Section 3.4 Replacement of Fixtures and Personalty

.  Grantor shall not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty owned or leased by Grantor to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or is not prohibited from being removed (for any reason) by the Credit Agreement or other Loan Documents.

Section 3.5 Status and Care of the Property

.  (a) The Grantor represents and warrants that (i) the Property is served by all necessary water, sanitary and storm sewer, drainage, electric, steam, gas, telephone and other utility facilities to serve the current use and operation of the Property; and (ii) the Property has legal access to all streets or roads necessary to serve the current use and operation of the Property.

(b)           The Grantor (i) shall not, without the consent of the Beneficiary, which consent shall not be unreasonably withheld or conditioned, (A) initiate, consent to or affirmatively support any change in the applicable zoning, (B) seek any variance (or any change in any variance) under the zoning, or (C) execute or file any subdivision or other plat or map, in each case which would reasonably be expected to have a material adverse effect on the value, use or operation of the Property or the lien of this Deed of Trust; and (ii) shall, promptly after receiving notice or obtaining knowledge of any proposed change in the zoning materially and adversely affecting the value of the Lien created by this Deed of Trust or which would result in the current use of the Property being a non-conforming use for which a variance has not been obtained, notify the Beneficiary thereof and diligently contest the same by any action or proceeding deemed appropriate by the Grantor in its reasonable judgment or reasonably requested by the Beneficiary provided, however, that the Grantor shall not hereby be obligated to commence or prosecute any legal action.

Section 3.6 Intentionally Omitted

Section 3.7 Other Covenants

.  All of the covenants in the Credit Agreement are incorporated herein by reference and, together with covenants in this Article 3, shall be covenants running with the Land.

Section 3.8 Insurance; Condemnation Awards and Insurance Proceeds

.

(a) Insurance.

i. Grantor shall maintain or cause to be maintained in full force and effect, with financially sound and reputable insurers, insurance with respect to the Mortgaged Property as required by, and otherwise comply with, Section 7.5 of the Credit Agreement.

ii. If at any time the area in which any Mortgaged Property is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Grantor shall obtain flood insurance as required by the Flood Laws and Section 7.5 of the Credit Agreement.

iii. If the Grantor fails to maintain the Insurance Policies or, upon written request, fails to promptly deliver evidence thereof to the Beneficiary, the Beneficiary shall have the right, but not the obligation, to obtain such insurance policies and pay the premiums therefor.  If the Beneficiary obtains such insurance policies or pays the premiums therefore, upon demand, the Grantor shall reimburse the Beneficiary for its expenses in connection therewith, together with interest thereon.

(b) Condemnation Awards and Insurance Proceeds.  If any Property Loss Event occurs and such event is likely to result in restoration costs or proceeds in excess of $[____] the Grantor shall provide notice of such event to the Beneficiary.  The proceeds of such Property Loss Event shall be applied in accordance with the terms of the Credit Agreement.

ARTICLE 4

[Intentionally Omitted]

ARTICLE 5

DEFAULT AND FORECLOSURE

Section 5.1 Remedies

.  Upon the occurrence and during the continuance of an Event of Default, Beneficiary may, at Beneficiary’s election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

(a) Acceleration.  Subject to any provisions of the Loan Documents providing for the automatic acceleration of the Indebtedness upon the occurrence of certain Events of Default, declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

(b) Entry on Mortgaged Property.  Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon.  If Grantor remains in possession of the Mortgaged Property following the occurrence and during the continuance of an Event of Default and without Beneficiary’s prior written consent, Beneficiary may invoke any legal remedies to dispossess Grantor.

(c) Operation of Mortgaged Property.  Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Trustee or Beneficiary in connection therewith in accordance with the provisions of Section 5.7.

(d) Foreclosure and Sale.  Institute proceedings for the complete foreclosure of this Deed of Trust by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels as Beneficiary may determine.  With respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable.  At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Grantor.  Beneficiary or any of the other Secured Parties may be a purchaser at such sale.  If Beneficiary or such other Secured Party is the highest bidder, Beneficiary or such other Secured Party may credit the portion of the purchase price that would be distributed to Beneficiary or such other Secured Party against the Indebtedness in lieu of paying cash.  In the event this Deed of Trust is foreclosed by judicial action, appraisement of the Mortgaged Property is waived.

(e) Receiver.  Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Grantor irrevocably consents to such appointment.  Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 5.7.

(f) Other.  Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

Section 5.2 Separate Sales

.  The Mortgaged Property may be sold in one or more parcels and in such manner and order as Trustee in its sole discretion may elect.  The right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 5.3 Remedies Cumulative, Concurrent and Nonexclusive

.  Trustee, Beneficiary and the other Secured Parties shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Trustee, Beneficiary or such other Secured Party, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.  No action by Trustee, Beneficiary or any other Secured Party in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 5.4 Release of and Resort to Collateral

.  Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property.  For payment of the Indebtedness, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

Section 5.5 Waiver of Redemption, Notice and Marshalling of Assets

.  To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of any election by Trustee or Beneficiary to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 5.6 Discontinuance of Proceedings

.  If Trustee, Beneficiary or any other Secured Party shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Trustee, Beneficiary or such other Secured Party, as the case may be, shall have the unqualified right to do so and, in such an event, Grantor, Trustee, Beneficiary and the other Secured Parties shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Trustee, Beneficiary and the other Secured Parties shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Trustee, Beneficiary or any other Secured Party thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

Section 5.7 Application of Proceeds

.  The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Beneficiary or Trustee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

(a) to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) trustee’s and receiver’s fees and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, (2) court costs, (3) attorneys’ and accountants’ fees and expenses, and (4) costs of advertisement;

(b) to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as provided for in the Credit Agreement and the Security Agreement; and

(c) the balance, if any, to the Persons legally entitled thereto.

Section 5.8 Occupancy After Foreclosure

.  Any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1(d) will divest all right, title and interest of Grantor in and to the property sold.  Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased.  If Grantor retains possession of such property or any part thereof subsequent to such sale, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

Section 5.9 Additional Advances and Disbursements; Costs of Enforcement

.

(a) Upon the occurrence and during the continuance of any Event of Default, Beneficiary and each of the other Secured Parties shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor.  All sums advanced and expenses incurred at any time by Beneficiary or any other Secured Party under this Section 5.9, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the highest rate at which interest is then computed on any portion of the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

(b) Grantor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Deed of Trust and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise.

Section 5.10 No Mortgagee in Possession

.  Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Beneficiary under the Loan Documents, at law or in equity shall cause Trustee, Beneficiary or any other Secured Party to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Trustee, Beneficiary or any other Secured Party to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

ARTICLE 6

ASSIGNMENT OF RENTS AND LEASES

Section 6.1 Assignment

.  In furtherance of and in addition to the assignment made by Grantor in Section 2.1 of this Deed of Trust, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Beneficiary all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents.  This assignment is an absolute assignment and not an assignment for additional security only.  So long as no Event of Default shall have occurred and be continuing, Grantor shall have a revocable license from Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same.  The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing.  Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Grantor, the license herein granted shall automatically expire and terminate, without notice to Grantor by Trustee or Beneficiary (any such notice being hereby expressly waived by Grantor to the extent permitted by applicable law).

Section 6.2 Perfection Upon Recordation

.  Grantor acknowledges that Beneficiary and Trustee have taken all actions necessary to obtain, and that upon recordation of this Deed of Trust Beneficiary shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases.  Grantor acknowledges and agrees that upon recordation of this Deed of Trust, Beneficiary’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Grantor and  to the extent permitted under applicable law, all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 6.3 Bankruptcy Provisions

.  Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor, Trustee and Beneficiary agree that (a) this Deed of Trust shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

Section 6.4 No Merger of Estates

.  So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any tenant or any third party by purchase or otherwise.

ARTICLE 7

SECURITY AGREEMENT

Section 7.1 Security Interest

.  This Deed of Trust constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards.  To this end, Grantor grants to Beneficiary a first and prior security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property.  Any notice of sale, disposition or other intended action by Beneficiary with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Grantor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Grantor.   In the event of any inconsistency between the terms of this Deed of Trust and the terms of the Security Agreement with respect to the collateral covered both therein and herein, the Security Agreement shall control and govern to the extent of any such inconsistency.

Section 7.2 Financing Statements

.  Grantor shall prepare and deliver to Beneficiary such financing statements, and shall execute and deliver to Beneficiary such other documents, instruments and further assurances, in each case in form and substance satisfactory to Beneficiary, as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary’s security interest hereunder.  Grantor hereby irrevocably authorizes Beneficiary to cause financing statements (and amendments thereto and continuations thereof) and any such documents, instruments and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.  Grantor represents and warrants to Beneficiary that Grantor's jurisdiction of organization is the State of Florida.  After the date of this Deed of Trust, Grantor shall not change its name, type of organization, organizational identification number (if any), jurisdiction of organization or location (within the meaning of the UCC) without giving at least thirty (30) days’ prior written notice to Beneficiary.

Section 7.3 Fixture Filing

.  This Deed of Trust shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures.  The information provided in this Section 7.3 is provided so that this Deed of Trust shall comply with the requirements of the UCC for a Deed of Trust instrument to be filed as a financing statement.  Grantor is the “Debtor” and its name and mailing address are set forth in the preamble of this Deed of Trust immediately preceding Article 1.  Beneficiary is the “Secured Party” and its name and mailing address from which information concerning the security interest granted herein may be obtained are also set forth in the preamble of this Deed of Trust immediately preceding Article 1.  A statement describing the portion of the Mortgaged Property comprising the fixtures hereby secured is set forth in Section 1.1(c) of this Deed of Trust.  Grantor represents and warrants to Beneficiary that Grantor is the record owner of the Mortgaged Property, the employer identification number of Grantor is 592038649 and the organizational identification number of Grantor is F03387.

ARTICLE 8

CONCERNING THE TRUSTEE

Section 8.1 Certain Rights.

  With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with counsel.  Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine.  Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by it in the performance of its duties and to reasonable compensation for Trustee’s services hereunder as shall be rendered.  Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by it in the performance of its duties, including those arising from joint, concurrent, or comparative negligence of Trustee; provided, however, that Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee’s gross negligence or willful misconduct.  Grantor’s obligations under this Section 8.1 shall not be reduced or impaired by principles of comparative or contributory negligence.

Section 8.2 Retention of Money.

  All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

Section 8.3 Successor Trustees.

  If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall desire to appoint a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee.  Such appointment may be executed by any authorized agent of Beneficiary and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action.

Section 8.4 Perfection of Appointment.

  Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

Section 8.5 Trustee Liability.

  In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust, either as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise.

ARTICLE 9

MISCELLANEOUS

Section 9.1 Notices

.  Any notice required or permitted to be given under this Deed of Trust shall be given in accordance with Section 11.11 of the Credit Agreement.

Section 9.2 Covenants Running with the Land

.  All Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property.  As used herein, “Grantor” shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Mortgaged Property.  All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; provided, however, that no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

Section 9.3 Attorney-in-Fact

.  Following the occurrence and during the continuance of an Event of Default, Grantor hereby irrevocably appoints Beneficiary, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution with full authority in the place and stead of Grantor and in the name of Grantor or otherwise (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare and file or record financing statements and continuation statements, and to prepare, execute and file or record applications for registration and like papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the Mortgaged Property, and (d) after the occurrence and during the continuance of any Event of Default, to perform any obligation of Grantor hereunder; provided, however, that (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Indebtedness and shall bear interest at the highest rate at which interest is then computed on any portion of the Indebtedness; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section 9.3.

Section 9.4 Successors and Assigns

.  This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary, the other Secured Parties, Trustee and Grantor and their respective successors and assigns.  Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

Section 9.5 No Waiver

.  Any failure by Beneficiary, the other Secured Parties or Trustee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Beneficiary, the other Secured Parties and Trustee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 9.6 Credit Agreement

.  If any conflict or inconsistency exists between this Deed of Trust and the Credit Agreement, the Credit Agreement shall govern.

Section 9.7 Release or Reconveyance

.  Upon payment in full of the Indebtedness and performance in full of the Obligations or upon a sale or other disposition of the Mortgaged Property permitted by the Credit Agreement, Beneficiary, at Grantor’s request and expense, shall release the liens and security interests created by this Deed of Trust or reconvey the Mortgaged Property to Grantor.

Section 9.8 Waiver of Stay, Moratorium and Similar Rights

.  Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Indebtedness or Obligations secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Trustee, Beneficiary or any other Secured Party.

Section 9.9 Applicable Law

.  The provisions of this Deed of Trust regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located.  All other provisions of this Deed of Trust shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York).

Section 9.10 Headings

.  The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 9.11 Severability

.  If any provision of this Deed of Trust shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason, such provision shall be deemed severable from and shall in no way affect the enforceability and validity of the remaining provisions of this Deed of Trust.

Section 9.12 Entire Agreement

.  This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Beneficiary and Grantor relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

Section 9.13 Beneficiary as Agent; Successor Agents

.

(a) Agent has been appointed to act as Agent hereunder by the other Secured Parties.  Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Credit Agreement, any related agency agreement among Agent and the other Secured Parties (collectively, as amended, amended and restated, supplemented or otherwise modified or replaced from time to time, the “Agency Documents”) and this Deed of Trust.  Grantor and all other Persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of the Secured Parties therefor.

(b) Beneficiary shall at all times be the same Person that is Agent under the Agency Documents.  Written notice of resignation by Agent pursuant to the Agency Documents shall also constitute notice of resignation as Agent under this Deed of Trust.  Removal of Agent pursuant to any provision of the Agency Documents shall also constitute removal as Agent under this Deed of Trust.  Appointment of a successor Agent pursuant to the Agency Documents shall also constitute appointment of a successor Agent under this Deed of Trust.  Upon the acceptance of any appointment as Agent by a successor Agent under the Agency Documents, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent as the Beneficiary under this Deed of Trust, and the retiring or removed Agent shall promptly (i) assign and transfer to such successor Agent all of its right, title and interest in and to this Deed of Trust and the Mortgaged Property, and (ii) execute and deliver to such successor Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the liens and security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Deed of Trust.  After any retiring or removed Agent’s resignation or removal hereunder as Agent, the provisions of this Deed of Trust and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was Agent hereunder.

ARTICLE 10

LOCAL LAW PROVISIONS

[To be provided by local counsel]

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

GRANTOR:

PGT INDUSTRIES, INC.,

a Florida corporation

By:	_____________________________

Name:

Title:

STATE OF NEW YORK                                           )

) SS.:

COUNTY OF __________                                                      )

ON THE ____ DAY OF JUNE IN THE YEAR 2011 BEFORE ME, THE UNDERSIGNED PERSONALLY APPEARED _______________, PERSONALLY KNOWN TO ME OR PROVED TO ME ON THE BASIS OF SATISFACTORY EVIDENCE TO BE THE INDIVIDUAL(S) WHOSE NAME(S) IS (ARE) SUBSCRIBED TO THE WITHIN INSTRUMENT AND ACKNOWLEDGED TO ME THAT HE/SHE/THEY EXECUTED THE SAME IN HIS/HER/THEIR CAPACITY(IES), AND THAT BY HIS/HER/THEIR SIGNATURE(S) ON THE INSTRUMENT, THE INDIVIDUAL(S), OR THE PERSON UPON BEHALF OF WHICH THE INDIVIDUAL(S) ACTED, EXECUTED THE INSTRUMENT.

__________________________________________________
(SIGNATURE AND OFFICE OF INDIVIDUAL TAKING ACKNOWLEDGEMENT)

S-

EXHIBIT A

LEGAL DESCRIPTION

Execution Version
guaranty and security agreement
pgt industries, inc.

GUARANTY AND SECURITY AGREEMENT

Dated as of June 23, 2011

among

PGT INDUSTRIES, INC.

and

Each Other Grantor

From Time to Time Party Hereto

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Agent

GUARANTY AND SECURITY AGREEMENT
PGT INDUSTRIES, INC.
101101325.7 32207-00145 15841

TABLE OF CONTENTS
Page

ARTICLE I DEFINED TERMS

Section 1.1	Definitions.
Section 1.2	Certain Other Terms.

ARTICLE II GUARANTY

Section 2.1	Guaranty
Section 2.2	Limitation of Guaranty
Section 2.3	Contribution
Section 2.4	Authorization; Other Agreements
Section 2.5	Guaranty Absolute and Unconditional
Section 2.6	Waivers
Section 2.7	Reliance

ARTICLE III GRANT OF SECURITY INTEREST

Section 3.1	Collateral
Section 3.2	Grant of Security Interest in Collateral

ARTICLE IV REPRESENTATIONS AND WARRANTIES

Section 4.1	Title; No Other Liens
Section 4.2	Perfection and Priority
Section 4.3	Jurisdiction of Organization; Chief Executive Office
Section 4.4	Locations of Inventory, Equipment and Books and Records
Section 4.5	Pledged Collateral
Section 4.6	Instruments and Tangible Chattel Paper Formerly Accounts
Section 4.7	Intellectual Property
Section 4.8	Commercial Tort Claim
Section 4.9	Specific Collateral
Section 4.10	Enforcement
Section 4.11	Representations and Warranties of the Credit Agreement

ARTICLE V COVENANTS

Section 5.1	Maintenance of Perfected Security Interest; Further Documentation and Consents
Section 5.2	Changes in Locations, Name, Etc
Section 5.3	Pledged Collateral
Section 5.4	Accounts
Section 5.5	[Intentionally Omitted.]
Section 5.6	Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper
Section 5.7	Intellectual Property
Section 5.8	Notices
Section 5.9	Notice of Commercial Tort Claims
Section 5.10	Controlled Securities Account

ARTICLE VI REMEDIAL PROVISIONS

Section 6.1	Code and Other Remedies
Section 6.2	Accounts and Payments in Respect of General Intangibles
Section 6.3	Pledged Collateral
Section 6.4	Proceeds to be Turned over to and Held by Agent
Section 6.5	Sale of Pledged Collateral
Section 6.6	Deficiency

ARTICLE VII THE AGENT

Section 7.1	Agent’s Appointment as Attorney-in-Fact
Section 7.2	Authorization to File Financing Statements
Section 7.3	Authority of Agent
Section 7.4	Duty; Obligations and Liabilities

ARTICLE VIII MISCELLANEOUS

Section 8.1	Reinstatement
Section 8.2	Release of Collateral
Section 8.3	Independent Obligations
Section 8.4	No Waiver by Course of Conduct
Section 8.5	Amendments in Writing
Section 8.6	Additional Grantors; Additional Pledged Collateral
Section 8.7	Notices
Section 8.8	Successors and Assigns
Section 8.9	Counterparts
Section 8.10	Severability
Section 8.11	Governing Law
Section 8.12	Waiver of Jury Trial

COPYRIGHT REGISTRATIONS

101101325.7 32207-00145 15841

ANNEXES AND SCHEDULES

Annex 1                      Form of Pledge Amendment
Annex 2                      Form of Joinder Agreement
Annex 3                      Form of Intellectual Property Security Agreement
Annex 4                      Form of Global Intercompany Note

Schedule 1                      Commercial Tort Claims
Schedule 2                      Filings
Schedule 3                      Jurisdiction of Organization; Chief Executive Office
Schedule 4                      Location of Inventory and Equipment
Schedule 5                      Pledged Collateral
Schedule 6                      Intellectual Property

guaranty and security agreement
pgt industries, inc.

101101325.7 32207-00145 15841

GUARANTY AND SECURITY AGREEMENT, dated as of June 23, 2011, by PGT Industries, Inc. (the “Borrower”) and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.6 (together with the Borrower, the “Grantors”), in favor of General Electric Capital Corporation (“GE Capital”), as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent” or “Agent”) for the Lenders, the L/C Issuers and each other Secured Party (each as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement dated as of June 23, 2011 (as the same may be modified from time to time, the “Credit Agreement”) among the Borrower, Holdings, the Lenders, the L/C Issuers from time to time party thereto and GE Capital, as Agent for the Lenders and the L/C Issuers, the Lenders and the L/C Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor (other than the Borrower) has agreed to guaranty the Obligations (as defined in the Credit Agreement) of the Borrower;

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders and the L/C Issuers to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Agent;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the L/C Issuers and the Agent to enter into the Credit Agreement and to induce the Lenders and the L/C Issuers to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Agent as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions.

(a) Capital terms used herein without definition are used as defined in the Credit Agreement.

(b) The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined):  “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.

(c) The following terms shall have the following meanings:

“Agent” has the meaning set forth in the preamble.

“Agreement” means this Guaranty and Security Agreement.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Cash Collateral Account” means a deposit account or securities account subject, in each instance, to a Control Agreement, other than accounts established to cash collateralize L/C Reimbursement Obligations.

“Credit Agreement” has the meaning set forth in the recitals.

“Collateral” has the meaning specified in Section 3.1.

“Excluded Assets” means, collectively,

(i) Excluded Equity,

(ii) (A) any permit or license or any Contractual Obligation entered into by any Grantor that (x) prohibits or (y) requires the consent of any Person (other than the Borrower and its Affiliates) which has not been obtained as a condition to, the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or (B) to the extent that any Requirement of Law applicable to such Grantor prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law,

(iii) Property owned by any Grantor that is subject to a purchase money Lien or a Capital Lease permitted under the Credit Agreement if the Contractual Obligation pursuant to which such Lien is granted (or the document providing for such Capital Lease) prohibits or requires the consent of any Person (other than the Borrower and its Affiliates) which has not been obtained as a condition to the creation of any other Lien on such property,

(iv) any “intent-to-use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed and accepted by the United States Patent and Trademark Office),

(v) Vehicles and other assets subject to certificates of title law of any state,

(vi) letters of credit and letter of credit rights (to the extent not constituting supporting obligations of Collateral),

(vii) commercial tort claims to the extent permitted by clause (C) of the proviso below;

(viii) any asset or property to the extent that the pledge over and grant of security interest in such asset or property would be prohibited by a Contractual Obligation or, pursuant to applicable Requirements of Law, result in a material tax or other liability to the Grantor as reasonably determined by the Borrower in good faith,

(ix) any lease, license, contract or agreement to which a Grantor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by, would create a right of termination under (other than in favor of the Borrower and its Affiliates), or is in violation of a term, provision or condition of, such lease, license, contract or agreement (except to the extent such term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the U.S. Bankruptcy Code) or principles of equity), and

(x) margin stock as defined in Regulation U of the Federal Reserve Board;

provided, however, that (A) “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets), (B) at such time as any contractual prohibition referred to in clause (ix) shall no longer be applicable to all or any of the Excluded Assets referred to in any such clause, such assets or property that are no longer subject to such contractual prohibition shall no longer be deemed Excluded Assets, and shall automatically become Collateral or subject to the Lien of this Agreement, without any further action by the Agent or any other Person and (C) if at any time a Grantor acquires an interest in a commercial tort claim that, when aggregated with all interests in commercial tort claims held by the Grantors, collectively, would cause the aggregate interests of the Grantors in commercial tort claims constituting Excluded Assets to exceed $2,000,000, until the remaining interests in commercial tort claims constituting Excluded Assets satisfy such threshold, such interests in commercial tort claims and any other interests in commercial tort claims constituting an Excluded Asset shall automatically become Collateral and subject to the Lien of this Agreement, without any further action by the Agent or any other Person other than as set forth in Section 5.9, and shall not be deemed to be an Excluded Asset hereunder; provided, further, that once an interest in any commercial tort claim is deemed Collateral hereunder, such interest in the commercial tort claim shall not become an Excluded Asset at any time thereafter.

“Excluded Equity” means (i) any voting stock in excess of 66% of the outstanding voting stock of any Subsidiary that is not a Domestic Person, which, pursuant to the terms of the Credit Agreement, is not required to be included as Collateral for the Obligations or (ii) Stock or Stock Equivalent of any Person that is (x) an Unrestricted Subsidiary or (y) not a Wholly Owned Subsidiary.  For the purposes of this definition, “voting stock” means, with respect to any issuer, the issued and outstanding shares of each class of Stock of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

“Fraudulent Transfer Laws” has the meaning set for in Section 2.2.

“Grantor” has the meaning set forth in the preamble.

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guarantor” means each Grantor other than the Borrower.

“Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.

“Material Electronic Chattel Paper” means any electronic chattel paper with a value in excess of $75,000.

“Material Intellectual Property” means Intellectual Property that is owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.

“Material Tangible Chattel Paper” means any tangible chattel paper with a value in excess of $75,000.

“Owned Intellectual Property” has meaning set forth in Section 4.7.

“Pledged Certificated Stock” means all certificated securities and any other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property constituting the foregoing made on, in respect of or in exchange for the foregoing from time to time, including all Stock and Stock Equivalents listed on Schedule 5.  Pledged Certificated Stock excludes any Excluded Assets and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10 hereof.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations, including without limitation the Global Intercompany Note, and any distribution of property constituting the foregoing made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness described on Schedule 5, issued by the obligors named therein.  Pledged Debt Instruments excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10 hereof.

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments.  Pledged Investment Property excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10 hereof.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Organization Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 5, to the extent such interests are not certificated.  Pledged Certificated Stock excludes any Excluded Assets and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10 hereof.

“Secured Obligations” has the meaning set forth in Section 3.2.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Subsidiary Guarantor” means each Subsidiary of the Borrower that shall be bound by the terms and conditions of this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of the Agent’s or any other Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

Section 1.2 Certain Other Terms.

(a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement.  References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement.  Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b) Other Interpretive Provisions.

(i) Defined Terms.  Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(ii) The Agreement.  The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iii) Certain Common Terms.  The term “including” is not limiting and means “including without limitation.”

(iv) Performance; Time.  Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”  If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(v) Contracts.  Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(vi) Laws.  References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

ARTICLE II

GUARANTY

Section 2.1 Guaranty

.  To induce the Lenders to make the Loans and the L/C Issuers to Issue Letters of Credit and each other Secured Party to make credit available to or for the benefit of one or more Grantors, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Obligations of the Borrower whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”).  This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

Section 2.2 Limitation of Guaranty

.  Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

Section 2.3 Contribution

.  To the extent that any Subsidiary Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loans and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower and Holdings) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.

Section 2.4 Authorization; Other Agreements

.  The Administrative Agent, on behalf of the Secured Parties is hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a) (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document (in each case, subject to the applicable rights of the Borrower under Section 11.1 of the Credit Agreement);

(b) apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Loan Documents;

(c) refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;

(d) (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Borrower and any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

Section 2.5 Guaranty Absolute and Unconditional

.  Each Guarantor hereby waives and agrees not to assert any defense whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by the Agent):

(a) the invalidity or unenforceability of any obligation of the Borrower or any other Guarantor under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b) the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Borrower or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

(c) the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d) any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e) any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an Event of Default by any Secured Party to proceed separately against any Collateral in accordance with such Secured Party’s rights under any applicable Requirement of Law; or

(f) any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries, in each case other than the payment in full of the Guaranteed Obligations.

Section 2.6 Waivers

.  Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following:  (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Borrower or any other Guarantor.  Until irrevocable payment in full of the Guaranteed Obligations and termination of all commitments, each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Borrower or any other Guarantor by reason of any Loan Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Credit Party or set off any of its obligations to such other Credit Party against obligations of such Credit Party to such Guarantor.  No obligation of any Guarantor hereunder shall be discharged other than by complete performance.

Section 2.7 Reliance

.  Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances.  In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Secured Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE III

GRANT OF SECURITY INTEREST

Section 3.1 Collateral

.  For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral” but such term shall, in any event, exclude Excluded Assets.

(a) all accounts, chattel paper, deposit accounts, documents (as defined in the UCC), equipment, general intangibles, instruments, inventory, investment property, letter of credit rights and any supporting obligations related to any of the foregoing;

(b) the commercial tort claims described on Schedule 1 and on any supplement thereto received by the Agent pursuant to Section 5.9;

(c) all books and records pertaining to the other property described in this Section 3.1;

(d) all property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(e) all Intellectual Property;

(f) all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and

(g) to the extent not otherwise included, all proceeds of the foregoing.

Section 3.2 Grant of Security Interest in Collateral

.  Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Assets; provided, further, that if and when any property shall cease to be Excluded Assets, a Lien on and security in such property shall be deemed granted therein.

Notwithstanding anything herein to the contrary, no Grantor will be required to take any action in contravention of the Security Principles.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Lenders, the L/C Issuers and the Agent to enter into the Loan Documents, each Grantor hereby represents and warrants each of the following to the Agent, the Lenders, the L/C Issuers and the other Secured Parties.

Section 4.1 Title; No Other Liens

.  Except for the Lien granted to the Agent pursuant to this Agreement and other Permitted Liens (except for those Permitted Liens not permitted to exist on any Collateral) under any Loan Document (including Section 4.2), such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

Section 4.2 Perfection and Priority

.  The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of the Agent in all Collateral subject, for the following Collateral, to the occurrence of the following:  (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 2 or as otherwise required under Section 7.10 of the Credit Agreement (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Agent in completed and duly authorized form), (ii) with respect to any deposit account, securities account or commodities account, the execution of Control Agreements, (iii) in the case of all United States registered and applied for Copyrights, Trademarks and Patents for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, (iv) in the case of electronic chattel paper, the completion of all steps necessary to grant control to the Agent over such electronic chattel paper and (v) the actions set forth in clauses (i) through (iii) in the sentence below are taken with respect to such Collateral.  Such security interest shall be prior to all other Liens on the Collateral except for Permitted Senior Liens upon (i) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to the Agent of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to the Agent or in blank, (ii) in the case of all Pledged Investment Property not in certificated form, the execution of Control Agreements with respect to such investment property and (iii) in the case of all other instruments and Material Tangible Chattel Paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery thereof to the Agent of such instruments and tangible chattel paper.  Except as set forth in this Section 4.2, all actions by each Grantor necessary to protect and perfect the Lien granted hereunder on the Collateral have been duly taken to the extent requested by the Administrative Agent in accordance with the Loan Documents or required by Section 7.10 of the Credit Agreement.

Section 4.3 Jurisdiction of Organization; Chief Executive Office

.  Such Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 3 and such Schedule 3 also lists all jurisdictions of incorporation, legal names and locations of such Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.

Section 4.4 Locations of Inventory, Equipment and Books and Records

.  On the date hereof, such Grantor’s inventory and equipment (other than inventory or equipment in transit) with an aggregate value in excess of $1,000,000 and books and records concerning the Collateral with an aggregate value in excess of $1,000,000 are kept at the locations listed on Schedule 4.

Section 4.5 Pledged Collateral

(a) .  (a) The Pledged Stock pledged by such Grantor hereunder (a) as of the date hereof is listed on Schedule 5 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 5, (b) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships) and (c) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms.

(b) As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property, in each case existing on such date, consisting of instruments and certificates has been delivered to the Agent in accordance with Section 5.3(a).

(c) Upon the occurrence and during the continuance of an Event of Default, the Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

Section 4.6 Instruments and Tangible Chattel Paper Formerly Accounts

.  No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to the Agent, properly endorsed for transfer, to the extent delivery is required by Section 5.6(a).  All Indebtedness owed by any Group Member to any other Group Member is and will continue to be evidenced by the Global Intercompany Note pledged as part of the Collateral hereunder.

Section 4.7 Intellectual Property

(a) .  (a) Schedule 6 sets forth a true and complete list of all Intellectual Property registrations and applications owned by each Grantor (the “Owned Intellectual Property”).

(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, all Owned Intellectual Property is in full force and effect, subsisting, unexpired and, to such Grantor’s knowledge, valid and enforceable.

(c) No breach or default of any material IP License shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property:  (x) the consummation of the transactions contemplated by any Loan Document or (y) any holding, decision, judgment or order rendered by any Governmental Authority.  Grantor is not in material breach or default of any IP License, the breach or default of which could have a Material Adverse Effect.

(d) There are no pending or, to the knowledge of such Grantor, threatened actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any material Intellectual Property of such Grantor.

(e) To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property of such Grantor.

Section 4.8 Commercial Tort Claim
.  The only commercial tort claims of any Grantor that such Grantor knows or should know about existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 1, which sets forth such information separately for each Grantor.

Section 4.9 Specific Collateral

.  None of the Collateral is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

Section 4.10 Enforcement

.  No permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

Section 4.11 Representations and Warranties of the Credit Agreement

.  The representations and warranties as to such Grantor and its Restricted Subsidiaries made in Article III (Representations and Warranties) of the Credit Agreement are true and correct (a) if such date is the Closing Date, on and as of such date and (b) otherwise, in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of such date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date, as required by Section 3.2 of the Credit Agreement.

ARTICLE V

COVENANTS

Each Grantor agrees with the Agent to the following, as long as any Obligation or Commitment remains outstanding (other than in respect of Obligations related to Specified Cash Management Agreements (excluding any obligations in respect of a Specified Cash Management Agreement relating to purchasing cards, unless such obligations shall have been cash collateralized in an amount equal to 105% of the aggregate credit limit established by the Bank Product Provider in connection with such purchasing cards), contingent obligations, indemnities and costs and expenses related thereto not then payable or in existence as of the maturity date of the Loans or any L/C Obligations that have been cash collateralized or have otherwise been backstopped including by a back-up letter of credit):

Section 5.1 Maintenance of Perfected Security Interest; Further Documentation and Consents

(a) .  (a) Generally.  Such Grantor shall (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of any Loan Document, any Requirement of Law if it could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, or any policy of insurance covering the Collateral and (ii) not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or the Agent to sell, assign, convey or transfer any Collateral if such restriction would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest and such priority against the claims and demands of all Persons.

(c) Such Grantor shall furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Agent may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Agent.

(d) Subject to the Security Principles, at any time and from time to time, upon the written request of the Agent, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Agent may reasonably request, including (A) including using its best efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of the Agent of any Contractual Obligation, including any IP License, held by such Grantor (it being agreed that no Grantor shall be required to pay consideration to obtain any of the foregoing in order to satisfy the requirement of using best efforts) and to enforce the security interests granted hereunder and (B) executing and delivering any Control Agreements with respect to deposit accounts and securities accounts (other than Excluded Accounts).

(e) Each Grantor shall cause all intercompany Indebtedness owed by any Group Member to any other Group Member to be evidenced by a duly executed Global Intercompany Note in the form attached hereto as Annex 4, which shall constitute Collateral hereunder and be delivered in pledge to the Agent.

(f) To ensure that a Lien and security interest is granted pursuant hereto on any of the Excluded Assets set forth in clause (ii) or (ix) of the definition of “Excluded Assets”, such Grantor shall use its best efforts to obtain any required consents from any Person other than the Borrower and its Affiliates with respect to any matter that requires such consent as a condition to the creation by such Grantor of a Lien on any right, title or interest in such Excluded Asset (it being agreed that no Grantor shall be required to pay consideration to obtain any of the foregoing in order to satisfy the requirement of using best efforts).

Section 5.2 Changes in Locations, Name, Etc

.  Except upon 10 Business Days (or such lesser notice period agreed to by the Agent) prior written notice to the Agent and delivery to the Agent of (a) all documents reasonably requested by the Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional locations at which inventory or equipment shall be kept, such Grantor shall not do any of the following:

(i) permit any inventory or equipment with an aggregate value in excess of $1,000,000 to be kept at a location other than those listed on Schedule 4, except for inventory or equipment in transit;

(ii) change its jurisdiction of organization or its location, in each case from that referred to in Section 4.3; or

(iii) change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

Section 5.3 Pledged Collateral

(a) .  (a) Delivery of Pledged Collateral.  Such Grantor shall (i) deliver to the Agent, in suitable form for transfer and in form and substance satisfactory to the Agent, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments (and, if not issued by a Loan Party, constituting Material Third Party Notes) and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) maintain all other Pledged Investment Property in a Controlled Securities Account except as permitted to be maintained in an Excluded Account by Section 7.11(a) of the Credit Agreement.

(b) Event of Default.  During the continuance of an Event of Default, the Agent shall have the right, at any time in its discretion and without notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(c) Cash Distributions with respect to Pledged Collateral.  Except as provided in Article VI and subject to the limitations set forth in the Credit Agreement, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(d) Voting Rights.  Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral (except pursuant to a transaction permitted in the Credit Agreement) or be inconsistent with or result in any violation of any provision of any Loan Document.

Section 5.4 Accounts
.

(a) Such Grantor shall not, other than in the ordinary course of business, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that could adversely affect the value thereof.

(b) So long as an Event of Default is continuing, the Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as the Agent may reasonably require in connection therewith.  At any time and from time to time, upon the Agent’s reasonable request, such Grantor shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the accounts.

Section 5.5 [Intentionally Omitted.]

Section 5.6 Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper

(a) .  (a) If any amount in excess of $75,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or Material Tangible Chattel Paper other than such instrument delivered in accordance with Section 5.3(a) and in the possession of the Agent, such Grantor shall mark all such instruments and tangible chattel paper with the following legend:  “This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Agent” and, at the request of the Agent, shall immediately deliver such instrument or tangible chattel paper to the Agent, duly indorsed in a manner satisfactory to the Agent.

(b) Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than the Agent in connection with granting Permitted Liens specified in 8.2(g).

(c) [Intentionally Omitted].

(d) If any amount in excess of $75,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by Material Electronic Chattel Paper, such Grantor shall take all steps necessary to grant the Agent control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Section 5.7 Intellectual Property

(a) .  (a) Concurrently with the deliveries set forth in Section 6.1 of the Credit Agreement, such Grantor shall, to the extent applicable, provide the Agent notification of any amendment to Schedule 6 and provide the short-form intellectual property agreements and assignments as described in this Section 5.7 and other documents that the Agent reasonably requests with respect thereto.

(b) Such Grantor shall (i) (1) continue to use each Trademark included in the Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are maintained on the date hereof, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, or impaired or harmed in any way, (x) any Patent included in the Material Intellectual Property owned by such Grantor may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Material Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.

(c) Nothing in this Agreement shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue or otherwise allowing to lapse, terminate or put into the public domain any of its Intellectual Property to the extent permitted by the Credit Agreement if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

(d) Such Grantor shall notify the Agent immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office other than office actions issued in the ordinary course of prosecution).  Such Grantor shall take all actions that are necessary or reasonably requested by the Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property.  .

(e) Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person.  In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

(f) Such Grantor shall execute and deliver to the Agent in form and substance reasonably acceptable to the Agent and suitable for filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all United States registered or applied for Copyrights, Trademarks, Patents and IP Licenses of such Grantor under which a Grantor is an exclusive licensee.

Section 5.8 Notices

.  To the extent required by the Credit Agreement, such Grantor shall promptly notify the Agent in writing of its acquisition of any interest hereafter in property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

Section 5.9 Notice of Commercial Tort Claims
.  Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim or commercial tort claims (whether from another Person or because such commercial tort claim or commercial tort claims shall have come into existence) and such interest in such commercial tort claim or commercial tort claims is not an Excluded Asset, (i) such Grantor shall, immediately upon such acquisition, deliver to the Agent, in each case in form and substance satisfactory to the Agent, a notice of the existence and nature of such commercial tort claim or commercial tort claims and a supplement to Schedule 1 containing a specific description of such commercial tort claim or commercial tort claims, (ii) Section 3.1 shall apply to such commercial tort claim or commercial tort claims and (iii) such Grantor shall execute and deliver to the Agent, in each case in form and substance satisfactory to the Agent, any document, and take all other action, deemed by the Agent to be reasonably necessary or appropriate for the Agent to obtain, on behalf of the Lenders, a perfected security interest having at least the priority set forth in Section 4.2 in all such commercial tort claims.  Any supplement to Schedule 1 delivered pursuant to this Section 5.9 shall, after the receipt thereof by the Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Section 5.10 Controlled Securities Account

.  Each Grantor shall deposit all of its Cash Equivalents in securities accounts that are Controlled Securities Accounts except for Cash Equivalents in any Excluded Account to the extent permitted to be in such Excluded Account.

ARTICLE VI

REMEDIAL PROVISIONS

Section 6.1 Code and Other Remedies

(a) .  (a) UCC Remedies and Other Remedies.  During the continuance of an Event of Default, the Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.  Each Controlled Deposit Account and Controlled Securities Account shall require, during the continuation of a Cash Dominion Event, the automatic clearing house or wire transfer, on each Business Day, of all available cash receipts to a concentration account to be titled in the name of the Borrower, but under the sole dominion, control and security of the Agent.

(b) Disposition of Collateral.  Without limiting the generality of the foregoing, the Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

(c) Management of the Collateral.  Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at the Agent’s request, it shall assemble the Collateral and make it available to the Agent at places that the Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Agent also has the right to require that each Grantor store and keep any Collateral pending further action by the Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Agent is able to sell, assign, convey or transfer any Collateral, the Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Agent and (iv) the Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.  The Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Agent.

(d) Application of Proceeds.  The Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Agent and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, as set forth in the Credit Agreement, and only after such application and after the payment by the Agent of any other amount required by any Requirement of Law, need the Agent account for the surplus, if any, to any Grantor.

(e) Direct Obligation.  Neither the Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Credit Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof.  All of the rights and remedies of the Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law.  To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(f) Commercially Reasonable.  To the extent that applicable Requirements of Law impose duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent to do any of the following:

(i) fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii) fail to obtain Permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other Requirements of Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii) fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv) advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v) exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by the Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi) dispose of assets in wholesale rather than retail markets;

(vii) disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii) purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of any Collateral or to provide to the Agent a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1.  Without limitation upon the foregoing, nothing contained in this Section 6.1 shall be construed to grant any rights to any Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 6.1.

(g) Grant of Intellectual Property License.  For the purpose of enabling the Agent to exercise rights and remedies under this Section 6.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Agent, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real Property owned, operated, leased, subleased or otherwise occupied by such Grantor.

Section 6.2 Accounts and Payments in Respect of General Intangibles

(a) .  (a) In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by the Agent at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within 2 Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Agent, in a Cash Collateral Account, subject to withdrawal by the Agent as provided in Section 6.4.  Until so turned over, such payment shall be held by such Grantor in trust for the Agent, segregated from other funds of such Grantor.  Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b) At any time during the continuance of an Event of Default:

(i) each Grantor shall, upon the Agent’s request, deliver to the Agent all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Agent and that payments in respect thereof shall be made directly to the Agent;

(ii) the Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Agent’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible.  In addition, the Agent may at any time enforce such Grantor’s rights against such account debtors and obligors of general intangibles; and

(iii) each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by the Agent to ensure any Internet Domain Name is registered.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Loan Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 6.3 Pledged Collateral

(a) .  (a) Voting Rights.  During the continuance of an Event of Default, upon notice by the Agent to the relevant Grantor or Grantors, the Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) Proxies.  In order to permit the Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Agent all such proxies, dividend payment orders and other instruments as the Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).

(c) Authorization of Issuers.  Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby or the Credit Agreement, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Agent.

Section 6.4 Proceeds to be Turned over to and Held by Agent

.  Unless otherwise expressly provided in the Credit Agreement or this Agreement, during the continuation of an Event of Default, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for the Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to the Agent in the exact form received (with any necessary endorsement).  All such proceeds of Collateral and any other proceeds of any Collateral received by the Agent in cash or Cash Equivalents shall be held by the Agent in a Cash Collateral Account.  All proceeds being held by the Agent in a Cash Collateral Account (or by such Grantor in trust for the Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

Section 6.5 Sale of Pledged Collateral

(a) .  (a)  Each Grantor recognizes that the Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to  Section 6.1 and this Section 6.5 valid and binding and in compliance with all applicable Requirements of Law.  Each Grantor further agrees that a breach of any covenant contained in this Section 6.5 will cause irreparable injury to the Agent and other Secured Parties, that the Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.  Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by Agent.

Section 6.6 Deficiency

.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Agent or any other Secured Party to collect such deficiency.

ARTICLE VII

THE AGENT

Section 7.1 Agent’s Appointment as Attorney-in-Fact

(a) .  (a) Each Grantor hereby irrevocably constitutes and appoints the Agent and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, each Grantor hereby gives the Agent and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i) in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property owned by or licensed to the Grantors, execute, deliver and have recorded any document that the Agent may request to evidence, effect, publicize or record the Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Credit Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv) execute, in connection with any sale provided for in Section 6.1 or Section 6.5, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral; or

(v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Agent or as the Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Agent may deem appropriate, (G) assign any Intellectual Property owned by the Grantors or any IP Licenses of the Grantors throughout the world on such terms and conditions and in such manner as the Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes and do, at the Agent’s option, at any time or from time to time, all acts and things that the Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do.

(vi) If any Grantor fails to perform or comply with any Contractual Obligation contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(b) The expenses of the Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate set forth in Section 2.9 of the Credit Agreement, from the date of payment by the Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Agent on demand.

(c) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 7.2 Authorization to File Financing Statements

.  Each Grantor authorizes the Agent and its Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement, and such financing statements and amendments may described the Collateral covered thereby as “all assets of the debtor”.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.  Such Grantor also hereby ratifies its authorization for the Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

Section 7.3 Authority of Agent

.  Each Grantor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Grantors, the Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

Section 7.4 Duty; Obligations and Liabilities

(a) .  (a) Duty of Agent.  The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Agent deals with similar property for its own account.  The powers conferred on the Agent hereunder are solely to protect the Agent’s interest in the Collateral and shall not impose any duty upon the Agent to exercise any such powers.  The Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  In addition, the Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Agent in good faith.

(b) Obligations and Liabilities with respect to Collateral.  No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral.  The powers conferred on the Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers.  The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Reinstatement

.  Each Grantor agrees that, if any payment made by any Credit Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made.  If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 8.2 Release of Collateral

(a) .  (a) At the time provided in Section 10.10(b) of the Credit Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all Obligations (other than those expressly stated to survive such termination) of the Agent and each Grantor hereunder shall terminate automatically, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  Each Grantor is hereby authorized to file UCC amendments and terminate any Control Agreements and short-form intellectual property agreements at such time evidencing the termination of the Liens so released.  At the request of any Grantor following any such termination, the Agent shall deliver to such Grantor any Collateral of such Grantor held by the Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If the Agent shall be directed or permitted pursuant to Section 10.10(b) of the Credit Agreement to release any Lien or any Collateral, such Collateral shall be released from the Lien created hereby automatically to the extent provided under, and subject to the terms and conditions set forth in, such section.  In connection therewith, the Agent, at the request of any Grantor, shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

(c) At the time provided in Section 10.10(b) of the Credit Agreement and at the request of the Borrower, a Grantor shall be released from its obligations hereunder automatically in the event that all the Stock and Stock Equivalents of such Grantor shall be sold to any Person that is not a Guarantor in a transaction permitted by the Loan Documents.

(d) At the time provided in Section 10.10(a) of the Credit Agreement, a Guarantor shall be released from its obligations hereunder automatically.

Section 8.3 Independent Obligations

.  The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations.  If any Secured Obligation or Guaranteed Obligation is not paid when due, or upon any Event of Default, the Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Credit Party or any other Collateral and without first joining any other Grantor or any other Credit Party in any proceeding.

Section 8.4 No Waiver by Course of Conduct

.  No Secured Party shall by any act (except by a written instrument pursuant to Section 8.6), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 8.5 Amendments in Writing

.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified unless modified in accordance with Section 11.1 of the Credit Agreement and no Collateral may be released unless released in accordance with the terms hereof) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by the Agent and each Grantor directly affected thereby.

Section 8.6 Additional Grantors; Additional Pledged Collateral

(a) .  (a) Joinder Agreements.  If, at the option of the Borrower or as required pursuant to Section 7.10 of the Credit Agreement, the Borrower shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Agent a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

(b) Pledge Amendments.  To the extent any Pledged Collateral has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”).  Such Grantor authorizes the Agent to attach each Pledge Amendment to this Agreement.

Section 8.7 Notices

.  All notices, requests and demands to or upon the Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.11 of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrower’s notice address set forth in such Section 11.11.

Section 8.8 Successors and Assigns

.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and assigns, provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent, except pursuant to a transaction or action permitted under the Loan Documents.

Section 8.9 Counterparts

.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 8.10 Severability

.  Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 8.11 Governing Law

.  This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 8.12 Waiver of Jury Trial

.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.

EACH GRANTOR AGREES TO BE BOUND BY THE PROVISIONS OF SUBSECTION 11.14 (a) AND (b) OF THE CREDIT AGREEMENT.

[SIGNATURE PAGES FOLLOW]

guaranty and security agreement
pgt industries, inc.

101101325.7 32207-00145 15841

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

PGT INDUSTRIES, INC.

as Grantor

By:           _________________________

Name:

Title:

PGT, INC.

as grantor

By:           _________________________

Name:

Title:

ACCEPTED AND AGREED

as of the date first above written:

GENERAL ELECTRIC CAPITAL CORPORATION

as Agent

By:

Name:

Title:

SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT FOR PGT INDUSTRIES’ CREDIT AGREEMENT
101101325.7 32207-00145 15841

ANNEX 1
TO
GUARANTY AND SECURITY AGREEMENT1

FORM OF PLEDGE AMENDMENT

This Pledge Amendment, dated as of June __, 2011, is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of June 23, 2011, by PGT Industries, Inc. (the “Borrower”), the undersigned Grantor and the other Affiliates of the Borrower from time to time party thereto as Grantors in favor of General Electric Capital Corporation, as Agent for the Secured Parties referred to therein (the “Guaranty and Security Agreement”).  Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Obligations of the undersigned.

PGT, Inc.

By:           ________________________

Name:

Title:

To be used for pledge of Additional Pledged Collateral by existing Grantor.

A1-
GUARANTY AND SECURITY AGREEMENT
PGT INDUSTRIES

101101325.7 32207-00145 15841

Annex 1-A

PLEDGED STOCK
ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS

PLEDGED DEBT INSTRUMENTS
ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT

A1-
GUARANTY AND SECURITY AGREEMENT
PGT INDUSTRIES
101101325.7 32207-00145 15841

ACKNOWLEDGED AND AGREED

as of the date first above written:

GENERAL ELECTRIC CAPITAL CORPORATION

as Agent

By:

Name:

Title:

A1-
GUARANTY AND SECURITY AGREEMENT
PGT INDUSTRIES
101101325.7 32207-00145 15841

ANNEX 2
TO
GUARANTY AND SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of June __, 2011, is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of June 23, 2011, by PGT Industries, Inc. (the “Borrower”) and the Affiliates of the Borrower from time to time party thereto as Grantors in favor of the General Electric Capital Corporation, as Agent for the Secured Parties referred to therein (the “Guaranty and Security Agreement”).  Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 8.6 of the Guaranty and Security Agreement, hereby becomes a party to the Guaranty and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby mortgages, pledges and hypothecates to the Agent for the benefit of the Secured Parties, and grants to the Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder.  The undersigned hereby agrees to be bound as a Grantor for the purposes of the Guaranty and Security Agreement.

The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 6 to the Guaranty and Security Agreement.  By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Joinder Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

A2-
GUARANTY AND SECURITY AGREEMENT
PGT INDUSTRIES

101101325.7 32207-00145 15841

IN WITNESS WHEREOF, THE UNDERSIGNED HAS CAUSED THIS JOINDER AGREEMENT TO BE DULY EXECUTED AND DELIVERED AS OF THE DATE FIRST ABOVE WRITTEN.

[Additional Grantor]

By:  __________________________

Name:

Title:

A2-
GUARANTY AND SECURITY AGREEMENT
PGT INDUSTRIES
101101325.7 32207-00145 15841

ACKNOWLEDGED AND AGREED

as of the date first above written:

[EACH GRANTOR PLEDGING

ADDITIONAL COLLATERAL]

By:

Name:

Title:

GENERAL ELECTRIC CAPITAL CORPORATION

as Agent

By:

Name:

Title:

A2-
GUARANTY AND SECURITY AGREEMENT
PGT INDUSTRIES
101101325.7 32207-00145 15841

ANNEX 3

TO

GUARANTY AND SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS COPYRIGHT SECURITY AGREEMENT, dated as of June __, 2011, is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of General Electric Capital Corporation (“GE Capital”), as administrative agent (in such capacity, together with its successors and permitted assigns, the “Agent”) for the Lenders and the L/C Issuers (as defined in the Credit Agreement referred to below) and the other Secured Parties.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of June 23, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the other Credit Parties, the Lenders and the L/C Issuers from time to time party thereto and GE Capital, as Agent for the Lenders and the L/C Issuers, the Lenders and the L/C Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor (other than the Borrower) has agreed, pursuant to a Guaranty and Security Agreement of even date herewith in favor of the Agent (the “Guaranty and Security Agreement”), to guarantee the Obligations (as defined in the Credit Agreement) of the Borrower; and

WHEREAS, all of the Grantors are party to the Guaranty and Security Agreement pursuant to which the Grantors are required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the L/C Issuers and the Agent to enter into the Credit Agreement and to induce the Lenders and the L/C Issuers to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Agent as follows:

Section 1.                      Defined Terms.  Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

Section 2.                      Grant of Security Interest in Copyright Collateral.  Each Grantor pledges and grants a continuing security interest in and lien on, and a right of setoff against, and agrees to assign, transfer and convey, upon demand made upon the occurrence and during the continuance of an Event of Default without requiring further action by either party and to be effective upon such demand, all of the Grantor’s right, title and interest in, to and under the Copyrights (including, without limitation to those items listed on Schedule 1 hereto), including without limitation, all renewals thereof (all of the foregoing are collectively called the “Copyright Collateral”), to the Agent for the benefit of the Agent and the Secured Parties to secure payment, performance and observance of the Secured Obligations.

Section 3.                      Guaranty and Security Agreement.  The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Agent pursuant to the Guaranty and Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event of a conflict between this Copyright Security Agreement and the Guaranty and Security Agreement, the Guaranty and Security Agreement shall control.

Section 4.                      Counterparts.  This Copyright Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 5.                      Governing Law.  This Copyright Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[SIGNATURE PAGES FOLLOW]

A3-
101101325.7 32207-00145 15841

IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

PGT INDUSTRIES, INC.

as Grantor

By:  ______________________

Name:

Title:

ACCEPTED AND AGREED

as of the date first above written:

GENERAL ELECTRIC CAPITAL CORPORATION

as Agent

By:           ______________________

Name:

Title:

SIGNATURE PAGE TO COPYRIGHT SECURITY AGREEMENT
A3-
101101325.7 32207-00145 15841

SCHEDULE I

TO

COPYRIGHT SECURITY AGREEMENT

Copyright Registrations

A3-
101101325.7 32207-00145 15841

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS PATENT SECURITY AGREEMENT, dated as of June __, 2011, is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of General Electric Capital Corporation (“GE Capital”), as administrative agent (in such capacity, together with its successors and permitted assigns, the “Agent”) for the Lenders and the L/C Issuers (as defined in the Credit Agreement referred to below) and the other Secured Parties.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of June 23, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the other Credit Parties, the Lenders and the L/C Issuers from time to time party thereto and GE Capital, as Agent for the Lenders and the L/C Issuers, the Lenders and the L/C Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor (other than the Borrower) has agreed, pursuant to a Guaranty and Security Agreement of even date herewith in favor of the Agent (the “Guaranty and Security Agreement”), to guarantee the Obligations (as defined in the Credit Agreement) of the Borrower; and

WHEREAS, all of the Grantors are party to the Guaranty and Security Agreement pursuant to which the Grantors are required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the L/C Issuers and the Agent to enter into the Credit Agreement and to induce the Lenders and the L/C Issuers to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Agent as follows:

Section 1.                      Defined Terms.  Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

Section 2.                      Grant of Security Interest in Patent Collateral.  Each Grantor pledges and grants a continuing security interest in and lien on, and a right of setoff against, and agrees to assign, transfer and convey, upon demand made upon the occurrence and during the continuance of an Event of Default without requiring further action by either party and to be effective upon such demand, all of the Grantor’s right, title and interest in, to and under the Patents (including, without limitation to those items listed on Schedule 1 hereto), including without limitation, all renewals thereof (all of the foregoing are collectively called the “Patent Collateral”), to the Agent for the benefit of the Agent and the Secured Parties to secure payment, performance and observance of the Secured Obligations.

Section 3.                      Guaranty and Security Agreement.  The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Agent pursuant to the Guaranty and Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event of a conflict between this Patent Security Agreement and the Guaranty and Security Agreement, the Guaranty and Security Agreement shall control.

Section 4.                      Counterparts.  This Patent Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 5.                      Governing Law.  This Patent Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[SIGNATURE PAGES FOLLOW]

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101101325.7 32207-00145 15841

IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

PGT INDUSTRIES, INC.

as Grantor

By:  ______________________

Name:

Title:

ACCEPTED AND AGREED

as of the date first above written:

GENERAL ELECTRIC CAPITAL CORPORATION

as Agent

By:           ______________________

Name:

Title:

SIGNATURE PAGE TO PATENT SECURITY AGREEMENT
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ACKNOWLEDGEMENT OF GRANTOR FOR  PATENT SECURITY AGREEMENT
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SCHEDULE I

TO

PATENT SECURITY AGREEMENT

Patent Registrations

Registered Owner	Patent	Registration / Application Number

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101101325.7 32207-00145 15841

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS TRADEMARK SECURITY AGREEMENT, dated as of June __, 2011, is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of General Electric Capital Corporation (“GE Capital”), as administrative agent (in such capacity, together with its successors and permitted assigns, the “Agent”) for the Lenders and the L/C Issuers (as defined in the Credit Agreement referred to below) and the other Secured Parties.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of June 23, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the other Credit Parties, the Lenders and the L/C Issuers from time to time party thereto and GE Capital, as Agent for the Lenders and the L/C Issuers, the Lenders and the L/C Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor (other than the Borrower) has agreed, pursuant to a Guaranty and Security Agreement of even date herewith in favor of the Agent (the “Guaranty and Security Agreement”), to guarantee the Obligations (as defined in the Credit Agreement) of the Borrower; and

WHEREAS, all of the Grantors are party to the Guaranty and Security Agreement pursuant to which the Grantors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the L/C Issuers and the Agent to enter into the Credit Agreement and to induce the Lenders and the L/C Issuers to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Agent as follows:

Section 1.                      Defined Terms.  Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

Section 2.                      Grant of Security Interest in Trademark Collateral.  Each Grantor, pledges and grants a continuing security interest in and lien on, and a right of setoff against, and agrees to assign, transfer and convey, upon demand made upon the occurrence and during the continuance of an Event of Default without requiring further action by either party and to be effective upon such demand, all of the Grantor’s right, title and interest in, to and under the Trademarks (including, without limitation to those items listed on Schedule 1 hereto), including without limitation, all renewals thereof, and all associated goodwill (all of the foregoing are collectively called the “Trademark Collateral”), to the Agent for the benefit of the Agent and the Secured Parties to secure payment, performance and observance of the Secured Obligations.

Section 3.                      Guaranty and Security Agreement.  The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Agent pursuant to the Guaranty and Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein . In the event of a conflict between this Trademark Security Agreement and the Guaranty and Security Agreement, the Guaranty and Security Agreement shall control.

Section 4.                      Counterparts.  This Trademark Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 5.                      Governing Law.  This Trademark Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[SIGNATURE PAGES FOLLOW]

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101101325.7 32207-00145 15841

IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

PGT INDUSTRIES, INC.

as Grantor

By:  ______________________

Name:

Title:

ACCEPTED AND AGREED

as of the date first above written:

GENERAL ELECTRIC CAPITAL CORPORATION

as Agent

By:           ______________________

Name:

Title:

SIGNATURE PAGE TO TRADEMARK SECURITY AGREEMENT
A3-
101101325.7 32207-00145 15841

ACKNOWLEDGEMENT OF GRANTOR FOR TRADEMARK SECURITY AGREEMENT
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101101325.7 32207-00145 15841

SCHEDULE I

TO

TRADEMARK SECURITY AGREEMENT

Trademark Registrations

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101101325.7 32207-00145 15841